FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-16

BANK 2018-BNK14

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,379,430,107

(Approximate Total Mortgage Pool Balance)

$1,169,584,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

Bank of America, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2018-BNK14

September 12, 2018

MORGAN STANLEY	BofA MERRILL LYNCH	WELLS FARGO SECURITIES
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager

Academy Securities, Inc.		Drexel Hamilton
Co-Manager		Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK14	Structural Overview

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-1

BANK 2018-BNK14	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$53,700,000		30.000%	(7)	2.69	1-60	17.1%	37.6%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$111,800,000		30.000%	(7)	5.02	60-61	17.1%	37.6%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$46,900,000		30.000%	(7)	7.27	61-116	17.1%	37.6%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	17.1%	37.6%
Class A-4	AAAsf/AAA(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	17.1%	37.6%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$917,321,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-B	A-sf/A-(sf)/A(high)(sf)	$252,263,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AA+(sf)/AAA(sf)	$155,616,000		18.125%	(7)	9.95	119-120	14.7%	44.0%
Class B	AA-sf/AA-(sf)/AA(high)(sf)	$47,505,000		14.500%	(7)	9.97	120-120	14.0%	45.9%
Class C	A-sf/A-(sf)/A(sf)	$49,142,000		10.750%	(7)	9.97	120-120	13.4%	47.9%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/S&P/DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(sf)	$57,332,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BB(high)(sf)	$26,210,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-G	B-sf/NR/BB(low)(sf)	$13,104,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$44,228,600	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/BBB(high)(sf)	$32,761,000		8.250%	(7)	9.97	120-120	13.1%	49.3%
Class E	BBB-sf/NR/BBB(low)(sf)	$24,571,000		6.375%	(7)	9.97	120-120	12.8%	50.3%
Class F	BB-sf/NR/BB(sf)	$26,210,000		4.375%	(7)	9.97	120-120	12.5%	51.4%
Class G	B-sf/NR/B(high)(sf)	$13,104,000		3.375%	(7)	9.97	120-120	12.4%	51.9%
Class H	NR/NR/NR	$44,228,600		0.000%	(7)	9.97	120-120	12.0%	53.7%

Non-Offered Eligible Vertical Interest(11)

Class	Expected Ratings (Fitch/S&P/DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass- Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$68,971,505.34	N/A	(12)	9.06	1-120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), and DBRS, Inc. (“DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-2

BANK 2018-BNK14	Structural Overview

Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) a portion of the outstanding certificate balance of the RR Interest, to the extent that it is pari passu or senior to such class of certificates. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) a portion of the outstanding certificate balance of the RR Interest, to the extent that it is pari passu or senior to such class of certificates, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $704,921,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$94,000,000 - $350,000,000	9.68 – 9.76	116 – 117 / 116 – 118
Class A-4	$354,921,000 - $610,921,000	9.82 – 9.85	117 – 119 / 118 – 119

(9)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-3

BANK 2018-BNK14	Structural Overview

Issue Characteristics

Offered Certificates:	$1,169,584,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and National Cooperative Bank, N.A.

Rating Agencies:	Fitch Ratings, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and DBRS, Inc.

Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.

Special Servicers:	Rialto Capital Advisors, LLC and National Cooperative Bank, N.A.

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Directing Certificateholder:	RREF III Debt AIV, LP or an affiliate thereof

Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC

U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Risk Retention:	None of the sponsors, the depositor, the issuing entity or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2018 (or, in the case of any mortgage loan that has its first due date after September 2018, the date that would have been its due date in September 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of September 17, 2018

Expected Closing Date:	September 27, 2018

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in October 2018.

Rated Final Distribution Date:	The distribution date in September 2060

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	BANK 2018-BN14<MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-4

BANK 2018-BNK14	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, any primary servicers, the special servicers, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class and then in the amount of interest thereon;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then in the amount of interest thereon;

Fifth, to the Non-Offered Certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-5

BANK 2018-BNK14	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (i) with respect to Rialto Capital Advisors, LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (x) $3,500 or (y) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay: (i)(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, (c) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C certificates as described above, and (d) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium. All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the

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Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Prudential - Digital Realty Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of the 685 Fifth Avenue Retail whole loan, the Starwood Hotel Portfolio whole loan and the Navika Six Portfolio whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note (or, with respect to the 685 Fifth Avenue Retail whole loan, promissory note A-2); however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. With respect to each servicing shift whole loan, after the securitization of the related control note (or, with respect to the 685 Fifth Avenue Retail whole loan, promissory note A-2), such servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: 685 Fifth Avenue Retail (after the securitization of promissory note A-2), Aventura Mall, Starwood Hotel Portfolio (after the securitization of the related control note), Millennium Partners Portfolio, 1745 Broadway, Shoppes at Chino Hills, Navika Six Portfolio (after the securitization of the related control note), CoolSprings Galleria, Pfizer Building and Anderson Towne Center. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so

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selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note (or, with respect to the 685 Fifth Avenue Retail whole loan, promissory note A-2), the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note (or, with respect to the 685 Fifth Avenue Retail whole loan, promissory note A-2), there will be no Loan-Specific Directing Certificateholder with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class G certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

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An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

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If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and information reasonably requested by such special servicer from the applicable non-serviced special servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

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Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2018-BNK14 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, either special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-11

BANK 2018-BNK14	Structural Overview

holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the BANK 2018-BNK14 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each master servicer and each special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-12

BANK 2018-BNK14	Structural Overview

and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-13

BANK 2018-BNK14	Structural Overview

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-14

BANK 2018-BNK14	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	18	30	$457,169,593	33.1%
Wells Fargo Bank, National Association	14	43	$441,638,069	32.0%
Bank of America, National Association	12	45	$304,488,233	22.1%
Morgan Stanley Mortgage Capital Holdings LLC/ Wells Fargo Bank, National Association(2)	1	1	$100,000,000	7.2%
National Cooperative Bank, N.A.(3)	17	17	$76,134,212	5.5%
Total:	62	136	$1,379,430,107	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,379,430,107
Number of Mortgage Loans:	62
Average Cut-off Date Balance per Mortgage Loan:	$22,248,873
Number of Mortgaged Properties:	136
Average Cut-off Date Balance per Mortgaged Property:	$10,142,868
Weighted Average Mortgage Rate:	4.6172%
% of Pool Secured by 5 Largest Mortgage Loans:	29.8%
% of Pool Secured by 10 Largest Mortgage Loans:	49.0%
% of Pool Secured by ARD Loans(4):	3.2%
Weighted Average Original Term to Maturity (months)(4):	114
Weighted Average Remaining Term to Maturity (months)(4):	113
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	13.1%
% of Pool Secured by Refinance Loans:	70.8%
% of Pool Secured by Acquisition Loans:	29.2%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	42.2%
% of Pool with Subordinate Mortgage Debt(5):	18.1%
% of Pool with Mezzanine Debt:	16.3%

Credit Statistics(6)(7)

Weighted Average UW NOI DSCR:	2.42x
Weighted Average UW NOI Debt Yield(8):	12.8%
Weighted Average UW NCF DSCR:	2.28x
Weighted Average UW NCF Debt Yield(8):	12.0%
Weighted Average Cut-off Date LTV Ratio(8)(9):	53.7%
Weighted Average Maturity Date LTV Ratio(4)(8)(9):	49.3%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-15

BANK 2018-BNK14	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(10):	344
Weighted Average Remaining Amortization Term (months)(10):	343
% of Pool Interest Only through Maturity:	58.7%
% of Pool Amortizing Balloon:	19.6%
% of Pool Interest Only followed by Amortizing Balloon:	16.3%
% of Pool Amortizing Balloon ARD:	3.2%
% of Pool Self-Amortizing Balloon:	2.1%

Lockboxes

% of Pool with Hard Lockboxes:	45.6%
% of Pool with Springing Lockboxes:	28.8%
% of Pool with Soft Lockboxes:	18.2%
% of Pool with No Lockboxes:	7.5%

Reserves

% of Pool Requiring Tax Reserves:	56.2%
% of Pool Requiring Insurance Reserves:	13.8%
% of Pool Requiring Replacement Reserves:	63.3%
% of Pool Requiring TI/LC Reserves(11):	62.3%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	75.2%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	10.9%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period	5.5%
% of Pool with lockout period, followed by greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	3.7%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to September 2018.

(2)	The Aventura Mall mortgage loan was co-originated by Morgan Stanley Bank, N.A. Wells Fargo Bank, National Association. Such mortgage loan is evidenced by two promissory notes: (i) note A-2-C-2, with an outstanding principal balance of $50,000,000 as of the Cut-off Date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller; and (ii) note A-2-D-1, with an outstanding principal balance of $50,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.

(3)	Fourteen (14) of the seventeen (17) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(4)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(5)	Fifteen (15) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(6)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(7)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(8)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-16

BANK 2018-BNK14	Collateral Overview

net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(10)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(11)	Excludes hospitality, multifamily, manufactured housing and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-17

BANK 2018-BNK14	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	685 Fifth Avenue Retail	New York	NY	Retail	$100,000,000	7.2%	23,575	$6,786.85	2.76x	11.1%	34.0%	34.0%
2	MSMCH; WFB	Aventura Mall	Aventura	FL	Retail	$100,000,000	7.2%	1,217,508	$1,155.39	2.58x	11.0%	40.8%	40.8%
3	WFB	Park 80 West	Saddle Brook	NJ	Office	$75,450,000	5.5%	510,130	$147.90	1.90x	10.4%	65.2%	65.2%
4	WFB	Prudential – Digital Realty Portfolio	Various	Various	Data Center	$70,000,000	5.1%	1,042,933	$203.27	2.50x	11.9%	54.7%	54.7%
5	WFB	Starwood Hotel Portfolio	Various	Various	Hospitality	$65,000,000	4.7%	2,943	$90,044.17	2.07x	12.5%	66.1%	66.1%
6	MSMCH	Executive Towers West	Downers Grove	IL	Office	$62,930,667	4.6%	671,416	$93.73	1.62x	12.1%	74.1%	60.9%
7	BANA	ExchangeRight Net Leased Portfolio #23	Various	Various	Retail	$51,435,200	3.7%	305,562	$168.33	2.00x	9.4%	62.0%	62.0%
8	MSMCH	Gateway Crossing Apartments	Tracy	CA	Multifamily	$50,500,000	3.7%	231	$218,614.72	1.62x	7.9%	64.4%	64.4%
9	MSMCH	Millennium Partners Portfolio	Various	Various	Various	$50,000,000	3.6%	1,549,699	$304.58	3.43x	15.7%	32.3%	32.3%
10	WFB	1745 Broadway	New York	NY	Office	$50,000,000	3.6%	684,515	$466.02	3.00x	11.6%	50.5%	50.5%
		Total/Wtd. Avg.				$675,315,867	49.0%			2.36x	11.3%	53.0%	51.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-18

BANK 2018-BNK14	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	685 Fifth Avenue Retail	$100,000,000	$60,000,000	$160,000,000	BANK 2018-BNK14(2)	Wells Fargo(2)	Rialto(2)	(2)	2.76x	11.1%	34.0%
2	MSMCH; WFB	Aventura Mall	$100,000,000	$1,306,700,000	$1,406,700,000	AVMT 2018-AVM	Wells Fargo	CWCapital	AVMT 2018-AVM	2.58x	11.0%	40.8%
4	WFB	Prudential – Digital Realty Portfolio	$70,000,000	$142,000,000	$212,000,000	BANK 2018-BNK14	Wells Fargo	Rialto	BANK 2018-BNK14	2.50x	11.9%	54.7%
5	WFB	Starwood Hotel Portfolio	$65,000,000	$200,000,000	$265,000,000	BANK 2018-BNK14(3)	Wells Fargo(3)	Rialto(3)	(3)	2.07x	12.5%	66.1%
9	MSMCH	Millennium Partners Portfolio	$50,000,000	$422,000,000	$472,000,000	MSC 2018-MP	Wells Fargo	Wells Fargo	MSC 2018-MP	3.43x	15.7%	32.3%
10	WFB	1745 Broadway	$50,000,000	$269,000,000	$319,000,000	WFCM 2018-1745	Wells Fargo	Aegon	WFCM 2018-1745	3.00x	11.6%	50.5%
16	MSMCH	Shoppes at Chino Hills	$35,000,000	$75,000,000	$110,000,000	MSC 2018-H3	Wells Fargo	LNR	MSC 2018-H3	1.55x	8.5%	62.5%
17	MSMCH	Navika Six Portfolio	$35,000,000	$46,000,000	$81,000,000	BANK 2018-BNK14(4)	Wells Fargo(4)	Rialto(4)	(4)	2.02x	14.2%	64.0%
18	WFB	CoolSprings Galleria	$29,850,569	$124,377,370	$154,227,939	BANK 2018-BNK12	Wells Fargo	Midland	BANK 2018-BNK12	1.91x	12.8%	47.9%
19	MSMCH	Pfizer Building	$29,631,714	$93,833,761	$123,465,475	BANK 2018-BNK13	Wells Fargo	Torchlight	BANK 2018-BNK13	1.00x	18.7%	58.8%
24	MSMCH	Anderson Towne Center	$17,342,712	$24,896,227	$42,238,939	BANK 2018-BNK13	Wells Fargo	Torchlight	BANK 2018-BNK13	1.28x	9.4%	69.7%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The 685 Fifth Avenue Retail pari passu companion loan is currently held by Bank of America, National Association, and is expected to be contributed to one or more future securitization transactions. The 685 Fifth Avenue Retail whole loan will be serviced pursuant to the BANK 2018-BNK14 pooling and servicing agreement until the securitization of the related pari passu companion loan.

(3)	The Starwood Hotel Portfolio controlling pari passu companion loan is currently held by Wells Fargo Bank, National Association, and is expected to be contributed to one or more future securitization transactions. The Starwood Hotel Portfolio whole loan will be serviced pursuant to the BANK 2018-BNK14 pooling and servicing agreement until the securitization of the related control note.

(4)	The Navika Six Portfolio controlling pari passu companion loan is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Navika Six Portfolio whole loan will be serviced pursuant to the BANK 2018-BNK14 pooling and servicing agreement until the securitization of the related control note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-19

BANK 2018-BNK14	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(2)	Total Debt UW NOI Debt Yield(2)	Total Debt Cut-off Date LTV(2)
1	BANA	685 Fifth Avenue Retail	$100,000,000	$6,786.85	$65,000,000	2.76x	11.1%	34.0%	1.37x	6.4%	58.5%
2	MSMCH; WFB	Aventura Mall	$100,000,000	$1,155.39	$343,300,000	2.58x	11.0%	40.8%	2.07x	8.8%	50.7%
9	MSMCH	Millennium Partners Portfolio	$50,000,000	$304.58	$238,000,000	3.43x	15.7%	32.3%	1.41x	7.5%	67.8%

(1)	In addition, fifteen (15) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
1	BANA	685 Fifth Avenue Retail	$100,000,000	$6,786.85	$50,000,000	2.76x	11.1%	34.0%	1.37x	6.4%	58.5%
3	WFB	Park 80 West	$75,450,000	$147.90	$17,550,000	1.90x	10.4%	65.2%	1.30x	8.5%	80.3%
9	MSMCH	Millennium Partners Portfolio	$50,000,000	$304.58	$280,150,000	3.43x	15.7%	32.3%	1.41x	7.5%	67.8%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-20

BANK 2018-BNK14	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Pads	Cut-off Date Balance per SF/Unit/Pad	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
5	WFB	Starwood Hotel Portfolio(3)	Various	Various	Hospitality	$65,000,000	4.7%	2,943	$90,044.17	2.07x	12.5%	66.1%	66.1%	CGCMT 2015-SSHP WFRBS 2013-C18
9	MSMCH	Millennium Partners Portfolio	Various	Various	Various	$50,000,000	3.6%	1,549,699	$304.58	3.43x	15.7%	32.3%	32.3%	MSC 2014 - MP
7.02	BANA	ExchangeRight Net Leased Portfolio #23 - Walgreens - Dunedin (Main), FL(4)	Dunedin	FL	Retail	$4,221,125	0.3%	15,046	$168.33	2.00x	9.4%	62.0%	62.0%	WFRBS 2013-C17
7.03	BANA	ExchangeRight Net Leased Portfolio #23 - Walgreens - Bradenton (26th), FL(4)	Bradenton	FL	Retail	$4,089,215	0.3%	15,924	$168.33	2.00x	9.4%	62.0%	62.0%	GSMS 2013-GC16
7.04	BANA	ExchangeRight Net Leased Portfolio #23 - Walgreens - Naples (Airport), FL(4)	Naples	FL	Retail	$3,759,440	0.3%	15,962	$168.33	2.00x	9.4%	62.0%	62.0%	WFRBS 2013-UBS1
7.06	BANA	ExchangeRight Net Leased Portfolio #23 - Walgreens - Temple Terrace (56th), FL(4)	Temple Terrace	FL	Retail	$2,683,447	0.2%	15,017	$168.33	2.00x	9.4%	62.0%	62.0%	WFRBS 2013-UBS1
7.09	BANA	ExchangeRight Net Leased Portfolio #23 - Walgreens - Oldsmar (Tampa), FL(4)	Oldsmar	FL	Retail	$2,315,023	0.2%	15,083	$168.33	2.00x	9.4%	62.0%	62.0%	WFRBS 2013-C17
7.16	BANA	ExchangeRight Net Leased Portfolio #23 - Dollar General - Bristol (Martin Luther King), TN(4)	Bristol	TN	Retail	$1,048,686	0.1%	9,198	$168.33	2.00x	9.4%	62.0%	62.0%	SMPT 2017-MONT, SMPT 2018-MTMZ
7.17	BANA	ExchangeRight Net Leased Portfolio #23 - Dollar General - Chattanooga (Ringgold), TN(4)	Chattanooga	TN	Retail	$1,048,686	0.1%	9,100	$168.33	2.00x	9.4%	62.0%	62.0%	SMPT 2017-MONT, SMPT 2018-MTMZ
13	BANA	U-Haul SAC Portfolio 16	Various	Various	Self Storage	$44,000,000	3.2%	559,566	$78.63	1.51x	10.2%	61.0%	44.9%	MLMT 2007-C1
16	MSMCH	Shoppes at Chino Hills	Chino Hills	CA	Retail	$35,000,000	2.5%	378,676	$290.49	1.55x	8.5%	62.5%	62.5%	GSMS 2011 - GC5
39	MSMCH	Lake Park Apartments	Chicago	IL	Multifamily	$8,200,000	0.6%	48	$170,833.33	1.26x	8.5%	71.9%	61.4%	FNA 2013 - M5
55.01	BANA	Golden Arrow & N. Richland Hills MHC Portfolio - North Richland Hills MHC(4)	North Richland Hills	TX	Manufactured Housing	$1,344,720	0.1%	31	$26,990,91	1.42x	9.9%	73.9%	62.2%	LNSTR 2014-2
		Total				$222,710,342	16.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(3)	The Fairfield Inn Atlanta Downtown property, Holiday Inn & Suites Green Bay Stadium property, Springhill Suites Scranton Wilkes Barre property and Residence Inn Salisbury property, which are a part of the Starwood Hotel Portfolio, were previously securitized in the WFRBS 2013-C18 transaction. The remaining Starwood Hotel Portfolio properties were previously securitized in the CGCMT 2015-SSHP transaction.

(4)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit/Pad, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-21

BANK 2018-BNK14	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($111,800,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	WFB	Prudential – Digital Realty Portfolio	Various	Data Center	$70,000,000	5.1%	$70,000,000	62.6%	1,042,933	$203.27	2.50x	11.9%	54.7%	54.7%	61	61
12	WFB	Doubletree Grand Naniloa Hotel	HI	Hospitality	$50,000,000	3.6%	$46,654,708	41.7%	388	$128,865.98	1.70x	13.9%	50.0%	46.6%	0	60
		Total/Wtd. Avg.			$120,000,000	8.7%	$116,654,708	104.3%			2.17x	12.7%	52.7%	51.3%	36	61

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-22

BANK 2018-BNK14	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	44	$520,693,368	37.7%	4.4796%	2.22x	11.0%	50.5%	48.6%
Anchored	11	$255,054,712	18.5%	4.4801%	2.16x	10.8%	52.2%	49.8%
Super Regional Mall	2	$129,850,569	9.4%	4.2862%	2.43x	11.4%	42.4%	40.4%
Single Tenant	24	$67,735,200	4.9%	4.5319%	1.93x	9.9%	59.2%	58.3%
Lifestyle Center	1	$35,000,000	2.5%	5.1750%	1.55x	8.5%	62.5%	62.5%
Urban Retail	5	$26,997,887	2.0%	4.2850%	3.43x	15.7%	32.3%	32.3%
Unanchored	1	$6,055,000	0.4%	4.8670%	1.58x	11.1%	70.0%	60.5%
Office	11	$320,966,792	23.3%	4.5132%	1.92x	11.7%	62.1%	53.5%
Suburban	7	$228,541,357	16.6%	4.7605%	1.82x	11.0%	65.0%	60.3%
CBD	3	$80,425,435	5.8%	3.7166%	2.25x	14.2%	53.7%	32.7%
Urban	1	$12,000,000	0.9%	5.1410%	1.67x	9.1%	63.3%	63.3%
Hospitality	33	$237,170,558	17.2%	5.0940%	1.94x	13.6%	58.2%	52.7%
Full Service	7	$89,512,279	6.5%	5.3940%	1.85x	13.6%	56.7%	52.6%
Extended Stay	7	$72,324,891	5.2%	4.8052%	2.01x	13.8%	52.7%	46.0%
Limited Service	11	$44,120,988	3.2%	4.9767%	2.01x	13.6%	63.9%	58.1%
Select Service	8	$31,212,399	2.3%	5.0690%	1.94x	12.9%	67.5%	61.1%
Multifamily	20	$144,834,212	10.5%	4.6268%	3.76x	21.1%	39.7%	37.5%
Cooperative	17	$76,134,212	5.5%	4.4073%	5.77x	32.9%	15.8%	14.0%
Garden	3	$68,700,000	5.0%	4.8701%	1.53x	8.0%	66.2%	63.6%
Other	8	$70,000,000	5.1%	4.5575%	2.50x	11.9%	54.7%	54.7%
Data Center	8	$70,000,000	5.1%	4.5575%	2.50x	11.9%	54.7%	54.7%
Self Storage	13	$52,200,000	3.8%	4.5343%	1.69x	10.8%	59.8%	46.0%
Self Storage	13	$52,200,000	3.8%	4.5343%	1.69x	10.8%	59.8%	46.0%
Mixed Use	5	$30,920,068	2.2%	4.5026%	3.12x	14.8%	37.9%	37.6%
Office & Retail	3	$23,002,113	1.7%	4.2850%	3.43x	15.7%	32.3%	32.3%
Self Storage/Retail	1	$7,000,000	0.5%	5.1010%	2.33x	12.6%	52.2%	52.2%
Multifamily/Retail	1	$917,955	0.1%	5.3930%	1.36x	9.7%	69.0%	57.7%
Manufactured Housing	2	$2,645,109	0.2%	5.5910%	1.42x	9.9%	73.9%	62.2%
Manufactured Housing	2	$2,645,109	0.2%	5.5910%	1.42x	9.9%	73.9%	62.2%
Total/Wtd. Avg.	136	$1,379,430,107	100.0%	4.6172%	2.28x	12.8%	53.7%	49.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-23

BANK 2018-BNK14	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	24	$281,976,798	20.4%	4.0088%	3.47x	18.2%	34.8%	28.2%
California	14	$245,935,603	17.8%	4.7514%	1.89x	10.3%	59.3%	57.2%
California – Southern(2)	7	$136,758,962	9.9%	4.7336%	1.82x	10.2%	58.8%	55.8%
California – Northern(2)	7	$109,176,641	7.9%	4.7738%	1.97x	10.3%	60.0%	58.9%
Florida	12	$159,477,719	11.6%	4.3208%	2.46x	11.3%	47.5%	47.0%
Illinois	6	$96,349,551	7.0%	4.9207%	1.65x	11.7%	69.2%	59.0%
New Jersey	4	$94,716,324	6.9%	4.7811%	1.94x	10.8%	64.0%	62.4%
Arizona	5	$84,286,500	6.1%	4.6962%	1.83x	12.7%	54.7%	47.8%
Pennsylvania	6	$53,739,438	3.9%	4.9926%	1.52x	9.7%	65.9%	61.5%
Hawaii	1	$50,000,000	3.6%	5.7200%	1.70x	13.9%	50.0%	46.6%
Texas	10	$41,360,829	3.0%	4.6530%	1.95x	11.4%	60.3%	52.5%
Ohio	6	$38,485,043	2.8%	5.0718%	1.47x	10.2%	68.5%	58.5%
Tennessee	4	$32,970,245	2.4%	4.7994%	1.92x	12.5%	49.2%	41.3%
Minnesota	2	$25,467,000	1.8%	4.6766%	1.99x	10.9%	60.7%	60.7%
Virginia	3	$23,905,660	1.7%	4.5575%	2.50x	11.9%	54.7%	54.7%
Georgia	3	$23,013,001	1.7%	4.9824%	1.86x	12.2%	64.7%	58.0%
Missouri	6	$22,752,616	1.6%	4.9425%	1.94x	11.7%	64.6%	61.0%
North Carolina	6	$19,331,989	1.4%	4.9978%	2.15x	13.0%	64.8%	58.5%
Michigan	4	$18,655,702	1.4%	4.3585%	2.72x	13.6%	62.6%	62.6%
Massachusetts	1	$12,880,282	0.9%	4.2850%	3.43x	15.7%	32.3%	32.3%
Indiana	1	$12,000,000	0.9%	5.1500%	1.46x	10.2%	64.2%	54.5%
Iowa	2	$7,103,655	0.5%	5.2307%	1.95x	12.0%	67.5%	65.4%
Kansas	4	$6,779,036	0.5%	5.1500%	2.07x	12.5%	66.1%	66.1%
District of Columbia	2	$4,585,915	0.3%	4.2850%	3.43x	15.7%	32.3%	32.3%
Mississippi	1	$3,868,844	0.3%	5.1500%	2.07x	12.5%	66.1%	66.1%
Maryland	2	$3,543,587	0.3%	5.1500%	2.07x	12.5%	66.1%	66.1%
Oklahoma	2	$3,286,805	0.2%	5.1500%	2.07x	12.5%	66.1%	66.1%
Connecticut	1	$3,187,800	0.2%	4.4850%	1.51x	10.2%	61.0%	44.9%
Utah	1	$2,900,000	0.2%	4.9800%	1.83x	11.9%	57.7%	53.2%
Wisconsin	1	$2,893,073	0.2%	5.1500%	2.07x	12.5%	66.1%	66.1%
Maine	1	$2,539,271	0.2%	4.4200%	2.00x	9.4%	62.0%	62.0%
Washington	1	$1,437,821	0.1%	4.4200%	2.00x	9.4%	62.0%	62.0%
Total/Wtd. Avg.	136	$1,379,430,107	100.0%	4.6172%	2.28x	12.8%	53.7%	49.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-24

BANK 2018-BNK14	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,048,751 - 10,000,000	28	130,461,687	9.5
10,000,001 - 20,000,000	15	224,170,270	16.3
20,000,001 - 30,000,000	2	59,482,283	4.3
30,000,001 - 40,000,000	4	146,000,000	10.6
40,000,001 - 55,000,000	7	345,935,200	25.1
55,000,001 - 65,000,000	2	127,930,667	9.3
65,000,001 - 100,000,000	4	345,450,000	25.0
Total:	62	$1,379,430,107	100.0%
Min: $1,048,751	Max: $100,000,000	Avg: $22,248,873

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	24	281,976,798	20.4
California	14	245,935,603	17.8
California – Southern(3)	7	136,758,962	9.9
California – Northern(3)	7	109,176,641	7.9
Florida	12	159,477,719	11.6
Illinois	6	96,349,551	7.0
New Jersey	4	94,716,324	6.9
Arizona	5	84,286,500	6.1
Pennsylvania	6	53,739,438	3.9
Hawaii	1	50,000,000	3.6
Texas	10	41,360,829	3.0
Ohio	6	38,485,043	2.8
Tennessee	4	32,970,245	2.4
Minnesota	2	25,467,000	1.8
Virginia	3	23,905,660	1.7
Georgia	3	23,013,001	1.7
Missouri	6	22,752,616	1.6
North Carolina	6	19,331,989	1.4
Michigan	4	18,655,702	1.4
Massachusetts	1	12,880,282	0.9
Indiana	1	12,000,000	0.9
Iowa	2	7,103,655	0.5
Kansas	4	6,779,036	0.5
District of Columbia	2	4,585,915	0.3
Mississippi	1	3,868,844	0.3
Maryland	2	3,543,587	0.3
Oklahoma	2	3,286,805	0.2
Connecticut	1	3,187,800	0.2
Utah	1	2,900,000	0.2
Wisconsin	1	2,893,073	0.2
Maine	1	2,539,271	0.2
Washington	1	1,437,821	0.1
Total:	136	$1,379,430,107	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	44	520,693,368	37.7
Anchored	11	255,054,712	18.5
Super Regional Mall	2	129,850,569	9.4
Single Tenant	24	67,735,200	4.9
Lifestyle Center	1	35,000,000	2.5
Urban Retail	5	26,997,887	2.0
Unanchored	1	6,055,000	0.4
Office	11	320,966,792	23.3
Suburban	7	228,541,357	16.6
CBD	3	80,425,435	5.8
Urban	1	12,000,000	0.9
Hospitality	33	237,170,558	17.2
Full Service	7	89,512,279	6.5
Extended Stay	7	72,324,891	5.2
Limited Service	11	44,120,988	3.2
Select Service	8	31,212,399	2.3
Multifamily	20	144,834,212	10.5
Cooperative	17	76,134,212	5.5
Garden	3	68,700,000	5.0
Other	8	70,000,000	5.1
Data Center	8	70,000,000	5.1
Self Storage	13	52,200,000	3.8
Self Storage	13	52,200,000	3.8
Mixed Use	5	30,920,068	2.2
Office & Retail	3	23,002,113	1.7
Self Storage/Retail	1	7,000,000	0.5
Multifamily/Retail	1	917,955	0.1
Manufactured Housing	2	2,645,109	0.2
Manufactured Housing	2	2,645,109	0.2
Total:	136	$1,379,430,107	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.5850 - 4.4999	24	543,152,375	39.4
4.5000 - 4.9999	25	575,528,235	41.7
5.0000 - 5.7200	13	260,749,496	18.9
Total:	62	$1,379,430,107	100.0%
Min: 3.5850%	Max: 5.7200%	Wtd Avg: 4.6172%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60 - 61	2	120,000,000	8.7
72	1	29,631,714	2.1
120	59	1,229,798,393	89.2
Total:	62	$1,379,430,107	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 114 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60 - 61	2	120,000,000	8.7
71	1	29,631,714	2.1
116 - 120	59	1,229,798,393	89.2
Total:	62	$1,379,430,107	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 113 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	810,049,700	58.7
72	1	29,631,714	2.1
300	2	54,170,558	3.9
360	32	464,626,056	33.7
480	5	20,952,078	1.5
Total:	62	$1,379,430,107	100.0%
Min: 72 mos.	Max: 480 mos.	Wtd Avg: 344 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	810,049,700	58.7
71	1	29,631,714	2.1
297 - 300	2	54,170,558	3.9
356 - 360	32	464,626,056	33.7
479 - 480	5	20,952,078	1.5
Total:	62	$1,379,430,107	100.0%
Min: 71 mos.	Max: 480 mos.	Wtd Avg: 343 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	18	457,169,593	33.1
WFB	14	441,638,069	32.0
BANA	12	304,488,233	22.1
MSMCH/WFB	1	100,000,000	7.2
NCB	17	76,134,212	5.5
Total:	62	$1,379,430,107	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	810,049,700	58.7
Amortizing Balloon	24	270,558,693	19.6
Partial Interest Only	14	225,190,000	16.3
Amortizing Balloon ARD	1	44,000,000	3.2
Self-Amortizing	1	29,631,714	2.1
Total:	62	1,379,430,107	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.7 - 50.0	24	495,984,781	36.0
50.1 - 55.0	5	148,600,000	10.8
55.1 - 60.0	5	82,481,714	6.0
60.1 - 65.0	13	316,570,258	22.9
65.1 - 74.1	15	335,793,353	24.3
Total:	62	$1,379,430,107	100.0%
Min: 3.7%	Max: 74.1%	Wtd Avg: 53.7%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.1 - 40.0	21	285,616,495	20.7
40.1 - 50.0	7	310,470,558	22.5
50.1 - 55.0	9	207,173,190	15.0
55.1 - 60.0	8	102,501,887	7.4
60.1 - 65.0	14	323,970,475	23.5
65.1 - 67.5	3	149,697,500	10.9
Total:	62	$1,379,430,107	100.0%
Min: 2.1%	Max: 67.5%	Wtd Avg: 49.3%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.00 - 1.40	6	102,886,101	7.5
1.41 - 1.60	7	117,102,609	8.5
1.61 - 1.80	9	240,310,667	17.4
1.81 - 2.00	9	266,108,959	19.3
2.01 - 2.20	5	162,637,558	11.8
2.21 - 10.57	26	490,384,212	35.5
Total:	62	$1,379,430,107	100.0%
Min: 1.00x	Max: 10.57x	Wtd Avg: 2.28x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.9 - 9.0	5	112,947,500	8.2
9.1 – 10.0	8	143,484,696	10.4
10.1 - 11.0	7	298,002,500	21.6
11.1 - 12.0	10	305,504,500	22.1
12.1 - 13.0	5	174,781,235	12.7
13.1 - 14.0	2	100,000,000	7.2
14.1 - 16.0	8	142,239,754	10.3
16.1 - 63.6	17	102,469,922	7.4
Total:	62	$1,379,430,107	100.0%
Min: 7.9%	Max: 63.6%	Wtd Avg: 12.8%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-25

BANK 2018-BNK14	Collateral Statistics

seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-26

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-27

BANK 2018-BNK14	685 Fifth Avenue Retail

Mortgage Loan No. 1 – 685 Fifth Avenue Retail

COACH

COACH
COACH
TAGHeuer

COACH
COACH

TAG
HEUER
TAGHeuer
STUART WEITZMAN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-28

BANK 2018-BNK14	685 Fifth Avenue Retail

Mortgage Loan No. 1 – 685 Fifth Avenue Retail

CENTRAL PARK
CIPRIANI
DELVAUX
59TH ST
THE RITZ-CARLTON
THE PLAZA HOTEL
Cartier
58TH ST
BERGDORF GOODMAN
VAN CLEEF & ARPELS
LOUIS VUITTON
CHANEL
Dior
FENDI
57TH ST
Ermenegildo Zegna
BVLGARI
PIAGET
MIKIMOTO
PRADA
ABERCROMBIE AND FITCH
TIFFANY & Co
TRUMP TOWER
GUCCI
56TH ST
HENRI BENDEL
FIFTH AVENUE PRESBYTERIAN CHURCH
GIORIO ARMANI
DOLCE & GABBANA
THE POLO BAR
55TH ST
PENINSULA HOTEL
WEMPE
HARRY WINSTON
Massimo Dutti
54TH ST
FIFTH AVENUE
GAP
STUART WEITZMAN
TOMMY HILFIGER
Microsoft
685
FIFTH AVENUE
53RD ST
TISSOT
HOLLISTER
ZARA
ST. JOHN
ROLEX
Ermenegildo Zegna
Salvatore Ferragamo
LINDT
52ND ST
dyson
VICTORIA'S SECRET
Cartier
VERSACE
H.Stern
AX ARMANI EXCHANGE
51ST ST
ROCKEFELLER CENTER
BANANA REPUBLIC
ST. PATRICK'S CATHEDRAL
50TH ST
ROCKEFELLER CENTER
Cole Haan
SWAROVSKI
MICHAEL KORS
Saks Fifth Avenue
49TH ST
ROCKEFELLER CENTER
TOPSHOP
Guess
ANN TAYLOR
American Girl
sunglass hut
ALDO
TED BAKER

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-29

BANK 2018-BNK14	685 Fifth Avenue Retail

Mortgage Loan No. 1 – 685 Fifth Avenue Retail

685 Fifth Avenue Retail
685 Fifth Avenue, Southeast Corner of East 54th Street
New York, NY 10022
MANHATTAN
CENTRAL PARK
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
East River
East Green
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
Central Park South
Hunter College
Park Ave Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Society of Illustrators
The Halston House
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
58th Street Library
Bloomingdale's
Bloomberg
Fitzpatrick Manhattan Hotel NY
Mackiowe Tower 56
The Peninsula New York
St. Regis New York
Museum of Modern Art
666 Fifth Avenue
Lever House
Park Avenue Plaza
Citigroup Center
Lipstick Building
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
45 Rockefeller Plaza
Radio City Music Hall
Time-Life Building
St. Patrick's Cathedral
Mutual of Omaha Building
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
Saks Fifth Avenue
ITT-American Building
Colgate Palmolive Building
Inter Continental NY Barclay
US Plywood Building
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Helmsley Building
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Central Terminal
Grand Hyatt New York
Chrysler Building
SUNY College of Optometry
News Corp. Building
Morgan Stanley Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
Gershwin Theatre
The Westin NY Grand Central
Daily News
Univision
The Morgan Library & Museum
St. Vartan's Park
Memorial Sloan Kettering Cancer Center
Cornell Medical College
The Rockefeller University
Mt. Vernon Hotel Museum and Garden
St. Catherine's Park
QUEENSBORO BRIDGE
The River Club of NY
Beekman Tower
Intl. Criminal Court
Japan Society
UNITED NATIONS HEADQUARTERS
Millennium Hilton NY One UN Plaza
QUEENS MIDTOWN TUNNEL
FERRY TO LONG ISLAND CITY
NYU Medical Center
FDR Drive
LONG ISLAND RAILROAD
METRO NORTH
Broadway
5th Ave.
6th Ave.
7th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St
W. 46th St
W. 45th St.
W. 44th St.
W. 43rd St
W. 42nd St.
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
7TH AVE/ 57TH ST
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
33RD ST/ LEXINGTON
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
495

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-30

BANK 2018-BNK14	685 Fifth Avenue Retail

Mortgage Loan No. 1 – 685 Fifth Avenue Retail

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000			Location:	New York, NY 10022
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	GGP, Inc.			Year Built/Renovated:	1926/2016
Mortgage Rate(1):	3.87135%			Size:	23,575 SF
Note Date:	6/29/2018			Cut-off Date Balance per SF(1):	$6,787
First Payment Date:	8/1/2018			Maturity Date Balance per SF(1):	$6,787
Maturity Date:	7/1/2028			Property Manager:	General Growth Services, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI:	$17,728,505
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.1%
Additional Debt Type(1)(3):	Pari Passu / Subordinate / Mezzanine			UW NOI Debt Yield at Maturity(1):	11.1%
Additional Debt Balance(1)(3):	$60,000,000 / $65,000000 / $50,000,000			UW NCF DSCR(1):	2.76x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$17,067,355 (5/31/2018 TTM)
				2nd Most Recent NOI(5):	$16,920,055 (12/31/2017)
Reserves(4)				3rd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/31/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Recurring Replacements:	$0	Springing	$5,282	Appraised Value (as of):	$470,000,000 (8/27/2018)
TI/LC:	$2,100,000	Springing	$1,131,600	Cut-off Date LTV Ratio(1):	34.0%
				Maturity Date LTV Ratio(1):	34.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$225,000,000	65.1%	Loan Payoff(7):	$341,285,616	98.7%
Mezzanine Loan(3):	$50,000,000	14.5%	Closing Costs:	$2,265,962	0.7%
Borrower Equity:	$70,651,578	20.4%	Reserves:	$2,100,000	0.6%
Total Sources:	$345,651,578	100.0%	Total Uses:	$345,651,578	100.0%

(1)	The 685 Fifth Avenue Retail Mortgage Loan (as defined below) is part of the 685 Fifth Avenue Retail Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes with an aggregate original principal balance of $160,000,000 (collectively, the “685 Fifth Avenue Retail Senior Loan”) and one subordinate promissory note with an original principal balance of $65,000,000 (the “685 Fifth Avenue Retail B Note”). The 685 Fifth Avenue Retail Senior Loan carries an interest rate of 3.87135% per annum and the 685 Fifth Avenue Retail B Note carries an interest rate of 5.30898461538464% per annum. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 685 Fifth Avenue Retail Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the 685 Fifth Avenue Retail Whole Loan $9,544, $9,544, 7.9%, 7.9%, 1.77x, 47.9% and 47.9%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 685 Fifth Avenue Retail Senior Loan promissory note to be securitized and (b) July 1, 2021. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in September 2018.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt. The 685 Fifth Avenue Retail Whole Loan and the 685 Fifth Avenue Retail Mezzanine Loan (as defined below) together comprise the “685 Fifth Avenue Retail Total Debt”. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the 685 Fifth Avenue Retail Total Debt are $11,665, $11,665, 6.4%, 6.4%, 1.37x, 58.5% and 58.5%, respectively.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent NOI includes only partial year rent for Tag Heuer, the third largest tenant at the 685 Fifth Avenue Retail Property (as defined below), which had a rent commencement date in November 2017.

(6)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the 685 Fifth Avenue Property was renovated and re-leased in 2016 and 2017. See “The Property” below.

(7)	The 685 Fifth Avenue Retail Whole Loan sponsor purchased the 685 Fifth Avenue building (which is comprised of both the 685 Fifth Avenue Retail Property and the non-collateral commercial condominium unit) in 2014 for $528 million. Since acquisition, the 685 Fifth Avenue Retail Whole Loan sponsor invested $12.0 million to renovate the 685 Fifth Avenue Retail Property and contributed $54.6 million of tenant improvements to fully lease the 685 Fifth Avenue Retail Property. In August 2018, the 685 Fifth Avenue Retail Whole Loan sponsor sold the non-collateral commercial condominium unit at a contract price of $135 million. The 685 Fifth Avenue Retail Whole Loan sponsor maintains a cost basis of $460 million, after accounting for the sale of the commercial condominium unit.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-31

BANK 2018-BNK14	685 Fifth Avenue Retail

The Mortgage Loan. The largest mortgage loan (the “685 Fifth Avenue Retail Mortgage Loan”) is part of a whole loan (the “685 Fifth Avenue Retail Whole Loan”) in the aggregate original principal balance of $225,000,000. The 685 Fifth Avenue Retail Whole Loan is secured by a first priority fee mortgage encumbering a 23,575 SF retail condominium located at 685 Fifth Avenue, a Class A building in New York City, New York (the “685 Fifth Avenue Retail Property”). The 685 Fifth Avenue Retail Whole Loan is comprised of two pari passu senior promissory notes in the aggregate original principal balance of $160,000,000 (Promissory Notes A-1 and A-2, together the “685 Fifth Avenue Retail Senior Loan”) and one subordinate promissory note in the original principal balance of $65,000,000 (the “685 Fifth Avenue Retail B Note”). The non-controlling senior Promissory Note A-1, which will be contributed to the BANK 2018-BNK14 securitization trust, had an original principal balance of $100,000,000. The controlling senior Promissory Note A-2 (the “685 Fifth Avenue Retail Pari Passu Senior Companion Loan”) is currently held by Bank of America, N.A. and the 685 Fifth Avenue Retail B Note is currently held by an affiliate of Bank of America, N.A. (Merrill Lynch, Pierce, Fenner & Smith Incorporated); both are expected to be contributed to a future securitization trust or trusts or otherwise sold. The 685 Fifth Avenue Retail Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK14 securitization trust, and from and after the securitization of the Promissory Note A-2 will be serviced pursuant to the pooling and servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The 685 Fifth Avenue Retail Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

685 Fifth Avenue Retail Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(1)
A-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2	$60,000,000	$60,000,000	Bank of America, N.A.	No(1)
B	$65,000,000	$65,000,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated	Yes
Total	$225,000,000	$225,000,000

(1)	The holder of the 685 Fifth Avenue Retail B Note will have certain control rights with respect to the 685 Fifth Avenue Retail Whole Loan, a purchase option with respect to the 685 Fifth Avenue Retail Senior Loan and the right to appoint the special servicer with respect to the 685 Fifth Avenue Retail Whole Loan; provided that after the occurrence of a control appraisal period with respect to the 685 Fifth Avenue Retail B Note or the conversion of the entire 685 Fifth Avenue Retail B Note into mezzanine indebtedness (see “Mezzanine Loan and Preferred Equity” below), the holder of the 685 Fifth Avenue Retail Note A-2 (or the directing certificate holder for the securitization trust that holds Note A-2 will have such rights). Notwithstanding the foregoing, at any time that Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other affiliate of BANA holds the 685 Fifth Avenue Retail B Note, such entity will not be permitted to exercise the purchase option.

The proceeds of the 685 Fifth Avenue Retail Whole Loan were used to refinance a previous mortgage loan secured in part by the 685 Fifth Avenue Retail Property, to fund reserve escrows and to pay closing costs.

The Borrower and the Sponsor. The borrower is 685 Fifth Avenue Retail Owner LLC (the “685 Fifth Avenue Retail Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. The sponsor is GGP, Inc. and the non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., which is wholly owned by GGP, Inc.

GGP, Inc. (NYSE: GGP) is a real estate investment trust that is included in the S&P 500, and as of June 30, 2018 owned and operated 125 retail properties (121 million SF) across 40 states. On August 28, 2018, Brookfield Property Partners L.P acquired all shares in GGP, Inc. Brookfield Property Partners L.P. (NASDAQ: BPY) is the real estate arm of Brookfield Asset Management, a global alternative asset manager with over $285 billion in assets under management.

The Property. The 685 Fifth Avenue Retail Property consists of a 23,575 SF retail condominium within a Class A building located at 685 Fifth Avenue in New York, New York. The 685 Fifth Avenue Retail Property’s square footage is spread across 5,523 SF of ground floor retail, 6,416 SF of second floor retail, 6,416 SF of third floor retail and 5,220 SF of lower level retail space. Above the 685 Fifth Avenue Retail Property is 15 floors of non-collateral space currently used as office space, comprising the commercial condominium interest. The 685 Fifth Avenue Retail Property retail condominium comprises 20.8551% of the common interest and has two (of four total) board members. Any decision of the condominium board will require the vote of a supermajority, meaning that such decision will not be effective unless one board member of the retail condominium and one board member of the non-collateral commercial condominium votes in favor of such decision. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The 685 Fifth Avenue Retail Property underwent a $12.0 million renovation completed in 2016 and is currently 100.0% leased by three investment grade-rated tenants, Coach, Stuart Weitzman and Tag Heuer, each with a separate entrance along Fifth Avenue.

Coach (20,090 SF, 85.2% of NRA, 68.2% of underwritten base rent). Coach occupies 3,346 SF on the ground floor, 3,912 SF in the lower level, 6,416 SF on the second floor, and 6,416 SF on the third floor of the 685 Fifth Avenue Retail Property at contract rents of $3,407 PSF, $100 PSF, $350 PSF and $150 PSF, respectively (equal to an average contract rent of $747 PSF, increasing to $859 PSF in 2021 and to $987 PSF in 2026.) The Coach lease was executed in February 2016, expires April 30, 2027, and provides for two five-year renewal options. Coach was provided with a tenant improvement allowance of $39,888,893.

Coach’s location at the 685 Fifth Avenue Retail Property serves as its global flagship store. A portion of the ground floor Coach space features 48-foot ceiling heights and the second and third floors feature 18-foot ceiling heights. At the entrance, a mechanized conveyor belt rotates a selection of merchandise, and the store features on-site custom monogramming and showcases longstanding brand craftsmen working live in front of the public.

Stuart Weitzman (2,589 SF, 11.0% of NRA, 22.7% of underwritten base rent). Stuart Weitzman occupies 1,281 SF on the ground floor and 1,308 SF on the lower level of the 685 Fifth Avenue Retail Property at contract rents of $3,801 PSF and $100 PSF, respectively (equal to an average contract rent of $1,931 PSF, with contract rental rates increasing to $2,221 PSF in 2021 and to $2,554 in 2026.) The Stuart Weitzman lease was executed in February 2016, expires April 30, 2027, and provides for two five-year renewal options. Stuart Weitzman was provided with a tenant improvement allowance of $12,500,000.

Coach and Stuart Weitzman are brands (with Kate Spade) that make up Tapestry, Inc., which sells its merchandise through more than 1,000 department and outlet stores (in the United States and more than 45 other countries), catalogs, and its websites. Tapestry, Inc. also runs more than 1,000 retail and factory outlet stores in North America, Japan, and China. Tapestry, Inc. is rated BBB-, Baa2 and BBB- by Fitch, Moody’s and S&P, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-32

BANK 2018-BNK14	685 Fifth Avenue Retail

Tag Heuer (896 SF, 3.8% of NRA, 9.1% of underwritten base rent). Tag Heuer occupies 896 SF on the ground floor of the 685 Fifth Avenue Retail Property at a contract rental rate of $2,232 PSF. The Tag Heuer lease was executed by LVMH Watch & Jewelry USA, Inc. in May 2017, expires May 31, 2020 and provides for one two-year renewal option at a rental rate of $3,013 PSF. Tag Heuer was provided with a tenant improvement allowance of $2,200,000.

Tag Heuer is a brand owned by LVMH Moët Hennessy Louis Vuitton (“LVMH”). LVMH is a large international luxury goods company, with wine and spirits brands including Dom Pérignon, Moët & Chandon, Veuve Clicquot and Hennessy, perfume brands including Christian Dior, Guerlain, and Givenchy, cosmetic brands including Nude, Fresh, and Benefit, fashion and leather goods brands including Donna Karan, Givenchy, Kenzo and Louis Vuitton, and watches and jewelry brands including TAG Heuer and Bulgari. LVMH is rated A+ by S&P.

The following table presents certain information relating to the tenants at the 685 Fifth Avenue Retail Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Coach	BBB-/Baa2/BBB-	20,090	85.2%	$15,000,000	68.2%	$746.64	4/30/2027	2x5 yrs
Stuart Weitzman	BBB-/Baa2/BBB-	2,589	11.0%	$5,000,000	22.7%	$1,931.25	4/30/2027	2x5 yrs
Tag Heuer	NR/NR/A+	896	3.8%	$2,000,000	9.1%	$2,232.14	5/31/2020	1x2 yrs
Subtotal/Wtd. Avg.		23,575	100.0%	$22,000,000	100.0%	$933.19

Vacant Space		0	0.0%
Total/Wtd. Avg.		23,575	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the 685 Fifth Avenue Retail Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	896	$2,232.14	3.8%	3.8%	$2,000,000	9.1%	9.1%
2021	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2022	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2023	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2024	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2025	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2026	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2027	2	22,679	$881.87	96.2%	100.0%	$20,000,000	90.9%	100.0%
2028	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	23,575	$933.19	100.0%		$22,000,000	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 685 Fifth Avenue Retail Property is located at the southeast corner of Fifth Avenue and East 54th Street in Manhattan, New York. According to the appraisal, the Manhattan retail market is considered an anomaly when compared to other retail markets due to the relative lack of available retail sites and access to foot traffic from both the dense local population and tourism. New York City’s tourism industry continues to expand with a record 62.8 million visitors in 2017, which was a 3.8% increase from 2016. In 2016, New York City reportedly collected $43.0 billion of total tourism spending.

The 685 Fifth Avenue Retail Property is a part of the Upper Fifth Avenue Retail submarket, with 58 feet of frontage along Fifth Avenue. The appraisal defines the Upper Fifth Avenue Retail Submarket as being located on Fifth Avenue between the north side of 49th Street to the south side of 60th Street and consisting of only 2,415 linear feet of non-owner occupied rentable retail frontage. As of the first quarter 2018, the average asking rent for this frontage was $2,786 PSF ($3,320 PSF excluding subleased space) with direct availability of 8.7% making it the strongest retail submarket in Manhattan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-33

BANK 2018-BNK14	685 Fifth Avenue Retail

The following table presents certain comparable leases to the 685 Fifth Avenue Retail Property:

Comparable Leasing Summary
Address, Cross Street	Tenant	Lease Date / Term	Size (SF) Ground Floor /Total	Gross Rent PSF Ground Floor / Total	Free Rent / TI/LC PSF
685 Fifth Avenue Retail Property SE corner 54th Street	Coach	Feb 2016 / 11 yrs	3,346 / 20,090	$3,407 / $747	8 mos / $1,986(1)
685 Fifth Avenue Retail Property SE corner 54th Street	Stuart Weitzman	Feb 2016 / 11 yrs	1,281 / 2,589	$3,801 / 1,931	0 mos / $4,828(1)
685 Fifth Avenue Retail Property SE corner 54th Street	Tag Heuer	May 2017 / 3 yrs	896 / 896	$2,232 / $2,232	6 mos / $2,455(1)
650 Fifth Avenue SW corner 52nd Street	Nike	Dec 2016 / 15.5 yrs	7,008 / 69,214	$3,500 / $480	6 mos / $508
640 Fifth Avenue SW corner 52nd Street	Dyson	Nov 2016 / 10.0 yrs	2,474 / 3,997	$2,700 / $2,014	6 mos / $0
767 Fifth Avenue NE corner 58th Street	Under Armour	Nov 2016 / 10.0 yrs	13,892 / 49,582	$1,646 / $605	12 mos / $141
730 Fifth Avenue SW corner 57th Street	Ermengildo Zegna	Feb 2016 / 10.0 yrs	1,500 / 9,000	$3,800 / $800	6 mos / $0
640 Fifth Avenue NE corner 52nd Street	Victoria’s Secret	Oct 2015 / 16.0 yrs	7,700 / 63,700	$3,300 / $502	12 mos / $345
730 Fifth Avenue SW corner 57th Street	Bulgari	Aug 2015 / 15.0 yrs	3,000 / 6,468	$5,350 / $2,551	6 mos / $200
711 Fifth Avenue NE corner 55th Street	Breguet & Omega	Aug 2015 / 10.0 yrs	3,800 / 9,800	$3,800 / $1,551	2 mos / $664
699 Fifth Avenue SE corner 55th Street	Harry Winston	Apr 2015 / 15.0 yrs	3,387 / 8,678	$4,100 / $1,729	4 mos / $0
677 Fifth Avenue B/W 53rd & 54th Streets	Microsoft	Sept 2014 / 20.0 yrs	4,500 / 20,600	$3,375 / $825	12 mos / $0
693 Fifth Avenue B/W 54th & 55th Streets	Valentino	May 2014 / 15.0 yrs	3,481 / 13,559	$3,750 / $1,394	4 mos / $975
675 Fifth Avenue B/W 54th & 55th Streets	N/A	June 2018 / 10.0 yrs	2,000 / 2,000	$3,900 / $3,900	12 mos / $150

Source: Appraisal

(1) The 685 Fifth Avenue building was previously owner-occupied space for a single retailer. The TI/LC allowances were provided for the respective tenants to build out shell space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-34

BANK 2018-BNK14	685 Fifth Avenue Retail

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 685 Fifth Avenue Retail Property:

Cash Flow Analysis(1)
	2017	5/31/2018 TTM(2)	UW	UW PSF
Base Rent	$20,333,333	$21,166,667	$22,000,000	$933.19
Straightline Rent(3)	$0	$0	$1,714,286	$72.72
Total Recoveries	$320,185	$288,192	$1,099,514	$46.64
Other Income	$0	$779	$0	$0.00
Less Vacancy	$0	$0	($1,240,690)	(5.0%)
Effective Gross Income	$20,653,519	$21,455,637	$23,573,110	$999.92
Total Operating Expenses	$3,733,464	$4,388,282	$5,844,604	$247.92
Net Operating Income	$16,920,055	$17,067,355	$17,728,505	$752.00
Capital Expenditures	$0	$0	$5,282	$0.22
TI/LC	$0	$0	$377,200	$16.00
Net Cash Flow	$16,920,055	$17,067,355	$17,346,024	$735.78

Occupancy %	100.0%	100.0%	95.0%(4)
NOI DSCR(5)	2.69x	2.72x	2.82x
NCF DSCR(5)	2.69x	2.72x	2.76x
NOI Debt Yield(5)	10.6%	10.7%	11.1%
NCF Debt Yield(5)	10.6%	10.7%	10.8%

(1)	Information for 2016 and prior is not available. The 685 Fifth Avenue Property was renovated and re-leased in 2016 and 2017.

(2)	TTM figures include only partial year rent for Tag Heuer, which had a rent commencement date in November 2017.

(3)	Straightline Rent is calculated through the lease terms for Coach ($1,285,714) and Stuart Weitzman ($428,571), which are both owned by Tapestry, Inc. (Fitch: BBB-, MDY: Baa2, S&P: BBB-)

(4)	The 685 Fifth Avenue Retail Property is 100% leased and occupied. UW vacancy applied is 5.0%.

(5)	Debt service coverage ratios and debt yields are based on the 685 Fifth Avenue Retail Senior Loan and exclude the 685 Fifth Avenue Retail B Note.

Escrows and Reserves. The 685 Fifth Avenue Retail Borrower deposited at loan origination $1,000,000 and $1,100,000 for outstanding tenant improvements related to Stuart Weitzman and Tag Heuer, respectively.

During a Trigger Period (as defined below), the 685 Fifth Avenue Retail Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $440 for replacement reserves (unless the lockbox account has sufficient funds to make such reserve deposit) until a cap of $5,282 is reached, and (iv) $31,433 for tenant improvements and leasing commissions (unless the lockbox account has sufficient funds to make such reserve deposit) until a cap of $1,131,600 (excluding the upfront outstanding tenant improvements reserve and Coach Termination Deposit (as defined below)) is reached.

In the event Coach (a) fails to extend and/or renew its lease at least 12 months prior to expiration (or such earlier date required for extension or renewal), or (b) vacates or gives notice to vacate the 685 Fifth Avenue Retail Property, the 685 Fifth Avenue Retail Borrower will be required to deposit $10,000,000 as a letter of credit or guaranty (as long as the guarantor is (x) investment grade rated, or (y) has liquidity of 1.2 times the amounts guaranteed or net worth of 5.0 times the amounts guaranteed) for tenant improvements and leasing commissions (the “Coach Termination Deposit”).

A “Trigger Period” will exist either (a) upon an event of default until cured or waived or (b) when the debt service coverage ratio based on the 685 Fifth Avenue Retail Total Debt is less than 1.25x until equal to or greater than 1.25x, tested quarterly.

Lockbox and Cash Management. The 685 Fifth Avenue Retail Whole Loan is structured with a hard lockbox and springing cash management. Funds in the lockbox account, absent the continuance of a Trigger Period, are required to be transferred daily to a borrower operating account. During a Trigger Period, funds in the lockbox account are required to be disbursed in accordance with the cash management agreement for the payment of, among other things, debt service, monthly escrows, operating expenses in accordance with an approved annual budget, and debt service on the 685 Fifth Avenue Retail Mezzanine Loan. Any remaining funds after such disbursements are required to be held as additional collateral for the 685 Fifth Avenue Retail Whole Loan.

Additional Secured Indebtedness (not including trade debts). The 685 Fifth Avenue Retail Property also secures the 685 Fifth Avenue Retail Pari Passu Senior Companion Loan and the 685 Fifth Avenue Retail B Note. The 685 Fifth Avenue Retail Pari Passu Senior Companion Loan accrues interest at the same rate as the 685 Fifth Avenue Retail Mortgage Loan. The 685 Fifth Avenue Retail B Note accrues interest at a rate of 5.30898461538464% per annum. The 685 Fifth Avenue Retail Mortgage Loan and the 685 Fifth Avenue Retail Pari Passu Senior Companion Loan are each pari passu in right of payment and together are senior in right of payment to the 685 Fifth Avenue Retail B Note. The holders of the 685 Fifth Avenue Retail Mortgage Loan, the 685 Fifth Avenue Retail Pari Passu Senior Companion Loan and the 685 Fifth Avenue Retail B Note have entered into a co-lender agreement which sets forth the allocation of collections on the 685 Fifth Avenue Retail Whole Loan. See “Description of the Mortgage Pool—The Whole Loans-The 685 Fifth Avenue Retail Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Bank of America, N.A. funded a $50,000,000 mezzanine loan (the “685 Fifth Avenue Retail Mezzanine Loan”) to 685 Fifth Avenue Retail Mezz LLC. The 685 Fifth Avenue Retail Mezzanine Loan is secured by 100.0% of the direct equity interest in the 685 Fifth Avenue Retail Borrower. The 685 Fifth Avenue Retail Mezzanine Loan accrues interest at a rate of 5.6000% per annum and requires payments of interest only through the maturity date of July 1, 2028 (co-terminous with the 685 Fifth Avenue Retail Whole Loan). The holders of the 685 Fifth Avenue Retail Whole Loan and the 685 Fifth Avenue Retail Mezzanine Loan have entered into an intercreditor agreement which sets forth the rights and obligations of the parties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-35

BANK 2018-BNK14	685 Fifth Avenue Retail

The 685 Fifth Avenue Retail Whole Loan documents and the 685 Fifth Avenue Retail Mezzanine Loan intercreditor agreement permit Bank of America, N.A., or its affiliates, at any time that it owns both any portion of the 685 Fifth Avenue Retail B Note and any portion of the 685 Fifth Avenue Retail Mezzanine Loan, to reallocate the outstanding principal balance of the 685 Fifth Avenue Retail B Note and the 685 Fifth Avenue Retail Mezzanine Loan by reducing the principal balance of the 685 Fifth Avenue Retail B Note and increasing the principal balance of 685 Fifth Avenue Retail Mezzanine Loan (including the possibility that as a result ,the 685 Fifth Avenue Retail B Note would be eliminated entirely), and to alter the interest rates applicable to each of the 685 Fifth Avenue Retail B Note and the 685 Fifth Avenue Retail Mezzanine Loan, so long as (1) the combined outstanding principal balance of the 685 Fifth Avenue Retail B Note and the 685 Fifth Avenue Retail Mezzanine Loan is the same as prior to the resizing; (2) the weighted average of the interest rates of the 685 Fifth Avenue Retail B Note and the 685 Fifth Avenue Retail Mezzanine Loan is the same as prior to the resizing; and (3) the amount of interest due on the 685 Fifth Avenue Retail B Note calculated after such resizing is not greater than the interest due calculated on its original principal balance and interest rate.

685 Fifth Avenue Retail Total Debt Summary
Note	Original Balance	Interest Rate	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV
A-1	$100,000,000	3.87135%	2.76x	11.1%	34.0%
A-2	$60,000,000	3.87135%	2.76x	11.1%	34.0%
B	$65,000,000	5.30898461538464%	1.77x	7.9%	47.9%
Mezzanine	$50,000,000	5.60000%	1.37x	6.4%	58.5%
Total	$275,000,000	4.52545454545455%	1.37x	6.4%	58.5%

Release of Property. Not permitted.

Terrorism Insurance. The 685 Fifth Avenue Retail Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 18 months plus 12 months of extended indemnity that covers acts of terrorism. The 685 Fifth Avenue Retail Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for the property and business interruption/rental loss insurance required under the related 685 Fifth Avenue Retail Whole Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-36

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-37

BANK 2018-BNK14	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

AVENTURA MALL

LOUIS VUITTON

amc 24

LOUIS VUITTON

Cartier

NORDSTROM

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-38

BANK 2018-BNK14	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-39

BANK 2018-BNK14	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-40

BANK 2018-BNK14	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-41

BANK 2018-BNK14	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-42

BANK 2018-BNK14	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

Aventura Mall
19501 Biscayne Boulevard
Aventura, FL 33180
Ft. Lauderdale/ Hollywood Intl. Airport 7 miles
Hollywood
BROWARD COUNTY
Memorial Regional Hospital
Hollywood Hills Plaza
West Lake Park
Eco Grande Golf Course
Hollywood Country Club
Hollywood Blvd
Washington St
Orange Brook Golf Course
Pembroke Rd
The Big Easy Casino
Diplomat Country Club
Hallandale Beach
Hallandale Beach Blvd
Hallandale Shopping Center
Gulfstream Park Race Track
Miramar
NE 215th St
Ives Estates Park
Aventura Medical Center
Aventura Commons
Ives Dairy Rd
Promenade Shops
Turnberry Isle Golf Course
Hard Rock Stadium
NW 199th St
Miami Gardens
Williams Island Country Club
Presidential Country Club
Town Center Aventura
Aventura
Dumfoundling Bay
Rolling Oaks Park
NW 183rd St
Greynolds Park
Atlantic Ocean
North Miami Beach
Maule Lake
Intracoastal Mall
Palmetto Expwy
NE 167th St
Mall at 163rd Street
Senator Gwen Margolis Amphitheatre
GOLDEN GLADES
Oak Grove Park
Southern Mem. Park
Oleta River State Park
Haulover Park Marina
NW 151st St
Golden Glades
MIAMI-DADE COUNTY
Biscayne Commons
Florida International University-Biscayne Bay Campus
NW 143rd St
North Miami
NW 135th St
NW 131st St
127th Street Shopping Center
Johnson & Wales Univ.
Bay Harbor Islands
Bal Harbour
NW 125th St
NE 125th St
Museum of Contemporary Art
Broad Causeway
Bal Harbour Shops
NW 119th St
Barry University
Indian Creek Golf Course
NW 111th St
Surfside
Pinewood
Miami Shores
Indian Creek
Biscayne Bay
North Shore Open Space Park
NW 103rd St
West Little River
North Shore Medical Center
Miami Intl. Airport 8 miles
MIAMI
Biscayne Point
North Beach
Florida's Turnpike
TRI RAIL
Federal Hwy
Biscayne Blvd
W. Dixie Hwy
Collins Ave
Ocean Dr

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-43

BANK 2018-BNK14	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH/WFB			Single Asset/Portfolio:	Single Asset
Original Balance(2):	$100,000,000			Location:	Aventura, FL 33180
Cut-off Date Balance(2):	$100,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.2%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer			Year Built/Renovated:	1983/2017
				Size:	1,217,508 SF
Mortgage Rate:	4.12125%			Cut-off Date Balance per SF(2):	$1,155
Note Date:	6/7/2018			Maturity Date Balance per SF(2):	$1,155
First Payment Date:	8/1/2018			Property Manager:	TB All Fees Operating LP
Maturity Date:	7/1/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (26); DEF (87); O (7)			UW NOI(7):	$154,858,979
Lockbox/Cash Mgmt Status(4):	Hard/Springing			UW NOI Debt Yield(2):	11.0%
Additional Debt Type(2)(5):	Pari Passu / Subordinate			UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Balance(2)(5):	$1,306,700,000 / $343,300,000			UW NCF DSCR(2):	2.58x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$118,291,397 (3/31/2018 TTM)
				2nd Most Recent NOI:	$115,240,562 (12/31/2017)
Reserves(6)				3rd Most Recent NOI:	$110,653,403 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(8):	92.8% (2/14/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.1% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.1% (12/31/2016)
Recurring Replacements:	$0	Springing	$487,003	Appraised Value (as of):	$3,450,000,000 (4/16/2018)
TI/LC:	$0	Springing	$6,087,540	Cut-off Date LTV Ratio(2):	40.8%
Outstanding Rollover:	$19,392,145	$0	N/A	Maturity Date LTV Ratio(2):	40.8%
Free Rent/Gap Reserve:	$6,776,765	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion)	200,853,019	11.5%
			Upfront Reserves	26,168,910	1.5%
			Closing Costs	13,967,630	0.8%
			Return of Equity	278,314,718	15.9%
Total Sources:	$1,750,000,000	100.0%	Total Uses:	$1,750,000,000	100.0%

(1)	The Aventura Mall Whole Loan (as defined below), was co-originated by JPMCB (as defined below), WFB, DBNY (as defined below) and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Mortgage Loan (as defined below) is part of the Aventura Mall Whole Loan (as defined below), which is comprised of 26 pari passu senior promissory notes with an aggregate original principal balance of $1,406,700,000 (collectively, the “Aventura Mall Senior Loans”) and four pari passu subordinate promissory notes with an aggregate original principal balance of $343,300,000 (collectively, the “Aventura Mall B Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Aventura Mall Senior Loans. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Aventura Mall Whole Loan are $1,437, $1,437, 8.8%, 8.8%, 2.07x, 50.7% and 50.7%, respectively.

(3)	Defeasance of the Aventura Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Aventura Mall Senior Loans promissory note to be securitized and (b) August 1, 2021. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in September 2018.

(4)	Lockbox is soft for master lease rents (see “Master Lease” below), and hard for other lease rents.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	UW NOI is based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(8)	Occupancy includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “Master Lease” below.

The Mortgage Loan. The second largest mortgage loan (the “Aventura Mall Mortgage Loan”) is part of a whole loan (the “Aventura Mall Whole Loan”) in the original principal balance of $1,750,000,000. The Aventura Mall Whole Loan is secured by a first priority fee mortgage encumbering a retail property in Aventura, Florida (the “Aventura Mall Property”). The Aventura Mall Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”), JP Morgan Chase Bank, National Association (“JPMCB”) and Morgan Stanley Bank, N.A. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 senior notes, that are pari passu with each other, with an aggregate original principal balance of $1,406,700,000 (collectively, the “Aventura Mall Senior Loans”) and (ii) a subordinate companion loan, comprised of four

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-44

BANK 2018-BNK14	Aventura Mall

subordinate notes that are pari passu with each other and subordinate to the Aventura Mall Senior Loans, with an aggregate original principal balance of $343,300,000 (collectively, the “Aventura Mall B Notes”), each as described below. Promissory Note A-2-C-2, which is being contributed by MSMCH, in the original principal balance of $50,000,000 and Promissory Note A-2-D-1, which is being contributed by WFB, in the original principal balance of $50,000,000, represent the Aventura Mall Mortgage Loan and will be included in the BANK 2018-BNK14 securitization trust. Of the remaining Aventura Mall Senior Loans (collectively, the “Aventura Mall Non-Serviced Pari Passu Companion Loans”), the Aventura Mall Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-A, A-1-B, A-1-C and A-1-D, in the aggregate original principal balance of $406,700,000 and all of the Aventura Mall B Notes were contributed to the Aventura Mall Trust 2018-AVM securitization trust. The Aventura Mall Whole Loan will be serviced pursuant to the trust and servicing agreement for the Aventura Mall Trust 2018-AVM securitization trust. The remaining Aventura Mall Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $900,000,000, have either been contributed to securitization trusts or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Aventura Mall Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Aventura Mall Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(2)
Aventura Mall Mortgage Loan
A-2-C-2 & A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
Aventura Mall Non-Serviced Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-A-3, A-2-A-4, A-2-A-5	$200,000,000	$200,000,000	JPMCB	No
A-2-C-1, A-2-C-3, A-2-C-4, A-2-C-5	$170,000,000	$170,000,000	Morgan Stanley Bank, N.A.	No
A-2-B-2-B, A-2-B-2-C, A-2-B-4, A-2-B-5	$82,000,000	$82,000,000	DBNY	No
A-2-D-3, A-2-D-4, A-2-D-5	$120,000,000	$120,000,000	WFB	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
Aventura Mall B Notes
B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	No
Total	$1,750,000,000	$1,750,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

Proceeds of the Aventura Mall Whole Loan were used to refinance existing securitized mortgage debt and construction debt, cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower (as defined below). The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization.

The Borrower and the Sponsors. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”).

The loan sponsors and nonrecourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Non-Recourse Carveout Guarantors”). The liability of the Non-Recourse Carveout Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

The Property. Aventura Mall is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Whole Loan which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites.

The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features a 20,218 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is 72.2% leased as of February 14, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-45

BANK 2018-BNK14	Aventura Mall

The following table presents a summary of historical comparable in-line sales at the Aventura Mall Property.

Historical Comparable In-line Tenant Sales Summary(1)(2)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%

(1)	Information as provided by the borrower sponsor and only includes tenants reporting comparable sales.

(2)	Apple’s sales are based on the tenant’s 6,303 SF of space in the existing mall.

The Aventura Mall is anchored by six tenants which combined generate approximately $298.9 million in annual sales as of TTM February 2018. The anchors include a collateral J.C. Penney and AMC Theaters and four ground lease anchors (as to which the related improvements are not collateral): Macy’s, Bloomingdales, Macy’s (Men’s & Home) and Nordstrom.

J. C. Penney Co. occupies a 193,759 SF store (15.9% NRA, 0.5% underwritten base rent) under an initial lease dated April 27, 1983, expiring April 30, 2023 and renewed eight times, with no renewal options left. J. C. Penney Co. was not required to report sales at the Aventura Mall Property. AMC Theaters occupies a 78,738 SF theatre unit (6.5% NRA, 1.3% underwritten base rent) under an initial lease dated August 7, 1998, expiring August 31, 2023 and had renewed one time, leaving three, five year renewal options left. AMC Theaters achieved annual sales of $16.9 million as of TTM February 2018. The Aventura Mall’s non-collateral ground lease anchors are Macy’s (two stores – 524,011 SF), Bloomingdale’s (251,831 SF) and Nordstrom (167,000 SF) that each owns their own improvements and leases the related land under a ground lease. The operating covenants for J.C. Penney Co., Macy’s, and Bloomingdales have terminated. Generally the operating covenants of the anchors have expired, or the anchors are not required to operate.

The following table presents a summary of historical anchor sales at the Aventura Mall Property.

Historical Sales Summary(1)
Annual Sales $ mil / Sales PSF
Anchor	Size (SF)	2015	2016	2017	TTM February 2018
Macy's (non-collateral)	299,011	$96.4 / $322	$88.0 / $294	$80.3 / $268	$81.2 / $271
Bloomingdales (non-collateral)	251,831	$128.2 / $509	$110.7 / $440	$104.1 / $413	$105.3 / $418
Macy's Men’s & Home (non-collateral)	225,000	$50.9 / $226	$44.8 / $199	$41.3 / $184	$42.0 / $187
J. C. Penney Co.	193,759	NAV	NAV	NAV	NAV
Nordstrom (non-collateral)	167,000	$69.2 / $414	$55.3 / $331	$52.8 / $316	$53.5 / $321
AMC Theatres	78,738	$20.4 / $258	$18.8 / $238	$16.8 / $213	$16.9 / $215
Total	1,215,339	$365.0 / $357	$317.5 / $311	$295.2 / $289	$298.9 / $293

(1)	Information is estimated and as provided by the sponsor.

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy – Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy – Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%

(1)	Historical and Current Occupancy is based on the average of each respective year. Current occupancy is based on the February 14, 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-46

BANK 2018-BNK14	Aventura Mall

The following table presents certain information relating to the major tenants at the Aventura Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)		Annual UW Rent PSF(4)	TTM February 2018 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
J. C. Penney Co.	B/B3/B-	193,759	15.9%	$661,053	0.5%	$3.41	NAV	NAV	NAV	4/30/2023
AMC Theatres(5)	B/B2/B+	78,738	6.5%	$1,850,343	1.3%	$23.50	$16,894,104	$703,921	10.6%	8/31/2023
Zara(6)(7)	NR/NR/NR	34,454	2.8%	$4,120,000	2.9%	$119.58	$33,469,155	$971	16.3%	10/31/2029
XXI Forever	NR/NR/NR	32,504	2.7%	$2,464,387	1.7%	$75.82	$12,398,653	$381	22.6%	1/31/2019
H & M	NR/NR/NR	28,830	2.4%	$3,375,705	2.4%	$117.09	$19,196,951	$666	18.4%	1/31/2027
Equinox Fitness	NR/NR/NR	25,458	2.1%	$727,192	0.5%	$28.56	$4,422,511	$174	18.4%	1/31/2024
Topshop	NR/NR/NR	23,296	1.9%	$2,842,112	2.0%	$122.00	NAV	NAV	NAV	10/31/2029
Apple (2 Levels) (6)(8)	NR/Aa1/AA+	20,218	1.7%	$3,500,000	2.5%	$173.11	$196,173,582	$31,124	0.5%	1/31/2030
Victoria's Secret	NR/NR/NR	18,387	1.5%	$3,033,855	2.1%	$165.00	$19,147,672	$1,041	12.7%	7/31/2026
Louis Vuitton	WD/NR/A+	18,180	1.5%	$1,999,800	1.4%	$110.00	$36,167,622	$1,989	7.8%	11/30/2022
Banana Republic	BB+/Baa2/BB+	16,857	1.4%	$2,950,818	2.1%	$175.05	$9,771,975	$580	37.8%	2/29/2020
Restoration Hardware	NR/NR/NR	11,988	1.0%	$2,399,638	1.7%	$200.17	$25,775,211	$2,150	11.4%	2/28/2019
Urban Outfitters	NR/NR/NR	11,638	1.0%	$590,785	0.4%	$50.76	$7,489,656	$644	11.0%	12/31/2023
Express	NR/NR/NR	11,320	0.9%	$1,649,890	1.2%	$145.75	$7,253,138	$641	28.7%	1/31/2022
Abercrombie & Fitch	NR/NR/BB-	11,246	0.9%	$3,164,399	2.2%	$281.38	$17,491,686	$1,555	20.9%	1/31/2020
Anthropologie	NR/NR/NR	11,089	0.9%	$674,444	0.5%	$60.82	$6,920,057	$624	16.5%	6/30/2019
The Gap	BB+/Baa2/BB+	11,065	0.9%	$1,825,725	1.3%	$165.00	NAV	NAV	NAV	7/31/2024
Grand Lux Café	NR/NR/NR	10,442	0.9%	$490,774	0.3%	$47.00	$6,591,919	$631	14.1%	3/31/2027
The Cheesecake Factory	NR/NR/NR	10,421	0.9%	$847,488	0.6%	$81.33	$17,955,891	$1,723	6.8%	6/30/2023
Calvin Klein	NR/NR/NR	10,280	0.8%	$982,844	0.7%	$95.61	$5,708,260	$555	25.8%	1/31/2019
Subtotal/Wtd. Avg.		590,170	48.5%	$40,151,252	28.3%	$68.03

Other Tenants		539,111	44.3%	$101,486,942	71.7%	$188.25
Vacant Space		88,227	7.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,217,508	100.0%	$141,638,194	100.0%	$125.42

Non-Collateral Anchors
Macy's (GL)	BBB/Baa3/BBB-	299,011		$168,480						7/31/2029
Bloomingdales (GL)	BBB/Baa3/BBB-	251,831		$150,000						2/5/2033
Macy's (Men's & Home) (GL)	BBB/Baa3/BBB-	225,000		$150,000						2/3/2035
Nordstrom (GL)	BBB+/Baa1/BBB+	167,000		$800,000						2/28/2023

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Base Rent reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019, including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria's Secret (included in the Free Rent/Gap Reserve), (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy's, Bloomingdale's, Macy's Men's &Home and Nordstrom).

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	AMC Sales PSF number reflects sales per screen (24 screens).

(6)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(7)	Zara was originally a tenant in the existing Aventura Mall, occupying 18,717 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant's annualized sales from November 2017 through April 2018.

(8)	Sales and Sales PSF for Apple are based on the tenant's 6,303 SF space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for 20,218 SF at the Expansion Parcel.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-47

BANK 2018-BNK14	Aventura Mall

The following table presents certain information relating to the lease rollover at the Aventura Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx.% of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(5)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(6)	25	20,093	$124.31	1.7%	1.7%	$2,497,856	1.8%	1.8%
2018	23	41,733	$143.50	3.4%	5.1%	$5,988,502	4.2%	6.0%
2019	32	124,307	$119.39	10.2%	15.3%	$14,841,136	10.5%	16.5%
2020	36	96,193	$191.02	7.9%	23.2%	$18,375,213	13.0%	29.4%
2021	24	54,397	$251.59	4.5%	27.7%	$13,685,691	9.7%	39.1%
2022	24	76,594	$169.31	6.3%	33.9%	$12,967,832	9.2%	48.3%
2023	29	352,941	$47.98	29.0%	62.9%	$16,933,820	12.0%	60.2%
2024	27	79,905	$166.60	6.6%	69.5%	$13,311,865	9.4%	69.6%
2025	13	19,020	$271.45	1.6%	71.1%	$5,163,035	3.6%	73.3%
2026	9	46,368	$169.47	3.8%	74.9%	$7,858,163	5.5%	78.8%
2027	20	78,035	$136.36	6.4%	81.3%	$10,641,238	7.5%	86.3%
2028	13	41,146	$148.89	3.4%	84.7%	$6,126,042	4.3%	90.6%
2029 & Beyond(7)	13	98,549	$134.43	8.1%	92.8%	$13,247,802	9.4%	100.0%
Vacant	0	88,227	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	288	1,217,508	$125.42	100.0%		$141,638,194	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	# of Leases Rolling excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019 including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria's Secret (included in the free rent/gap reserve), (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy's, Bloomingdale's, Macy's Men's & Home and Nordstrom).

(6)	MTM includes temporary tenants.

(7)	2029 & Beyond includes the recently executed Apple lease SF and lease expiration for the Expansion Parcel.

The Market. The Aventura Mall Property is located in Aventura, Miami Dade County, Florida, approximately 11 miles north of the Miami central business district and 11 miles south of the Fort Lauderdale central business district. Regional access to the Aventura Mall Property is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Aventura Mall Property was 25,173, 188,456 and 414,744, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius was $86,750, $72,828 and $66,753, respectively. The appraiser considers the 15-mile radius to be the Aventura Mall Property’s primary trade area. From 2000 to 2017, the one-mile radius trade area experienced compound annual growth in population of 2.2% and in average household income of 1.3%. The primary trade area had 2017 average retail sales per household of $48,617.

The Aventura Mall Property is a part of the Miami submarket of the Miami retail market. The Miami submarket contains approximately 5.6 million SF of retail space which as of the year end 2017 had a vacancy rate of 7.1% and asking rents of $30.88 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-48

BANK 2018-BNK14	Aventura Mall

The following table presents certain competitive properties to the Aventura Mall Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Aventura Mall Property Aventura, FL	Super Regional Mall	1983 / 2017	2,156,203	92.8%(1)	$1,681(2)	Macy’s (non-collateral), JC Penney, Bloomingdales (non-collateral), Macy’s Men’s & Home (non-collateral), Nordstrom (non-collateral)	N/A
Primary Competition
Bal Harbour Shops Bal Harbour, FL	Regional Center	1965 / 2008	460,000	99%	$2,200	Neiman Marcus, Saks Fifth Avenue	4.7
Sawgrass Mills Sunrise, FL	Super Regional Mall	1990 / 2006	2,384,000	89%	$1,100	Super Target, Bloomingdales Outlet, Neiman Marcus Last Call, Nordstrom Rack, Saks Off Fifth, Burlington, Dick’s Sporting Goods	19.0
Dadeland Mall Kendall, FL	Super Regional Mall	1962 / 2013	1,488,000	95%	$1,400	JC Penney, Macy’s, Macy’s, Nordstrom, Saks Fifth Avenue	22.0
Secondary Competition
Pembroke Lakes Mall Pembroke Pines, FL	Super Regional Mall	1992 / 1998	1,136,000	96%	$490	Dillard’s, Dillard’s Men’s & Home, Macy’s, Macy’s Home Store, JC Penney, Sears	11.0
Galleria Mall Fort Lauderdale, FL	Super Regional Mall	1980 / 2005	955,000	80%	$870	Dillard’s, Macy’s, Neiman Marcus	13.0
Dolphin Mall Miami, FL	Super Regional Mall	2001 / 2010	1,403,000	97%	$950	Burlington, Bass Pro Outdoor World, Bloomingdale’s Outlet, Cobb Theater	16.0

Source: Appraisal

(1)	Occupancy as of February 14, 2018 includes 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(2)	Comparable inline sales shown as of February 28, 2018 including Apple.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Mall Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Vacant Income	$0	$0	$0	$0	$13,640,745	$11.20
Gross Potential Rent	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$155,278,939	$127.54
Percentage Rent	$5,466,448	$4,115,391	$3,447,721	$3,326,930	$3,627,027	$2.98
Total Recoveries	$26,727,546	$26,287,600	$27,329,454	$28,195,516	$32,253,113	$26.49
Specialty Leasing Income	$3,536,265	$3,076,589	$4,453,595	$4,900,785	$3,805,199	$3.13
Other Income(2)	$3,628,986	$3,701,438	$3,994,113	$4,090,769	$4,156,114	$3.41
Less Vacancy & Credit Loss	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
Capital Expenditures	$0	$0	$0	$0	$243,502	$0.20
TI/LC	$0	$0	$0	$0	$3,043,770	$2.50
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49

Occupancy %	99.2%	99.1%	99.1%	92.8%(3)	92.9%
NOI DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.63x
NCF DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.58x
NOI Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	11.0%
NCF Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	10.8%

(1)	The increase in Base Rent and Net Operating Income from TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. Base Rent also includes $1.3 million of ground rent paid by Bloomingdales, Macy's, Macy's Men's & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria's Secret that is scheduled to occur in August 2019 (included in the free rent/gap reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenues associated with commissions, late charges, and other miscellaneous sources).

(3)	Occupancy is as of February 14, 2018 and includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(4)	Debt service coverage ratios and debt yields are based on the Aventura Mall Senior Loans and exclude the Aventura Mall B Notes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-49

BANK 2018-BNK14	Aventura Mall

Escrows and Reserves. At closing of the Aventura Mall Whole Loan, the Aventura Mall Borrower was required to deposit with the lender $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement and leasing costs due in connection with certain leases at the Aventura Mall Property. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), the Aventura Mall Borrower is required to deposit monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if a blanket policy is in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,648 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540).

Lockbox and Cash Management.     The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft springing hard lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Lease) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event (as defined below), all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account are required to be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than a DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited directly into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the property manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). The Aventura Mall Property also secures the Aventura Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,306,700,000 and the Aventura Mall B Notes, which have an aggregate Cut-off Date principal balance of $343,300,000. The Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes are coterminous with the Aventura Mall Mortgage Loan. The Aventura Mall Non-Serviced Pari Passu Companion Loans and Aventura Mall B Notes accrue interest at the same rate as the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan and the Aventura Mall Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Aventura Mall B Notes. The holders of the Aventura Mall Mortgage Loan, the Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Aventura Mall Whole Loan. See “Description of the Mortgage Pool— The Whole Loans-The Aventura Mall Pari Passu/AB Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Aventura Mall Borrower is permitted to (a) obtain the release of (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property (including portions of the “ring road”) for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas and portions of the “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion (33,813 SF) of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 each during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following (i) an event of default, (ii) bankruptcy of the Aventura Mall Borrower, (iii) bankruptcy of the property manager, or (iv) a period commencing on the occurrence of a Lockbox Event until cured in accordance with the loan documents. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which were otherwise not occupied prior to the loan origination date. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the Master Lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease rents equal 1.8% of the approximately $185.5 million of underwritten effective gross income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-50

BANK 2018-BNK14	Aventura Mall

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower for the related parcel and obtain a release of the lien of the Aventura Mall Whole Loan on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Aventura Mall Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Aventura Mall Property; provided that if TRIPRA (or extension thereof or similar government program) is no longer in effect, the Aventura Mall Borrower is required to carry terrorism coverage throughout the term of the Aventura Mall Whole Loan subject to an annual terrorism premium cap of two times the cost of the then-current annual insurance premium payable by the Aventura Mall Borrower for the policies insuring only the Aventura Mall Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-51

BANK 2018-BNK14	Park 80 West

Mortgage Loan No. 3 – Park 80 West

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-52

BANK 2018-BNK14	Park 80 West

Mortgage Loan No. 3 – Park 80 West

PARK 80 WEST – PLAZA I

Floor	Suites
7	Vacant 5,133 SF
6	Rising Pharmaceuticals 29,756 SF | 10/2028; Rising Pharmaceuticals 6,522 SF | 10/2028
5	Marcus & Millichap 11,589 SF | 10/2023; Eastern Concrete Materials 15,715 SF | 11/2031; Eastern Concrete Materials 3,685 SF | 11/2031; Vacant 5,342 SF
4	Cohn, Lifland, Peralman, Herrm 16,032 SF | 4/2027; SKW Quab Chemicals 2,676 SF | 12/2022; Mass Mutual Life Insurance 15,939 SF | 11/2022
3	Berkeley Research Group 4,747 SF | 6/2020; Kanebridge Corporation 2,960 SF | 5/2023; Vacant 5,872 SF; Viner Finance 9,133 SF | 9/2023; Catalina Marketing Corporation 8,796 SF | 10/2022; Computacenter 6,823 SF | 3/2020
2	Symrise, Inc 3,655 SF 4/2021; Vacant 5,872 SF; Symrise, Inc 4,586 SF 4/2021; Symrise, Inc 12,821 SF | 4/2021; Old Republic Insurance Co 3,022 SF | 6/2019; DTG Consulting 3,135 SF | 1/2020
P	Rotenberg, Meril, Solomon, Bertiger 14,353 SF | 6/2020; Rotenberg, Meril, Solomon, Bertiger 2,677 SF | 6/2020; JP Morgan Chase 13,633 SF | 2/2026
C	Park 80 West Bldg Mgmt Office 1,759 SF; Federal Aviation Admin 10,260 SF | 9/2027; 5-Star Conference Center 3,935 SF; Hands on Experience Massage 214 SF; Fitness Center 5,469 SF

VACANT | NON-RENTABLE | 2018 – 2020 | 2021 – 2024 | 2025 – 2029 | 2030+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-53

BANK 2018-BNK14	Park 80 West

Mortgage Loan No. 3 – Park 80 West

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-54

BANK 2018-BNK14	Park 80 West

Mortgage Loan No. 3 – Park 80 West

Park 80 West
250 Pehle Avenue
Saddle Brook, NJ 07663
NEW YORK
NEW JERSEY
PATERSON
YONKERS
BRONX
MANHATTAN
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
BROOKLYN
STATEN IS.
Long Island Sound
Ho-Ho-Kus
Westwood
Washington Township
Emerson
Ridgewood
The Valley Hospital
Oradell
Oradell Reservoir
Hackensack Golf Club
Emerson Golf Club
Pascack Valley Hospital
The New Jersey Children's Mus.
Paramus Park Mall
Bergen Regional Medical Center
Saddle River County Park
Glen Rock
Bergen Community College
Ridgewood Country Club
River Edge
Bergen County Zoo
Van Saun County Park
Fair Lawn
Paramus
Paramus Town Square
Arcola Country Club
New Milford
Bergenfield
BERGEN COUNTY
Wayne
PASSAIC COUNTY
PATERSON
Memorial Park
Passaic County Comm. Coll.
Paterson Museum
Barnert Hospital
Elmwood Park
Westfield Garden State Plaza
Bergen Town Center
Rochelle Park
Saddle Brook
Maywood
Hackensack
The Shops at Riverside
Fairleigh Dickinson University
Garrett Mountain Reservation
St. Joseph's Regional Medical Ctr.
Teaneck
Holy Name Hospital
Hackensack Univ. Medical Center
Garfield
Lodi
Bogota
G.W. Bridge 3 miles
Clifton
Passaic
General Hospital Ctr. at Passaic
Felician College
Hasbrouck Heights
Montclair State University
Ridgefield Park
Wood-Ridge
Teterboro Airport
Little Ferry
Palisades Park
Passaic Stadium
Styertowne Shopping Center
Upper Montclair Country Club
East Rutherford
Moonachie
Carlstadt
Hackensack River
New Jersey Tpke.
Ridgefield
Bloomfield
ESSEX COUNTY
Clifton Commons
Hackensack-Meadowlands Conservation and Wildlife Area
Rutherford
Nutley
Meadowlands Racetrack
MEADOWLANDS SPORTS COMPLEX
MetLife Stadium
Meadowlands Arena
American Dream Meadowlands (Under Constr.)
Lyndhurst
Newark Intl. Airport 14 miles
Garden State Pkwy
Ridgewood Ave.
Midland Ave.
Paramus Rd.
Century Rd.
Fair Lawn Ave.
River Rd.
Broadway
Market St.
Crooks Ave
Clifton Ave
Union St.
Spring Valley Ave.
Central Ave.
New Bridge Rd.
Kinderkamack Rd.
Pascack Valley Line
NJ Transit
Main Line
Bergen Co. Line
Paterson Ave.
Hackensack St.
Rifle Camp Rd.
Valley Rd
Union Ave.
Totowa Ave.
Van Emburgh Ave.
Pascack Rd.
Forest Ave.
Fairview Ave.
Oradell Ave.
Madison Ave.
Westwood Ave.
Saddle River Rd.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-55

BANK 2018-BNK14	Park 80 West

Mortgage Loan No. 3 – Park 80 West

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$75,450,000			Location:	Saddle Brook, NJ 07663
Cut-off Date Balance(1):	$75,450,000			General Property Type:	Office
% of Initial Pool Balance:	5.5%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting(3):	Fee/Leasehold
Sponsor:	Leibel Lederman			Year Built/Renovated:	1972/2017
Mortgage Rate:	4.8254%			Size:	510,130 SF
Note Date:	August 28, 2018			Cut-off Date Balance per SF:	$148
First Payment Date:	10/11/2018			Maturity Date Balance per SF:	$148
Maturity Date:	9/11/2028			Property Manager:	CBRE, Inc.
Original Term:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(4):	$7,869,300
Seasoning:	0 months			UW NOI Debt Yield(1):	10.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(1):	10.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.90x
Additional Debt Type(1):	Mezzanine/Unsecured Subordinate			Most Recent NOI(4):	$5,842,340 (5/31/2018 TTM)
Additional Debt Balance(1):	$17,550,000/$10,000,000			2nd Most Recent NOI:	$5,708,184 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,283,848 (12/31/2016)
				Most Recent Occupancy:	91.4% (6/1/2018)
Reserves(2)				2nd Most Recent Occupancy:	89.6% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	81.3% (12/31/2016)
Taxes	$254,616	$234,824	N/A	Appraised Value (as of):	$115,800,000 (5/24/2018)
Insurance	$0	$11,860	N/A	Cut-off Date LTV Ratio(1):	65.2%
Replacement Reserves	$0	$10,628	$765,195	Maturity Date LTV Ratio(1):	65.2%
TI/LC Reserves	$5,000,000	$63,766	$3,000,000
Rent Concession Reserve	$816,582	$0	N/A
Tenant Specific TI/LC Reserve	$294,726	$0	N/A
Ground Rent Reserve	$0	$6,180	N/A
Elevator Upgrades Work Reserve	$471,178	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$75,450,000	60.2%	Purchase Price:	$115,500,000	92.1%
Mezzanine Debt(1):	$17,550,000	14.0%	Upfront Reserves:	$6,837,102	5.5%
Borrower Sponsor Equity:	$32,350,082	25.8%	Closing Costs:	$3,012,980	2.4%
Total Sources:	$125,350,082	100.0%	Total Uses:	$125,350,082	100.0%

(1)	The equity interest in the Park 80 West Borrower (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $17,550,000. As of the Cut-off Date, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Park 80 West Total Secured Debt (as defined below) are 8.5%, 8.5%, 1.30x, 80.3% and 80.3%, respectively. See “Mezzanine Loan and Preferred Equity” below.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	A 0.60-acre portion of the Park 80 West Property is subject to a ground lease. See “Ground Lease” below.
(4)	See “Cash Flow Analysis” below for details regarding the increase from Most Recent NOI to UW NOI.

The Mortgage Loan. The third largest mortgage loan (the “Park 80 West Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $75,450,000 which is secured by a first priority fee and leasehold mortgage encumbering a two-building suburban office complex located in Saddle Brook, New Jersey (the “Park 80 West Property”).

The proceeds of the Park 80 West Mortgage Loan, in addition to a $17,550,000 mezzanine loan and approximately $32.4 million of cash equity contributed by the Park 80 West Borrower (as defined below), were used to acquire the Park 80 West Property for approximately $115.5 million, fund reserves and pay closing costs. The Park 80 West Mortgaged Property was previously securitized in the LBUBS 2005-C2 securitization trust.

The Borrowers and the Sponsor. The borrowers comprise three tenants-in-common: Park 80 West Owner LLC, Sutton Park 80 West TIC LLC, and William Penn Park 80 West TIC LLC (collectively, the “Park 80 West Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Park 80 West Borrower delivered a non-consolidation opinion in connection with the origination of the Park 80 West Mortgage Loan. The sponsor and the nonrecourse carve-out guarantor of the Park 80 West Mortgage Loan is Leibel Lederman.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-56

BANK 2018-BNK14	Park 80 West

Leibel Lederman has been involved in real estate investing since 1973, when he was a managing agent for a boutique firm. Between 1976 and 1985, Mr. Lederman and several partners purchased over 65 buildings in Brooklyn, the Bronx, and Manhattan, totaling approximately 4,000 rental units. From 1985 to 1989, Mr. Lederman added shopping centers and office complexes throughout Pittsburgh and Philadelphia to his holdings. Mr. Lederman joined Galil Management, a family-owned real estate investment and management company, in 1994 as its senior property analyst, focusing on purchase analysis and internal transactions. Mr. Lederman’s commercial real estate holdings include ownership interests in approximately 49 properties in New York, New Jersey, Texas, Florida, Georgia and Pennsylvania, valued at approximately $4 billion (of which, Mr. Lederman’s interests approximate $217 million).

The Property. The Park 80 West Property is a Class A, two-building suburban office complex totaling 510,130 SF of rentable area located in Saddle Brook, Bergen County, New Jersey. Originally constructed in two phases in 1972 and 1981 and renovated in 2017, the Park 80 West Property is situated on a 10.1-acre parcel of land. During the 2017 renovation, the Park 80 West Property underwent an approximately $14.7 million capital improvement project to upgrade common areas, building roof and façade, amenities, windows, parking garage, property grounds and building systems. Amenities at the Park 80 West Property include a modern conference facility with flexibility to host up to 80 people, newly renovated cafeteria with breakfast and lunch options, full-service catering kitchen, dry cleaning and delivery, shoe shining service, a car wash service that comes to tenant desks to retrieve keys, a newly renovated fitness facility and a massage center.

The Park 80 West Property is occupied by tenants from the pharmaceutical, insurance, real estate, financial services, research and other sectors. The Park 80 West Property features 1,720 surface and garage parking spaces indicating a parking ratio of 3.4 spaces per 1,000 SF of net rentable area. As of June 1, 2018, the Park 80 West Property was 91.4% occupied by 48 tenants. Approximately 22.3% of the net rentable area and 23.7% of underwritten base rent at the Park 80 West Property is attributed to investment grade tenants.

Major Tenants. The largest tenant at the Park 80 West Property is Rising Pharmaceuticals (7.1% of net rentable area; 8.5% of underwritten base rent), a marketing and distribution company for generic prescription pharmaceutical products currently headquartered at the Park 80 West Property. In December 2010 Rising Pharmaceuticals was acquired by, and became a wholly owned subsidiary of, Aceto Corporation (Nasdaq: ACET), a global company specializing in the marketing, sale and distribution of human health products, pharmaceutical ingredients and performance chemicals. Rising Pharmaceuticals has been a tenant at the Park 80 West Property since November 2017, originally occupying 29,756 SF, and expanded by 6,522 SF in March 2018 to its current 36,278 SF. Rising Pharmaceuticals’ lease expires in October 2028 with two, five-year renewal options with 12 months’ notice. Rising Pharmaceuticals has a one-time right to terminate its lease effective October 31, 2023, with 12 months’ notice, subject to a termination fee of the sum of the unamortized portion of all broker commissions, rent abatements and tenant improvement allowances. Rising Pharmaceuticals is currently in a free rent period for its 6,522 SF suite (18.0% of tenant’s total space) through October 31, 2018 and will be in a free rent period for its 29,756 SF suite (82.0% of tenant’s total space) for the four-month period from November 1, 2019 to February 29, 2020. All remaining rent credits and abatements were reserved at the origination of the Park 80 West Mortgage Loan (see “Escrows and Reserves” below).

The second largest tenant at the Park 80 West Property is New York Life Insurance Company (“New York Life”, rated AA+/Aaa/AA+ by Fitch/Moody’s/S&P; 5.3% of net rentable area; 5.4% of underwritten base rent). New York Life has been at the Park 80 West Property since 2013 and has a February 2024 lease expiration with one, five-year renewal option with nine months’ notice. New York Life has a one-time right to terminate its lease effective February 29, 2020, with 6 months’ notice, subject to a termination fee of $831,359.

The third largest tenant at the Park 80 West Property is CBRE (rated Baa2/BBB+ by Moody’s/S&P; 5.2% of net rentable area; 5.7% of underwritten base rent). CBRE operates a full-service office at the Park 80 West Property, offering property leasing and sales, workplace strategy and project management, facilities management, valuation and consulting services. CBRE has been at the Park 80 West Property since 2004 and executed an approximately 10-year renewal in 2013. CBRE has a lease expiration in August 2024 with one, five -year renewal option with 13 months’ notice. CBRE is also the property manager of the Park 80 West Property.

Other than Rising Pharmaceuticals, New York Life Co and CBRE, no tenant accounts for more than 5.2% of the net rentable area or 5.6% of underwritten base rent at the Park 80 West Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-57

BANK 2018-BNK14	Park 80 West

The following table presents certain information relating to the tenancy at the Park 80 West Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P) (1)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenant
Rising Pharmaceuticals	NR/NR/NR	36,278	7.1%	$1,185,557(3)	8.5%	$32.68(3)	10/31/2028(4)(5)
New York Life Co	AA+/Aaa/AA+	26,811	5.3%	$750,708	5.4%	$28.00	2/29/2024(6)(7)
CBRE	NR/Baa2/BBB+	26,777	5.2%	$798,787(8)	5.7%	$29.83(8)	8/31/2024(9)
JBA Associates	NR/NR/NR	26,777	5.2%	$776,533	5.6%	$29.00	11/30/2019(10)
RGN Saddle Brook Regus	NR/NR/NR	21,853	4.3%	$710,223	5.1%	$32.50	3/31/2025(11)
Subtotal/Wtd. Avg.		138,496	27.1%	$4,221,808	30.3%	$30.48

Other Tenants		327,575	64.2%	$9,719,143	69.7%	$30.80(12)
Vacant Space		44,059	8.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		510,130	100.0%	$13,940,951	100.0%	$27.99(12)

(1)	The entities on the leases for New York Life Co and CBRE are the entities related to the credit ratings shown above.
(2)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through June 2019 totaling $206,853 and straight-line rent averaging for investment grade tenants over the remaining lease term for CBRE, Marsh & McLennan Agency, Mass Mutual Life Insurance, JP Morgan Chase and Axa Equitable totaling $106,279.
(3)	Rising Pharmaceuticals is currently in a full rent abatement period for its 6,522 SF suite (18.0% of tenant’s total space) through October 31, 2018 and will be in a full rent abatement period for its 29,756 SF suite (82.0% of tenant’s total space) for the four-month period from November 1, 2019 to February 29, 2020. All remaining rent credits and abatements were reserved at the origination of the Park 80 West Mortgage Loan (see “Escrows and Reserves” below).
(4)	Rising Pharmaceuticals has two, 5-year renewal options with 12 months’ notice at the then prevailing market rental rate.
(5)	Rising Pharmaceuticals has a one-time right to terminate its lease effective October 31, 2023, with 12 months’ notice, subject to a termination fee of the sum of the unamortized portion of all broker commissions, rent abatements and tenant improvement allowances.
(6)	New York Life Co has one, 5-year renewal option with 9 months’ notice at fair market rental rates.
(7)	New York Life Co has a one-time right to terminate its lease effective February 29, 2020, with 6 months’ notice, subject to a termination fee of $831,359.
(8)	CBRE’s Annual UW Rent and Annual UW Rent PSF represents its average rent over its remaining lease term. CBRE’s current rental rate is $29.00 PSF.
(9)	CBRE has one, 5-year renewal option with 13 months’ notice at fair market rental rates.
(10)	JBA Associates has one, 5-year renewal option with 12 months’ notice at fair market rental rates.
(11)	RGN Saddle Brook Regus has one, 5-year renewal option with 9 months’ notice at fair market rental rates.
(12)	Other Tenants includes approximately 12,002 SF related to the management office, conference center, fitness center, vending service and massage amenity space (collectively, the “Non-Revenue Spaces”), which have no attributed Annual UW Rent. The Annual UW Rent PSF for Other Tenants and Total/Wtd. Avg. excludes the Non-Revenue Spaces.

The following table presents certain information relating to the lease rollover schedule at the Park 80 West Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	7	17,733	$10.67(3)	3.5%	3.5%	$67,800	0.5%	0.5%
2018	2	9,377	$30.21	1.8%	5.3%	$283,283	2.0%	2.5%
2019	7	47,228	$30.05	9.3%	14.6%	$1,419,020	10.2%	12.7%
2020	8	46,103	$30.04	9.0%	23.6%	$1,384,786	9.9%	22.6%
2021	5	26,755	$31.84	5.2%	28.9%	$851,791	6.1%	28.7%
2022	4	30,765	$30.43	6.0%	34.9%	$936,310	6.7%	35.5%
2023	6	34,945	$33.80	6.9%	41.7%	$1,181,309	8.5%	43.9%
2024	4	77,221	$30.33	15.1%	56.9%	$2,342,233	16.8%	60.7%
2025	3	45,926	$30.84	9.0%	65.9%	$1,416,538	10.2%	70.9%
2026	1	13,633	$28.41	2.7%	68.5%	$387,356	2.8%	73.7%
2027	2	26,292	$29.23	5.2%	73.7%	$768,558	5.5%	79.2%
2028	5	70,693	$32.54	13.9%	87.6%	$2,300,568	16.5%	95.7%
2029 & Beyond	2	19,400	$31.00	3.8%	91.4%	$601,400	4.3%	100.0%
Vacant	0	44,059	$0.00	8.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	56	510,130	$27.99(4)	100.0%		$13,940,951	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	MTM includes approximately 12,002 SF related to the Non-Revenue Spaces, which have no leases and no attributed Annual U/W Base Rent. MTM includes approximately 6,356 SF related to the cafeteria and UPS drop box, which have month-to-month leases and attributed Annual U/W Base Rent totaling $67,800. The Annual UW Rent PSF Rolling for MTM excludes the Non-Revenue Spaces.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes the Non-Revenue Spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-58

BANK 2018-BNK14	Park 80 West

The Market. The Park 80 West Property is located in Saddle Brook, Bergen County, New Jersey, immediately adjacent to Interstate 80, Garden State Parkway and State Route 67/Midland Avenue, 1.1 miles north of US Highway 46, 17.0 miles northwest of the Manhattan central business district, 4.7 miles northwest of Teterboro Airport, 20.7 miles northwest of LaGuardia Airport and 22.8 miles northeast of Newark Liberty International Airport. The Park 80 West Property is situated at the intersection of Midland Avenue and Garden State Parkway, which, according to a third party market research provider, has a daily traffic count of approximately 89,911 vehicles.

Development to the south along US Highway 46 comprises big box retail including Saddle Brook Mall (approximately 2.6 miles south of the Park 80 West Property), which features a Walmart, T.J. Maxx, Staples, 24 Hour Fitness and Modell’s Sporting Goods. Approximately 2.1 miles northeast of the Park 80 West Property is Westfield Garden State Plaza, an approximately 2.2 million SF Unibail-Rodamco-Westfield-owned super regional mall anchored by Nordstrom, Macy’s and Lord & Taylor. Westfield Garden State Plaza also has dining options including Capital Grille, Legal Sea Foods, Grand Lux Café and Bourbon St. Café, as well as an AMC Theatre. Per the appraisal, construction is expected to begin late summer 2018 on the approximately $1.0 billion Skymark Development project in Ridgefield Park, approximately 7.5 miles southeast of the Park 80 West Property. The project is expected to include 53 acres of retail and residential development and a 10-acre wildlife habitat. The construction is expected to take seven years with the first phase totaling approximately $200 million. According to a third party market research provider, the estimated 2018 population within a three-and five-mile radius of the Park 80 West Property was 264,561 and 673,900, respectively; and the estimated 2018 average household income within the same radii was $84,989 and $90,755, respectively.

According to a third-party market research report, the Park 80 West Property is situated within the Route 46 Corridor office submarket of the New York office market. As of year-to-date August 2018, the submarket reported a total inventory of approximately 2.4 million SF with a 13.3% vacancy rate and average asking rents of $29.66 per SF. Within a five mile radius of the Park 80 West Property, as of September 2018, there were 1,285 office properties totaling approximately 21.4 million SF with a 10.1% vacancy rate, per a third-party market research provider. The appraiser identified five competitive properties totaling approximately 1.4 million SF, which reported a weighted average vacancy rate of 6.8%. The appraiser concluded to market rents at the Park 80 West Property of $34.50 per SF for tenants less than 10,000 SF and $34.00 per SF for tenants above 10,000 SF, both on a modified gross basis.

The following table presents certain information relating to comparable office properties and leases for the Park 80 West Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Distance from Subject	Occupancy	Size SF	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Rent Steps	Lease Type
Park 80 West Property 250 Pehle Avenue, New Jersey	1972/2017	-	91.4%	510,310
Meadows Office Complex I 301 Route 17 North Rutherford, New Jersey	1982/2014	8.8 miles	94.9%	286,552	Confidential	Nov. 2018/ 5.3 Yrs	3,207	$28.00	$0.50 PSF annually	Modified Gross
Country Club Plaza 115 West Century Road Paramus, New Jersey	1988/N/A	3.7 miles	100.0%	239,017	Confidential	Jan. 2018/ 5.3 Yrs	8,480	$28.50	2.75% annually	Modified Gross
Meadows Office Complex II 201 Route 17 North Rutherford, New Jersey	1984/2014	8.8 miles	77.8%	285,324	Confidential	Sep. 2017/ 10.8 Yrs	5,300	$28.50	$0.50 PSF annually	Modified Gross
1 Meadowlands Plaza East Rutherford, New Jersey	1986/2002	10.1 miles	96.8%	422,220	Oracle Corporation	Apr. 2017/ 7.3 Yrs	7,000	$36.00	2.0% annually	Modified Gross
Court Plaza South 21 Main Street Hackensack, New Jersey	1988/N/A	3.8 miles	96.6%	160,930	Archer PC	Aug. 2017/ 5.0 Yrs	28,967	$32.00	2.0% annually	Modified Gross

Sources: Appraisal and Third Party Market Research Service

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-59

BANK 2018-BNK14	Park 80 West

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Park 80 West Property:

Cash Flow Analysis(1)
	2015	2016(2)	2017	5/31/2018 TTM	UW(3)	UW PSF
Gross Potential Rent	$7,792,389	$9,959,977	$10,833,727	$10,946,160	$15,454,090	$30.29
Total Recoveries	$822,467	$702,362	$657,938	$813,176	$1,213,413	$2.38
Other Income(4)	$127,118	$160,918	$142,583	$138,233	$119,447	$0.23
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,513,139)(5)	($2.97)
Effective Gross Income	$8,741,973	$10,823,258	$11,634,249	$11,897,569	$15,273,811	$29.94
Total Operating Expenses	$5,628,271	$5,539,410	$5,926,065	$6,055,229	$7,404,511	$14.51
Net Operating Income	$3,113,702	$5,283,848	$5,708,184	$5,842,340	$7,869,300	$15.43
TI/LC	$0	$0	$0	$0	$722,888	$1.42
Capital Expenditures	$0	$0	$0	$0	$127,533	$0.25
Net Cash Flow	$3,113,702	$5,283,848	$5,708,184	$5,842,340	$7,018,880	$13.76

Occupancy %	77.5%	81.3%	89.6%	91.4%(6)	90.2%(5)
NOI DSCR	0.84x	1.43x	1.55x	1.58x	2.13x
NCF DSCR	0.84x	1.43x	1.55x	1.58x	1.90x
NOI Debt Yield	4.1%	7.0%	7.6%	7.7%	10.4%
NCF Debt Yield	4.1%	7.0%	7.6%	7.7%	9.3%

(1)	UW Gross Potential Rent PSF and UW Gross Potential Rent include contractual rent steps through June 2019 totaling $206,853 and straight-line rent averaging for investment grade tenants over the remaining lease term for CBRE, Marsh & McLennan Agency, Mass Mutual Life Insurance, JP Morgan Chase and Axa Equitable totaling $106,279.
(2)	The increase in Gross Potential Rent and Net Operating Income from 2015 to 2016 was driven partly by (i) 10 new leases totaling 14.3% of UW Gross Potential Rent signed from April 2015 to July 2016 and (ii) four renewal leases totaling 4.2% of UW Gross Potential Rent signed from March 2015 to February 2016.
(3)	The increase in Gross Potential Rent and Net Operating Income from 5/31/2018 TTM to UW was driven by (i) five new leases totaling 14.0% of UW Gross Potential Rent and nine renewal leases totaling 15.4% of UW Gross Potential Rent signed since September 2017, (ii) the inclusion of contractual rent escalations through June 2019 totaling $206,853 and (iii) straight-line rent averaging for investment grade tenants totaling $106,279.
(4)	Other Income includes storage, conference center rentals, fitness center fees, vending, late fees and other miscellaneous income.
(5)	The underwritten economic vacancy is 9.8%. The Park 80 West Property was 91.4% physically occupied as of June 1, 2018.
(6)	5/31/2018 TTM occupancy % is based on physical occupancy as of June 1, 2018.

Escrows and Reserves. The Park 80 West Borrower deposited at loan origination $254,616 for real estate taxes, $816,582 for existing rent concession reserves ($363,187 for Rising Pharmaceuticals, $189,127 for NEC Financial Services and $264,268 for six remaining tenants), $294,726 for existing tenant improvements and leasing commissions (“TI/LCs”) related to five tenants and $5,000,000 for future general TI/LCs. Within 60 days of loan origination, the Park 80 West Borrower is required to deposit $471,178 for elevator upgrades work. The Park 80 West Mortgage Loan documents provide for ongoing monthly escrows in an amount equal to $234,824 for real estate taxes, $11,860 for insurance premiums, $10,628 for replacement reserves (subject to a cap of $765,195), $63,766 for general TI/LCs (subject to a cap of $3,000,000) and an amount equal to the monthly ground rent payable under the ground lease (the initial monthly deposit is expected to be $6,180).

Lockbox and Cash Management. The Park 80 West Mortgage Loan documents require a lender-controlled lockbox account, which is already in-place, and that the Park 80 West Borrower direct all tenants to pay rent directly into such lockbox account. The Park 80 West Mortgage loan documents also require that all rents received by the Park 80 West Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Park 80 West Mortgage loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below) or a Mezzanine Loan Testing Event (as defined below), all excess funds remaining after payment of reserves, debt service, approved monthly operating expenses and other payments as required under the Park 80 West Mortgage loan documents are required to be distributed to the Park 80 West Borrower. During a Cash Trap Event Period or Mezzanine Loan Testing Event, all excess funds are required to be swept to an excess cash flow subaccount, in the case of a Cash Trap Event Period, to be held as additional security during the Cash Trap Event Period, and in the case of a Mezzanine Loan Testing Event, to be applied as described below.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Park 80 West Mortgage Loan; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) based on the Park 80 West Total Secured Debt (see “Mezzanine Loan and Preferred Equity” section) falling below 1.20x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default; or
●	with regard to clause (ii), upon the NCF DSCR based on the Park 80 West Total Secured Debt being equal to or greater than 1.30x for one calendar quarter.

A “Mezzanine Loan Testing Event” will occur, beginning in September 2025, if the net operating income debt service coverage ratio based on the Park 80 West Total Secured Debt and assuming a hypothetical interest rate of 5.20% and hypothetical 30-year amortization term (the “Mezzanine Event Testing DSCR”) is less than 1.25x (tested in September 2025 and every six months thereafter). During a Mezzanine Loan Testing Event, as long as a Cash Trap Event Period is not ongoing, the lender is required to apply 75.0% of the excess cash flow to pay down the Park 80 West Mezzanine Loan (for the avoidance of doubt, a Mezzanine Loan Testing Event will end upon the commencement of a Cash Trap Event Period, at which point all excess cash flow is required to be swept for the benefit of the Park 80 West Mortgage Loan). A Mezzanine Loan Testing Event will end upon the Mezzanine Event Testing DSCR being equal to or greater than 1.25x on any testing date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-60

BANK 2018-BNK14	Park 80 West

Additional Secured Indebtedness (not including trade debts). Not permitted.

Unsecured Member Loan. Cimbar Investments Ltd. provided a $10,000,000 unsecured member loan to LL Park 80 West Group LLC, D.S. & L.L. Realty LLC and William Penn Park 80 West Mezz Owner, LLC, which are owners of direct and indirect ownership interests in the Park 80 West Borrower and the Park 80 West Mezzanine Borrower (as defined below). This unsecured member loan is subject to a full subordination and standstill agreement and payments will be made only so long as there is excess cash flow after payment of senior and mezzanine debt service and operating expenses and no Cash Trap Event Period (as defined above) has occurred and is continuing. The unsecured member loan accrues interest at a rate of 20.0000% per annum and requires interest-only payments through the maturity date of February 28, 2029.

Mezzanine Loan and Preferred Equity. TCM CRE REIT LLC, a Delaware limited liability company and affiliate of Trawler Capital Management, funded a $17,550,000 mezzanine loan (the “Park 80 West Mezzanine Loan”) to Park 80 West Mezz Borrower LLC, Sutton Park 80 West Mezz Borrower LLC and William Penn Park 80 West Mezz Borrower LLC, each a Delaware limited liability company (collectively, the “Park 80 West Mezzanine Borrower”; the Park 80 West Mortgage Loan and the Park 80 West Mezzanine Loan are collectively referred to herein as the “Park 80 West Total Secured Debt”). The Park 80 West Mezzanine Loan is secured by 100.0% of the direct equity interest in the Park 80 West Borrower. The Park 80 West Mezzanine Loan accrues interest at a rate of 9.5000% per annum and requires interest-only payments through the maturity date of September 11, 2028 (co-terminous with the Park 80 West Mortgage Loan). The holders of the Park 80 West Mortgage Loan and the Park 80 West Mezzanine Loan have entered into an intercreditor agreement.

The following table presents certain information relating to the Park 80 West Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Secured Debt UW NCF DSCR	Total Secured Debt UW NOI Debt Yield	Total Secured Debt Cutoff Date LTV
$17,550,000	9.5000%	120	0	120	1.30x	8.5%	80.3%

Release of Property. Not permitted.

Ground Lease. A 0.60-acre portion of the Park 80 West Property in the area of the West Parking Deck consists of a leasehold interest under a ground lease with C. William Nunno, Marion Nunno, Lois Nunno, Alisa Nunno DiChiara, Tracie Nunno D’Amico and Regina Nunno Lawrence, collectively as ground lessor. The ground lease at the Park 80 West Property commenced July 1, 1964 and expires June 30, 2063 with no additional renewal options. The Park 80 West Borrower is currently obligated to pay ground rent at the rate of $72,050 per year, with annual rent adjustments subject to changes in the consumer price index (subject to arbitration every 15 years with the next such arbitration date being July 1, 2024). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The Park 80 West Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Park 80 West Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Park 80 West Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-61

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

Mortgage Loan No. 4 – Prudential – Digital Realty Portfolio

7505
7505 Mason King Court

636 Pierce Street

4650 Old Ironsides Drive

14901 FAA Boulevard

444 Toyama Drive

21551 Beaumeade Circle

4700 Old Ironsides Drive

43790 Devin Shafron Drive

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-62

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

Mortgage Loan No. 4 – Prudential – Digital Realty Portfolio

DENTON
McKinney
FRISCO
Allen
PLANO
Lewisville
Flower Mound
Carrollton
RICHARDSON
Coppell
Farmers Branch
GARLAND
Grapevine
IRVING
N. Richland Hills
Euless
FORT WORTH
DALLAS
MESQUITE
ARLINGTON
GRAND PRAIRIE
Duncanville
DeSoto
Lancaster
Mansfield
Cedar Hill
Burleson
Midlothian
Waxahachie
Cleburne
Alvarado
Benbrook
Rendon
DENTON COUNTY
COLLIN COUNTY
WISE COUNTY
TARRANT COUNTY
DALLAS COUNTY
JOHNSON COUNTY
ELLIS COUNTY
Dallas - Fort Worth Intl. Airport

Purcellville
Leesburg
Poolesville
Gaithersburg
Olney
MARYLAND
Rockville
Wheaton
Ashburn
Sterling
Potomac
Silver Spring
Bethesda
Middleburg
Aldie
Brambleton
Herndon
VIRGINIA
Reston
WASH. DC
McLean
Chantilly
Oakton
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Gainesville
Bull Run
Manassas Park
Manassas
Springfield
Burke
New Baltimore
Nokesville
Catlett
Lake Ridge
Dale City
Woodbridge
Calverton
Midland
LOUDOUN COUNTY
FAIRFAX COUNTY
PRINCE WILLIAM COUNTY
FAUQUIER COUNTY
CHARLES COUNTY
Washington Dulles Intl. Airport

	Prudential – Digital Realty Portfolio	
1	14901 FAA Boulevard	Fort Worth, TX
2	4650 Old Ironsides Drive	Santa Clara, CA
3	43790 Devin Shafron Drive	Ashburn, VA
4	636 Pierce Street	Somerset, NJ
5	21551 Beaumeade Circle	Ashburn, VA
6	7505 Mason King Court	Manassas, VA
7	4700 Old Ironsides Drive	Santa Clara, CA
8	444 Toyama Drive	Sunnyvale, CA

San Francisco Bay
Fremont
Newark
Menlo Park
ALAMEDA COUNTY
SAN MATEO COUNTY
Palo Alto
Milpitas
SANTA CLARA COUNTY
Mountain View
Sunnyvale
Santa Clara
Alum Rock
Los Altos Hills
Cupertino
SAN JOSE
West Valley
Willow Glen
Campbell
Saratoga
Monte Sereno
Los Gatos
Almaden
DIABLO RANGE
SANTA CRUZ MTS.
Calaveras Reservoir

Port Jervis
Monroe
Peekskill
NEW YORK
PENN.
Vernon Twp.
Franklin
Ringwood
New City
White Plains
East Stroudsburg
Newton
Ramsey
Kinnelon
Wayne
Paramus
Hopatcong
Paterson
Fort Lee
Yonkers
Dover
Passaic
Morristown
Mendham
Washington
Basking Ridge
Newark
NEW YORK CITY
Easton
Phillipsburg
Elizabeth
Jersey City
Plainfield
Bridgewater Twp.
Edison
Somerset
Flemington
New Brunswick
NEW JERSEY
East Brunswick
Old Bridge
Atlantic Ocean
Lambertville
Princeton
Plainsboro
Long Branch
Doylestown
Eatontown
Lansdale
Trenton
Freehold

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-63

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

Mortgage Loan No. 4 – Prudential – Digital Realty Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$70,000,000			Location:	Various
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Other
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Data Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Digital Realty Trust, L.P.			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.5575%			Size:	1,042,933 SF
Note Date:	9/7/2018			Cut-off Date Balance per SF(1):	$203
First Payment Date:	10/6/2018			Maturity Date Balance per SF(1):	$203
Maturity Date:	10/6/2023			Property Manager:	Digital Realty Core Properties 1 Manager, LLC (borrower-related)
Original Term:	61 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	61 months			UW NOI:	$25,135,623
Seasoning:	0 months			UW NOI Debt Yield(1):	11.9%
Prepayment Provisions(2):	LO (24), DEF/YM1 (30), O (7)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.50x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$25,861,704 (6/30/2018 TTM)
Additional Debt Balance(1):	$142,000,000			2nd Most Recent NOI:	$25,488,503 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$24,935,956 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	100.0% (9/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Taxes	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance	$0	Springing	N/A	Appraised Value (as of)(4):	$387,600,000 (Various)
Replacement Reserves	$0	Springing	$417,173	Cut-off Date LTV Ratio(1):	54.7%
TI/LC Reserves	$0	Springing	N/A	Maturity Date LTV Ratio(1):	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$212,000,000	100.0%	Loan Payoff:	$208,217,519	98.2%
			Closing Costs:	$2,295,145	1.1%
			Return of Equity:	$1,487,336	0.7%
Total Sources:	$212,000,000	100.0%	Total Uses:	$212,000,000	100.0%

(1)	The Prudential – Digital Realty Portfolio Mortgage Loan (as defined below) is part of the Prudential – Digital Realty Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $212,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Prudential – Digital Realty Portfolio Whole Loan.
(2)	At any time after the earlier to occur of (i) November 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Prudential – Digital Realty Portfolio Whole Loan to be securitized, the Prudential – Digital Realty Portfolio Borrower (as defined below) has the right to either, (a) defease the Prudential – Digital Realty Portfolio Whole Loan or (b) prepay the Prudential – Digital Realty Portfolio Whole Loan, provided that the Prudential – Digital Realty Portfolio Borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal balance being prepaid. No yield maintenance premium or prepayment premium will be required on or after April 6, 2023. The assumed lockout period of 24 payments is based on the closing date of this transaction in September 2018.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The appraiser concluded to an aggregate hypothetical “go dark” value of $336,300,000 with valuation dates between July 6, 2018 and July 16, 2018.

The Mortgage Loan. The fourth largest mortgage loan (the “Prudential – Digital Realty Portfolio Mortgage Loan”) is part of a whole loan (the “Prudential – Digital Realty Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal balance of $212,000,000. The Prudential – Digital Realty Portfolio Whole Loan is secured by a first priority fee interest in a portfolio of eight data center properties (the “Prudential – Digital Realty Portfolio Properties”) located in California (3), Virginia (3), Texas (1) and New Jersey (1). The Prudential – Digital Realty Portfolio Whole Loan was co-originated on September 7, 2018 by Wells Fargo Bank, National Association and Column Financial, Inc.

The Prudential – Digital Realty Portfolio Mortgage Loan is evidenced by the controlling Promissory Note A-1 in the original principal balance of $70,000,000. The non-controlling Promissory Notes A-2, A-3 and A-4 in the aggregate original principal balance of $142,000,000 (collectively the “Prudential – Digital Realty Portfolio Pari Passu Companion Loans”) are currently held by Wells Fargo Bank, N.A. and Column Financial, Inc. and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The Prudential – Digital Realty Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK14 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Prudential – Digital Realty Portfolio Whole Loan were primarily used pay off existing debt and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-64

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

Prudential – Digital Realty Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2018-BNK14	Yes
A-2	$36,000,000	$36,000,000	Wells Fargo Bank, N.A.	No
A-3	$70,000,000	$70,000,000	Column Financial, Inc.	No
A-4	$36,000,000	$36,000,000	Column Financial, Inc.	No
Total	$212,000,000	$212,000,000

The Borrowers and the Sponsor. The borrowers comprise eight single-purpose Delaware limited liability companies structured to be bankruptcy remote, each with two independent directors (collectively, the “Prudential – Digital Realty Portfolio Borrower”). Legal counsel to the Prudential – Digital Realty Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Prudential – Digital Realty Portfolio Whole Loan. The loan sponsor and guarantor is Digital Realty Trust, L.P. (“Digital Realty”, NYSE: DLR; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P).

Digital Realty, an S&P 500 company, owns, acquires, develops and operates data centers globally. Digital Realty is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industries. As of December 31, 2017, Digital Realty’s 205 data centers (including 18 data centers held as investments in unconsolidated joint ventures) contained applications used in the day-to-day operations of the technology industry and corporate enterprise data center customers. Digital Realty’s portfolio comprises approximately 27.7 million SF of data center space located throughout North America, Europe, Asia and Australia.

An affiliate of PGIM Real Estate holds an 80.0% equity interest in the Prudential – Digital Realty Portfolio Borrower. PGIM Real Estate is the real estate investment business of PGIM, Inc., the global investment management businesses of Prudential Financial, Inc. (NYSE: PRU; rated A/Baa1/A by Fitch/Moody’s/S&P). As of December 31, 2017, PGIM Real Estate managed approximately $69.6 billion in gross real estate assets ($49.9 billion net) on behalf of 543 clients worldwide. Since its inception in 1970, PGIM Real Estate has grown to 18 offices around the world that offer its clients a range of real estate equity, debt, and securities investment strategies.

The Properties. The Prudential – Digital Realty Portfolio Properties comprise eight Tier III powered shell data centers, totaling 1,042,933 SF, built between 1977 and 2012. As of September 1, 2018, the Prudential – Digital Realty Portfolio Properties, were 100.0% occupied by four tenants subject to eight, triple-net leases.

According to the appraisal, the two main types of data center space are wholesale and retail. The wholesale data center space involves larger footprints of space in either powered shell condition, fully conditioned (1st generation or turn-key build), or legacy space (2nd generation build). The retail data center space (also referred to as “colocation space” or “carrier hotels”) is leased in smaller footprints of space, such as rack, cabinet and/or cage configurations. The Prudential – Digital Realty Portfolio Properties represent wholesale data centers (powered shell space) in which the landlord delivered the subject buildings in shell condition but had the power and fiber connectivity already brought to the respective sites. The respective tenants were then required to invest their own capital to build out the internal infrastructure and improvements. Six of the eight Prudential – Digital Realty Portfolio Properties are currently being utilized by their respective tenants as colocation facilities while the remaining two are used as data center space for the use of their respective tenants (see table below).

According to a third party provider of data center certifications, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV is the highest in terms of redundancy and resiliency; and there is a direct correlation between the tier level and the cost to build a data center. According to the appraisal, the Prudential – Digital Realty Portfolio Properties are all estimated to be Tier III data centers. Tier III data centers have multiple paths for power distribution to the site and fully redundant components, allowing for maintenance on one path without disruption to any part of the facility. Tier III level capability allows for any planned site infrastructure activity without disrupting the computer hardware operation in any way. Each of the Prudential – Digital Realty Portfolio Properties is improved with raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-65

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

The following tables present certain information relating to the Prudential – Digital Realty Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Size (SF)	Occupancy (as of 9/1/2018)	Year Built/ Renovated	UW Net Cash Flow	% of UW Net Cash Flow	Appraised Value	Allocated Cut-off Date LTV
14901 FAA Boulevard – Fort Worth, TX	$42,800,000	20.2%	263,700	100.0%	2000/N/A	$5,402,268	22.0%	$78,300,000	54.7%
4650 Old Ironsides Drive – Santa Clara, CA	$37,400,000	17.6%	124,383	100.0%	1977/2012	$4,032,392	16.5%	$68,400,000	54.7%
43790 Devin Shafron Drive – Ashburn, VA	$30,200,000	14.2%	152,138	100.0%	2011/N/A	$3,536,651	14.4%	$55,300,000	54.6%
636 Pierce Street – Somerset, NJ	$25,100,000	11.8%	108,336	100.0%	2001/2003	$3,102,133	12.7%	$45,800,000	54.8%
21551 Beaumeade Circle – Ashburn, VA	$22,600,000	10.7%	152,504	100.0%	2012/N/A	$2,188,529	8.9%	$41,300,000	54.7%
7505 Mason King Court – Manassas, VA	$19,600,000	9.2%	109,650	100.0%	2003/N/A	$2,073,396	8.5%	$35,900,000	54.6%
4700 Old Ironsides Drive – Santa Clara, CA	$19,100,000	9.0%	90,139	100.0%	1993/1997	$2,057,661	8.4%	$34,900,000	54.7%
444 Toyama Drive – Sunnyvale, CA	$15,200,000	7.2%	42,083	100.0%	1999/N/A	$2,116,835	8.6%	$27,700,000	54.9%
Total/Weighted Average	$212,000,000	100.0%	1,042,933	100.0%		$24,509,864	100.0%	$387,600,000	54.7%

(1)	Balances shown are for the Prudential – Digital Realty Portfolio Whole Loan.

Property Name – Location	Region	Tenant	Size (SF)	Lease Expiration	Annual UW Rent PSF	Facility Type	Power (Gross)	Power Density(1)
14901 FAA Boulevard – Fort Worth, TX	Dallas	Cyxtera	263,700	2/2/2022	$22.82	Colocation	24.0 MW	91 W/SF
4650 Old Ironsides Drive – Santa Clara, CA	Silicon Valley	Cyxtera	124,383	4/30/2027	$38.41	Colocation	10.0 MW	80 W/SF
43790 Devin Shafron Drive – Ashburn, VA	Northern VA	VADATA	152,138	5/31/2021	$25.34	Colocation	10.0 MW	66 W/SF
636 Pierce Street. – Somerset, NJ	NY/NJ	BNY Mellon	108,336	4/30/2023	$31.94	Data Center	8.0 MW	74 W/SF
21551 Beaumeade Circle – Ashburn, VA	Northern VA	Equinix	152,504	12/31/2023	$16.35	Colocation	7.0 MW	46 W/SF
7505 Mason King Court – Manassas, VA	Northern VA	VADATA(2)	109,650	12/31/2023	$19.72	Colocation	20.0 MW	182 W/SF
4700 Old Ironsides Drive – Santa Clara, CA	Silicon Valley	Cyxtera	90,139	4/30/2027	$27.26	Colocation	10.0 MW	110 W/SF
444 Toyama Drive – Sunnyvale, CA	Silicon Valley	Equinix	42,083	7/31/2022	$55.09	Data Center	6.2 MW	147 W/SF

(1)	Power Density is calculated by dividing Power (Gross) by Size (SF). One MW is equal to one million watts.
(2)	VADATA has a one-time right to terminate its lease at the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

14901 FAA Boulevard – Fort Worth, TX

The 14901 FAA Boulevard property comprises a 263,700 SF, single-story powered shell data center with 180,000 SF of raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services). The building is situated on a 11.5-acre site, contains 222 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per 1,000 SF of net rentable area, and is currently supplied with 24.0 megawatts (“MW”) of power (gross), indicating a power density of 91 watts/SF. Built in 2000, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 14901 FAA Boulevard property since 2006.

4650 Old Ironsides Drive – Santa Clara, CA

The 4650 Old Ironsides Drive property comprises a 124,383 SF, single-story powered shell data center, with 80,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 78 parking spaces, resulting in a parking ratio of approximately 0.6 spaces per 1,000 SF of net rentable area, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 80 watts/SF. Built in 1977, the Energy Star certified asset was extensively renovated and expanded by 80,000 SF in 2012 at a cost of approximately $23.5 million (which was paid for by the tenant). The 4650 Old Ironsides Drive property is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4650 Old Ironsides Drive property since 2004.

43790 Devin Shafron Drive – Ashburn, VA

The 43790 Devin Shafron Drive property comprises a 152,138 SF, single-story powered shell data center, with 106,000 SF of raised floor space. The building is situated on a 4.6-acre site, contains 59 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per 1,000 SF of net rentable area. The 43790 Devin Shafron Drive property is currently provided with 10.0 MW of power (gross), indicating a power density of 66 watts/SF. Built in 2011, the 43790 Devin Shafron Drive property is fully occupied by VADATA, Inc. (“VADATA”), a wholly-owned subsidiary of Amazon, which operates a colocation facility at the property. VADATA has been at the 43790 Devin Shafron Drive property since its completion in 2011.

The 43790 Devin Shafron Drive property comprises a freestanding building that is part of a land condominium. The Prudential – Digital Realty Portfolio Borrower has 50.0% of the voting rights in the related owners’ associations. The condominium documents provide that each owner is responsible for maintenance of its respective building. The Prudential – Digital Realty Portfolio Whole Loan documents provide for recourse to the Prudential – Digital

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-66

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

Realty Portfolio Borrower and guarantor for losses in connection with any termination or material modification of the condominium documents or termination or subdivision of the condominium without the lender’s consent.

636 Pierce Street – Somerset, NJ

The 636 Pierce Street property comprises a 108,336 SF, single-story powered shell data center with 61,990 SF of raised floor space. The building is situated on a 19.6-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 2.6 spaces per 1,000 SF of net rentable area, and is currently provided with 8.0 MW of power (gross), indicating a power density of 74 watts/PSF. Built in 2001 and renovated in 2003, the 636 Pierce Street property is fully occupied by The Bank of New York Mellon (“BNY Mellon”), which utilizes the building as data center space for its own use. The Bank of New York Mellon has been at the 636 Pierce Street property since 2003.

21551 Beaumeade Circle – Ashburn, VA

The 21551 Beaumeade Circle property comprises a 152,504 SF, single-story powered shell data center with approximately 107,000 SF of raised floor space. The building is situated on a 10.7-acre site, contains 102 parking spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 SF of net rentable area, and is currently provided with 7.0 MW of power (gross), indicating a power density of 46 watts/SF. The 21551 Beaumeade Circle property was built-to-suit in 2012 for Equinix, LLC (“Equinix”), which operates a colocation facility at the property.

7505 Mason King Court – Manassas, VA

The 7505 Mason King Court property comprises a 109,650 SF, single-story powered shell data center with approximately 76,000 SF of raised floor space. The building is situated on a 7.7-acre site, contains 117 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per 1,000 SF of net rentable area, and is currently provided with 20.0 MW of power (gross), indicating a power density of 182 watts/SF. Built in 2003, the asset is fully occupied by VADATA, a wholly-owned subsidiary of Amazon, which operates a colocation facility at the property. VADATA has been at the 7505 Mason King Court property since 2009.

4700 Old Ironsides Drive – Santa Clara, CA

The 4700 Old Ironsides Drive property comprises a 90,139 SF, single-story powered shell data center with approximately 88,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 257 parking spaces, resulting in a parking ratio of approximately 2.9 spaces per 1,000 SF of net rentable area, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 110 watts/SF. Built in 1993 and renovated in 1997, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4700 Old Ironsides Drive property since 2004.

444 Toyama Drive – Sunnyvale, CA

The 444 Toyama Drive property comprises a 42,083 SF, two-story powered shell data center with approximately 32,000 SF of raised floor space. The building is situated on a 2.3-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 6.7 spaces per 1,000 SF of net rentable area, and is currently provided with 6.2 MW of power, indicating a power density of 147 watts/SF. Built in 1999, the 444 Toyama Drive property is fully occupied by Equinix, which utilizes the building for its own use as a data center. Equinix has been at the 444 Toyama Drive property since 2007.

Major Tenants. The Prudential – Digital Realty Portfolio Properties are 100.0% leased to four tenants under eight leases. Each of the Prudential – Digital Realty Portfolio Properties is leased to a single tenant on a triple-net basis with 3.0% weighted average contractual annual rent increases. On average, the tenants have been in occupancy in their respective spaces since 2007. The Prudential – Digital Realty Portfolio Properties have been 100.0% occupied since 2013.

Cyxtera. The largest tenant at the Prudential – Digital Realty Portfolio Properties is Cyxtera (rated B1/B by Moody’s/S&P; 45.9% of net rentable area; 47.9% of underwritten base rent), which fully occupies the 14901 FAA Boulevard property, 4650 Old Ironsides Drive property and the 4700 Old Ironsides Drive property. Cyxtera was created in 2017 by BC Partners and Medina Capital following the acquisition of a data center footprint and associated colocation business from CenturyLink. Cyxtera provides data center colocation, enterprise application cloud computing, hybrid cloud, cybersecurity and analytics solutions to over 3,500 customers worldwide. Cyxtera’s portfolio includes 57 data centers totaling approximately 2.6 million SF.

VADATA. The second largest tenant at the Prudential – Digital Realty Portfolio Properties is VADATA (rated A+/Baa1/AA- by Fitch/Moody’s/S&P; 25.1% of net rentable area; 22.2% of underwritten base rent), which fully occupies the 43790 Devin Shafron Drive property and the 7505 Mason King Court property. VADATA is the data center division of Amazon Web Services, the cloud computing segment of Amazon.com. Both of VADATA’s leases at the Prudential – Digital Realty Portfolio Properties are guaranteed by the Amazon parent company.

Equinix. The third largest tenant at the Prudential – Digital Realty Portfolio Properties is Equinix (NASDAQ: EQIX; rated BB/Ba3/BB+ by Fitch/Moody’s/S&P; 18.7% of net rentable area; 17.4% of underwritten base rent), which fully occupies the 21551 Beaumeade Circle property and the 444 Toyama property. Equinix connects more than 9,800 companies directly to their customers and partners across its data center and interconnection platform. Headquartered in Redwood, California, Equinix operates over 180 data centers in 44 markets on five continents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-67

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

The following table presents certain information relating to the tenancy at the Prudential – Digital Realty Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options)

Cyxtera – 14901 FAA Boulevard	NR/B1/B	263,700	25.3%	$6,016,374	21.8%	$22.82	2/2/2022	3, 5-year
Cyxtera – 4650 Old Ironsides Drive	NR/B1/B	124,383	11.9%	$4,777,054	17.3%	$38.41	4/30/2027	3, 5-year
Cyxtera – 4700 Old Ironsides Drive	NR/B1/B	90,139	8.6%	$2,457,588	8.9%	$27.26	4/30/2027	3, 5-year
Cyxtera Total		478,222	45.9%	$13,251,017	47.9%	$27.71

VADATA (Amazon) – 43790 Devin Shafron	A+/Baa1/AA-	152,138	14.6%	$3,865,908	14.0%	$25.41	5/31/2021	3, 5-year
VADATA (Amazon) – 7505 Mason King Court	A+/Baa1/AA-	109,650	10.5%	$2,264,945	8.2%	$20.66	12/31/2023(3)	3, 5-year
VADATA (Amazon) Total		261,788	25.1%	$6,130,853	22.2%	$23.42

Equinix – 21551 Beaumeade Circle	BB/Ba3/BB+	152,504	14.6%	$2,492,794	9.0%	$16.35	12/31/2023	3, 5-year
Equinix – 444 Toyama Drive	BB/Ba3/BB+	42,083	4.0%	$2,318,412	8.4%	$55.09	7/31/2022	2, 5-year
Equinix Total		194,587	18.7%	$4,811,206	17.4%	$24.73

BNY Mellon	AA-/A1/A	108,336	10.4%	$3,460,000	12.5%	$31.94	4/30/2023	2, 1-year

Subtotal/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA totaling $114,197. VADATA’s current rental rate is $19.23 PSF at the 7505 Mason King Court property and $24.60 PSF at the 43790 Devin Shafron Drive property (weighted average of $22.35 PSF).
(3)	VADATA has a one-time right to terminate its lease at only the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Prudential – Digital Realty Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	152,138	$25.41	14.6%	14.6%	$3,865,908	14.0%	14.0%
2022	2	305,783	$27.26	29.3%	43.9%	$8,334,786	30.1%	44.1%
2023	3	370,490	$22.18	35.5%	79.4%	$8,217,739	29.7%	73.8%
2024 & Beyond	2	214,522	$33.72	20.6%	100.0%	$7,234,643	26.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8	1,042,933	$26.51	100.0%		$27,653,076	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-68

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

The Markets. The Prudential – Digital Realty Portfolio Properties are located in four markets, which, according to the appraisal, are the top four data center markets in the United States. Such markets include - (1) Northern Virginia/Washington D.C., (2) Greater New York/Northern New Jersey, (3) Silicon Valley and (4) Dallas/Fort Worth. According to the appraisal, the United States data center market continues building due to increasing demand for data processing and storage. This demand is driven by a variety of factors, including increasing network bandwidth growth due to social media, growth in global e-commerce and services, and continued rise of the internet and accelerating intensity of usage.

Geographic Distribution
Market	Number of Properties	SF	Approximate % of SF	UW NCF	Approximate % of UW NCF
Silicon Valley	3	256,605	24.6%	$8,206,887	33.5%
Northern Virginia	3	414,292	39.7%	$7,798,576	31.8%
Dallas/Fort Worth	1	263,700	25.3%	$5,402,268	22.0%
Northern New Jersey/New York	1	108,336	10.4%	$3,102,133	12.7%
Total	8	1,042,933	100.0%	$24,509,864	100.0%

Silicon Valley

The 4650 Old Ironsides Drive property, the 4700 Old Ironsides Drive property and the 444 Toyama Drive property (collectively 24.6% of the net rentable area and 33.5% of the underwritten net cash flow) are located within the Silicon Valley data center market. According to the appraisal, Silicon Valley is the third largest multi-tenant data center market in the United States, with nearly 3.7 million SF of space currently in operation and 240 MW of power. The appraisal concluded to market rents for the 4650 Old Ironsides Drive property, 4700 Old Ironsides Drive property and 444 Toyama Drive property of $39.00 PSF, $27.00 PSF and $45.00 PSF, respectively, all on a net basis.

Northern Virginia

The 43790 Devin Shafron Drive property, the 21551 Beaumeade Circle property and the 7505 Mason King Court property (collectively 39.7% of the net rentable area and 31.8% of the underwritten net cash flow) are located within the Northern Virginia data center market. According to the appraisal, with respect to square footage, Northern Virginia is the largest multi-tenant data market center in the United States with over 4.8 million SF of space currently in operation and 666 MW of power. Furthermore, according to a news publication, an estimated 70% of global internet traffic passes through Northern Virginia daily. The appraisal concluded to market rents for the 43790 Devin Shafron Drive property, the 21551 Beaumeade Circle property and 7505 Mason King Court property of $27.00 PSF, $24.00 PSF and $24.00 PSF, respectively, all on a net basis.

Dallas/Fort Worth

The 14901 FAA Boulevard property (25.3% of net rentable area and 22.0% of underwritten net cash flow) is located within the Dallas/Fort Worth data center market. According to the appraisal, Dallas/Fort Worth is the fourth largest multi-tenant data center market in the Unites States, with approximately 3.4 million SF of space currently in operation and 364 MW of power. According to the appraisal, the cost to build and operate data centers is significantly lower in Dallas than in other top North American markets, due primarily to lower land and materials costs and no state income tax. The appraisal concluded to a market rent for the 14901 FAA Boulevard property of $22.20 PSF, net.

Northern New Jersey/New York

The 636 Pierce Street property (10.4% of net rentable area and 12.7% of underwritten net cash flow) is located within the Northern New Jersey/New York data center market. According to the appraisal, the Northern New Jersey/New York data center market is the second largest multi-tenant data center market in the United States with approximately 4.2 million SF of space currently in operation and 473 MW of power. The market benefits from New York City, as a key point of confluence for North American and European fiber networks. A large number of European carriers and service providers use low-cost transatlantic fiber capacity and wavelength services to establish points of presence in New York. The appraiser concluded to a market rent for the 636 Pierce Street property of $30.00 PSF, net.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-69

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prudential – Digital Realty Portfolio Properties:

Cash Flow Analysis(1)
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Base Rent	$24,586,150	$25,180,137	$25,790,795	$26,147,281	$27,653,075	$26.51
Total Recoveries	$3,747,608	$4,973,838	$5,218,267	$5,470,766	$5,436,457	$5.21
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,654,477)(2)	($1.59)(2)
Effective Gross Income	$28,333,758	$30,153,975	$31,009,062	$31,618,047	$31,435,055	$30.14
Total Operating Expenses	$3,663,014	$5,218,019	$5,520,559	$5,756,343	$6,299,432	$6.04
Net Operating Income	$24,670,744	$24,935,956	$25,488,503	$25,861,704	$25,135,623	$24.10
TI/LC	$0	$0	$0	$0	$521,467	$0.50
Capital Expenditures	$0	$0	$0	$0	$104,293	$0.10
Net Cash Flow	$24,670,744	$24,935,956	$25,488,503	$25,861,704	$24,509,864	$23.50

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(2)
NOI DSCR(3)	2.52x	2.55x	2.60x	2.64x	2.57x
NCF DSCR(3)	2.52x	2.55x	2.60x	2.64x	2.50x
NOI Debt Yield(3)	11.6%	11.8%	12.0%	12.2%	11.9%
NCF Debt Yield(3)	11.6%	11.8%	12.0%	12.2%	11.6%

(1)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA (Amazon) totaling $114,197.
(2)	The underwritten economic vacancy is 5.0%. The Prudential – Digital Realty Portfolio Properties were 100.0% physically occupied as of September 1, 2018.
(3)	The debt service coverage ratios and debt yields shown are based on the Prudential – Digital Realty Portfolio Whole Loan.

Escrows and Reserves. During a Cash Trap Event Period (see “Lockbox and Cash Management” below) the Prudential – Digital Realty Portfolio Whole Loan documents require the following ongoing monthly reserves: (i) an amount equal to 1/12th of the real estate taxes estimated to be payable during the ensuing 12 months; (ii) $17,382 for replacement reserves (subject to a cap of $417,173); (iii) $130,367 for general tenant improvements and leasing commissions; and (iv) an amount equal to 1/12th of the insurance premiums estimated to be payable for the renewal of ongoing insurance coverage; provided, however, that ongoing monthly reserves for insurance premiums will not be required during a Cash Trap Event Period as long as (a) no event of default has occurred and is continuing; and (b) the Prudential – Digital Realty Portfolio Borrower provides the lender with evidence that the Prudential – Digital Realty Portfolio Properties are insured under an acceptable blanket policy and such policy is in full force and effect.

Lockbox and Cash Management. The Prudential – Digital Realty Portfolio Whole Loan documents require a soft lockbox with springing cash management into which the Prudential – Digital Realty Portfolio Borrower and property manager are required to cause all rents to be deposited. Prior to the first occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the Prudential – Digital Realty Portfolio Borrower’s operating account. Upon the first occurrence of a Cash Trap Event Period, the Prudential – Digital Realty Portfolio Whole Loan documents require the Prudential – Digital Realty Portfolio Borrower to direct all tenants to pay their rent directly into the lockbox account. The Prudential – Digital Realty Portfolio Whole Loan documents also require that all rents received by the Prudential – Digital Realty Portfolio Borrower or the property manager be deposited into the lockbox account within two business days of receipt. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Prudential – Digital Realty Portfolio Whole Loan documents. During a Cash Trap Event Period, all excess cash flow after deposits for taxes, insurance premiums, debt service, reserves, operating expenses and other payments required by the loan documents are required to be deposited into an excess cash flow subaccount controlled by the lender and to be held as additional security for the Prudential – Digital Realty Portfolio Whole Loan. If no Cash Trap Event Period is in effect, all excess funds are required to be disbursed to the Prudential – Digital Realty Portfolio Borrower.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the net cash flow debt yield falling below 8.5% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default; or
●	with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 8.5% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Prudential – Digital Realty Portfolio Properties also secure the Prudential – Digital Realty Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $142,000,000. The Prudential – Digital Realty Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Prudential – Digital Realty Portfolio Mortgage Loan. The Prudential – Digital Realty Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Prudential – Digital Realty Portfolio Pari Passu Companion Loans. The holders of the Prudential – Digital Realty Portfolio Mortgage Loan and the Prudential – Digital Realty Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Prudential – Digital Realty Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the prepayment lockout date or the defeasance lockout date (as applicable), the Prudential – Digital Realty Portfolio Borrower may obtain the release of any of the Prudential – Digital Realty Portfolio Properties, provided that, among other things, and in accordance with

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-70

BANK 2018-BNK14	Prudential – Digital Realty Portfolio

the Prudential – Digital Realty Portfolio Whole Loan Documents, (a) no event of default has occurred and is continuing; (b) the Prudential – Digital Realty Portfolio Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to (i) 110% of the allocated loan amount of the Prudential – Digital Realty Portfolio Property being released; (c) the net cash flow debt yield for the remaining Prudential – Digital Realty Portfolio Properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the Prudential – Digital Realty Portfolio Borrower has the right to partially defease or prepay the Prudential – Digital Realty Portfolio Whole Loan further in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the remaining Prudential – Digital Realty Portfolio Properties is subject to pro rata reduction by the release premium to account for previous prepayments and partial defeasances. Allocated loan amounts may also be reduced in connection with mandatory prepayments.

Right of First Offer/Right of First Refusal. VADATA has a right of first offer to purchase either or both the 7505 Mason King Court property or the 43790 Devin Shafron property in the event that the Prudential – Digital Realty Portfolio Borrower markets any portion of either such property for sale (the “VADATA ROFO”). The VADATA ROFO is not extinguished by foreclosure; however, the VADATA ROFO does not apply to foreclosure or deed-in-lieu thereof.

Equinix has a right of first refusal to purchase the 21551 Beaumeade Circle property if the Prudential – Digital Realty Portfolio Borrower markets any portion of such property for sale (the “Equinix ROFR”); however, the Equinix ROFR does not apply if (1) the third-party offer to purchase the 21551 Beaumeade Circle property is part of a multi-property purchase offer (unless the multi-property offer covers only buildings in which Equinix Operating Co, Inc. is the sole tenant), (2) the conveyance is to an affiliate, subsidiary or any member of the Prudential – Digital Realty Portfolio Borrower group, and (3) the conveyance is to any partnership or joint venture of which any member of the Prudential – Digital Realty Portfolio Borrower group is a part. The Equinix ROFR is not extinguished by foreclosure; however, the Equinix ROFR does not apply to foreclosure or deed-in-lieu thereof.

The Bank of New York Mellon has a right of first refusal to purchase the 636 Pierce Street property if the Prudential – Digital Realty Portfolio Borrower receives an offer to purchase its fee interest in the 636 Pierce Street property (the “BNY ROFR”). The BNY ROFR is not extinguished by foreclosure; however, the BNY ROFR does not apply to foreclosure or deed-in-lieu thereof.

Terrorism Insurance. The Prudential – Digital Realty Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Prudential – Digital Realty Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Prudential – Digital Realty Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Prudential – Digital Realty Portfolio Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-71

BANK 2018-BNK14	Starwood Hotel Portfolio

Mortgage Loan No. 5 – Starwood Hotel Portfolio

Courtyard Gulfport Beach

Courtyard Norman

Courtyard Rocky Mount

Courtyard Salisbury

DoubleTree West Palm Beach Airport

Fairfield Inn Atlanta Downtown

Hampton Inn Oklahoma City Northwest

Hilton Garden Inn Wichita

Hampton Inn and Suites Wichita Northeast

Holiday Inn & Suites Green Bay Stadium

Homewood Suites St. Louis Riverport Airport

Hotel Indigo Chicago Vernon Hills

Residence Des Moines Savery Hotel

Residence Inn St. Louis Airport

Residence Inn Rocky Mount

Residence Inn Salisbury

Residence Inn St. Louis Downtown

Residence Inn Wichita East at Plazzio

Springhill Suites Chicago Elmhurst Oakbrook

Springhill Suites Chicago Southwest at Burr Ridge Hinsdale

Springhill Suites Scranton Wilkes Barre

Springhill Suites Wichita East at Plazzio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-72

BANK 2018-BNK14	Starwood Hotel Portfolio

Mortgage Loan No. 5 – Starwood Hotel Portfolio

MINNESOTA
Rochester
Mankato
Green Bay
Appleton
Oshkosh
La Crosse
WISCONSIN
Lake Michigan
MILWAUKEE
Madison
Kenosha
Mason City
Fort Dodge
Waterloo
IOWA
Dubuque
Rockford
Vernon Hills
CHICAGO
DES MOINES
Ames
Cedar Rapids
Elmhurst
Burr Ridge
Aurora
Gary
Iowa City
Davenport
Ottumwa
Burlington
Peoria
Bloomington
Kirksville
ILLINOIS
Champaign
IN
MISSOURI
Springfield
Decatur
Terre Haute
KANSAS CITY
Independence
Columbia
Effingham
Overland Park
Jefferson City
Maryland Hts.
ST. LOUIS
KS

Bel Air
Towson
Pikesville
Middletown
Vineland
NEW JERSEY
BALTIMORE
Smyrna
Columbia
Chestertown
Glen Burnie
Severna Park
Dover
Delaware Bay
Bowie
Annapolis
Ridgely
Milford
Cape May
WASHINGTON DC
DELAWARE
Clinton
MARYLAND
Lewes
Chesapeake Beach
Federalsburg
Georgetown
Rehoboth Beach
Waldorf
Ocean View
Cambridge
Delmar
Ocean Pines
Leonardtown
Salisbury
Ocean City
Lexington Park
Potomac River
Chesapeake Bay
VIRGINIA
Pocomoke City
Atlantic Ocean
Tappahannock

Garden City
Dodge City
Hutchinson
WICHITA
MO
KANSAS
Pittsburg
Liberal
Arkansas City
Joplin
Bartlesville
Ponca City
Owasso
Woodward
Enid
Rogers
OKLAHOMA
Stillwater
TULSA
Fayetteville
OKLAHOMA CITY
Broken Arrow
Muskogee
Pampa
Elk City
Ft. Smith
Norman
McAlester
Altus
Lawton
Duncan
Ardmore
AR
Wichita Falls
Durant
Red River
Denison
Sherman
TEXAS
Denton
Frisco
Plano
Greenville
FT. WORTH
DALLAS
Arlington
Longview
Abilene
Tyler

Starwood Hotel Portfolio

1	Renaissance St. Louis Airport Hotel	St. Louis, MO	12	Courtyard Norman	Norman, OK
2	Renaissance Des Moines Savery Hotel	Des Moines, IA	13	Springhill Suites Scranton Wilkes-Barre	Moosic, PA
3	Residence Inn St. Louis Downtown	St. Louis, MO	14	Courtyard Salisbury	Salisbury, MD
4	Doubletree Hotel West Palm Beach Airport	West Palm Beach, FL	15	Homewood Suites St. Louis Riverport Airport West	Maryland Heights, MO
5	Courtyard Gulfport Beachfront	Gulfport, MS	16	Residence Inn Rocky Mount	Rocky Mount, NC
6	Fairfield Inn Atlanta Downtown	Atlanta, GA	17	Hampton Inn and Suites Wichita Northeast	Wichita, KS
7	Hotel Indigo Chicago Vernon Hills	Vernon Hills, IL	18	Residence Inn Salisbury	Salisbury, MD
8	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	Burr Ridge, IL	19	Courtyard Rocky Mount	Rocky Mount, NC
9	Holiday Inn & Suites Green Bay Stadium	Green Bay, WI	20	Springhill Suites Wichita East at Plazzio	Wichita, KS
10	Springhill Suites Chicago Elmhurst Oakbrook Area	Elmhurst, IL	21	Residence Inn Wichita East at Plazzio	Wichita, KS
11	Hilton Garden Inn Wichita	Wichita, KS	22	Hampton Inn Oklahoma City Northwest	Oklahoma City, OK

Elmira
Binghamton
Towanda
NEW YORK
PENNSYLVANIA
Carbondale
Poughkeepsie
Scranton
Newburgh
Wilkes-Barre
White Plains
Hazleton
Paterson
Yonkers
Newark
NEW YORK
Jersey City
Allentown
Bethlehem
New Brunswick
Harrisburg
Reading
Long Branch
Trenton
PHILADELPHIA
NEW JERSEY
York
Lancaster
Camden
Atlantic Ocean
Wilmington
MARYLAND

NASHVILLE
Johnson City
Bristol
Rocky Mount
Jackson
Greensboro
Knoxville
RALEIGH
MEMPHIS
TENNESSEE
Asheville
Chattanooga
CHARLOTTE
NC
Huntsville
Greenville
Wilmington
Tupelo
Columbia
SC
BIRMINGHAM
ATLANTA
Augusta
MS
Tuscaloosa
ALABAMA
Macon
Charleston
Columbus
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Valdosta
Pensacola
Tallahassee
JACKSONVILLE
Gulfport
FLORIDA
Gainesville
LA
Daytona Beach
ORLANDO
Gulf of Mexico
TAMPA
Melbourne
ST. PETERSBURG
West Palm Beach
Ft. Myers
Naples
Ft. Lauderdale
MIAMI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-73

BANK 2018-BNK14	Starwood Hotel Portfolio

Mortgage Loan No. 5 – Starwood Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$65,000,000			Location:	Various
Cut-off Date Balance(1):	$65,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	SCG Hotel Investors Holdings L.P.			Year Built/Renovated:	Various
Mortgage Rate:	5.1500%			Size:	2,943 Rooms
Note Date:	8/16/2018			Cut-off Date Balance per Room(1):	$90,044
First Payment Date:	10/11/2018			Maturity Date Balance per Room(1):	$90,044
Maturity Date:	9/11/2028			Property Manager:	Schulte Hospitality Group, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(5):	$33,222,960
Seasoning:	0 months			UW NOI Debt Yield(1):	12.5%
Prepayment Provisions(2):	LO (11); YM1 (13); DEF/YM1 (89); O (7)			UW NOI Debt Yield at Maturity (1):	12.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.07x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(5):	$29,954,374 (TTM 5/31/2018)
Additional Debt Balance(1)(3):	$200,000,000			2nd Most Recent NOI:	$29,477,118 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$29,372,183 (12/31/2016)
Reserves(4)				Most Recent Occupancy(6):	72.5% (5/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	72.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	71.5% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$401,000,000 (Various)
FF&E Reserve:	$0	$330,760	N/A	Cut-off Date LTV Ratio(1)(7):	66.1%
PIP Reserve:	$5,408,895	$0	N/A	Maturity Date LTV Ratio(1)(7):	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$265,000,000	100.0%	Loan Payoff:	$245,817,666	92.8%
			Closing Costs:	$11,487,269	4.3%
			Upfront Reserves:	$5,408,895	2.0%
			Return of Equity:	$2,286,170	0.9%
Total Sources:	$265,000,000	100.0%	Total Uses:	$265,000,000	100.0%

(1)	The Starwood Hotel Portfolio Mortgage Loan (as defined below) is part of the Starwood Hotel Portfolio Whole Loan (as defined below), which comprises four pari passu notes with an aggregate original principal balance of $265,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Starwood Hotel Portfolio Whole Loan.

(2)	Prepayment of the Starwood Hotel Portfolio Whole Loan is permitted at any time on or after September 11, 2019 (the “Prepayment Lockout Date”). Defeasance of the Starwood Hotel Portfolio Whole Loan is permitted at any time after the earlier of (i) October 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Starwood Hotel Portfolio Whole Loan to be securitized (the “Defeasance Lockout Date”). The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in September 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase from Most Recent NOI to UW NOI was due to the inclusion of the Renaissance Des Moines Savery Hotel property (the “RDM Property”) in underwriting. The RDM Property has been closed and undergoing renovations since August 2016 and was thus excluded from the historical 2016, 2017 and May TTM 5/31/2018 cash flows. The RDM Property’s underwritten cash flows are based on cash flow estimates set forth in the related appraisal. See “The Properties” and “Operating History and Underwritten Net Cash Flow” below.

(6)	The RDM Property has been closed for renovations since August 2016 and is excluded from the total portfolio historic occupancy.

(7)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The Mortgage Loan. The fifth largest mortgage loan (the “Starwood Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Starwood Hotel Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal balance of $265,000,000 which are secured by the first priority fee interest in a portfolio of 22 hospitality properties (the “Starwood Hotel Portfolio Properties”). The non-controlling Promissory Note A-2 in the original principal balance of $65,000,000 represents the Starwood Hotel Portfolio Mortgage Loan and will be included in the BANK 2018-BNK14 securitization trust. The controlling Promissory Note A-1 in the original principal balance of $80,000,000 and the non-controlling Promissory Notes A-3 and A-4 in the original principal balance of $60,000,000 each (collectively, the “Starwood Hotel Portfolio Pari Passu Companion Loans”), are expected to be contributed to a future securitization trust or trusts. The Starwood Hotel Portfolio Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK14 Trust, and from and after the securitization of the controlling Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement for the securitization to which Promissory Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-74

BANK 2018-BNK14	Starwood Hotel Portfolio

The proceeds of the Starwood Hotel Portfolio Whole Loan were primarily used to refinance the Starwood Hotel Portfolio Properties, pay closing costs, fund reserves and return equity to the Starwood Hotel Portfolio Borrower (as defined below). The Starwood Hotel Portfolio Properties were previously securitized in the CGCMT 2015-SSHP securitization (18 properties) and the WFRBS 2013-C18 securitization (four properties).

Starwood Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	Wells Fargo Bank, N.A.	Yes
A-2	$65,000,000	$65,000,000	BANK 2018-BNK14	No
A-3	$60,000,000	$60,000,000	Wells Fargo Bank, N.A.	No
A-4	$60,000,000	$60,000,000	Wells Fargo Bank, N.A.	No
Total Starwood Hotel Portfolio Whole Loan	$265,000,000	$265,000,000

The Borrowers and the Sponsor. The borrowers comprise 22 single-purpose Delaware limited partnerships, each of which is structured to be bankruptcy remote with two independent directors (collectively, the “Starwood Hotel Portfolio Borrower”). Each of the 22 borrower entities is indirectly owned by a Real Estate Investment Trust (“REIT”), which requires each borrower entity to lease the related hotel via an operating lease to a taxable REIT subsidiary. Legal counsel to the Starwood Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Hotel Portfolio Whole Loan.

The loan sponsor and nonrecourse guarantor is SCG Hotel Investors Holdings L.P., an affiliate of Starwood Capital Group (“Starwood”). Starwood is a private alternative investment firm with a core focus on global real estate, energy infrastructure and oil & gas. Starwood and its affiliates have raised over $45 billion of equity capital since its inception in 1991, currently manages approximately $56 billion in assets, and have more than 3,800 employees in 11 offices around the world. Over the past 26 years, Starwood has acquired approximately $92 billion of assets across various real estate classes. As of April 2018, the SCG Hotel Investors Holdings L.P. indirectly owned 276 hotels totaling more than 23,990 keys across 40 states.

Each of the Starwood Hotel Portfolio Properties is subject to an individual management agreement with Schulte Hospitality Group (“Schulte”). As of 2018, Schulte was the 12th largest hotel management company in the United States, with 108 hotels under management totaling over 15,320 keys across 26 states. Schulte has completed 62 renovations and 18 ground-up constructions since inception in 1999.

The Properties. The Starwood Hotel Portfolio Properties comprise 22 hotels offering a range of amenities across limited service, select service, full service and extended stay properties. The portfolio is located across 16 cities in 12 states, with the largest concentrations in Missouri (23.3% of rooms, 22.8% of underwritten net cash flow), Kansas (13.6% of rooms, 12.1% of underwritten net cash flow) and Illinois (13.0% of rooms, 13.8% of underwritten net cash flow). The largest individual property (Renaissance St. Louis Airport Hotel) accounts for 13.4% of total rooms and 12.1% of underwritten net cash flow, and no other individual property accounts for more than 7.1% of total rooms or 10.5% of underwritten net cash flow. All of the Starwood Hotel Portfolio Properties have been built or renovated since 2012, with 19 properties representing 89.6% of underwritten net cash flow having been renovated since 2015. The hotels range in size from 77 to 393 rooms with an average room count of 134 rooms. Excluding the RDM Property (which has been closed for renovations since August 2016 and is expected to re-open in September 2018), the Starwood Hotel Portfolio Properties reported weighted average occupancy, ADR and RevPAR penetration rates each in excess of 105% for 2015 through the trailing 12-month period ending May 31, 2018. Additionally, excluding the RDM Property, approximately 74.6% of the Starwood Hotel Portfolio Properties based on room count achieved a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending May 31, 2018.

Approximately $81.5 million ($27,693 per room) of capital expenditures have been made at the Starwood Hotel Portfolio Properties since 2015, and the Starwood Hotel Portfolio Borrower has budgeted for approximately $31.9 million ($10,836 per room) in additional capital expenditures through 2022. Of the $31.9 million of budgeted capital expenditures, approximately $5.4 million ($1,838 per room) relates to brand-mandated renovations required by the related franchise agreements, which were reserved for at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and were not reserved for.

The RDM Property is an 11-story, 209-room, full service hotel originally built in 1887 that has been offline for renovations since August 2016, and is expected to re-open in September 2018. The renovations at the RDM Property since 2016 total approximately $33.2 million ($158,753 per room) and included complete guest-facing upgrades and updating all mechanical, electrical and HVAC systems. The RDM Property accounts for 8.9% of the allocated loan amount, 7.1% of total rooms, and 9.3% of underwritten net cash flow.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-75

BANK 2018-BNK14	Starwood Hotel Portfolio

The following table presents certain information relating to the Starwood Hotel Portfolio Properties:

Starwood Hotel Portfolio Properties
Property Name	City / State	Year Built / Renovated	No. of Rooms	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV	UW Net Cash Flow	% of UW NCF	5/31/18 Occ.(2)	TTM 5/31/18 RevPAR Pen.(2)
Renaissance St. Louis Airport Hotel	St. Louis, MO	1987 / 2015	393	$34,965,762	13.2%	$50,100,000	69.8%	$3,480,137	12.1%	70.5%	109.2%
Renaissance Des Moines Savery Hotel	Des Moines, IA	1887 / 2018	209	$23,659,468	8.9%	$33,600,000(3)	70.4%(3)	$2,673,235(3)	9.3%(3)	(3)	(3)
Residence Inn St. Louis Downtown	St. Louis, MO	2006 / 2017	188	$22,193,837	8.4%	$31,800,000	69.8%	$2,381,957	8.3%	75.5%	123.0%
Doubletree Hotel West Palm Beach Airport	West Palm Beach, FL	1987 / 2015	175	$21,914,669	8.3%	$29,700,000	73.8%	$3,016,297	10.5%	87.7%	104.4%
Courtyard Gulfport Beachfront	Gulfport, MS	1972 / 2015	149	$15,772,979	6.0%	$22,600,000	69.8%	$1,428,547	5.0%	65.7%	106.6%
Fairfield Inn Atlanta Downtown	Atlanta, GA	1915 / 2012	156	$14,656,308	5.5%	$21,000,000	69.8%	$1,413,835	4.9%	69.5%	87.0%
Hotel Indigo Chicago Vernon Hills	Vernon Hills, IL	1997 / 2015	127	$13,469,845	5.1%	$19,300,000	69.8%	$1,291,636	4.5%	68.4%	92.6%
Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	Burr Ridge, IL	2000 / 2015	128	$12,074,006	4.6%	$17,300,000	69.8%	$1,432,507	5.0%	70.8%	126.3%
Holiday Inn & Suites Green Bay Stadium	Green Bay, WI	2007 / 2015	118	$11,794,838	4.5%	$16,900,000	69.8%	$1,314,971	4.6%	72.1%	98.6%
Springhill Suites Chicago Elmhurst Oakbrook Area	Elmhurst, IL	2000 / 2015	128	$10,817,751	4.1%	$15,500,000	69.8%	$1,223,279	4.3%	77.5%	146.3%
Hilton Garden Inn Wichita	Wichita, KS	2000 / 2016	103	$9,421,912	3.6%	$13,500,000	69.8%	$1,198,180	4.2%	78.5%	144.5%
Courtyard Norman	Norman, OK	2009 / 2016	113	$8,095,865	3.1%	$11,600,000	69.8%	$827,823	2.9%	65.4%	115.2%
Springhill Suites Scranton Wilkes Barre	Moosic, PA	2012 / N/A	102	$7,746,905	2.9%	$11,100,000	69.8%	$829,052	2.9%	73.9%	94.9%
Courtyard Salisbury	Salisbury, MD	2006 / 2015	106	$7,467,738	2.8%	$10,700,000	69.8%	$636,356	2.2%	66.1%	118.4%
Homewood Suites St. Louis Riverport Airport West	Maryland Heights, MO	2007 / 2017	104	$7,397,946	2.8%	$10,600,000	69.8%	$662,010	2.3%	76.3%	129.2%
Residence Inn Rocky Mount	Rocky Mount, NC	1999 / 2016	77	$7,397,946	2.8%	$10,600,000	69.8%	$784,222	2.7%	72.7%	121.2%
Hampton Inn and Suites Wichita Northeast	Wichita, KS	2009 / 2017	102	$7,048,986	2.7%	$10,100,000	69.8%	$898,704	3.1%	72.1%	128.8%
Residence Inn Salisbury	Salisbury, MD	2007 / 2015	84	$6,979,194	2.6%	$10,000,000	69.8%	$585,659	2.0%	77.0%	125.3%
Courtyard Rocky Mount	Rocky Mount, NC	2000 / 2015	90	$5,653,147	2.1%	$8,100,000	69.8%	$614,727	2.1%	67.6%	97.0%
Springhill Suites Wichita East at Plazzio	Wichita, KS	2009 / 2016	102	$5,583,355	2.1%	$8,000,000	69.8%	$628,629	2.2%	69.1%	99.0%
Residence Inn Wichita East at Plazzio	Wichita, KS	2005 / 2013	93	$5,583,355	2.1%	$8,000,000	69.8%	$736,422	2.6%	73.3%	109.6%
Hampton Inn Oklahoma City Northwest	Oklahoma City, OK	1997 / 2016	96	$5,304,188	2.0%	$7,600,000	69.8%	$600,304	2.1%	70.3%	102.2%
Total/Weighted Average			2,943	$265,000,000	100.0%	$401,000,000(4)	66.1%	$28,658,491	100.0%	72.5%(3)	112.5%(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.

(2)	Occupancy shown was obtained from borrower operating statements, and RevPAR Penetration Rates were obtained from various third party reports.

(3)	The RDM Property has been offline for renovations since August 2016 and is excluded from the total portfolio weighted averages for occupancy and RevPAR penetration. The RDM Property is expected to re-open in September 2018. The UW Net Cash Flow for the RDM Property is based on assumptions set forth in the related appraisal. The appraised value shown represents the as if complete value as of July 6, 2018. The as-is appraised value as of July 6, 2018 is $27,700,000, which would equate to an allocated cut-off date LTV of 85.4%.

(4)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The following tables present certain information relating to the weighted average historical occupancy, ADR, RevPAR and penetration rates of the Starwood Hotel Portfolio Properties:

Historical Occupancy, ADR and RevPAR(1)(2)

	Starwood Hotel Portfolio			Penetration Rates
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	71.9%	$112.45	$80.92	105.8%	106.7%	113.1%
2016	71.5%	$114.70	$81.90	105.6%	106.4%	112.2%
2017	72.3%	$115.77	$83.78	105.5%	106.2%	111.9%
TTM May 2018	72.7%	$116.50	$84.92	105.3%	106.8%	112.5%

(1)	Information obtained from various third party reports.

(2)	The RDM Property has been closed for renovations since August 2016 and is excluded from the weighted average portfolio historic occupancy, ADR, RevPAR and penetration rates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-76

BANK 2018-BNK14	Starwood Hotel Portfolio

The following table presents certain information relating to the property sub-types of the Starwood Hotel Portfolio Properties:

Property Sub-Type

Property Sub-Type	# of Hotels	# of Rooms	UW NCF	% of Total UW NCF	Appraised Value	Appraised Value Per Room	5/31/2018 TTM RevPAR Penetration(1)
Extended Stay	5	546	$5,150,270	18.0%	$71,000,000	$130,037	122.0%
Full Service	4	895	$10,484,640	36.6%	$130,300,000	$145,587	106.2%(2)
Select Service	6	688	$5,997,269	20.9%	$85,800,000	$124,709	111.7%
Limited Service	7	814	$7,026,310	24.5%	$90,600,000	$111,302	112.0%
Total/Weighted Average	22	2,943	$28,658,491	100.0%	$401,000,000(3)

(1)	Information obtained from various third party reports.

(2)	The RevPAR Penetration for Full Service Hotels excludes the RDM Property, which has been closed for renovations since August 2016.

(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The following table presents certain information relating to the historical and budgeted capital expenditures at the Starwood Hotel Portfolio Properties:

Historical and Budgeted Capital Expenditures

	2012	2013	2014	2015	2016	2017	2018 YTD	2018 Budget(2)	2019 Budget(2)	2020 Budget(2)	2021 Budget(2)	2022 Budget(2)	Total
Cap Ex(1)	$77	$177	$1,671	$25,620	$24,743	$25,991	$5,146	$7,134	$2,625	$1,758	$3,945	$16,428	$115,315
Per Room	$26	$60	$568	$8,705	$8,407	$8,831	$1,749	$2,424	$892	$597	$1,340	$5,582	$39,183

(1)	The capital expenditures are shown in thousands.

(2)	Of the budgeted capital expenditures shown for 2018 through 2022, approximately $5.4 million relates to brand-mandated renovations required by the related franchise agreements, which were reserved for at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and have not been reserved for.

The following table presents certain information relating to the flags and brands of the Starwood Hotel Portfolio Properties:

Property Flags and Brands

Brand	# of Hotels	# of Rooms	% of Rooms	Allocated Cut-off Date Balance(1)	Allocated Cut-off Date Balance Per Room	UW Net Cash Flow	% of Total UW NCF	Appraised Value	LTV
Marriott
Renaissance	2	602	20.5%	$58,625,230	$97,384	$6,153,372(2)	21.5%(2)	$83,700,000	70.0%
Residence Inn	4	442	15.0%	$42,154,332	$95,372	$4,488,260	15.7%	$60,400,000	69.8%
Courtyard	4	458	15.6%	$36,989,729	$80,764	$3,507,453	12.2%	$53,000,000	69.8%
Springhill Suites	4	460	15.6%	$36,222,017	$78,744	$4,113,467	14.4%	$51,900,000	69.8%
Fairfield Inn	1	156	5.3%	$14,656,308	$93,951	$1,413,835	4.9%	$21,000,000	69.8%
Total Marriott	15	2,118	72.0%	$188,647,616	$89,069	$19,676,387	68.7%	$270,000,000	69.9%
Hilton
Homewood Suites	1	104	3.5%	$7,397,946	$71,134	$662,010	2.3%	$10,600,000	69.8%
Hampton Inn	2	198	6.7%	$12,353,174	$62,390	$1,499,008	5.2%	$17,700,000	69.8%
Hilton Garden Inn	1	103	3.5%	$9,421,912	$91,475	$1,198,180	4.2%	$13,500,000	69.8%
Doubletree	1	175	5.9%	$21,914,669	$125,227	$3,016,297	10.5%	$29,700,000	73.8%
Total Hilton	5	580	19.7%	$51,087,701	$88,082	$6,375,495	22.2%	$71,500,000	71.5%
Intercontinental
Holiday Inn & Suites	1	118	4.0%	$11,794,838	$99,956	$1,314,971	4.6%	$16,900,000	69.8%
Hotel Indigo	1	127	4.3%	$13,469,845	$106,062	$1,291,636	4.5%	$19,300,000	69.8%
Total Intercontinental	2	245	8.3%	$25,264,683	$103,121	$2,606,607	9.1%	$36,200,000	69.8%
Total/Weighted Average	22	2,943		$265,000,000	$90,044	28,658,491	100.0%	$401,000,000(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.

(2)	The RDM Property has been offline for renovations since August 2016 and is expected to re-open in September 2018. The UW Net Cash Flow for the RDM Property is based on the assumptions set forth in the appraisal.

(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-77

BANK 2018-BNK14	Starwood Hotel Portfolio

The following table presents certain information relating to the franchise agreement expirations of the Starwood Hotel Portfolio Properties:

Franchise Expiration Summary

Year	# Hotels	# Rooms	% Rooms	Cumulative # of Rooms Expiring	Cumulative % of Rooms Expiring	UW NCF	% UW NCF
2018	0	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	$0	0.0%
2024(1)	2	256	8.7%	256	8.7%	$2,655,786	9.3%
2025	0	0	0.0%	256	8.7%	$0	0.0%
2026(2)	1	106	3.6%	362	12.3%	$636,356	2.2%
2027	1	84	2.9%	446	15.2%	$585,659	2.0%
2028(3)	2	267	9.1%	713	24.2%	$2,743,518	9.6%
2029 & Beyond	16	2,230	75.8%	2,943	100.0%	$22,037,170	76.9%
Total/Weighted Average	22	2,943	100.0%			$28,658,491	100.0%

(1)	The franchise agreements for SpringHill Suites Elmhurst Oakbrook Area and SpringHill Suites Chicago Southwest at Burr Ridge Hinsdale each include extension options to either 2029 or 2034 subject to certain property improvement plan requirements outlined in the respective franchise agreements.

(2)	The franchise agreement for Courtyard Salisbury has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.

(3)	The franchise agreement for Courtyard Gulfport Beachfront has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2015	2016(1)	2017(1)	TTM 5/31/2018(1)(2)	UW Excluding RDM	UW RDM Only	UW(2)	UW per Room
Occupancy	72.4%	71.5%	72.0%	72.5%	72.5%	65.0%	71.9%
ADR	$112.51	$114.55	$116.14	$116.97	$116.97	$170.98	$120.44
RevPAR	$81.42	$81.85	$83.62	$84.77	$84.77	$111.14	$86.64

Rooms Revenue	$87,465,272	$81,899,359	$83,441,436	$84,593,757	$84,593,757	$8,478,071	$93,071,828	$31,625
Food & Beverage	$9,250,986	$8,103,985	$7,697,959	$7,829,732	$7,829,732	$3,016,524	$10,846,256	$3,685
Other Income(3)	$2,669,481	$2,511,951	$2,252,133	$2,284,070	$2,284,070	$412,428	$2,696,498	$916
Total Revenue	$99,385,739	$92,515,295	$93,391,528	$94,707,559	$94,707,559	$11,907,023	$106,614,582	$36,226
Total Expenses	$67,075,726	$63,143,112	$63,914,410	$64,753,185	$64,753,185	$8,638,437	$73,391,622	$24,938
Net Operating Income	$32,310,013	$29,372,183	$29,477,118	$29,954,374	$29,954,374	$3,268,586	$33,222,960	$11,289
FF&E	$0	$0	$0	$0	$3,969,118	$595,351	$4,564,469	$1,551
Net Cash Flow	$32,310,013	$29,372,183	$29,477,118	$29,954,374	$25,985,256	$2,673,235	$28,658,491	$9,738

NOI DSCR(4)	2.34x	2.12x	2.13x	2.16x	2.16x	N/A	2.40x
NCF DSCR(4)	2.34x	2.12x	2.13x	2.16x	1.88x	N/A	2.07x
NOI Debt Yield(4)	12.2%	11.1%	11.1%	11.3%	11.3%	N/A	12.5%
NCF Debt Yield(4)	12.2%	11.1%	11.1%	11.3%	9.8%	N/A	10.8%

(1)	The RDM Property has been closed for renovations since August 2016 and is excluded from Occupancy, ADR and RevPAR statistics and historical cash flows for 2016, 2017 and TTM 5/31/2018. The RDM Property is expected to re-open in September 2018 and is included in the UW. The underwriting for the RDM Property is based on the cash flow estimates set forth in the related appraisal.

(2)	The increase from TTM 5/31/2018 NOI to UW NOI results from the inclusion of the RDM Property.

(3)	Other Income consists of guest laundry/dry cleaning, ATM commissions, vending machines commissions, cancellation/attrition fees, convenience store sales, pet fees, telephone revenue, parking revenue and other miscellaneous income.

(4)	The debt service coverage ratios and debt yields shown are based on the Starwood Hotel Portfolio Whole Loan.

Escrows and Reserves. At origination, the Starwood Hotel Portfolio Borrower deposited upfront reserves of $5,408,895 for property improvement plans related to the Fairfield Inn Atlanta Downtown ($983,740), Courtyard Rocky Mount ($184,616), and Renaissance Des Moines Savery Hotel ($4,240,539). The Starwood Hotel Portfolio Whole Loan documents also provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) equal to the greater of (i) 1/12th of 4% of aggregate gross revenue for the 12-month period ending in the month that is two months prior to the applicable payment date and (ii) the aggregate monthly deposit amount required under the franchise agreements for FF&E work (currently $330,760).

The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Trap Event Period (as defined below) has occurred and is continuing; (ii) the Starwood Hotel Portfolio Borrower provides the lender with evidence that the insurance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-78

BANK 2018-BNK14	Starwood Hotel Portfolio

coverage for the Starwood Hotel Portfolio Properties is included in a blanket policy and such policy is in full force and effect; and (iii) the Starwood Hotel Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for taxes as long as no Cash Trap Event Period has occurred and is continuing. Upon the continuance of a Cash Trap Event Period, ongoing tax and insurance reserves are required in an amount equal to 1/12th of the estimated property taxes and insurance premiums payable during the next ensuing 12 months.

Lockbox and Cash Management. A soft lockbox with springing cash management is in place with respect to the Starwood Hotel Portfolio Whole Loan. The Starwood Hotel Portfolio Borrower, property manager and operating lessee are required to deposit property income into the lockbox account within three business days after receipt, and commercial tenants and credit card providers are required to deposit rents and income directly into the lockbox during the continuance of an event of default. During a Cash Trap Event Period, all excess cash flow is required to be held in the excess cash flow sub account as additional security for the Starwood Hotel Portfolio Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Starwood Hotel Portfolio Whole Loan;

(ii)	the net cash flow debt yield falling below 8.0% for the immediately preceding calendar quarter; or

(iii)	two or more franchise agreements having expired or having been terminated at any given overlapping time during the loan term.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 8.0% for two consecutive calendar quarters (which may be achieved by a prepayment or delivery of a letter of credit in an amount which, if applied to the Starwood Hotel Portfolio Whole Loan balance, would satisfy such debt yield test); and

●	with regard to clause (iii), upon (A) the replacement of at least one of the applicable expired or terminated franchise agreements in accordance with the loan documents, or (B) the release of the applicable individual property in accordance with the loan documents (see “Release of Property”).

Additional Secured Indebtedness (not including trade debts). The Starwood Hotel Portfolio Properties also secures the Starwood Hotel Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $200,000,000. The Starwood Hotel Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Starwood Hotel Portfolio Mortgage Loan. The Starwood Hotel Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Starwood Hotel Portfolio Pari Passu Companion Loans. The holders of the Starwood Hotel Portfolio Mortgage Loan and the Starwood Hotel Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Starwood Hotel Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the Defeasance Lockout Date or Prepayment Lockout Date (as applicable), the Starwood Hotel Portfolio Borrower may obtain the release of any of the Starwood Hotel Portfolio Properties, provided that, among other things, and in accordance with the Starwood Hotel Portfolio Whole Loan documents, (a) no event of default has occurred and is continuing (unless a non-monetary default specifically related to the released property is ongoing, in which event the Starwood Hotel Portfolio Borrower may obtain the release of such property under certain conditions, which if exercised prior to the Prepayment Lockout Date may be by partial prepayment only along with any applicable yield maintenance premium); (b) the Starwood Hotel Portfolio Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to the Release Price (as defined below); (c) the net cash flow debt yield for the remaining Starwood Hotel Portfolio Properties immediately following the release is equal to or greater than the greater of (i) 10.81% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the Starwood Hotel Portfolio Borrower has the right to partially defease or prepay the Starwood Hotel Portfolio Whole Loan further or deliver cash or a letter of credit as additional collateral in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) with respect to a partial defeasance, rating agency confirmation is received. All releases subsequent to the first release are required to match the release format, prepayment or partial defeasance, selected for the first release. The allocated loan amount for each of the Starwood Hotel Portfolio Properties is subject to pro rata reduction by the release premium and prepayment or non-release prepayment to account for previous prepayments and partial defeasances.

“Release Price” is an amount equal to the following amounts; provided, however, that if the release of any individual property would cause the aggregate amount partially defeased or prepaid to exceed either the 10% or 20% thresholds outlined below, then the Release Price for such property would be equal to the product of the allocated loan amount and the pro rata weighted average of the release prices outlined below:

●	105% of the allocated loan amount for such property if less than or equal to 10% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid;

●	110% of the allocated loan amount for such property if more than 10% but less than or equal to 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid; and

●	115% of the allocated loan amount for such property if more than 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid.

The allocated loan amount for each property is subject to pro rata reduction to account for previous prepayments under the Starwood Hotel Portfolio Whole Loan, including in connection with prior partial releases and partial defeasances.

Terrorism Insurance. The Starwood Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Starwood Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Hotel Portfolio Properties. The loan documents also require business interruption insurance covering no less than the eighteen month period following the occurrence of a casualty event, together with a twelve month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Starwood Hotel Portfolio Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-79

BANK 2018-BNK14	Executive Towers West

Mortgage Loan No. 6 – Executive Towers West

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-80

BANK 2018-BNK14	Executive Towers West

Mortgage Loan No. 6 – Executive Towers West

1431 OPUS PLACE (TOWER I)

Floor	Tenants
6	Babcock & Wilcox 5,126 SF | 1/2023; Caliber Home Loans 1,676 SF | 10/2022; RPC 1,950 SF 1/2026; Joseph Strauss Insurance 3,325 SF | 9/2021; Gatehouse Media 5,233 SF | 8/2020; Producer Resources, Inc. 3,003 SF | 11/2022; Fidelity Nat'l Title 5,713 SF | 7/2020; Vacant 7,006 SF; Vacant 3,457 SF
5	ADP, LLC 7,306 SF | 8/2019; Roadrunner Transportation Systems, Inc. 20,176 SF | 10/2029; Vacant 9,608 SF
4	Burns & McDonell Engineering Company, Inc. 22,640 SF | 9/2024; Vacant 14,561 SF
3	Federal Deposit Insurance Corporation 14,580 SF | 3/2022; Residential Home Health Illinois, LLC 16,961 SF | 3/2021; Vacant 4,755 SF
2	Draper and Kramer Mortgage Corp. 23,327 SF | 3/2024; Weir International, Inc. 6,572 SF | 12/2024; Aerobiology Lab Assoc., Inc. 1,528 SF | 12/2023; Vacant 1,182 SF; Vacant 1,657 SF
1	Nationwide Mutual Insurance Company 8,268 SF | 7/2021; Tenant Lounge 814 SF; Regus (RGN) 12,007 SF | 10/2027; Vacant 1,391 SF; Management Office 2,234 SF; Vacant 1,114 SF; Foodbarz 1,701 SF | 5/2027; Caliber Home Loans 4,040 SF | 10/2022

1411 OPUS PLACE (TOWER II)

Floor	Tenants
6	Ambitech Engineering Corp. 30,794 SF | 9/2024
5	Ambitech Engineering Corp. 31,580 SF | 9/2024
4	Gallagher Bassett 25,028 SF | 1/2023; Hub International 18,496 SF | 2/2028; Vacant 4,592 SF
3	Abercrombie & Kent, Inc. 42,650 SF | 10/2029
2	Ambitech Engineering Corp. 9,408 SF | 9/2024; Thrivent Financial 6,094 SF | 9/2020; Zimmerman Advertising 1,691 SF | 7/2020; Matson, Driscoll & Damico 5,275 SF | 5/2026; Teksystems, Inc. 17,845 SF | 7/2023
1	Chicago Retail 3,532 SF | 5/2023; TTX Company 9,989 SF | 2/2020; Whelan Arnold 1,715 SF 10/2021; Fitness 2,875 SF; Ambitech Engineering Corp 4,979 SF | 9/2024; Roth Staffing 1,654 SF 12/2019; Foodbarz 2,727 SF | 5/2027; Gallagher Bassett Services 1,813 SF | 1/2023; Vacant 1,798 SF; State of Texas 3,366 SF | 3/2027

1400 OPUS PLACE (TOWER III)

Floor	Tenants
9	Tri City Foods, Inc. 7,814 SF | 5/2020; Madsen Kneppers 2,402 SF | 5/2026; Vacant 4,081 SF; Madsen Kneppers & Associates, Inc. 9,758 SF | 5/2026
8	Amwins Access Insurance Services, Inc. 8,892 SF | 12/2025; Hamilton Exhibits and Displays 3,452 SF | 4/2021; Kolnicki, Peterson & Wirth 2,934 SF | 10/2019; Group Alternatives 2,842 SF | 4/2026; Vacant 6,024 SF
7	T-Mobile 24,157 SF | 5/2026
6	T-Mobile 30,335 SF | 5/2026
5	State Farm Automobile Ins. Co. 29,478 SF | 12/2021
4	State Farm Automobile Ins. Co. 29,478 SF | 12/2021
3	State Farm Automobile Ins. Co. 27,751 SF | 12/2021
2	State Farm Automobile Ins. Co. 14,647 SF | 12/2021; Vacant 6,918 SF
1	Kolnicki, Peterson, & Wirth, LLC 4,926 SF | 10/2019; Connect Global Logistics 1,303 SF | 12/2018; Erik's Deli 1,812 SF | 4/2020; Vacant 5,096 SF; Vacant 315 SF; Vacant 737 SF

VACANT | NON-RENTABLE | 2018 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-81

BANK 2018-BNK14	Executive Towers West

Mortgage Loan No. 6 – Executive Towers West

Executive Towers West
1400, 1411 and 1431 Opus Place
Downers Grove, IL 60515
Addison
Chicago O'Hare Intl. Airport 7 miles
Northlake
Elmhurst
Villa Park
Lombard
Hillside
Chicago 14 miles
Wheaton
Glen Ellyn
Oakbrook Terrace
DUPAGE COUNTY
COOK COUNTY
Oak Brook
Western Springs
Downers Grove
Lisle
Westmont
Clarendon Hills
Hinsdale
Willowbrook
Burr Ridge
Darien
Woodbridge
The Morton Arboretum
College of DuPage
Midwestern University
Advocate Good Samaritan Hospital
Microsoft Corporation
Yorktown Center
Finley Square
Esplanade at Locust Point
Butler National Golf Course
Bemis Woods
Benedictine University
Hawthorne Hill Park
Eisenhower Expwy
Tri-State Tollway
METRA BNSF LINE
METRA UP-W LINE
Lake Michigan
CHICAGO
Aurora
Naperville
Schaumburg
Bolingbrook

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-82

BANK 2018-BNK14	Executive Towers West

Mortgage Loan No. 6 – Executive Towers West

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$63,000,000			Location:	Downers Grove, IL 60515
Cut-off Date Balance:	$62,930,667			General Property Type:	Office
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Raymond Massa			Year Built/Renovated:	1983-1987/2012-2017
Mortgage Rate:	4.8500%			Size:	671,416 SF
Note Date:	7/23/2018			Cut-off Date Balance per SF:	$94
First Payment Date:	9/1/2018			Maturity Date Balance per SF:	$77
Maturity Date:	8/1/2028			Property Managers:	Colliers International Asset and Property Management Services LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$7,609,500
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield:	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	14.7%
Additional Debt Type:	N/A			UW NCF DSCR:	1.62x
Additional Debt Balance:	N/A			Most Recent NOI:	$5,320,994 (4/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$5,709,467 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$6,593,753 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2)(3):	89.8% (5/1/2018)
RE Tax:	$95,948	$31,983	N/A	2nd Most Recent Occupancy(2):	79.8% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	79.2% (12/31/2016)
Deferred Maintenance:	$945,750	$0	N/A	Appraised Value (as of):	$84,900,000 (5/28/2018)
Recurring Replacements:	$0	$12,032	N/A	Cut-off Date LTV Ratio:	74.1%
TI/LC:	$2,500,000	Springing	$2,500,000	Maturity Date LTV Ratio:	60.9%
Other:	$7,588,845	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$63,000,000	67.4%	Purchase Price(4):	$76,460,074	81.8%
Borrower Equity:	$30,465,277	32.6%	Reserves:	$11,130,543	11.9%
			Closing Costs:	$5,874,659	6.3%
Total Sources:	$93,465,277	100.0%	Total Uses:	$93,465,277	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The increase in Occupancy from 2nd Most Recent to Most Recent is due to the execution of two new leases: T-Mobile (54,492 SF) and Roadrunner Transportation Systems, Inc. (20,176 SF), as to which the related tenants are not yet in occupancy.

(3)	Most Recent Occupancy includes 9,608 SF occupied by Roadrunner Transportation Systems, Inc. on a temporary basis. Rent from such tenant for such temporary space was not underwritten.

(4)	Approximately $7.5 million of outstanding tenant improvements, leasing costs and free rent were netted from the original purchase price of approximately $84.0 million as a seller credit, resulting in a net purchase price of approximately $76.5 million. The amount of such tenant improvements, leasing costs and free rent were in turn reserved for by the Executive Towers West Borrowers (as defined below) at origination.

The Mortgage Loan. The sixth largest mortgage loan (the “Executive Towers West Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $63,000,000 and secured by a first priority fee mortgage encumbering an office property located in Downers Grove, Illinois (the “Executive Towers West Property”). The proceeds of the Executive Towers West Mortgage Loan, together with borrower equity, were used to acquire the Executive Towers West Property, fund reserves, and pay closing costs.

The Borrowers and the Sponsor. The borrowers are Executive Towers Illinois Realty LP, a Delaware limited partnership, and Haddad Milestone Property SPE, LLC, an Illinois limited liability company (the “Executive Towers West Borrowers”), two single-purpose entities with one independent director, which own the Executive Towers West Property as tenants-in-common. Executive Towers Illinois Realty LP owns an approximately 94.86% interest in the Executive Towers West Property and Haddad Milestone Property SPE, LLC owns an approximately 5.14% interest in the Executive Towers West Property. The non-recourse carveout guarantor and borrower sponsor is Raymond Massa. Raymond Massa is the co-founder of Group RMC Corporation. Group RMC Corporation, a real estate co-investment and management company based in New York City, targets investments in office assets in suburban markets throughout the United States. Group RMC Corporation’s portfolio includes approximately 12.0 million SF of office space. Raymond Massa owns approximately 7.5% of Executive Towers Illinois Realty LP. Mr. Massa does not own any interest in Haddad Milestone Property SPE, LLC , which is 91.75% owned by Antoine Haddad; however, an entity controlled by Mr. Massa serves as the non-member manager. The general partner of Executive Towers Illinois Realty LP, Executive Towers Illinois Realty Management LLC, is 75% owned by entities affiliated with the guarantor and 25% owned by entities controlled by Maher and Hicham Cherfan, who also own a minority interest in Haddad Milestone Property SPE, LLC.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-83

BANK 2018-BNK14	Executive Towers West

The Property. The Executive Towers West Property consists of three Class B multi-story office buildings, totaling 671,416 SF, located on an approximately 19.3-acre parcel in Downers Grove, Illinois, a suburb of Chicago. The Executive Towers West Property was built between 1983 and 1987 and was most recently renovated between 2012 and 2017. The seller of the Executive Towers West Property spent approximately $3.2 million on capital expenditures between 2012 and 2017, which included corridor, rest room, conference center, elevator, façade and parking upgrades. Amenities at the Executive Towers West Property include a 2,874 SF fitness center, a cafeteria, a tenant lounge and an on-site management office. The Executive Towers West Property also includes a parking garage and surface parking, which total 2,278 parking spaces (3.4 spaces per 1,000 SF of NRA). With the exception of State Farm and Ambitech, which occupy 15.1% and 11.4% of NRA, respectively, no tenant occupies more than 8.1% of NRA. The Executive Towers West Property had an average occupancy of 81.1% between 2012 and 2017 and as of May 1, 2018, was 89.8% leased to 43 tenants. The Executive Towers West Property is situated adjacent to both Interstate 88 and Interstate 355. Interstate 88 provides the Executive Towers West Property with direct access to Chicago’s central business district and O’Hare International Airport. Interstate 355 provides access to Chicago’s northern and southern suburbs. The Pace Bus, a suburban bus service which spans Chicago, has a stop directly across the street from the Executive Towers West Property.

Major Tenants.

State Farm Automobile Ins. Co. (101,354 SF, 15.1% of NRA, 16.3% of underwritten rent). State Farm Automobile Ins. Co. (“State Farm”), founded in 1922, is a large consortium of insurance and financial services focused companies throughout the United States, with its corporate headquarters in Bloomington, Illinois. State Farm has been a tenant at the Executive Towers West Property since 2011. State Farm recently executed a 65-month lease extension commencing in October 2018 through February 2024 and has one, five-year renewal option remaining. State Farm has a one-time right to terminate its lease on December 31, 2021 with not less than 12 full months’ notice. State Farm has not given formal notice of termination; however, the Executive Towers West Property was referred to in a press release dated May 4, 2017 identifying facilities which State Farm is closing. In addition, State Farm is currently occupying only approximately 50% of its space. According to the Executive Towers West Borrowers, State Farm has indicated to them that it would be open to a proposal from the Executive Towers West Borrowers to accelerate the give back of space.

Ambitech Engineering Corp. (76,761 SF, 11.4% of NRA, 13.7% of underwritten rent). Ambitech Engineering Corp. (“Ambitech”), founded in 1982, is a full-service provider of engineering design services with expertise in Front-End Loading (FEL/FEED) work. Ambitech currently employs 500 engineers and other professionals across eight offices in the United States, and one office in the Philippines. Ambitech has been a tenant at the Executive Towers West Property since 2007. Ambitech executed a five-year lease extension through September 2024 and has two, five-year renewal options remaining. Ambitech has abated rent and abated reimbursements through December 31, 2020, which have been fully reserved for.

T-Mobile Central LLC (54,492 SF, 8.1% of NRA, 8.6% of underwritten rent). T-Mobile Central LLC (“T-Mobile”) is a subsidiary of T-Mobile US, Inc. T-Mobile is a new tenant at the Executive Towers West Property pursuant to a lease through May 2026. T-Mobile is expected to take occupancy in September 2018 and has two, five-year renewal options. T-Mobile has free rent and abated reimbursements through December 31, 2020, which have been fully reserved for. T-Mobile has the right to terminate its lease as of the end of the 69th month of its lease term upon 12 months’ notice and payment of a termination fee equal to the unamortized portion of landlord’s concessions. In addition, T-Mobile has the right to terminate its lease if the lease commencement date does not occur by March 1, 2019. The lease commencement date means the date on which all outstanding landlord work is substantially complete and the landlord delivers exclusive possession of the premises to the tenant. Completion of such landlord work and delivery of possession has not yet taken place and is anticipated to occur in September 2018; however, there can be no assurance as to the date on which such completion and delivery of possession will occur. In addition to the foregoing termination option, if the lease has not commenced by October 1, 2018, following the free rent period, the tenant is entitled to an additional rent abatement of $2,090.10 per day for every day during the period beginning on such date and ending on the earlier of October 31, 2018 and the lease commencement date, and if the lease has not commenced by November 1, 2018, following the free rent period, the tenant will be entitled to an additional rent abatement of $4,180.20 per day, for every day during the period beginning on such date and ending on the lease commencement date.

Abercrombie & Kent, Inc. (42,650 SF, 6.4% of NRA, 7.4% of underwritten rent). Abercrombie & Kent, Inc. (“Abercrombie & Kent”) is a luxury travel company, offering adventure and luxury vacations since 1962. Abercrombie & Kent is a worldwide group of companies, with sales and marketing offices in London, United Kingdom; Downers Grove, Illinois; Melbourne, Australia; Beijing, China and New Delhi, India. Abercrombie & Kent runs over 55 offices in more than 30 countries, staffed by more than 2,500 people. The Executive Towers West Property serves as Abercrombie & Kent’s corporate headquarters, where it has been a tenant since 2008. Abercrombie & Kent executed an 11-year lease extension through October 2029 and has two, five-year renewal options remaining. Abercrombie has a one-time right to terminate its lease on October 31, 2027, with 12 months’ notice and payment of a termination fee equal to the unamortized portion of landlord’s concessions, provided that more than 25% of the leased premises is sublet and the lease has not been assigned.

Gallagher Bassett Serv. Inc. (26,841 SF, 4.0% of NRA, 3.7% of underwritten rent). Gallagher Bassett Serv. Inc. (“Gallagher Bassett Serv.”) is a multiline claims services provider established in 1962. Gallagher Bassett Serv. partners with more than 4,800 organizations and manages claims in over 60 countries. Gallagher Bassett Serv. has been a tenant at the Executive Towers West Property since 2015 and has two, three-year renewal options available. Gallagher Bassett Serv. has a one-time right to terminate its lease on January 31, 2021 with 12 months’ notice and payment of a termination fee.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-84

BANK 2018-BNK14	Executive Towers West

The following table presents certain information relating to the major tenants at the Executive Towers West Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Total Annual UW Rent	Lease Expiration
Tenant
State Farm(4)	NR/NR/NR	101,354	15.1%	$1,446,766	$14.27	16.3%	12/31/2021
Ambitech(5)	NR/NR/NR	76,761	11.4%	$1,222,035	$15.92	13.7%	9/30/2024
T-Mobile(6)	NR/NR/BB+	54,492	8.1%	$762,888	$14.00	8.6%	5/31/2026
Abercrombie & Kent(7)	NR/NR/NR	42,650	6.4%	$661,075	$15.50	7.4%	10/31/2029
Gallagher Bassett Serv.(8)	NR/NR/NR	26,841	4.0%	$325,364	$12.12	3.7%	1/31/2023
Subtotal/Wtd. Avg.		302,098	45.0%	$4,418,128	$14.62	49.7%

Other Tenants		291,354	43.4%	$4,470,915	$15.35	50.3%
Vacant Space(9)		77,964	11.6%	$0	$0.00	0.0%
Total/Wtd. Avg.		671,416	100.0%	$8,889,043	$14.98	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	State Farm has a one-time right to terminate its lease on December 31, 2021 with not less than 12 full months’ notice and payment of a termination fee. State Farm has not given formal notice of termination; however the Executive Towers West Property is referred to in a press release, dated May 4, 2017, identifying facilities which State Farm is closing. According to the Executive Towers West Borrowers, State Farm has indicated to them that it would be open to a proposal from the Executive Towers West Borrowers to accelerate the give back of space. The State Farm lease expires on February 29, 2024.

(5)	Ambitech has its lease guaranteed by Zachry Holdings, Inc. Ambitech has abated rent and abated reimbursements through December 31, 2020, which have been fully reserved for.

(6)	T-Mobile executed its lease in February 2018 and is expected to take occupancy September 2018. T-Mobile has free rent and abated reimbursements through December 31, 2020, which have been fully reserved for. T-Mobile has a one-time right to terminate its lease as of the end of the 69th full month of the term with 12 months’ notice and payment of a termination fee equal to the unamortized portion of landlord’s concessions. In addition, T-Mobile has the right to terminate its lease if the lease commencement date does not occur by March 1, 2019. The lease commencement date means the date on which all outstanding landlord work is substantially complete and the landlord delivers exclusive possession of the premises to the tenant. Completion of such landlord work and delivery of possession has not yet taken place and is anticipated to occur in September 2018; however, there can be no assurance as to the date on which such completion and delivery of possession will occur. In addition to the foregoing termination option, if the lease has not commenced by October 1, 2018, following the free rent period, the tenant is entitled to an additional rent abatement of $2,090.10 per day for every day during the period beginning on such date and ending on the earlier of October 31, 2018 and the lease commencement date, and if the lease has not commenced by November 1, 2018, following the free rent period, the tenant will be entitled to an additional rent abatement of $4,180.20 per day, for every day during the period beginning on such date and ending on the lease commencement date.

(7)	Abercrombie & Kent has a one-time right to terminate its lease on October 31, 2027, with 12 months’ notice and payment of a termination fee equal to the unamortized portion of landlord’s concessions, provided that more than 25% of the leased premises is sublet and the lease has not been assigned.

(8)	Gallagher Bassett Serv. has a one-time right to terminate its lease on January 31, 2021 with 12 months’ notice and payment of a termination fee equal to the unamortized portion of landlord’s concessions (plus 8% interest per annum).

(9)	Vacant Space includes 9,608 SF occupied by Roadrunner Transportation Systems, Inc. on a temporary basis. Rent from such tenant for such temporary space was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-85

BANK 2018-BNK14	Executive Towers West

The following table presents certain information relating to the lease rollover schedule at the Executive Towers West Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	2	3,018	0.4%	0.4%	$44,412	$14.72	0.5%	0.5%
2019	3	16,820	2.5%	3.0%	$321,041	$19.09	3.6%	4.1%
2020	7	38,346	5.7%	8.7%	$652,184	$17.01	7.3%	11.4%
2021(3)	5	133,360	19.9%	28.5%	$1,896,311	$14.22	21.3%	32.8%
2022	3	23,299	3.5%	32.0%	$505,431	$21.69	5.7%	38.5%
2023	5	54,872	8.2%	40.2%	$751,922	$13.70	8.5%	46.9%
2024	4	131,080	19.5%	59.7%	$2,007,019	$15.31	22.6%	69.5%
2025	0	0	0.0%	59.7%	$0	$0.00	0.0%	69.5%
2026	6	85,611	12.8%	72.4%	$1,233,403	$14.41	13.9%	83.4%
2027	3	19,801	2.9%	75.4%	$248,606	$12.56	2.8%	86.2%
2028	1	18,496	2.8%	78.1%	$282,064	$15.25	3.2%	89.4%
2029 & Beyond	4	68,749	10.2%	88.4%	$946,651	$13.77	10.6%	100.0%
Vacant Space(5)	0	77,964	11.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	43	671,416	100.0%		$8,889,043	$14.98	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	State Farm has a one-time right to terminate its lease on December 31, 2021 with not less than 12 full months’ notice and payment of a termination fee. State Farm has not given formal notice of termination; however the Executive Towers West Property is referred to in a press release, dated May 4, 2017, identifying facilities which State Farm is closing. According to the Executive Towers West Borrowers, State Farm has indicated to them that it would be open to a proposal from the Executive Towers West Borrowers to accelerate the give back of space. The State Farm lease expires on February 29, 2024. For purposes of this table, it has been assumed that the State Farm lease will terminate on December 31, 2021.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Vacant Space includes 9,608 SF occupied by Roadrunner Transportation Systems, Inc. on a temporary basis. Rent from such tenant for such temporary space was not underwritten.

The Market. The Executive Towers West Property is located in Downers Grove, Illinois, in DuPage County, approximately 22 miles west of the Chicago central business district and 14 miles from both O’Hare International Airport and Midway International Airport. The two airports shuttle a combined 90 million annual passengers on over 500,000 flights to more than 200 destinations. The immediate area is approximately 95% developed and includes a mix of office, retail and residential land uses. The Executive Towers West Property is located in proximity to two super regional malls: Yorktown Center and Oakbrook Center. The Executive Towers West Property is located 1.0 mile west of Yorktown Center (anchored by JC Penney and AMC Theater) and 3.0 miles west of Oakbrook Center (anchored by Macy’s, Nordstrom and Neiman Marcus). The area also maintains several golf courses including Fresh Meadow Golf Club, Oak Brook Golf Club and Butterfield Country Club.

The Executive Towers West Property is located in the Eastern East-West Corridor office submarket of the Chicago office market. According to a third party research report, as of June 18, 2018, the vacancy rate in the Eastern East-West Corridor submarket was approximately 13.2%, with average asking rents of $22.33 PSF and is comprised of 35.8 million SF. According to the appraisal, the vacancy rate for Class A office space in the Chicago metropolitan area as of the first quarter of 2018 was approximately 15.7%, with average asking rents of $27.17 PSF and is comprised of approximately 190.1 million SF. Vacancy rates in the Eastern East/West Corridor submarket have declined over the past several years. According to a third party report, the historical average vacancy for the submarket averaged 16.0% from 2006 to the second quarter of 2018. The East-West Corridor is home to the headquarters of seven Fortune 500 companies and the immediately surrounding cities feature more than 100 major corporate headquarters and 40,000 businesses, which employ over 700,000 people.

According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the Executive Towers West Property was 6,099, 83,088 and 272,077, respectively. The 2017 median household income within the same one-, three- and five-mile radius was $86,361, $79,965 and $82,633, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-86

BANK 2018-BNK14	Executive Towers West

The following table presents information relating to comparable office property sales for the Executive Towers West Property:

Comparable Property Sales

Property Name/Location	Sale Date	Year Built	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
Executive Towers West (subject) Downers Grove, IL	July-2018	1983-1987	671,416	89.8%(1)	$76,460,074(2)	$113.88(2)
Westbrook Corporate Center Westchester, IL	Apr-2018	1986-1996	1,156,393	86.0%	$132,000,000	$114.15
Tallgrass Corporate Center Bolingbrook, IL	Sep-2016	1993	533,365	87.0%	$67,300,000	$126.18
Woodfield Preserve Center Schaumburg, IL	Sep-2016	2000	647,216	89.0%	$73,350,000	$113.33
Concourse Office Plaza I & II Skokie, IL	Apr-2016	1970-1971	294,073	75.0%	$30,500,000	$103.72

Source: Appraisal.

(1)	Total Occupancy for the Executive Towers West Property includes Roadrunner Transportation Systems, Inc. (9,608 SF), which occupies its space at the Executive Towers West Property on a temporary basis and T-Mobile (54,492 SF) and Roadrunner Transportation Systems, Inc. (20,176 SF) which are not yet in occupancy.

(2)	Approximately $7.5 million of outstanding tenant improvements, leasing costs and free rent were netted from the purchase price of the Executive Towers West Property as a seller credit, resulting in a net purchase price of approximately $76.5 million. The amount of such tenant improvements, leasing costs and free rent were in turn reserved for by the Executive Towers West Borrowers at loan origination. The gross sale price per SF is approximately $125.11.

The following table reflects comparable office leases with respect to the Executive Towers West Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
				Size (SF)
Corridors One Downers Grove, IL	1998	149,896	Linear Choice	7,643	Apr-2017	132	$15.00	NNN
Oakbrook Terrace Oakbrook Terrace, IL	1991	232,052	Woolpert, Inc	6,162	Feb-2017	65	$12.50	NNN
Oak Brook Gateway Oak Brook, IL	1984	225,316	Waddell & Reed	9,314	Apr-2017	39	$19.00	NNN
Woodland Court Office Downers Grove, IL	1984	23,747	Catholic Charities of Joliet	5,368	Jan-2017	61	$13.50	Mod. Gross
Naperville Woods Office Naperville, IL	1981	222,000	Graybar Electric Company	5,650	Jun-2016	66	$14.50	NNN
Corporate West II Lisle, IL	1979	48,762	Provident Spend	9,221	Oct-2016	95	$16.75	Mod. Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-87

BANK 2018-BNK14	Executive Towers West

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Executive Towers West Property:

Cash Flow Analysis(1)
	2014	2015	2016	2017	4/30/2018 TTM	UW	UW PSF
Gross Potential Rent	$6,926,855	$7,489,066	$7,666,501	$7,435,501	$7,477,483	$10,060,544	$14.98
Total Recoveries	$4,719,184	$4,287,414	$4,399,539	$3,588,392	$3,447,215	$4,722,442	$7.03
Other Income(2)	$115,977	$133,146	$144,407	$361,600	$294,201	$294,201	$0.44
Less Vacancy	($3,597)	$0	$0	($4)	$0	($1,745,094)	($2.60)
Effective Gross Income	$11,758,419	$11,909,626	$12,210,447	$11,385,489	$11,218,899	$13,332,093	$19.86
Total Expenses	$6,667,224	$6,038,527	$5,616,694	$5,676,021	$5,897,905	$5,722,593	$8.52
Net Operating Income(3)	$5,091,194	$5,871,099	$6,593,753	$5,709,467	$5,320,994	$7,609,500	$11.33
Capital Expenditures	$0	$0	$0	$0	$0	$154,426	$0.23
TI/LC	$0	$0	$0	$0	$0	$1,005,548	$1.50
Net Cash Flow	$5,091,194	$5,871,099	$6,593,753	$5,709,467	$5,320,994	$6,449,526	$9.61

Occupancy %	76.3%	86.7%	79.2%	79.8%	89.8%(4)	86.8%(5)
NOI DSCR	1.28x	1.47x	1.65x	1.43x	1.33x	1.91x
NCF DSCR	1.28x	1.47x	1.65x	1.43x	1.33x	1.62x
NOI Debt Yield	8.1%	9.3%	10.5%	9.1%	8.5%	12.1%
NCF Debt Yield	8.1%	9.3%	10.5%	9.1%	8.5%	10.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 1, 2018 and includes rent steps through June 1, 2019 totaling $185,599 and straight lined rent for State Farm through its early termination date of $103,826.

(2)	Other Income is primarily comprised of overtime HVAC reimbursement income and telecom income with the remainder being building services and building amenity income.

(3)	The increase from 4/30/2018 TTM NOI to UW NOI is primarily from recent leasing activity, which includes, T-Mobile (54,492 SF, $762,888 UW base rent), Aerobiology Laboratory Associates, Inc. (1,528 SF, $22,152 UW base rent) and Roadrunner Transportation Systems, Inc. expanding its space by 20,176 SF ($307,764 UW base rent). Reserves for rent abatements and the inclusion of rent steps through June 1, 2019 and straight-lined rent for State Farm also contribute to the increase.

(4)	4/30/2018 TTM Occupancy % is as of May 1, 2018 and includes Roadrunner Transportation Systems, Inc. (9,608 SF), which occupies its space at the Executive Towers West Property on a temporary basis and T-Mobile (54,492 SF) and Roadrunner Transportation Systems, Inc. (20,176 SF) which are not yet in occupancy.

(5)	UW vacancy has been underwritten to 13.2% based on the submarket vacancy as set forth in a third party report. The Executive Towers West Property is currently 89.8% leased.

Escrows and Reserves. The Executive Towers West Borrowers deposited into escrow at loan origination (i) $945,750, representing 125% of the estimated cost of required repairs, including pavement repairs, concrete framing repairs, structural assessment of parking garage, replacement of emergency generator and heat pump and providing handicapped accessible parking stalls (which repairs are required under the loan documents to be completed 60 days after the loan origination date), (ii) $95,948 for real estate taxes, (iii) $6,205,163 for existing obligations for tenant improvements and leasing commissions for various tenants, including, among others, State Farm, Ambitech and T-Mobile, (iv) $2,500,000 for future tenant improvements and leasing commissions (the “Rollover Reserve”), and (v) $1,383,682 for existing free rent obligations with respect to various tenants, including among others Ambitech and T-Mobile. The Executive Towers West Borrowers are required to deposit into escrow on each monthly payment date 1/12 of the annual estimated real estate tax payments, and 1/12 of the annual estimated insurance premiums (unless a blanket insurance policy reasonably approved by the lender in accordance with the Executive Towers West Mortgage Loan agreement is in place and evidence is delivered to the lender of the timely payment of insurance premiums and renewal of policies). The Executive Towers West Borrowers are required to deposit on each monthly payment date $12,032 into a capital expenditure reserve, and $83,927 (equal to $1.50 per rentable SF of the Executive Towers West Property) into the Rollover Reserve for future tenant improvements and leasing commissions; provided that such deposit into the Rollover Reserve is not required at any time the amount on deposit in the Rollover Reserve (including the initial $2,500,000 deposit therein) equals or exceeds $2,500,000, at which point the obligation to make deposits into the Rollover Reserve is suspended until such time as the amount on deposit in the Rollover Reserve falls below $1,500,000.

Lockbox and Cash Management. The Executive Towers West Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Executive Towers West Borrowers are required to enter into a lockbox agreement reasonably acceptable to the lender and the Executive Towers West Borrowers and to establish a lender-controlled lockbox account, and the lender is required to establish, and the Executive Towers West Borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account. On and after the first occurrence of a Cash Sweep Event Period, the Executive Towers West Borrowers are required to direct all tenants to pay rents directly into the lockbox account. In addition, on and after the first occurrence of a Cash Sweep Event Period, each of the Executive Towers West Borrowers and their property manager is required to deposit into the lockbox account all rents or other revenue received by it from the Executive Towers West Property, notwithstanding the foregoing direction, within three business days after receipt. Provided a Cash Sweep Event Period is not continuing, funds in the lockbox account are required to be transferred to an account designated by the Executive Towers West Borrowers. During the continuance of a Cash Sweep Event Period, funds in the lockbox account are required to be transferred to the cash management account and applied on each monthly payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to fund the required deposits to the capital expenditures reserve and Rollover Reserve, as described above under “Escrows and Reserves”, (iv) to pay for monthly operating expenses in accordance with the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period), and to pay for other extraordinary expenses approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Executive Towers West Mortgage Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon the earliest of (i) the occurrence of an event of default and ends upon such event of default being cured (if applicable), (ii) the debt service coverage ratio being less than 1.20x for six consecutive calendar months (based on the trailing six months operating statements and rent rolls) and ends upon the debt service coverage ratio being equal to or greater than 1.20x for six consecutive calendar

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-88

BANK 2018-BNK14	Executive Towers West

months (based on the trailing six months operating statements and rent rolls) or (iii) the occurrence of any Specified Tenant Event Period (as defined below) and ends upon the termination of such Specified Tenant Event Period.

“Specified Tenant Event Period” means, in the event the Specified Tenant (as defined below) extends its lease for the space currently leased by it beyond December 31, 2021, a period (A) commencing upon the first to occur of (i) any voluntary or consented to bankruptcy or similar insolvency of the Specified Tenant, (ii) the Specified Tenant failing to be open for business and/or “going dark” in all of its space, and (iii) 12 months prior to the Specified Tenant’s lease expiration date in the event the Specified Tenant fails to extend or renew its lease; and (B) expiring upon (x) the first to occur of the lender’s receipt of reasonably acceptable evidence (including, without limitation, an estoppel certificate from the Specified Tenant acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the satisfaction of the Retenanting Cure Conditions (as defined below). A Specified Tenant Event Period will cease if at any time the debt service coverage ratio is equal to or greater than 1.40x (provided that, if the Specified Tenant has terminated or extended its lease only with regard to a portion of its space, the rent paid by the Specified Tenant with respect to the remaining space will be included in the calculation of debt service coverage ratio). State Farm’s exercise of its termination right that is effective December 31, 2021 will not trigger a Specified Tenant Event Period.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) in the event the Specified Tenant Event Period is due to the Specified Tenant’s failure to extend or renew its lease, the Specified Tenant has renewed or extended its lease in accordance with the terms of the Executive Towers West Mortgage Loan agreement and such lease, (ii) the Specified Tenant is in actual, physical possession of at least 80% of its space (or applicable portion thereof), open for business during customary hours and has not “gone dark”, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the Specified Tenant and/or its lease, the Specified Tenant lease has been affirmed or assumed pursuant to final, non-appealable order of a court of competent jurisdiction, and (iv) the Specified Tenant is paying full, unabated rent under its lease.

“Retenanting Cure Conditions” means each of the following, as applicable: (i) the Executive Towers West Borrowers have leased at least 80% of the Specified Tenant space (or an equivalent amount of square footage as contained in their space at the Executive Towers West Property) to one or more tenants or have signed one or more leases at the Executive Towers West Property for a lesser amount of space that provide aggregate annual rental equal to the rental paid by the Specified Tenant in the previous lease year, each of which lease(s) is entered into in accordance with the terms of the Executive Towers West Mortgage Loan agreement and (ii) the applicable tenant(s) are in actual, physical occupancy of, and open for business in, their demised spaces and paying full, unabated rent.

“Specified Tenant” means State Farm and any other lessee of the space leased by State Farm as of the origination date.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Executive Towers West Borrowers are required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the full replacement cost and 12 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance with the foregoing, so long as such statute or other program covers both domestic and foreign acts of terrorism; provided further that if TRIPRA is not available, the Executive Towers West Borrowers are only required to maintain such coverage as is available for a premium equal to 200% of the all-risk premium that exists at the time the terrorism coverage is excluded from the comprehensive all-risk policy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-89

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

Mortgage Loan No. 7 – ExchangeRight Net Leased Portfolio #23

GIANT

GIANT Food Store - Mechanicsburg (Simpson), PA

Walgreens

Walgreens - Naples (Airport), FL

DOLLAR GENERAL

Dollar General - Cleveland (Fulton), OH

Advance Auto Parts - Pasco (West Court), WA

AutoZone - Kentwood, MI

TRACTOR SUPPLY Co

Tractor Supply - Lewiston (Libson), ME

DOLLAR GENERAL

Dollar General - Middletown, OH

FAMILY DOLLAR

Family Dollar - San Angelo (Junius), TX

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-90

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

Mortgage Loan No. 7 – ExchangeRight Net Leased Portfolio #23

Lake Michigan
MICHIGAN
Lake Huron
Georgian Bay
ONTARIO
OTTAWA
Kingston
TORONTO
Lake Ontario
HAMILTON
ROCHESTER
LONDON
BUFFALO
NEW YORK
Elmira
GRAND RAPIDS
Midland
Saginaw
Flint
Lansing
Clinton Twp.
DETROIT
WINDSOR
Battle Creek
Jackson
Lake Erie
Erie
Elkhart
South Bend
TOLEDO
CLEVELAND
PENNSYLVANIA
FORT WAYNE
AKRON
Youngstown
State College
Harrisburg
INDIANA
OHIO
Canton
Lima
PITTSBURGH
North Versailles
Mechanicsburg
Anderson
INDIANAPOLIS
COLUMBUS
Wheeling
DAYTON
Lancaster
Morgantown
MD
BALTIMORE
Middletown
Athens
CINCINNATI
WEST VIRGINIA
WASH. DC
KY
LOUISVILLE
Frankfort
LEXINGTON
Huntington
Charleston
VIRGINIA
Charlottesville

Saint-Athanase
Edmundston
Grand Falls
QUÉBEC CITY
Eagle Lake
Caribou
NEW BRUNSWICK
Sainte-Foy
Lévis
Montmagny
Ashland
Sainte-Marie
Hartland
Mount Chase
Fredericton
QUÉBEC
Saint-Georges
Millinocket
McAdam
Lac-Mégantic
Sherbrooke
Greenville
Lincoln
Howland
MAINE
Calais
Rock Forest
CANADA
U.S.
WHITE MTS.
Dexter
Eastport
Skowhegan
Bangor
Farmington
Waterville
Bar Harbor
VT
St. Johnsbury
Belfast
Montpelier
Augusta
Lewiston
Rockland
Bridgton
Brunswick
NEW HAMPSHIRE
Portland
Atlantic Ocean
Lebanon
Scarborough
Rochester
Biddeford
Concord
Manchester
Portsmouth

Richland
FRANKLIN COUNTY
Tri Cities Airport
West Pasco
Pasco
Columbia River
Kennewick
BENTON COUNTY

ExchangeRight Net Leased Portfolio #23

1	GIANT Food Store - Mechanicsburg (Simpson), PA	Mechanicsburg, PA
2	Walgreens - Dunedin (Main), FL	Dunedin, FL
3	Walgreens - Bradenton (26th), FL	Bradenton, FL
4	Walgreens - Naples (Airport), FL	Naples, FL
5	Walgreens - Clinton Township (South Gratiot), MI	Clinton Township, MI
6	Walgreens - Temple Terrace (56th), FL	Temple Terrace, FL
7	Tractor Supply - Lewiston (Libson), ME	Lewiston, ME
8	Tractor Supply - North Versailles, PA	North Versailles, PA
9	Walgreens - Oldsmar (Tampa), FL	Oldsmar, FL
10	AutoZone - Kentwood (28th Street), MI	Kentwood, MI
11	Advance Auto Parts - Pasco (West Court), WA	Pasco, WA
12	Dollar General - Lima (Jameson), OH	Lima, OH
13	Family Dollar - Laredo (TX-359), TX	Laredo, TX
14	Dollar General - Cleveland (Fulton), OH	Cleveland, OH
15	Family Dollar - San Angelo (Junius), TX	San Angelo, TX
16	Dollar General - Bristol (Martin Luther King), TN	Bristol, TN
17	Dollar General - Chattanooga (Ringgold), TN	Chattanooga, TN
18	Dollar General - Johnson City (Roan), TN	Johnson City, TN
19	Dollar General - Middletown, OH	Middletown, OH
20	Dollar General - Belton (Scott), MO	Belton, MO
21	Dollar General - Grandview (140th), MO	Grandview, MO
22	AutoZone - Leland (Village Road), NC	Leland, NC
23	Advance Auto Parts - Jackson (West Monroe), MI	Jackson, MI

COLORADO SPRINGS
Topeka
KANSAS CITY
Grandview
Belton
Pueblo
KANSAS
COLORADO
Dodge City
WICHITA
MO
Springfield
Enid
TULSA
Fayetteville
Santa Fe
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Roswell
Wichita Falls
Red River
Lubbock
Denton
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
CIUDAD JUAREZ
Abilene
Midland
Waco
Odessa
San Angelo
TEXAS
AUSTIN
Beaumont
HOUSTON
CHIHUAHUA
SAN ANTONIO
Galveston
Gulf of Mexico
MEXICO
Laredo
Corpus Christi

Johnson City
Bristol
NASHVILLE
Greensboro
RALEIGH
Jackson
TENNESSEE
Knoxville
Asheville
NC
MEMPHIS
Chattanooga
CHARLOTTE
Fayetteville
Huntsville
Greenville
Tupelo
Wilmington
Columbia
SC
BIRMINGHAM
ATLANTA
Augusta
MS
Tuscaloosa
ALABAMA
Macon
Charleston
Columbus
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Valdosta
Biloxi
Pensacola
Tallahassee
JACKSONVILLE
LA
FLORIDA
Gainesville
Daytona Beach
ORLANDO
TAMPA
Dunedin
Melbourne
Gulf of Mexico
ST. PETERSBURG
Bradenton
West Palm Beach
Ft. Myers
Ft. Lauderdale
Naples
MIAMI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-91

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

Mortgage Loan No. 7 – ExchangeRight Net Leased Portfolio #23

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Portfolio
Original Balance:		$51,435,200		Location:	Various
Cut-off Date Balance:		$51,435,200		General Property Type:	Retail
% of Initial Pool Balance:		3.7%		Detailed Property Type:	Single Tenant
Loan Purpose:		Acquisition		Title Vesting:	Fee
Sponsor:		ExchangeRight Real Estate, LLC		Year Built/Renovated:	Various / Various
Mortgage Rate:		4.4200%		Size:	305,562 SF
Note Date:		8/28/2018		Cut-off Date Balance per SF:	$168
First Payment Date:		10/1/2018		Maturity Date Balance per SF:	$168
Maturity Date:		9/1/2028		Property Manager:	NLP Management, LLC (borrower-related)
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		0 months		Underwriting and Financial Information
Prepayment Provisions:		LO (24); DEF (92); O (4)		UW NOI:	$4,826,737
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield:	9.4%
Additional Debt Type:		N/A		UW NOI Debt Yield at Maturity:	9.4%
Additional Debt Balance:		N/A		UW NCF DSCR:	2.00x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI(2):	N/A
Reserves(1)				2nd Most Recent NOI(2):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(2):	N/A
RE Tax:	$138,059	$15,253	N/A	Most Recent Occupancy:	100.0% (9/1/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	N/A
Deferred Maintenance:	$113,138	$0	N/A	3rd Most Recent Occupancy:	N/A
Recurring Replacements:	$450,000	$2,211	N/A	Appraised Value (as of)(3):	$82,960,000 (Various)
TI/LC:	$500,000	Springing	N/A	Cut-off Date LTV Ratio:	62.0%
Environmental Remediation:	$200,000	$0	N/A	Maturity Date LTV Ratio:	62.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,435,200	59.9%	Purchase Price(4):	$82,476,548	96.1%
Borrower Equity:	$34,388,814	40.1%	Closing Costs(4):	$1,946,269	2.3%
			Reserves:	$1,401,197	1.6%
Total Sources:	$85,824,014	100.0%	Total Uses:	$85,824,014	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Historical NOI is not available as the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between May 15, 2018 and August 28, 2018.

(3)	The Appraised Value represents the cumulative as-is appraised values dated between March 7, 2018 and July 26, 2018.

(4)	The ExchangeRight Borrower (as defined below) purchased the ExchangeRight Properties in separate transactions between May 15, 2018 and August 28, 2018. Closing Costs do not include costs incurred in connection with the closings of the acquisitions prior to the closing of the ExchangeRight Mortgage Loan.

The Mortgage Loan. The seventh largest mortgage loan (the “ExchangeRight Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in 23 cross-collateralized, net leased, single-tenant retail properties located across 10 states (the “ExchangeRight Properties”). The proceeds of the ExchangeRight Mortgage Loan were used to acquire the ExchangeRight Properties, to fund reserve escrows and to pay closing costs.

The Borrower and the Sponsor. The borrower is ExchangeRight Net Leased Portfolio 23 DST, a Delaware statutory trust (the “ExchangeRight Borrower”) with one independent trustee. After loan origination, the ExchangeRight Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 23, LLC, which originally acquired the ExchangeRight Properties, to and by the ExchangeRight Borrower.

The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than $1.5 billion of assets and more than 12 million SF under management. ExchangeRight Real Estate, LLC has invested in more than 460 investment-grade retail and class B/B+ multifamily properties located across 33 states. ExchangeRight LLC is owned by the ExchangeRight Mortgage Loan nonrecourse carve-out guarantors: David Fisher, Joshua Ungerecht and Warren Thomas.

The ExchangeRight Borrower has master leased the ExchangeRight Properties to a master tenant owned by the borrower sponsor. The master tenant has one independent director. The master lease obligates the master tenant to operate the ExchangeRight Properties, make decisions on behalf of the ExchangeRight Borrower and to make all repairs other than capital expenses (however replacement reserves under the ExchangeRight Mortgage Loan may be made available to the master tenant). The master tenant’s interest in all subtenant rents is assigned to the ExchangeRight Borrower, which in turn assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Mortgage Loan and the lender has the ability to cause the ExchangeRight Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Mortgage Loan

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-92

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

and gives rise to recourse liability to the guarantors for losses unless such default is solely for the failure to pay rent under the master lease if the ExchangeRight Properties do not generate sufficient gross income from operations.

The lender has the ability to require the ExchangeRight Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s determination of imminent default, (ii) the lender’s determination that the ExchangeRight Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any individual property and (iii) 90 days prior to the ExchangeRight Mortgage Loan maturity date if an executed commitment from an institutional lender to refinance the ExchangeRight Mortgage Loan is not delivered to the lender.

Any time after February 28, 2019, the borrower sponsor has the right to a “Qualified Transfer” of all of its ownership interests in the ExchangeRight Borrower to an Approved Transferee and to replace the non-recourse carveout guarantors with an affiliate of the Approved Transferee acceptable to the lender, provided that among others, certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns at least 51% of the beneficial ownership interests in the ExchangeRight Borrower and master tenant, (iii) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender and (iv) the receipt of rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the BANK 2018-BNK14 Certificates. In the event that the ExchangeRight Borrower fails to make a Qualified Transfer by September 1, 2025 (36 months prior to the ExchangeRight Mortgage Loan maturity date), a Cash Sweep Period (as defined below) will be triggered (see “Lockbox and Cash Management” below).

“Approved Transferee” means (A) an eligible institution wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or plead guilty or no contest to a felony, (ii) has never been indicted or convicted of, or plead guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary bankruptcy proceeding and (iv) has no material outstanding judgments against it, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five properties with a minimum of 750,000 SF and (4) has total assets of at least $100,000,000.

Legal counsel to the ExchangeRight Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Mortgage Loan.

The Properties. The ExchangeRight Properties are comprised of 23 single-tenant retail properties totaling 305,562 SF and are located across 10 states. The ExchangeRight Properties are located in Florida (five properties, 25.2% of NRA), Pennsylvania (two properties, 24.0% of NRA), Michigan (three properties, 11.6% of NRA), Tennessee (three properties, 9.0% of NRA) and Ohio (three properties, 8.5% of NRA), with the seven remaining properties located in Maine, Missouri, Texas, Washington and North Carolina. Built between 1995 and 2018, with eight of the 23 properties built within the last two years, the ExchangeRight Properties range in size from 6,779 SF to 51,500 SF.

As of September 1, 2018, the ExchangeRight Properties were 100.0% occupied. The ExchangeRight Properties are leased to nationally recognized tenants in diverse retail segments including GIANT Food Store, Walgreens, Tractor Supply, AutoZone, Advance AutoParts, Dollar General and Family Dollar. Six of the seven tenants are credit-rated or guaranteed by a credit-rated parent (occupying 21 of the 23 properties, 86.7% of NRA and 90.9% of underwritten base rent). Leases representing 85.4% of NRA and 83.8% of underwritten base rent expire after the ExchangeRight Mortgage Loan maturity date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-93

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

The following table presents certain information relating to the ExchangeRight Properties.

Property Summary

Tenant	Year Built/ Renovated	Tenant SF	Approx. % of Portfolio SF	Lease Expiration(1)	Renewal Options(2)	Appraised Value	% of Appraised Value	Annual UW Rent PSF	Annual UW Rent	% of Annual UW Rent
GIANT Food Store - Mechanicsburg (Simpson), PA	2004 / N/A	51,500	16.9%	8/31/2030	8 x 5 yrs	$17,600,000	21.2%	$1,110,855	$21.57	21.3%
Walgreens - Dunedin (Main), FL	1998 / N/A	15,046	4.9%	10/31/2028	N/A	$6,400,000	7.7%	$393,660	$26.16	7.6%
Walgreens - Temple Terrace (56th), FL	1999 / N/A	15,017	4.9%	6/30/2029	5 x 5 yrs	$6,400,000	7.7%	$391,286	$26.06	7.5%
Walgreens - Bradenton (26th), FL	1998 / N/A	15,924	5.2%	8/31/2028	5 x 5 yrs	$6,200,000	7.5%	$382,200	$24.00	7.3%
Walgreens - Naples (Airport), FL	1999 / N/A	15,962	5.2%	10/31/2029	5 x 5 yrs	$5,700,000	6.9%	$350,350	$21.95	6.7%
Walgreens - Clinton Township (South Gratiot), MI	1999 / N/A	13,800	4.5%	2/28/2030	7 x 5 yrs	$4,300,000	5.2%	$270,000	$19.57	5.2%
Tractor Supply - Lewiston (Libson), ME	2009 / N/A	18,750	6.1%	12/31/2032	4 x 5 yrs	$3,850,000	4.6%	$237,960	$12.69	4.6%
Tractor Supply - North Versailles, PA	2018 / N/A	21,930	7.2%	8/31/2033	2 x 5 yrs	$3,820,000	4.6%	$235,000	$10.72	4.5%
Walgreens - Oldsmar (Tampa), FL	1998 / N/A	15,083	4.9%	10/31/2028	6 x 5 yrs	$3,510,000	4.2%	$219,240	$14.54	4.2%
AutoZone - Kentwood (28th Street), MI	1995 / 2008	15,000	4.9%	8/1/2028	1 x 5 yrs	$3,300,000	4.0%	$204,750	$13.65	3.9%
Advance Auto Parts - Pasco (West Court), WA	2017 / N/A	6,912	2.3%	11/30/2032	4 x 5 yrs	$2,180,000	2.6%	$131,520	$19.03	2.5%
Advance Auto Parts - Jackson (West Monroe), MI	2006 / N/A	6,779	2.2%	12/31/2026	3 x 5 yrs	$2,110,000	2.5%	$137,620	$20.30	2.6%
AutoZone - Leland (Village Road), NC	2008 / N/A	6,782	2.2%	7/7/2028	4 x 5 yrs	$2,010,000	2.4%	$122,100	$18.00	2.3%
Dollar General - Lima (Jameson), OH	2016 / N/A	9,207	3.0%	9/30/2031	3 x 5 yrs	$1,710,000	2.1%	$111,864	$12.15	2.1%
Family Dollar - Laredo (TX-359), TX	2018 / N/A	8,320	2.7%	7/31/2033	6 x 5 yrs	$1,640,000	2.0%	$104,960	$12.62	2.0%
Dollar General - Cleveland (Fulton), OH	2018 / N/A	7,598	2.5%	5/31/2033	4 x 5 yrs	$1,620,000	2.0%	$103,688	$13.65	2.0%
Family Dollar - San Angelo (Junius), TX	2018 / N/A	8,335	2.7%	3/31/2029	6 x 5 yrs	$1,610,000	1.9%	$109,900	$13.19	2.1%
Dollar General - Bristol (Martin Luther King), TN	2013 / N/A	9,198	3.0%	11/30/2028	5 x 5 yrs	$1,590,000	1.9%	$107,596	$11.70	2.1%
Dollar General - Chattanooga (Ringgold), TN	2013 / N/A	9,100	3.0%	9/30/2028	5 x 5 yrs	$1,590,000	1.9%	$107,602	$11.82	2.1%
Dollar General - Johnson City (Roan), TN	2013 / N/A	9,261	3.0%	9/30/2028	5 x 5 yrs	$1,550,000	1.9%	$104,499	$11.28	2.0%
Dollar General - Middletown, OH	2017 / N/A	9,187	3.0%	6/30/2032	3 x 5 yrs	$1,475,000	1.8%	$96,392	$10.49	1.8%
Dollar General - Belton (Scott), MO	2017 / N/A	9,229	3.0%	11/30/2032	4 x 5 yrs	$1,400,000	1.7%	$88,969	$9.64	1.7%
Dollar General - Grandview (140th), MO	2017 / N/A	7,642	2.5%	1/31/2033	4 x 5 yrs	$1,395,000	1.7%	$89,041	$11.65	1.7%
Total/Weighted Average		305,562	100.0%			$82,960,000	100.0%	$5,211,052	$17.05	100.0%

(1)	Certain tenants may have early termination rights, which early termination rights have been assumed to be the lease maturity dates.

(2)	Where any termination right has been assumed to be the lease maturity date, the Renewal Options as shown reflect periods between subsequent termination rights.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-94

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

The following table presents certain information relating to the tenants at the ExchangeRight Properties.

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Number of Properties	Tenant SF	Approx. % of SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF
Walgreens	BBB/Baa2/BBB	6	90,832	29.7%	$2,006,736	38.5%	$22.09
Dollar General	NR/Baa2/BBB	8	70,422	23.0%	$809,651	15.5%	$11.50
GIANT Food Store	BBB/Baa1/BBB	1	51,500	16.9%	$1,110,855	21.3%	$21.57
Tractor Supply	NR/NR/NR	2	40,680	13.3%	$472,960	9.1%	$11.63
AutoZone	BBB/Baa1/BBB	2	21,782	7.1%	$326,850	6.3%	$15.01
Family Dollar	NR/Baa3/BBB-	2	16,655	5.5%	$214,860	4.1%	$12.90
Advance Auto Parts	NR/Baa2/BBB-	2	13,691	4.5%	$269,140	5.2%	$19.66
Subtotal/Wtd. Avg.		23	305,562	100.0%	$5,211,052	100.0%	$17.05

Vacant Space		0	0	0.0%
Total/Wtd. Avg.		23	305,562	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	6,779	$20.30	2.2%	2.2%	$137,620	2.6%	2.6%
2027	0	0	$0.00	0.0%	2.2%	$0	0.0%	2.6%
2028	8	95,394	$17.21	31.2%	33.4%	$1,641,647	31.5%	34.1%
2029 & Beyond	14	203,389	$16.87	66.6%	100.0%	$3,431,785	65.9%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	23	305,562	$17.05	100.0%		$5,211,052	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have early termination rights, which early termination rights have been assumed to be the lease maturity dates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-95

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$5,211,052	$17.05
Less Vacancy(2)	($260,553)	(5.0%)
Effective Gross Income	$4,950,499	$16.20
Total Operating Expenses(3)	$123,762	$0.41
Net Operating Income	$4,826,737	$15.80
Capital Expenditures	$26,529	$0.09
TI/LC	$194,102	$0.64
Net Cash Flow	$4,606,106	$15.07

Occupancy %(2)	95.0%
NOI DSCR	2.09x
NCF DSCR	2.00x
NOI Debt Yield	9.4%
NCF Debt Yield	9.0%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between May 15, 2018 and August 28, 2018. Historical operating statements are not available.

(2)	U/W Vacancy is 5.0%. The ExchangeRight Properties are currently 100.0% occupied.

(3)	Total UW Operating Expenses consist of a 2.5% property management fee.

Escrows and Reserves. The ExchangeRight Borrower deposited at loan origination (i) $138,059 for real estate taxes, (ii) $113,138 for deferred maintenance, (iii) $450,000 for replacement reserves and (iv) $500,000 for tenant improvements and leasing commissions.

The ExchangeRight Borrower is required to deposit monthly $2,211 for replacement reserves. The ExchangeRight Borrower is required to deposit monthly 1/12th of the estimated annual amount due for property and liability insurance, unless waived (as currently) due to a blanket policy being in place.

The ExchangeRight Borrower is required to deposit monthly 1/12th of the estimated annual amount due for property taxes (initially $15,253), unless (i) no event of default is continuing, (ii) no event of default under a tenant lease is continuing, (iii) the tenant is liable for paying property taxes directly to the taxing authority, and (iv) the ExchangeRight Borrower provides evidence that such property taxes have been paid in full on or prior to the date when due.

The ExchangeRight Borrower deposited at loan origination $200,000 for an environmental remediation reserve. By October 12, 2018, the ExchangeRight Borrower is required to deliver a baseline environmental assessment for the Advance Auto Parts - Jackson (West Monroe), MI property. $50,000 of the environmental remediation reserve will either be released to reimburse the ExchangeRight Borrower for completed remediation at the Advance Auto Parts - Jackson (West Monroe), MI property, or if no (further) remediation is required, $50,000 or any remaining amounts after such reimbursement will be released to the ExchangeRight Borrower. By August 28, 2019, the ExchangeRight Borrower is required to deliver results of subsurface testing at the Walgreens - Clinton Township (South Gratiot), MI property. $150,000 of the environmental remediation reserve will either be released to reimburse the ExchangeRight Borrower for completed remediation at the Walgreens - Clinton Township (South Gratiot), MI property, or if no (further) remediation is required, $150,000 or any remaining amounts after such reimbursement will be released to the ExchangeRight Borrower.

During any time that both an event of default is continuing and the debt service coverage ratio on an amortizing basis is less than 1.45x for the preceding twelve month period, the ExchangeRight Borrower is required to deposit monthly $17,062 plus any termination fees for tenant improvements and leasing commissions.

Lockbox and Cash Management. The ExchangeRight Mortgage Loan is structured with a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Mortgage Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Mortgage Loan until the discontinuance of the Cash Sweep Period. Notwithstanding the foregoing, if a Cash Sweep Period occurs twice during the ExchangeRight Mortgage Loan term, the Cash Sweep Period will continue for the remainder of the ExchangeRight Mortgage Loan term and the ExchangeRight Borrower will not be entitled to any disbursement of excess cash.

A “Cash Sweep Period" will exist (A) when the debt service coverage ratio on an amortizing basis is less than 1.50x for one quarter based on the preceding twelve months and ending when the debt service coverage ratio is equal to or greater than 1.55x for two consecutive calendar quarters based on the preceding twelve months or (B) beginning September 1, 2025 (36 months prior to the loan maturity date) and ending on a Qualified Transfer Trigger Event Cure.

A “Qualified Transfer Trigger Event Cure” means the occurrence of a Qualified Transfer (see “The Borrower and the Sponsor” above); provided, however, that for purposes of this definition, the Approved Transferee additionally (i) at all times maintains either (x) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (y) an investment grade rating, (ii) executes and delivers to the lender a full recourse guaranty for the entire outstanding principal balance of the ExchangeRight Mortgage Loan, (iii) owns 100% of the legal and beneficial ownership interests in the ExchangeRight Borrower and (iv) is not a Delaware statutory trust.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Right of First Refusal / Offer. The related single tenant with respect to the following properties each has pursuant to its lease a right of first refusal (“ROFR”) to purchase the related individual property:  Walgreens - Dunedin (Main), FL; Walgreens - Temple Terrace (56th), FL; Walgreens - Bradenton (26th), FL; Walgreens – Naples (Airport), FL; Walgreens - Clinton Township (South Gratiot), MI; Tractor Supply - Lewiston (Libson), ME; Tractor Supply -

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-96

BANK 2018-BNK14	ExchangeRight Net Leased Portfolio #23

North Versailles, PA and Walgreens - Oldsmar (Tampa), FL. Subordination and standstill agreements are in place with each tenant whereby the related tenant waives its ROFR therefore such right does not apply to a foreclosure, deed-in-lieu thereof or other enforcement action under the ExchangeRight Mortgage Loan, however, the ROFR would apply to any subsequent transfers. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Release of Property. Not permitted.

Terrorism Insurance. The ExchangeRight Mortgage Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties. The ExchangeRight Mortgage Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-97

BANK 2018-BNK14	Gateway Crossing Apartments

Mortgage Loan No. 8 – Gateway Crossing Apartments

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-98

BANK 2018-BNK14	Gateway Crossing Apartments

Mortgage Loan No. 8 – Gateway Crossing Apartments

Gateway Crossing Apartments
3580 West Grant Line Road
Tracy, CA 95304
French Camp
Howard Rd
SAN JOAQUIN COUNTY
Sacramento 56 miles
Old River
Lathrop
Tesla Motors
The Home Depot Import Distribution Center
Mountain House
Bethany Rd
Lammers Rd
Tracy Blvd
Byron Rd
Grant Line Rd
Mountain House Pkwy
San Francisco 55 miles
West Valley Mall
Robert T. Monagan Fwy
Valley Shopping Center
Home Depot Distribution Ctr.
Tracy Pavilion
Corral Hollow
Tracy
Amazon Fulfillment Center
E. 11th St
Altamont Raceway Park
Tracy Sports Complex
W. Schulte Rd
Schulte Rd
Costco Depot
Safeway Distribution Warehouse
Red Maple Village
Tracy Defense Dist. Depot
ALTAMONT CORRIDOR EXPRESS
Kasson Rd
Valpico Rd
MacArthur Dr
Banta Rd
Bird Rd
ACE RAIL
TRACY
Tracy Municipal Airport
ALAMEDA COUNTY
William Elton "Brownie" Brown Fwy
West Side Fwy
Durham Ferry Rd
Chrisman Rd
Ahern Rd
COASTAL RANGE
Black Butte
Vernalis Rd
Corral Hollow Rd
Carnegie State Vehicular Recreation Area
Tracy Golf and Country Club
Fresno 110 miles
STANISLAUS COUNTY
205
580
5
132
OREGON
NEVADA
CALIFORNIA
Crescent City
Klamath Falls
Eureka
Redding
Winnemucca
Pyramid Lake
Chico
Sparks
Reno
Fernley
Carson City
Lake Tahoe
Ukiah
SACRAMENTO
Davis
Santa Rosa
Napa
Stockton
Oakland
SAN FRANCISCO
Tracy
Modesto
SAN JOSE
Merced
Pacific Ocean
Santa Cruz
Fresno
Monterey
Salinas
COAST RANGES
Visalia
SIERRA NEVADA MTS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-99

BANK 2018-BNK14	Gateway Crossing Apartments

Mortgage Loan No. 8 – Gateway Crossing Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$50,500,000			Location:	Tracy, CA 95304
Cut-off Date Balance:	$50,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Larry D. Kelley, Sr.			Year Built/Renovated:	2018/N/A
Mortgage Rate:	4.7800%			Size:	231 Units
Note Date:	7/25/2018			Cut-off Date Balance per Unit:	$218,615
First Payment Date:	9/1/2018			Maturity Date Balance per Unit:	$218,615
Maturity Date:	8/1/2028			Property Manager:	MGD, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$4,014,731
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield:	7.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	7.9%
Additional Debt Type:	N/A			UW NCF DSCR:	1.62x
Additional Debt Balance:	N/A			Most Recent NOI:	$4,120,451 (7/31/2018 T-3 Ann.)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	N/A
Reserves(1)				3rd Most Recent NOI:	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.3% (8/21/2018)
RE Tax:	$10,086	$3,362	N/A	2nd Most Recent Occupancy:	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	N/A
Recurring Replacements:	$0	$3,850	N/A	Appraised Value (as of):	$78,380,000 (6/20/2018)
				Cut-off Date LTV Ratio:	64.4%
				Maturity Date LTV Ratio:	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,500,000	100.0%	Loan Payoff:	$43,351,049	85.8%
			Return of Equity:	$6,644,862	13.2%
			Closing Costs:	$494,002	1.0%
			Reserves:	$10,086	0.0%
Total Sources:	$50,500,000	100.0%	Total Uses:	$50,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Gateway Crossing Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $50,500,000 secured by a first priority fee mortgage encumbering a 231-unit garden-style apartment community in Tracy, California known as Gateway Crossing Apartments (the “Gateway Crossing Apartments Property”).

The proceeds from the Gateway Crossing Apartments Mortgage Loan were primarily used to refinance the previous loan secured by the Gateway Crossing Apartments Property, return equity to the Gateway Crossing Apartments Borrower (as defined below), pay closing costs and fund an upfront reserve.

The Borrower and Sponsors. The borrower is Gateway Crossing Holdings, LLC (the “Gateway Crossing Apartments Borrower”), a single purpose Delaware limited liability company, with one independent director. Larry D. Kelley, Sr., Mary Jane L. Kelley, and Kelley Revocable Trust U/T/A Dated 8/19/1991 are the nonrecourse carve-out guarantors of the Gateway Crossing Apartments Mortgage Loan. The sponsor of the Gateway Crossing Apartments Mortgage Loan is Larry D. Kelley, Sr. The sponsor and his affiliates have an approximately 41.3% ownership interest in the Gateway Crossing Apartments Borrower.

Larry D. Kelley, Sr. heads the LDK Ventures development team, a real estate development and investment company which has engaged in the development of master-planned communities, “brownfields” adaptive reuse, mixed-use and industrial projects. Larry D. Kelley, Sr. oversaw the entitlement and development of Stanford Ranch and worked to develop McClellan Business Park, a business enclave that hosts a mix of companies across over 8 million SF of space. Larry D. Kelley, Sr.’s 40 years of experience includes developing over 20 master planned communities in Florida, Texas, New Jersey, Maryland, Virginia, Nevada, Arizona and California.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-100

BANK 2018-BNK14	Gateway Crossing Apartments

The Property. The Gateway Crossing Apartments Property is a 231-unit, garden-style apartment community built in 2018 and located in Tracy, California. The units are contained within 11 three-story buildings on an approximately 10.2-acre site. Amenities at the Gateway Crossing Apartments Property include a clubhouse, fitness center, dog run, bicycle parking racks, private conference room, swimming pool, spa, outdoor barbecue/picnic area, bike repair station, dog washing station, and playground. Each unit features a range/stove, refrigerator, dishwasher, garbage disposal, microwave, air conditioning, walk-in closets, wood-plank flooring, stainless steel appliances, granite countertops, balcony/patio, and in-unit washer/dryer. The Gateway Crossing Apartments Property also includes 416 total parking spaces (1.8 parking spaces per unit), of which 54 are located in detached garages and 232 are covered.

The Gateway Crossing Apartments Property was completed in phases between December 2017 and March 2018. After its completion, the Gateway Crossing Apartments Property underwent a six month lease-up, averaging 32 units per month until reaching stabilization in April 2018. The leasing velocity is attributable to the Gateway Crossing Apartments Property’s proximity to the Interstate-205 freeway and the surrounding commercial/retail amenities. Since June 1, 2018 the Gateway Crossing Apartments Property has newly leased and renewed twenty-three units (9.95% of units) at an average increase in rental rate of $102 per month with no concessions, of which 15 units were renewals. As of August 21, 2018, the Gateway Crossing Apartments Property was 98.3% occupied. The Gateway Crossing Apartments Property includes 24 corporate units (11.1% of the rental income) leased by Vivint, Northland Piping and Travelers Haven for use by their employees. Vivint leases 21 units expiring September 11, 2018 and November 1, 2018, Northland Piping leases two units expiring January 16, 2019 and Travelers Haven leases one unit and operates on a month-to-month basis.

The Gateway Crossing Apartments Property is Phase I of a two-phase development. Phase II, which will not be collateral for the Gateway Crossing Apartments Mortgage Loan, will be owned by an affiliate of the Gateway Crossing Apartments Borrower, and will be operated independently. Phase II is expected to consist of an additional 210 units (totaling 441 units for both phases) and is scheduled to break ground at the end of 2018 with an estimated completion date of December 2019. The Gateway Crossing Apartments Mortgage Loan documents contain a covenant that the Gateway Crossing Apartments Borrower (including its affiliates and constituent parties) will not solicit (or provide any special financial or other incentives not offered to prospective tenants in general) any existing tenant at the Gateway Crossing Apartments Property to relocate to the Phase II property; provided, such prohibition will not restrict a tenant’s ability to relocate to the Phase II property at the expiration of their lease.

The table below shows the apartment unit mix at the Gateway Crossing Apartments Property:

Gateway Crossing Apartments Property Unit Mix Summary

Floor Plan	No. of Units	% of Total Units	Average Unit Size (SF)(1)	Total SF	Monthly Asking Rent Per Unit(1)	Market Rent	Occupancy Rate
1 Bedroom/1 Bath	33	14.3%	726	23,958	$1,865	$1,785	100%
1 Bedroom/1 Bath	21	9.1%	759	15,939	$1,870	$1,795	100%
1 Bedroom/1 Bath	33	14.3%	761	25,113	$1,870	$1,750	97%
2 Bedroom/2 Bath	33	14.3%	1,035	34,155	$2,295	$2,010	100%
2 Bedroom/2 Bath	33	14.3%	1,045	34,485	$2,305	$2,095	94%
2 Bedroom/2 Bath	66	28.6%	1,080	71,280	$2,345	$2,125	95%
3 Bedroom/2 Bath	12	5.2%	1,365	16,380	$2,695	$2,500	92%
Total/Weighted Avg.	231	100.0%	958	221,310	$2,171	$1,992	97%

Source: Appraisal.

(1)	Represents the weighted average for each unit mix type.

The Market. According to the appraisal, the Gateway Crossing Apartments Property is considered to be in the Stockton/Tracy market and Eastern Tracy submarket. According to a third party report, the Stockton/Tracy multifamily market contains 25,865 units of multifamily space. For the second quarter of 2018, the Stockton/Tracy multifamily market had a vacancy rate of 3.5% and asking rental rate of $1,151. According to a third party report, the Eastern Tracy multifamily submarket contains 2,592 units of multifamily space. For the second quarter of 2018, the Eastern Tracy multifamily submarket had a vacancy rate of 3.2% and asking rental rate of $1,720.

Tracy is located inside a geographic triangle formed by Interstate 205 on the north side of the city, Interstate 5 to the east, and interstate 50 to the southwest. The Gateway Crossing Apartments Property is located six miles from the Tracy ACE (Altamont Corridor Express) train station. Access to ACE provides affordable transportation for commuters to the Bay Area and its surrounding communities.

The major thoroughfares include Grant Line Road, North Tracy Boulevard and Corral Hollow Road with the major freeways in proximity being Interstate 205, 5 and 580. General commercial and industrial uses within proximity to the Gateway Crossing Apartments Property include shopping centers, fast food restaurants, banks, gas stations, grocery stores, hotels/motels, and auto repair. Approximately 0.5 miles east of the Gateway Crossing Apartments Property is a major retail corridor comprised of national/regional tenants such as Costco, Walmart Supercenter, The Home Depot, Ross Dress for Less and WinCo Foods. Further east of the Gateway Crossing Apartments Property is West Valley Mall, a 1.42 million SF enclosed mall anchored by Big 5 Sporting Goods, Cinemark, JC Penney, Macy’s, Sears and Target. A mall database maintained by a third party research provider ranks the West Valley Mall as a C mall with estimated inline sales of $250 based on 90% occupancy. The West Valley Mall is owned by Rouse Properties, Inc. According to the appraisal, the average vacancy for the Gateway Crossing Apartments Property and surrounding competitive properties is 4.3%, consisting of 79 units, as of June 2018. Competitive properties include Aspire Apartments, a recently constructed apartment complex (built in 2017) with an additional phase currently under construction. According to the sponsor, Phase II of Aspire Apartments is planned to be completed by October 2018 and is expected to add an additional 48 units to the existing 301 units. The area also contains a number of tracts of vacant developable land.

The estimated 2017 population within a one-, three- and five-mile radius of the Gateway Crossing Apartments Property is 370, 5,415 and 58,705, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five-mile radius of the Gateway Crossing Apartments Property is $107,045, $110,379 and $84,654, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-101

BANK 2018-BNK14	Gateway Crossing Apartments

Comparable rental properties to the Gateway Crossing Apartments Property are shown in the table below:

Gateway Crossing Apartments Property Comparable Rentals Summary
Address City, State	Year Built	Occupancy	Beds/Bath	Units	Unit Size (SF)(1)	Rent per Month(1)
Gateway Crossing Apartments 3580 West Grant Line Road Tracy, CA	2018	98.3%(2)	1 BD/ 1 BA 2 BD/ 2 BA 3 BD/ 2BA	87 132 12	747 1,060 1,365	$1,868 $2,323 $2,695
Vintage Apartments 50 Vintage Circle Pleasanton, CA	2017	94.8%	1 BD/ 1 BA 2 BD/ 2 BA 2 BD/ 2.5 BA 3 BD/ 2BA	120 87 43 95	783 1,148 1,329 1,431	$2,845 $3,873 $3,520 $4,506
Paseo Villas Apartments 801 E Artherton Drive Manteca, CA	2006	98.3%	1 BD/ 1 BA 2 BD/ 2 BA 3 BD/ 2 BA	88 177 28	737 1,117 1,292	$1,650 $1,870 $1,943
Waterstone Apartment Homes 1951 W Middlefield Road Tracy, CA	2007	94.2%	1 BD/ 1 BA 2 BD/ 2 BA	48 107	826 1,055	$1,805 $1,853
Driftwood Apartments 800 West Grant Line Road Tracy, CA	1973	96.0%	1 BD/ 1 BA 2 BD/ 1 BA 3 BD/ 2 BA	128 40 10	610 760 1,050	$1,462 $1,818 $2,123
Sycamore Village 400 W Central Avenue Tracy, CA	1987	98.0%	1 BD/ 1 BA 2 BD/ 1 BA 3 BD/ 2 BA	92 216 16	691 890 1,127	$1,640 $1,780 $2,190
Aspire Apartments 2725 Pavilion Parkway Tracy, CA	2017	91.0%	1 BD/ 1 BA 2 BD/ 2 BA 3 BR/ 2 BA	40 150 102	737 1,136 1,293	$1,600 $1,879 $2,400

Source: Appraisal.

(1)	Represents the weighted average for each unit mix type.

(2)	Occupancy is as of August 21, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Crossing Apartments Property:

Cash Flow Analysis
	7/31/2018 T-3 Ann.	UW	UW per Unit
Gross Potential Rent	$5,407,518	$5,493,840	$23,782.86
Other Income(1)	$522,150	$275,000	$1,190.48
Less Concessions	($31,595)	$0	$0.00
Less Vacancy & Credit Loss	($350,938)	($274,692)	($1,189.14)
Effective Gross Income	$5,547,135	$5,494,148	$23,784.19
Total Operating Expenses	$1,426,684	$1,479,417	$6,404.40
Net Operating Income	$4,120,451	$4,014,731	$17,379.79
Capital Expenditures	$0	($46,200)	($200.00)
Net Cash Flow	$4,120,451	$3,968,531	$17,179.79

Occupancy %	98.3%(2)	95.0%
NOI DSCR	1.68x	1.64x
NCF DSCR	1.68x	1.62x
NOI Debt Yield	8.2%	7.9%
NCF Debt Yield	8.2%	7.9%

(1)	Other Income includes application fees, termination fees, late fees, garage fees, cleaning expenses, and miscellaneous income.

(2)	Occupancy % is as of August 21, 2018.

Escrows and Reserves. The Gateway Crossing Apartments Mortgage Loan documents provide for upfront reserves at closing of the Gateway Crossing Apartments Mortgage Loan of $10,086 for taxes and ongoing monthly reserves of (i) 1/12th of the annual estimated taxes due, (ii) 1/12th of the estimated annual renewal cost of insurance premiums due, provided that such monthly deposits are waived if a blanket policy approved by the lender is maintained in accordance with the Gateway Crossing Apartments Mortgage Loan documents, and the Gateway Crossing Apartments Borrower provides evidence of renewal and payments of such blanket insurance premiums and (iii) $3,850 for annual capital expenditures approved by the lender.

Lockbox and Cash Management. The Gateway Crossing Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. At the origination of the Gateway Crossing Apartments Mortgage Loan, the Gateway Crossings Apartments Borrower established a lender-controlled lockbox account into which the Gateway Crossings Apartments Borrower and property manager are required to deposit all rents within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account are required to be transferred on each business day to the Gateway Crossing Apartments Borrower’s operating account. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Gateway Crossing Apartments Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be transferred on each business day into such cash management account, and, provided no event of default under the Gateway Crossing Apartments Mortgage Loan has occurred and is continuing, on each monthly payment date, funds on deposit in the cash management account are required to be

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-102

BANK 2018-BNK14	Gateway Crossing Apartments

applied to make monthly reserve deposits as described above under “Escrows and Reserves”, to pay debt service on the Gateway Crossing Apartments Mortgage Loan, and to pay (provided no event of default exists under the Gateway Crossing Apartments Mortgage Loan) monthly operating expenses in accordance with the approved annual budget and extraordinary expenses approved by the lender. The remainder of the funds are required to be deposited into an excess cash reserve account to be held as additional security by the lender for the Gateway Crossing Apartments Mortgage Loan during such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon the earlier of (i) the occurrence of an event of default under the Gateway Crossing Apartments Mortgage Loan documents and continue until the cure (if applicable) of such event of default or (ii) the debt service coverage ratio being less than 1.10x for six consecutive calendar months and continue until the debt service coverage ratio is at least 1.15x for the immediately preceding six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Gateway Crossing Apartments Mortgage Loan documents require the Gateway Crossing Apartments Borrower to maintain an “all risk” insurance policy in an amount equal to the full replacement cost of the Gateway Crossing Apartments Property and 18 months of business interruption coverage, each of which is required to provide coverage for terrorism; provided that if either such insurance policy excludes “act of terrorism” or “fire following”, the Gateway Crossing Apartments Borrower is required to obtain an endorsement to such policy or a separate policy which satisfies the above coverage requirements, provided further, that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-103

BANK 2018-BNK14	Millennium Partners Portfolio

Mortgage Loan No. 9 – Millennium Partners Portfolio

Millenium Tower Boston – Boston, MA

LOEWS

Lincoln Square – New York, NY

GOURMET GARAGE

Lincoln West – New York, NY

Four Seasons San Francisco Retail – San Francisco, CA

Lincoln Triangle – New York, NY

Ritz Carlton Georgetown Retail – Washington, DC

HSBC

Commercial Units at the Four Seasons Miami – Miami, FL

CVS/pharmacy
CVS

Ritz Carlton Washington DC Retail – Washington, DC

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-104

BANK 2018-BNK14	Millennium Partners Portfolio

Mortgage Loan No. 9 – Millennium Partners Portfolio

Charlestown
Somerville
CAMBRIDGE
Boston Naval Shipyard Nat'l. Historic Site
Logan International Airport
East Boston
North End
Charles River
Downtown
Back Bay
Boston Common
BOSTON
South End
South Boston
Mass Pike
Broadway

Riverside Park
Upper West Side
CENTRAL PARK
Hudson River
West Side
MANHATTAN
Midtown

Kalorama
Adams Morgan
WASHINGTON D.C.
Georgetown
West End
Logan Circle
Downtown
ARLINGTON
Foggy Bottom
National Mall
VIRGINIA
Potomac River

San Francisco Bay
Marina
Russian Hill
Pacific Heights
Nob Hill
Chinatown
Financial District
SAN FRANCISCO
Western Addition
Golden Gate Park
Haight Ashbury
Castro
Mission District
Potrero Hill
SAN FRANCISCO COUNTY
Noe Valley
Twin Peaks

Millennium Partners Portfolio

1	Millennium Tower Boston	Boston, MA
2	Lincoln Square	New York, NY
3	Four Seasons San Francisco Retail	San Francisco, CA
4	Lincoln West	New York, NY
5	Commercial Units at the Four Seasons Miami	Miami, FL
6	Lincoln Triangle	New York, NY
7	Ritz Carlton Washington DC Retail	Washington, DC
8	Ritz Carlton Georgetown Retail	Washington, DC

Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Miramar
Hollywood
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI-DADE COUNTY
MIAMI
Coral Gables
Atlantic Ocean
Tamiami
Kendale Lakes
EVERGLADES NATIONAL PARK
The Hammocks
Kendall
Biscayne Bay
Homestead

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-105

BANK 2018-BNK14	Millennium Partners Portfolio

Mortgage Loan No. 9 – Millennium Partners Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Various
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Various
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Sponsor:	Millennium Partners			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.2850%			Size:	1,549,699 SF
Note Date:	6/21/2018			Cut-off Date Balance per SF(1):	$305
First Payment Date:	8/7/2018			Maturity Date Balance per SF(1):	$305
Maturity Date:	7/7/2028			Property Manager:	Various (borrower-related)
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$73,923,682
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			UW NCF DSCR(1):	3.43x
Additional Debt Balance(1)(3):	$422,000,000/$238,000,000/$280,150,000			Most Recent NOI:	$70,669,941 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$67,498,085 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$63,917,892 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.3% (5/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2016)
Recurring Replacements:	$0	$0	N/A	Appraised Value (as of):	$1,460,900,000 (Various)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	32.3%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	32.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$710,000,000	71.6%	Refinance Existing Debt:	$968,067,075	97.6%
Mezzanine Loan:	$280,150,000	28.3%	Defeasance Costs:	$15,283,721	1.5%
Borrower Equity:	$1,349,415	0.1%	Other Closing Costs:	$8,148,619	0.8%

Total Sources:	$991,499,415	100.0%	Total Uses:	$991,499,415	100.0%

(1)	The Millennium Partners Mortgage Loan (as defined below) is part of the Millennium Partners Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $400,900,000 (the “Senior A Notes”), six promissory notes which are pari passu with each other and subordinate to the Senior A Notes with an aggregate principal balance of $71,100,000 (the “Junior A Notes”), and one subordinate promissory note with a principal balance of $238,000,000 (the “Millennium Partners Subordinate Companion Loan”), which is junior to both the Senior A Notes and the Junior A Notes. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes. Each such pair of a Senior A Note and Junior A Note is being treated as a single senior loan for purposes of this term sheet (each an “A Note Pair” and all A Note Pairs, collectively, the “Millennium Partners Senior Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Millennium Partners Senior Loan, without regard to the Millennium Partners Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, $458, 10.4%, 10.4%, 2.28x, 48.6% and 48.6%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Millennium Partners Whole Loan and the related mezzanine loan are $639, $639, 7.5%,7.5%, 1.41x, 67.8% and 67.8%, respectively.

(2)	Defeasance of the Millennium Partners Whole Loan is permitted at any time after the earlier of (i) the date that is 36 months after the loan origination date, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Partners Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in September 2018. A partial or full prepayment of the Millennium Partners Whole Loan, together with a prepayment fee equal to the greater of 1% and a yield maintenance premium, is permitted at any time during the lockout period in connection with the partial or full release of the Millennium Partners Portfolio (as defined below).

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Millennium Partners Mortgage Loan”) is part of a whole loan (the “Millennium Partners Whole Loan”) in the aggregate original principal balance of $710,000,000. The Millennium Partners Whole Loan is secured by first priority fee and/or leasehold mortgages encumbering a retail/office portfolio comprised of eight properties in New York, New York, Boston, Massachusetts, Washington, DC, San Francisco, California and Miami, Florida (the “Millennium Partners Portfolio,” and individually each a “Millennium Partners Property”). The Millennium Partners Whole Loan was originated by Morgan Stanley Bank, N.A. The Millennium Partners Whole Loan is comprised of (i) six Senior A Notes, that are pari passu with each other, with an aggregate outstanding principal balance of $400,900,000, (ii) six Junior A Notes, which are pari passu with each other and subordinate to the Senior A Notes, with an aggregate outstanding principal balance of $71,100,000 and (iii) the Millennium Partners Subordinate Companion Loan, which is subordinate to the Senior A Notes and Junior A Notes and has an original principal balance of $238,000,000. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-106

BANK 2018-BNK14	Millennium Partners Portfolio

Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes, and which together will constitute an A Note Pair. Each A Note Pair is being treated as a single senior loan for purposes of this term sheet, and all A Note Pairs collectively comprise the Millennium Partners Senior Loan. Promissory Note A-3 in the original principal balance of $45,978,083 and Promissory Note B-3 in the original principal balance of $4,021,917, which together comprise an A Note Pair in the aggregate original principal balance of $50,000,000, represent the Millennium Partners Mortgage Loan and will be included in the BANK 2018-BNK14 securitization trust. Of the remaining A Note Pairs, the A Note Pair evidenced by Promissory Note A-1, in the original principal balance of $175,000,000 and Promissory Note B-1, in the original principal balance of $51,339,474, together with the entire Millennium Partners Subordinate Companion Loan, were contributed to the MSC 2018-MP securitization trust. The Millennium Partners Whole Loan will be serviced pursuant to the trust and servicing agreement for the MSC 2018-MP securitization trust. The other remaining A Note Pairs (together with Promissory Notes A-1 and B-1, the “Millennium Partners Non-Serviced Pari Passu Companion Loans”) are held by Morgan Stanley Bank, N.A., or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Millennium Partners Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Millennium Partners Mortgage Loan
A-3 & B-3	$50,000,000	$50,000,000	BANK 2018-BNK14	No
Millennium Partners Portfolio Non-Serviced Pari Passu Companion Loans
A-1 & B-1	$226,339,474	$226,339,474	MSC 2018-MP	Yes(1)
A-2 & B-2	$75,000,000	$75,000,000	Morgan Stanley Bank, N.A.	No
A-4 & B-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5 & B-5	$25,000,000	$25,000,000	Morgan Stanley Bank, N.A.	No
A-6 & B-6	$55,660,526	$55,660,526	Morgan Stanley Bank, N.A.	No
Millennium Partners Portfolio Subordinate Companion Loan
C	$238,000,000	$238,000,000	MSC 2018-MP	No
Total	$710,000,000	$710,000,000
(1)	Control rights will be exercised by the class or classes entitled thereto under the MSC 2018-MP trust and servicing agreement.

The Borrowers and the Sponsor. The borrowers consist of 22 single-purpose entities (the “Millennium Partners Borrowers”), each organized as a Delaware limited liability company or a New York limited partnership and each structured to be bankruptcy remote with two independent directors. Each of the Millennium Partners Borrowers is a single purpose entity whose primary business is the ownership and/or operation of one or more Millennium Partners Properties owned by it, operating as trustee of a beneficial trust that owns one or more Millennium Partners Properties or operating as tenant under a primary lease with the owners of the related Millennium Partners Properties. The non-recourse carveout guarantor under the Millennium Partners Whole Loan is Millennium Partners Holding Co LLC and the sponsor is Millennium Partners (“Millennium Partners”). Millennium Partners has developed more than 3,200 luxury condominiums, eight, five-star hotels, two extended-stay luxury hotels, 1,400,000 SF of office space, 900,000 SF of retail space, 3,750 parking spaces, five Loews Cineplex theaters and five high-end health clubs.

The Properties. The Millennium Partners Portfolio consists of eight properties totaling approximately 1.5 million SF and is comprised of (i) seven properties previously securitized in the MSC 2014-MP transaction and (ii) one additional property located in Boston, Massachusetts, which was recently developed by the sponsor. Primarily developed between 1992 and 2016, the Millennium Partners Portfolio consists primarily of the retail/office/parking garage condominium units in (i) three luxury residential buildings adjacent to Lincoln Center on Manhattan’s Upper West Side, (ii) a newly constructed luxury residential tower in Boston’s Downtown Crossing neighborhood, (iii) the Four Seasons Hotels in San Francisco and Miami and (iv) two Ritz Carlton Hotels in Washington, DC.

Lincoln Square (the “Lincoln Square Property”) consists of 349,420 SF of retail space located in New York, New York on the city block bounded by Broadway and Columbus Avenue and West 67th and West 68th streets that is 91.9% leased. Tenants include a 13-screen Loews Theater (inclusive of one IMAX screen, which reported approximately $1.6 million/screen in aggregate TTM March 2018 ticket sales) and an Equinox.

Lincoln West (the “Lincoln West Property”) consists of 88,418 SF of retail space located in New York, New York on the west side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include national (Raymour & Flanigan, Pottery Barn) and international (Zara) brands.

Lincoln Triangle (the “Lincoln Triangle Property”) consists of 76,411 SF of retail space located in New York, New York on the east side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include Century 21 and Banana Republic ($414 PSF in TTM March 2018 sales).

Millennium Tower Boston (the “Millennium Tower Boston Property”) totals 351,385 SF and consists of 217,983 SF of retail space (62.0% of NRA) and 133,402 SF of office space (38.0% of NRA) located in Boston, Massachusetts that is 100.0% leased. Additionally, the Millennium Tower Boston Property includes an approximately 290-space parking garage located at the base of the newly developed Millennium Tower Boston and also includes space at the adjacent historic Burnham Building. Tenants include Primark, a discount fashion retailer, Havas, a Roche Brothers Supermarket and Old Navy.

Four Seasons San Francisco Retail (the “Four Seasons San Francisco Retail Property”) totals 210,788 SF and consists of 182,425 SF of retail space (86.5% of NRA) and 28,363 SF of office space (13.5% of NRA) located in San Francisco, California that is 91.9% leased .The Four Seasons San Francisco Retail Property is located at Four Seasons Hotel on Market Street, two blocks from both the Union Square shopping district and Westfield’s San Francisco Centre and in close proximity to the Moscone Convention Center. Tenants include a 114,010 SF Equinox, Ippudo ramen restaurant, Peet’s Coffee & Tea and St. John’s Knits.

Commercial Units at the Four Seasons Miami (the “Commercial Units at the Four Seasons Miami Property”) totals 260,517 SF and consists of 206,307 SF of office space (79.2% of NRA) and 54,210 SF of retail space (20.8% of NRA) located in Miami, Florida that is 83.7% leased. Additionally, the Commercial Units at the Four Seasons Miami Property includes an approximately 920-space parking garage located in the Four Seasons Hotel on Brickell Avenue in downtown Miami. Tenants include HSBC Bank’s private banking regional headquarters and Equinox.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-107

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Ritz Carlton Washington DC Retail (the “Ritz Carlton Washington DC Retail Property”) consists of 132,377 SF of retail space located in Washington DC’s west end that is 100.0% leased. Additionally, the Ritz Carlton Washington DC Retail Property includes an approximately 680-space, four-story underground parking garage. Tenants include CVS and a 98,076 SF Equinox.

Ritz Carlton Georgetown Retail (the “Ritz Carlton Georgetown Retail Property”) consists of 80,383 SF of retail space located in central Georgetown in Washington DC that is 100.0% leased. Additionally, the Ritz Carlton Georgetown Retail Property includes an approximately 340-space, four-story underground parking garage. Tenants include a 14-screen Loews Theater ($521,643/screen in TTM March 2018 sales).

The following table presents detailed information with respect to the Millennium Partners Portfolio:

Millennium Partners Properties Summary(1)
Property Name	Location	Property Type	SF	Allocated Whole Loan Amount	Appraised Value	UW NOI	UW NCF
Millennium Tower Boston	Boston	Office & Retail	351,385	$182,900,000	$360,000,000	$19,583,689	$18,667,190
Lincoln Square	New York	Urban Retail	349,420	$182,850,000	$340,000,000	$16,124,520	$15,453,287
Four Seasons San Francisco Retail	San Francisco	Office & Retail	210,788	$85,230,000	$170,100,000	$8,551,141	$8,063,904
Lincoln West	New York	Urban Retail	88,418	$77,900,000	$170,000,000	$7,115,374	$6,771,486
Commercial Units at the Four Seasons Miami	Miami	Office & Retail	260,517	$58,500,000	$123,100,000	$7,895,104	$7,353,710
Lincoln Triangle	New York	Urban Retail	76,411	$57,500,000	$125,000,000	$5,286,660	$5,027,909
Ritz Carlton Washington DC Retail	Washington	Urban Retail	132,377	$46,580,000	$120,700,000	$6,692,448	$6,471,430
Ritz Carlton Georgetown Retail	Washington	Urban Retail	80,383	$18,540,000	$52,000,000	$2,674,745	$2,554,311
Total			1,549,699	$710,000,000	$1,460,900,000	$73,923,682	$70,363,227

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

As of May 1, 2018, the Millennium Partners Portfolio is 94.3% leased. The largest tenant, Equinox, occupies 26.0% of net rentable area (“NRA”) and contributes 21.1% of total underwritten base rent under four long term leases through June 2039. The remaining rent roll is granular, with no other single tenant accounting for more than 14.3% of NRA or contributing more than 9.6% of underwritten base rent. The Millennium Partners Portfolio’s top five tenants by NRA lease 60.8% of NRA and comprise 49.7% of the underwritten base rent. The Millennium Partners Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2024, when leases comprising 15.5% of NRA and 19.1% of underwritten base rent expire. The weighted average remaining lease term at the Millennium Partners Portfolio is approximately 10.8 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-108

BANK 2018-BNK14	Millennium Partners Portfolio

The following table presents a summary regarding the major tenants at the Millennium Partners Portfolio by NRA (of which certain tenants may have co-tenancy provisions, including co-tenancy provisions based on shadow anchors):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)(4)	% of Annual UW Rent	Most Recent Sales(5)		Occ. Cost %(6)	Lease Expiration
							$	PSF
Major Tenants
Equinox(7)	NR/B2/B	403,432	26.0%	$16,800,378	$41.64	21.1%	$74,347,000	$184	22.6%	6/30/2039
Loews Theater(8)	B/B2/B+	221,698	14.3%	$5,257,676	$23.72	6.6%	$28,483,751	$128	18.5%	Various
Primark(9)	NR/NR/NR	138,833	9.0%	$7,672,479	$55.26	9.6%	NAV	NAV	NAV	9/30/2030
Havas(10)	BBB/Baa2/BBB	115,625	7.5%	$4,914,063	$42.50	6.2%	NAV	NAV	NAV	11/30/2024
Century 21(11)	NR/NR/NR	62,529	4.0%	$5,000,000	$79.96	6.3%	NAV	NAV	NAV	1/31/2021
HSBC Bank(12)	AA-/A2/A	47,145	3.0%	$2,404,248	$51.00	3.0%	NAV	NAV	NAV	Various
Roche Brothers Supermarkets(13)	NR/NR/NR	39,125	2.5%	$1,400,299	$35.79	1.8%	NAV	NAV	NAV	1/31/2030
Raymour & Flanigan(14)	NR/NR/NR	34,643	2.2%	$3,425,000	$98.87	4.3%	NAV	NAV	NAV	11/30/2024
Old Navy(15)	BB+/Baa2/BB+	30,350	2.0%	$3,400,111	$112.03	4.3%	$9,280,899	$306	36.6%	1/31/2027
Kenny Nachwalter(16)	NR/NR/NR	21,000	1.4%	$949,830	$45.23	1.2%	NAV	NAV	NAV	3/31/2027
Pottery Barn(17)	NR/NR/NR	20,330	1.3%	$2,148,665	$105.69	2.7%	$7,465,329	$367	28.8%	1/31/2027
Zara	NR/NR/NR	16,792	1.1%	$2,508,800	$149.40	3.1%	NAV	NAV	NAV	3/31/2024
Homer Bonner Jacobs(18)	NR/NR/NR	15,006	1.0%	$662,665	$44.16	0.8%	NAV	NAV	NAV	6/30/2022
The Gap	BB+/Baa2/BB+	14,696	0.9%	$2,833,611	$192.82	3.6%	$8,363,981	$569	33.9%	1/31/2025
Banana Republic	BB+/Baa2/BB+	13,882	0.9%	$2,474,996	$178.29	3.1%	$5,751,382	$414	43.0%	7/31/2021
Subtotal/Wtd. Avg.		1,195,086	77.1%	$61,852,820	$51.76	77.5%

Other Tenants		266,808	17.2%	$17,906,858	$67.12	22.5%
Vacant Space		87,805	5.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,549,699	100.0%	$79,759,678	$54.56	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Underwritten Annual Rent and Underwritten Annual Rent PSF include $844,393 ($0.54 PSF) of rent steps through June 1, 2019.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Most Recent Sales are as of December 31, 2017 for Equinox and as of March 31, 2018 TTM for all other tenants.

(6)	Occ. Cost % is based on the underwritten rent as of the May 1, 2018 rent roll divided by the most recently reported sales.

(7)	Equinox has two, twelve-year extension options at fixed rent under three of its four leases at the Millennium Partners Portfolio. The remaining Equinox, at the Four Seasons San Francisco Retail Property has one, five-year extension.

(8)	AMC Entertainment is the guarantor for the Loews Theater (149,936 SF) at Lincoln Square in New York and the Loews Theater (71,762 SF) at the Ritz Carlton Georgetown Retail. The current term of the Loews Theater lease at Lincoln Square expires November 30, 2028. The Loews Theater lease at Lincoln Square has one 14-year extension option at fixed rent, increased by 50% of the growth rate of the Consumer Price Index since November 2014. The Loews Cinemas at the Ritz Carlton Georgetown lease expiration date is November 30, 2032.

(9)	Primark has two, fifteen-year extension options, each at the greater of (i) 90% of fair market rent and (ii) 110% of the prior rent. Primark also has an early termination option effective September 30, 2025 with no less than 20 months’ prior notice.

(10)	Havas has two, five-year extension options at fair market rent. Havas has the one-time right to remove one full floor of the building from its premises effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower.

(11)	Century 21 has three extension options of 10 years, 20 years and 9 years, respectively. The base rent will increase by 10% during the first five years of the first extension term and by an additional 10% during the second five years of the extension term. The base rent for the second and third extension options will be equal to the greater of (i) 110% of prior rent or (ii) 90% of fair market rent.

(12)	HSBC Bank currently occupies 69,616 SF of office space that expires in April 2019. The Millennium Partners Borrowers have approached HSBC Bank to blend and extend its lease through April 2024 and vacate 33,691 SF on the 14th and 17th floors. The Millennium Partners Whole Loan was underwritten assuming that this extension has been executed, resulting in an UW decrease of $775,511 in base rent relative to in-place. The underwriting assumes 35,925 SF of space expiring in April 2024, 8,010 SF of space expiring in May 2026 and 3,210 SF of space expiring in March 2024.

(13)	Roche Brothers Supermarkets has one, seven-year extension option at fixed rent and one, five-year extension option at the greater of fixed rent and fair market rent.

(14)	Raymour & Flanigan has one, five-year extension option. The annual base rent during the extension term is equal to the greater of (i) 110% of the prior year’s annual rent or (ii) 95% of fair market rent.

(15)	Old Navy has one, five-year extension option at fixed rent equal to the prior year’s annual rent.

(16)	Kenny Nachwalter has two, five-year extension options at fair market rent, as well as an early termination option on April 1, 2023 subject to twelve months’ notice and payment of a termination fee.

(17)	Williams-Sonoma guarantees the Pottery Barn lease. Pottery Barn has one, ten-year extension option at the annual base rent for the prior five-year period increased by the lesser of (i) 115% of the minimum annual rent payable for the immediately prior lease period or (ii) the percentage increase in the Consumer Price Index over such prior five-year period.

(18)	Homer Bonner Jacobs has one, five-year extension option at the greater of (i) the then-current rent or (ii) fair market rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-109

BANK 2018-BNK14	Millennium Partners Portfolio

The following table presents certain information with respect to the lease rollover at the Millennium Partners Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
2018(4)	2	1,979	0.1%	0.1%	$43.75	$86,589	0.1%	0.1%
2019	10	30,039	1.9%	2.1%	$59.84	$1,797,525	2.3%	2.4%
2020	8	42,342	2.7%	4.8%	$49.59	$2,099,592	2.6%	5.0%
2021	10	101,180	6.5%	11.3%	$87.35	$8,838,271	11.1%	16.1%
2022	7	43,898	2.8%	14.2%	$67.74	$2,973,702	3.7%	19.8%
2023	8	34,638	2.2%	16.4%	$71.37	$2,472,279	3.1%	22.9%
2024	11	239,837	15.5%	31.9%	$63.62	$15,259,314	19.1%	42.0%
2025	3	24,860	1.6%	33.5%	$139.45	$3,466,817	4.3%	46.4%
2026	6	27,055	1.7%	35.2%	$79.40	$2,148,296	2.7%	49.1%
2027	6	86,719	5.6%	40.8%	$84.10	$7,293,267	9.1%	58.2%
2028	2	154,003	9.9%	50.8%	$22.15	$3,410,505	4.3%	62.5%
2029 & Beyond	13	675,344	43.6%	94.3%	$44.29	$29,913,523	37.5%	100.0%
Vacant	0	87,805	5.7%	100.0%	$0.00	$0	0.0%	100.0%
Total / Wtd. Avg.	86	1,549,699	100.0%		$54.56	$79,759,678	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	2018 includes one tenant, representing 663 SF, which is on a month-to-month lease.

The Markets. The Millennium Partners Portfolio Properties are located in New York, NY (33.2% of NRA, 38.7% of UW NCF), Boston, MA (22.7% of NRA, 26.5% of UW NCF), San Francisco, CA (13.6% of NRA, 11.5% of UW NCF), Washington, DC (13.7% of NRA, 12.8% of UW NCF) and Miami, Florida (16.8% of NRA, 10.5% of UW NCF).

New York:

The Lincoln Square Property, Lincoln West Property and Lincoln Triangle Property, comprising approximately 38.7% of UW NCF, are located in in the Manhattan retail market in the Upper West Side neighborhood and consist of retail stores with estimated annual sales in excess of $75 million (reporting tenants). According to the appraisal, the Upper West Side neighborhood benefits from a range of amenities such as public transportation, retail corridors and a wide range of housing types. The availability rate in the Upper West Side retail market is 11.9% as of the first quarter 2018, unchanged from the prior year. Over the same time period, the rental rate declined 2.5%, from $364 PSF to $355 PSF, outperforming the majority of Manhattan’s retail markets.

Boston:

The Millennium Tower Boston Property, comprising approximately 26.5% of UW NCF, consists of both retail space (62.0% of NRA) and office space (38.0% of NRA) and is located in Downtown Crossing. According to the appraisal, the Downtown Crossing is bracketed by two of the city’s largest office submarkets, the Financial District (30.9 million SF) and Back Bay (12.7 million SF), which benefits the Millennium Tower Boston Property in regards to food and beverage opportunities as well as entertainment venues. The appraiser also noted that the Millennium Tower Boston Property is located in close proximity to tourist destinations in Cambridge and Boston, as well as area hospitals and universities, and has access to several major roadways, Logan Airport and mass transit. The Central Boston submarket consists of approximately 6.99 million SF of retail space. Retail vacancy and asking rents, as of the first quarter of 2018, was reported at 3.5% and $30.88 PSF, respectively. The Boston central business district consists of approximately 64.2 million SF of office space. Office vacancy and asking rents in the Boston central business district, as of the fourth quarter of 2017, were reported at 7.4% and $56.32 PSF, respectively.

San Francisco:

The Four Seasons San Francisco Retail Property, comprising approximately 11.5% of UW NCF, consists of both retail space (86.5% of NRA) and office space (13.5% of NRA) and is located on Market Street and Yerba Buena Lane in the Yerba Buena neighborhood of San Francisco. Yerba Buena is primarily comprised of the Moscone Convention Center complex, while the greater SoMa area has become a destination for technology companies that require a presence in the San Francisco city proper in order to attract talent. The Yerba Buena area primarily consists of older, low-rise structures, originally developed for light industrial uses and which have been converted into office use. The Moscone Convention Center and Yerba Buena Gardens, located to the south of the Four Seasons San Francisco Retail Property, were the core of a redevelopment project area, which has led to development of office, hotel and residential uses, including four luxury hotels and a number of high quality residential uses. The appraiser noted that as of the fourth quarter of 2017, the San Francisco retail market had an overall vacancy rate of 3.2%, down 0.2% from the prior quarter. The two central business district office submarkets, the North Financial District and the South Financial District, consist of approximately 26.6 million SF of office space. Four Seasons San Francisco Retail Property is located on the border of the North Financial District and the South Financial District. Vacancy in such office submarkets as of the first quarter of 2018 was reported at 6.0% and asking rents were $65.51 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-110

BANK 2018-BNK14	Millennium Partners Portfolio

Washington DC:

The Washington, DC properties, comprising approximately 12.8% of UW NCF consist of 212,760 SF retail space: the Ritz Carlton Washington DC Retail Property, located at the southwest corner of M Street and 22nd Street within the Downtown submarket of Washington, DC, and the Ritz Carlton Georgetown Retail Property, located along the north side of K Street NW, bounded by 31st Street and Wisconsin Avenue within the Georgetown submarket of Washington DC. As of the first quarter of 2018, the appraiser noted that the Downtown submarket had an overall vacancy rate of 3.4%, the lowest among all Washington, DC submarkets, and the Georgetown submarket had an overall vacancy rate of 4.5%, lower than the regional vacancy rate of 5.4%.

Miami:

The Commercial Units at the Four Seasons Miami Property, consisting of 206,307 SF of office space, a 49,135 SF Equinox sports club, 5,075 SF of other retail space and an approximately 920-space parking garage comprise approximately 10.5% of UW NCF. The Four Seasons Miami Property is located along Brickell Avenue, an area comprised of high-density office, residential and hotel development and known as the financial center of Miami. Brickell is home to 28 foreign consulates and six foreign trade offices and has strong linkages via international trade. Many Latin American and European firms have offices within the Brickell submarket, including more than 122 banks and financial institutions. Office vacancy and asking rents in the Brickell Avenue office submarket, as of the first quarter of 2018, was reported at 12.0% and $45.85 PSF, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Millennium Partners Portfolio:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rental Revenue(1)	$56,497,229	$71,514,284	$74,645,860	$78,704,684	$79,759,678	$51.47
Credit Tenant Rent Steps(2)	$0	$0	$0	$0	$1,620,843	$1.05
Percentage Rent	$2,993,395	$597,543	$513,725	$334,364	$352,683	$0.23
Tenant Recoveries	$13,072,754	$12,600,722	$15,089,753	$15,285,690	$15,614,364	$10.08
Other Income(3)	$5,187,922	$5,516,070	$6,261,956	$7,001,434	$6,790,819	$4.38
Mark to Market(4)	$0	$0	$0	$0	$1,490,467	$0.96
Effective Gross Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	$68.16
Total Operating Expenses(5)	$25,903,008	$26,310,727	$29,013,209	$30,656,231	$31,705,173	$20.46
Net Operating Income(1)	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$73,923,682	$47.70
Capital Expenditures	$0	$0	$0	$0	$309,940	$0.20
TI/LC	$0	$0	$0	$0	$3,250,515	$2.10
Net Cash Flow	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$70,363,227	$45.40

Occupancy %	97.4%	97.6%	97.5%	97.0%	100.0%(6)
NOI DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.60x
NCF DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.43x
NOI Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	15.7%
NCF Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	14.9%

(1)	UW Gross Potential Rent reflects contractual rents as of May 1, 2018 and includes rent steps of $844,393 through June 1, 2019. Approximately 0.3% of rent is based on leases that are not yet signed.

(2)	Credit Tenant Rent Steps includes straight line rent steps for investment grade tenants through the loan term.

(3)	Other Income is based on Year 1 Budget and primarily consists of net parking income from the Millennium Tower Boston Property, Commercial Units at the Four Seasons Miami Property, Ritz Carlton Washington DC Retail Property, and Ritz Carlton Georgetown Retail Property ($6,524,692) and storage income across the Millennium Partners Portfolio ($151,505).

(4)	Mark to Market consists of the net present value of rent increases during the renewal term for Loews Theater at Lincoln Square. Such amount would be received only if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

(5)	The Millennium Tower Boston Property benefits from a PILOT abatement through 2026. The Millennium Tower Whole Loan was underwritten based on the abated taxes for the Millennium Tower Boston Property, which is $1,649,993 less than the 2018 unabated taxes.

(6)	Represents economic occupancy. Physical occupancy is 94.3% as of May 1, 2018.

(7)	The debt service coverage ratios and debt yields are based on the Millennium Partners Senior Loan, and exclude the Millennium Partners Subordinate Companion Loan.

Escrows and Reserves. Upon the occurrence and during the continuance of a Cash Management Sweep Period (as defined below), on each monthly payment date for the Millennium Partners Whole Loan, the Millennium Partners Borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Millennium Partners Borrowers in accordance with the Millennium Partners Whole Loan documents.

Lockbox and Cash Management. The Millennium Partners Whole Loan is structured with a hard lockbox and in place cash management. If no event of default under the Millennium Partners Whole Loan documents exists, amounts on deposit in the cash management account are required to be disbursed, on a daily basis, (a) to fund the tax and insurance reserves (only during a Cash Management Sweep Period), (b) to fund debt service, (c) to satisfy other amounts due under the Millennium Partners Whole Loan documents, (d) to fund debt service under the Millennium Partners Mezzanine Loan (as defined below) (provided no event of default is continuing), (e) to satisfy other amounts due under the Millennium Partners Mezzanine Loan documents (provided no event of default is continuing), (f) to fund the Millennium Partners Borrowers’ remainder subaccount (only during a Cash Management Sweep Period), which will be held as additional collateral for the Millennium Partners Whole Loan and disbursed subject to and in accordance with the terms of the Millennium Partners Whole Loan documents and (g) if no Cash Management Sweep Period exists, to fund the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-111

BANK 2018-BNK14	Millennium Partners Portfolio

Millennium Partners Borrowers’ operating account. The Millennium Partners Borrowers were required to send tenant direction letters to all tenants instructing them to (i) deposit all rents and other payments in the form of ACH or wire transfers into the lockbox account controlled by the lender, and (ii) send all rents and other payments in the form of credit card payments or checks to a payment processing provider which is required to process such payments and deposit such amounts into the lockbox account controlled by the lender.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the Millennium Partners Whole Loan documents or under the Millennium Partners Mezzanine Loan, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) if any space at any Millennium Partners Property occupied by Equinox goes dark or Equinox files for bankruptcy and will terminate upon (x) with respect to clause (a), the cure of such event of default under the Millennium Partners Whole Loan or the Millennium Partners Mezzanine Loan, as applicable, to the reasonable satisfaction of the applicable lender, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), (i) the assumption by Equinox of the subject leases representing not less than two thirds of the aggregate rent payable by Equinox subtenants immediately prior to such bankruptcy or termination of the bankruptcy event, (ii) the re-tenanting of the subject space and the commencement of the payment of rent under a new, approved lease, (iii) the escrowing of $75 PSF against the applicable space, or (iv) Equinox re-commencing the operation of its business and re-commencing the payment of rent.

A “Debt Yield Event” will occur upon the debt yield for the Millennium Partners Whole Loan being below 7.75% at the end of a calendar quarter and will end upon the debt yield for the Millennium Partners Whole Loan being equal to or greater than 7.75% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Millennium Partners Portfolio also secures the Non-Serviced Pari Passu Companion Loans (comprised of the other Senior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $354,921,917.22, and the other Junior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $67,078,082.78) and the Millennium Partners Subordinate Companion Loan, which has an outstanding Cut-off Date principal balance of $238,000,000. The Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan are coterminous with the Millennium Partners Mortgage Loan and accrue interest at the same rate as the Millennium Partners Mortgage Loan. The Senior A Notes are pari passu with each other, the Junior A Notes are pari passu with each other and subordinate to the Senior A Notes, and the Millennium Partners Subordinate Companion Loan is subordinate to both the Senior A Notes and Junior A Notes. The holders of the Millennium Partners Mortgage Loan, the Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Millennium Partners Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Teachers Insurance and Annuity Association of America and T-C M-T REIT LLC made a $280,150,000 mezzanine loan (the “Millennium Partners Mezzanine Loan”) to certain mezzanine borrowers on the loan origination date, secured by the mezzanine borrowers’ equity interests in the Millennium Partners Borrowers. The Millennium Partners Mezzanine Loan accrues interest at a rate of 6.7100% per annum, and is coterminous with the Millennium Partners Whole Loan. The Millennium Partners Mezzanine Loan is secured by 100% of the equity interest in the Millennium Partners Borrowers. The lender under the Millennium Partners Whole Loan and the lender under the Millennium Partners Mezzanine Loan have entered into an intercreditor agreement. The Millennium Partners Mezzanine Loan may be replaced by another mezzanine loan provided that certain conditions are satisfied, including that the aggregate loan to value ratio (based on the outstanding principal balance of the Millennium Partners Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, the aggregate debt service coverage ratio (based on the annual debt service of the Millennium Partners Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and the delivery of an intercreditor agreement in the form attached to the Millennium Partners Whole Loan documents. The Millennium Partners Whole Loan documents do not prohibit a preferred equity structure. In addition, a certain institutional investor which is anticipated to purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Release of Property. The Millennium Partners Borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Millennium Partners Properties, (b) the individual Equinox units at the Lincoln Square Property, Ritz Carlton Washington DC Retail Property and Four Seasons San Francisco Retail Property, (c) the Loews Theater unit at the Lincoln Square Property, (d) Century 21 at the Lincoln Triangle Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco that is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the Millennium Partners Borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the Millennium Partners Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released; (B) the debt yield of the Millennium Partners Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9% (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Millennium Partners Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated whole loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Whole Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

In addition, the Millennium Partners Borrowers are permitted to submit the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-112

BANK 2018-BNK14	Millennium Partners Portfolio

Millennium Tower Boston PILOT Agreements. The Millennium Tower Boston Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and a property located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”), each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) among the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”) and the MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the commercial unit of the mixed-use condominium located at 1 Franklin Street, Boston Massachusetts (the “Boston Condominium”), with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the commercial unit of the Boston Condominium will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the Burnham Borrower’s and the Boston Tower Borrower’s real estate tax obligations will be addressed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Whole Loan was underwritten based on abated taxes, which is $1,649,993 less than the 2018 unabated taxes.

Millennium Tower Boston-Burnham Master Lease. The Boston Tower Borrower leases the commercial unit of the Boston Condominium from the BRA (as successor in interest to MP Franklin Tower Co LLC) (in such capacity, the “Boston Tower Lessor”) pursuant to a master lease, which is the legal and functional equivalent of a ground lease (the “Boston Tower Master Lease”), which expires on June 3, 2114, unless terminated earlier as provided below. Upon termination of the Boston Tower Master Lease, the Boston Tower Borrower will own the fee interest in the commercial unit of the Boston Condominium and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Boston Tower Master Lease, the Boston Tower Borrower paid Boston Tower Lessor $100.00, which amount is the entire payment of rent due under the Master Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement (as defined below) for the Boston Tower Property, the Boston Tower Borrower may, by written notice to Boston Tower Lessor, elect in its sole discretion to terminate the Boston Tower Master Lease.

Millennium Tower Boston-Boston Tower Ground Lease. The Burnham Borrower ground leases (the “Burnham Ground Lease”) the Burnham Property from the BRA (as successor in interest to MP Burnham Owner LLC) (in such capacity, the “Burnham Ground Lessor”). The Burnham Ground Lease expires on October 10, 2111, unless terminated earlier as provided below. Upon termination of the Burnham Ground Lease, the Burnham Borrower will own the fee interest in the Burnham Property and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Burnham Ground Lease, the Burnham Borrower paid Burnham Ground Lessor $100.00, which amount is the entire payment of rent due under the Burnham Ground Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Burnham Property, the Burnham Borrower may, by written notice to Burnham Ground Lessor, elect in its sole discretion to terminate the Burnham Ground Lease.

Four Seasons San Francisco Ground Lease. CB-1 Commercial Co LLC (the “CB-1 Borrower”) ground leases (the “SF Ground Lease”) certain portions of the Four Seasons San Francisco Retail Property located along both sides of the Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons Hotel that connects Market Street to Mission Street, Yerba Buena Gardens and the Moscone Center, San Francisco’s largest convention and exhibition complex, as well as the building located at 735 Market Street. The SF Ground Lease, which is from the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “SF Ground Lessor”), expires August 26, 2046, unless otherwise terminated earlier. The SF Ground Lease is subject to involuntary termination from and after August 2026 in connection with the redevelopment by an unaffiliated third party, of the adjacent Marriott Marquis Hotel. Any such termination will result in permanent loss of revenue from certain retail space, which as of the loan origination date represented approximately 2.7% of the aggregate Underwritten Total Rent for the Millennium Partners Portfolio properties. The CB-1 Borrower pays base rent under the SF Ground Lease in equal monthly installments of $191,493.72 per annum (as of June 1, 2018). The CB-1 Borrower is also required to pay the SF Ground Lessor certain additional rent and percentage rents. The total underwritten ground rent is $367,000, and the total underwritten ground rent including additional rent and percentage rents is $558,430.52. The SF Ground Lease is subject to certain transfer restrictions. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” In the Preliminary Prospectus.

Condominiums. Each of the Millennium Tower Boston Property, the Lincoln Square Property, the Four Seasons San Francisco Retail Property, the Lincoln West Property, the Commercial Units at the Four Seasons Miami Property, the Lincoln Triangle Property, the Ritz Carlton Washington DC Retail Property and the Ritz Carlton Georgetown Retail Property is comprised of condominium units or units in a similar shared interest structure. With respect to each such Millennium Partners Property, the related Millennium Partners Borrowers do not control the related condominium board or condominium or other shared interest structure, nor do they have sufficient votes to block any item that requires a super-majority vote. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Millennium Partners Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Millennium Partners Portfolio; provided that if TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-113

BANK 2018-BNK14	1745 Broadway

Mortgage Loan No. 10 – 1745 Broadway

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-114

BANK 2018-BNK14	1745 Broadway

Mortgage Loan No. 10 – 1745 Broadway

9 WEST 57TH STREET
ONE57
220 CENTRAL PARK SOUTH
787 SEVENTH AVENUE
125 WEST 55TH STREET
CENTRAL PARK
888 SEVENTH AVENUE
CENTRAL PARK TOWER
HEARST TOWER
1675 BROADWAY
250 WEST 55TH STREET
1745 BROADWAY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-115

BANK 2018-BNK14	1745 Broadway

Mortgage Loan No. 10 – 1745 Broadway

Floor	Tenant	SF	Expiration
26	Mechanicals		
25	PDT Partners, LLC	26,745 SF	6/2020
24	PDT Partners, LLC	26,745 SF	6/2020
23	Penguin Random House, LLC	27,375 SF	6/2033
22	Penguin Random House, LLC	27,375 SF	6/2033
21	Penguin Random House, LLC	27,375 SF	6/2033
20	Bertelsmann, Inc.	27,375 SF	6/2033
19	Penguin Random House, LLC	27,375 SF	6/2033
18	Penguin Random House, LLC	27,375 SF	6/2033
17	Penguin Random House, LLC	27,113 SF	6/2033
16	Penguin Random House, LLC	25,900 SF	6/2033
15	Penguin Random House, LLC	26,352 SF	6/2033
14	Penguin Random House, LLC	26,366 SF	6/2033
13	Penguin Random House, LLC	26,366 SF	6/2033
12	Penguin Random House, LLC	26,366 SF	6/2033
11	Penguin Random House, LLC	26,366 SF	6/2033
10	Penguin Random House, LLC	26,366 SF	6/2033
9	Penguin Random House, LLC	26,366 SF	6/2033
8	Penguin Random House, LLC	26,366 SF	6/2033
7	Penguin Random House, LLC	26,366 SF	6/2033
6	Penguin Random House, LLC	29,301 SF	6/2033
5	Penguin Random House, LLC	37,371 SF	6/2033
4	Penguin Random House, LLC	37,371 SF	6/2033
3	Penguin Random House, LLC	37,301 SF	6/2033
2	Penguin Random House, LLC	35,138 SF	6/2033

Building

2020

2033

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-116

BANK 2018-BNK14	1745 Broadway

Mortgage Loan No. 10 – 1745 Broadway

1745 Broadway
1745 Broadway
New York, NY 10019
MANHATTAN
CENTRAL PARK
Upper West Side
Upper East Side
West Side
East Side
Midtown
Theatre District
The Lake
Bethesda Fountain
Strawberry Fields
Sheep Meadow
The Mall
East Green
The Dairy
Heckscher Playground
Wollman Rink
Hallet Nature Sanctuary
The Pond
Central Park Zoo
Central Park South
The Frick Collection
Temple Emanu-El
Hunter College
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. School of Law
Fordham Univ. Lincoln Center Campus
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Time Warner Ctr./ Shops at Columbus Ctr.
COLUMBUS CIRCLE
Museum of Arts & Design
Carnegie Hall
CitiSpire Center
CBS
Alvin Ailey American Dance Theater
The Ritz-Carlton New York
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Barneys New York
Fuller Building
Bergdorf Goodman, Louis Vuitton
The Peninsula New York
Museum of Modern Art
Lever House
399 Park
Park Avenue Plaza
Wells Fargo
Citigroup Center
345 Park
The Paley Center for Media
666 Fifth Avenue
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
UBS
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Time-Life Building
Exxon Building
Barclays
McGraw-Hill
GE Building
Rockefeller Plaza
Tower 49
News Corp. Building
Morgan Stanley Global HQ
JPMorgan Chase Tower
245 Park Avenue
Marquis Theatre
Imperial Theatre
Lyceum Theatre
Shubert Theatre
Viacom Intl.
TIMES SQUARE
Minskoff Theatre
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
MetLife Building
450 Lexington Avenue
Grand Central Terminal (Metro North)
Chrysler Building
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
HSBC Bank Tower
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
W. 73rd St.
W. 72nd St.
W. 57th St.
W. 42nd St.
E. 72nd St.
E. 57th St.
E. 42nd St.
72ND ST/ BROADWAY
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
50TH ST/ BROADWAY
49TH ST
TIMES SQ.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL 42ND ST
5TH AVE/ 59TH ST
5TH AVE/ 53RD ST
59TH ST/ LEXINGTON
63RD ST/ LEXINGTON
51ST ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Union City
Chelsea
MANHATTAN
HUDSON COUNTY
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
Liberty State Park
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
East River
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-117

BANK 2018-BNK14	1745 Broadway

Mortgage Loan No. 10 – 1745 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	New York, NY 10019
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.6%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting(5):	Leasehold
Sponsors:	QSuper Board as trustee for QSuper			Year Built/Renovated:	2003/N/A
Mortgage Rate:	3.7680%			Size:	684,515 SF
Note Date:	5/24/2018			Cut-off Date Balance per SF(1):	$466
First Payment Date:	7/11/2018			Maturity Balance per SF(1):	$466
Maturity Date:	6/11/2028			Property Manager:	Cushman & Wakefield U.S., Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$36,947,131
Seasoning:	3 months			UW NOI Debt Yield(1):	11.6%
Prepayment Provisions(2):	LO (27), DEF/YM1 (86), O (7)			UW NOI Debt Yield at Maturity(1):	11.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.00x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(6):	N/A
Additional Debt Balance(1)(3):	$269,000,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(4)				Most Recent Occupancy:	100.0% (7/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Taxes:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$632,000,000 (4/18/2018)
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	50.5%
TI/LC Reserves:	$0	Springing	N/A	Maturity LTV Ratio(1):	50.5%
Tenant Specific TI/LC Reserve:	$21,981,606	$0	N/A
Rent Concession Reserve:	$16,184,976	$0	N/A
Ground Rent Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$319,000,000	50.0%	Purchase Price:	$633,000,000	99.2%
Borrower Sponsor Equity:	$318,950,998	50.0%	Seller Credit(7):	$(37,885,153)	(5.9)%
			Upfront Reserves:	$38,166,582	6.0%
			Closing costs:	$4,669,569	0.7%
Total Sources:	$637,950,998	100.0%	Total Uses:	$637,950,998	100.0%

(1)	The 1745 Broadway Mortgage Loan (as defined below) is part of the 1745 Broadway Whole Loan (as defined below), which comprises eight pari passu notes with an aggregate original principal balance of $319,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 1745 Broadway Whole Loan.

(2)	At any time after the earlier of (i) June 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1745 Broadway Whole Loan to be securitized, the 1745 Broadway Borrower (as defined below) has the right to either (a) defease the 1745 Broadway Whole Loan in whole, but not in part, or (b) prepay the 1745 Broadway Whole Loan in whole, but not in part, provided that the 1745 Broadway Borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal balance being prepaid. No prepayment premium will apply on or after December 11, 2027. The assumed lockout period of 27 payments is based on the closing date of this transaction in September 2018.

(3)	See “The Mortgage Loan”, and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “Ground Lease” below.

(6)	Historical operating statements are not available, as the 1745 Broadway Property (as defined below) was recently acquired and such information was not provided by the seller.

(7)	The Seller Credit represents unfunded tenant improvements and free rent periods at the time of the borrower sponsor’s acquisition.

The Mortgage Loan. The tenth largest mortgage loan (the “1745 Broadway Mortgage Loan”) is part of a whole loan (the “1745 Broadway Whole Loan”) evidenced by eight pari passu promissory notes secured by a first mortgage encumbering the leasehold interest in a 684,515 square foot office portion of a 52-story, LEED-certified, Class A tower located in New York, New York (the “1745 Broadway Property”).

The non-controlling Promissory Notes A-7 and A-8 in the aggregate original principal balance of $50,000,000 represent the 1745 Broadway Mortgage Loan and will be included in the BANK 2018-BNK14 securitization trust. The controlling Promissory Note A-1 and the non-controlling Promissory Notes A-2, A-3 and A-4 in the aggregate original principal balance of $175,000,000 were contributed to the WFCM 2018-1745 securitization trust. The remaining non-controlling Promissory Notes A-5 and A-6 in the aggregate original principal balance of $94,000,000, were contributed to the BANK 2018-BNK13 securitization trust. The mortgage loans evidenced by Promissory Notes A-1, A-2, A-3, A-4, A-5 and A-6 are collectively referred to herein as the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-118

BANK 2018-BNK14	1745 Broadway

“1745 Broadway Non-Serviced Pari Passu Companion Loans”. The 1745 Broadway Mortgage Loan will be serviced pursuant to the trust and servicing agreement for the WFCM 2018-1745 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

1745 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	WFCM 2018-1745	Yes
A-2	$50,000,000	$50,000,000	WFCM 2018-1745	No
A-3	$50,000,000	$50,000,000	WFCM 2018-1745	No
A-4	$25,000,000	$25,000,000	WFCM 2018-1745	No
A-5	$50,000,000	$50,000,000	BANK 2018-BNK13	No
A-6	$44,000,000	$44,000,000	BANK 2018-BNK13	No
A-7	$30,000,000	$30,000,000	BANK 2018-BNK14	No
A-8	$20,000,000	$20,000,000	BANK 2018-BNK14	No
Total	$319,000,000	$319,000,000

The Borrower and the Sponsors. The borrower is 1745 Broadway Owner, LLC (the “1745 Broadway Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 1745 Broadway Borrower delivered a non-consolidation opinion in connection with the origination of the 1745 Broadway Whole Loan.

The borrower sponsor is QSuper Board as trustee for QSuper (“QSuper”), which was founded in 1912. Based in Brisbane, Australia, QSuper is a superannuation benefits fund with approximately AUD $95.2 billion in assets as of June 30, 2017. QSuper provides its services to employees of Queensland Government departments, authorities, and enterprises. QSuper invests in public equity, fixed income markets, cash and properties in Australia and around the globe. There is no non-recourse carveout guarantor, and no separate environmental indemnitor, with respect to the 1745 Broadway Whole Loan.

Invesco is currently acting as investment advisor on behalf of QSuper. Invesco is an independent investment management firm, managing more than $934.2 billion in assets on behalf of clients worldwide as of March 31, 2018. Invesco has investment teams managing investments across a range of asset classes, investment styles and geographies. The company has nearly 7,000 employees focused on client needs across the globe, including an on-the-ground presence in 25 countries. Invesco is listed on the New York Stock Exchange and is investment-grade rated (NYSE: IVZ US; rated A-/A by Fitch/S&P).

The Property. The 1745 Broadway Property is a 684,515 SF, 25-story, LEED-certified, Class A office portion of a 52-story mixed-use tower (the “1745 Broadway Tower”) located in New York, New York, occupying the entire block front between West 55th and West 56th Streets. Constructed in 2003 and situated on a 0.7-acre site, the 1745 Broadway Property is part of a larger tower that also contains residential and retail components (which do not serve as collateral for the 1745 Broadway Whole Loan), which each have dedicated entrances and mechanical systems. As of July 1, 2018, the 1745 Broadway Property was 100.0% occupied by three tenants. Approximately 92.2% of the net rentable area and 90.8% of underwritten base rent at the 1745 Broadway Property is attributed to investment grade tenants.

The 1745 Broadway Property is situated on floors 2 through 25 of the 1745 Broadway Tower and has a dedicated lobby entrance on Broadway as well as various mechanical and storage areas in the subcellar, cellar and 26th floor mezzanines. Additional features include virtually column-free floorplates for large-format single users, 13-foot standard slab-to-slab ceiling heights, floor-to-ceiling windows and approximately 8,500 SF of useable outdoor terrace space across multiple floors. The non-collateral retail component of the 1745 Broadway Tower comprises 60,876 SF of ground floor retail space as well as below-grade parking for 124 vehicles and dedicated vehicular/freight elevators. The non-collateral residential component of the 1745 Broadway Tower consists of 111 luxury condominium units known as Park Imperial condominiums with recent average sale prices of approximately $3,000 PSF. The entrance and lobby for the residential component are situated along West 56th Street.

Major Tenants. Since its completion in 2003, the 1745 Broadway Property has served as the global headquarters for Penguin Random House, LLC (“PRH”) or its predecessor. PRH is the largest tenant at the 1745 Broadway Property and accounts for 88.2% of the net rentable area and 86.5% of the underwritten base rent with a June 2033 lease expiration. PRH was formed in 2013 when Random House merged with The Penguin Group, creating the largest consumer book publisher in the world. PRH is the fifth largest book publisher globally, and is majority owned by the German media conglomerate Bertelsmann SE & Co. KGaA (rated BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P), which is publicly traded on the Frankfurt Stock Exchange and guarantees PRH’s lease at the 1745 Broadway Property. PRH comprises approximately 250 editorially independent individual publishers on six continents that together publish approximately 15,000 new books each year. PRH is expected to consolidate certain New York City operations to the 1745 Broadway Property, including legacy locations (345 and 375 Hudson Street) from prior to its 2013 merger with Random House. By 2019, PRH anticipates employing approximately 2,400 employees at the 1745 Broadway Property. PRH executed a 15-year lease renewal in August 2016 that commenced July 1, 2018.

The second largest tenant at the 1745 Broadway Property is PDT Partners, LLC (“PDT Partners”), which accounts for 7.8% of the net rentable area and 9.2% of underwritten base rent with a June 2020 lease expiration. PDT Partners is a global asset management firm with more than $4.0 billion of assets under management. Founded by Peter Muller in 1993 as a quantitative proprietary trading group within Morgan Stanley, PDT Partners became an independent investment manager in 2013. PDT Partners has approximately 150 investment professionals with offices in New York and London. PDT Partners has been a tenant at the 1745 Broadway Property since October 2011.

The third largest tenant at the 1745 Broadway Property is Bertelsmann, Inc. (“Bertelsmann”), which is the parent company of PRH. Founded in 1835, Bertelsmann is a media conglomerate employing approximately 119,000 people globally. Bertelsmann’s principal subsidiaries include the RTL Group (a European television broadcaster operating in 30 countries) and PRH. In addition, Bertelsmann owns magazine publisher Gruner + Jahr, services unit Arvato, the music business BMG, Bertelsmann Printing Group, Bertelsmann Education Group and Bertelsmann Investments (an international network of funds). Bertelsmann’s lease is fully guaranteed by investment grade-rated Bertelsmann SE & Co. KGaA. Bertelsmann executed a 15-year lease renewal in August 2016 that commenced July 1, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-119

BANK 2018-BNK14	1745 Broadway

Condominium Regime. The 1745 Broadway Property and the retail component of the 1745 Broadway Tower, together, are known as The Random House Condominium. The 1745 Broadway Property has a 92.5% undivided interest in the common elements of The Random House Condominium, with the remaining 7.5% interest owned by the owners of the retail component. Floors 27 to 50 of the 1745 Broadway Tower contain residential units that are not part of the condominium regime and are not included in the collateral. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The following table presents certain information relating to the tenancy at the 1745 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Penguin Random House, LLC (“PRH”)	BBB+/Baa1/BBB+	603,650	88.2%	$47,172,630(2)(3)	86.5%	$78.15(2)(3)	6/30/2033(4)(5)
PDT Partners, LLC	NR/NR/NR	53,490	7.8%	$5,028,060(6)	9.2%	$94.00(6)	6/30/2020(7)
Bertelsmann, Inc.	BBB+/Baa1/BBB+	27,375	4.0%	$2,326,875(8)(9)	4.3%	$85.00(8)(9)	6/30/2033(10)
Subtotal/Wtd. Avg.		684,515	100.0%	$54,527,565	100.0%	$79.66
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		684,515	100.0%	$54,527,565	100.0%	$79.66

(1)	The ratings shown are for Bertelsmann SE & Co. KGaA, which guarantees the PRH and Bertelsmann leases.

(2)	The Annual UW Rent PSF and Annual UW Base Rent shown represent PRH’s current contractual rental rate. Commencing on July 1, 2023, PRH’s annual base rent will increase to $51,191,299 ($84.80 PSF) and commencing on July 1, 2028, PRH’s annual base rent will increase to $54,589,325 ($90.43 PSF). The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for PRH and Bertelsmann (see “Underwritten Net Cash Flow” below).

(3)	PRH is currently in a full rent abatement period through April 2019 for only the leased premises on floors 16-19 and 21-23 (such abatement accounting for 36.2% of the tenant’s underwritten base rent). All remaining rent credits and abatements were reserved at the origination of the 1745 Broadway Whole Loan (see “Escrows and Reserves” below).

(4)	PRH has one 5-year renewal option, with 24 months’ notice, at the fair market rental rate.

(5)	PRH has a one-time right to contract its leased premises by the entire rentable area of the 23rd floor (27,375 rentable SF; 4.5% of the tenant’s total net rentable area) effective June 30, 2023. With respect to the contraction option, PRH is required to provide 12 months’ notice, not be in default under its lease at the time of notice and pay a contraction fee of $1,002,746.

(6)	Annual UW Rent PSF and Annual UW Rent include the $213,960 contractual rent step for PDT Partners in July 2019.

(7)	PDT Partners has one 1-year renewal option, with 10 months’ notice, at the base rental rate of $98.00 PSF.

(8)	The Annual UW Rent PSF and Annual UW Rent shown represent Bertelsmann’s current contractual rental rate. Commencing on July 1, 2023, Bertelsmann’s annual base rent will increase to $2,518,500 ($92.00 PSF) and commencing on July 1, 2028, Bertelsmann’s annual base rent will increase to $2,710,125 ($99.00 PSF). The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for PRH and Bertelsmann (see “Underwritten Net Cash Flow” below).

(9)	Bertelsmann is currently in a full rent abatement period through April 2019. All remaining rent credits and abatements were reserved at the origination of the 1745 Broadway Whole Loan (see “Escrows and Reserves” below).

(10)	Bertelsmann has one 5-year renewal option, with 24 months’ notice, at the fair market rental rate.

The following table presents certain information relating to the lease rollover schedule at the 1745 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	53,490	$94.00	7.8%	7.8%	$5,028,060	9.2%	9.2%
2021	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2022	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2023	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2024	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2025	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2026	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2027	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2028	0	0	$0.00	0.0%	7.8%	$0	0.0%	9.2%
2029 & Beyond	2	631,025	$78.44	92.2%	100.0%	$49,499,505	90.8%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	684,515	$79.66	100.0%		$54,527,565	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The Market. The 1745 Broadway Property is located in New York, New York and occupies the entire block front between West 55th and West 56th Streets. The 1745 Broadway Property is located in the Midtown neighborhood of Manhattan, approximately three blocks south of Central Park and Columbus Circle, three blocks west of the Plaza District and The Museum of Modern Art, one block southwest of Carnegie Hall, one block southwest of the entrance for the N, Q and R subway lines and three blocks south of the entrance for the A, B, C and D subway lines. The 1745 Broadway Property is located approximately 1.1 miles northeast of Penn Station, 1.2 miles northwest of Grand Central Station, 0.4 miles northeast of Times Square, 0.7 miles northwest of Rockefeller Center, 7.3 miles southwest of LaGuardia Airport and 15.9 miles northwest of John F. Kennedy International Airport.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-120

BANK 2018-BNK14	1745 Broadway

According to a third party market research provider, the estimated 2018 population within a three- and five-mile radius of the 1745 Broadway Property was 1,299,418 and 2,639,587, respectively; and the estimated 2018 average household income within the same radii was $130,943 and $112,722, respectively.

According to the appraisal, the 1745 Broadway Property is located within the Midtown West office submarket. As of first quarter 2018, the submarket reported a total inventory of 41.3 million SF with a 7.6% vacancy rate. The appraiser identified eight directly competitive office properties totaling approximately 6.8 million SF with an average occupancy rate of 95.6% and direct asking rents ranging from $75.00 to $138.00 PSF, gross. The appraiser concluded to a market rent at the 1745 Broadway Property of $83.37 PSF, gross.

The following table presents certain information relating to comparable office leases for the 1745 Broadway Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1745 Broadway Property 1745 Broadway New York, New York	2003/NAV	684,515	-
1114 Avenue of the Americas New York, New York	1971/NAV	1,310,000	0.8 miles	Campari	January 2018/ 11.0 Yrs	64,648	$82.00	Gross
620 Eighth Avenue New York, New York	2007/NAV	1,500,000	0.8 miles	Liquidnet	January 2018/ 15.0 Yrs	139,510	$74.00	Gross
787 Seventh Avenue New York, New York	1985/NAV	1,429,610	0.3 miles	Sidley Austin	December 2017/ 15.0 Yrs	347,672	$84.00	Gross
40 West 57th Street New York, New York	1972/NAV	604,936	0.4 miles	Tocqueville Asset Management	November 2017/ 10.0 Yrs	25,000	$100.00	Gross
1633 Broadway New York, New York	1972/NAV	2,240,000	0.2 miles	Travel Leaders Group (aka TZell)	August 2017/ 15.0 Yrs	105,876	$75.50	Gross
1301 Avenue of the Americas New York, New York	1964/NAV	1,764,411	0.4 miles	Arent Fox	August 2017/ 15.0 Yrs	75,937	$84.00	Gross
4 Times Square New York, New York	1999/NAV	1,477,631	0.7 miles	HedgeServ Corporation	August 2017/ 10.0 Yrs	47,756	$79.00	Gross
1740 Broadway New York, New York	1950/NAV	413,704	0.1 miles	Regus	August 2017/ 10.0 Yrs	23,212	$74.00	Gross
55 Hudson Yards New York, New York	2018/NAV	1,434,100	1.7 miles	Silver Lake	June 2017/ 15.0 Yrs	61,024	$102.50	Gross
50 Hudson Yards New York, New York	2022/NAV	2,900,000	1.7 miles	BlackRock	May 2017/ 15.0 Yrs	847,000	$91.00	Net (Grossed Up)

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-121

BANK 2018-BNK14	1745 Broadway

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1745 Broadway Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$54,527,565	$79.66
Rent Average Benefit(2)	$4,003,413	$5.85
Grossed Up Vacant Space	0	$0.00
Total Recoveries	$2,863,730	$4.18
Other Income	$103,000	$0.15
Less Vacancy & Credit Loss	($786,432)(3)	($1.15)
Effective Gross Income	$60,711,276	$88.69
Total Operating Expenses	$23,764,145	$34.72
Net Operating Income	$36,947,131	$53.98
Replacement Reserves	$136,903	$0.20
TI/LC	$205,175	$0.30
Net Cash Flow	$36,605,053	$53.48

Occupancy %(3)	100.0%
NOI DSCR(4)	3.03x
NCF DSCR(4)	3.00x
NOI Debt Yield(4)	11.6%
NCF Debt Yield(4)	11.5%

(1)	Historical operating statements are not available, as the 1745 Broadway Property was recently acquired and such information was not provided by the seller.

(2)	Represents straight-line rent averaging for PRH and Bertelsmann over the respective remaining lease terms (see “Tenant Summary” table above).

(3)	The underwritten economic vacancy is 1.3%. The 1745 Broadway Property was 100.0% physically occupied as of July 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the 1745 Broadway Whole Loan.

Escrows and Reserves. The 1745 Broadway Whole Loan documents provide for upfront escrows in the amount of $16,184,976 for outstanding rent concessions related to PRH ($14,245,913) and Bertelsmann ($1,939,063), and $21,981,606 for upfront tenant improvements and leasing commissions (“TI/LCs”) related to PRH ($20,475,980) and Bertelsmann ($1,505,626).

The 1745 Broadway Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the 1745 Broadway Borrower provides the lender with evidence that the 1745 Broadway Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the 1745 Broadway Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The 1745 Broadway Whole Loan documents do not require ongoing monthly escrows for real estate taxes as long as (i) all taxes and other assessments are paid by the 1745 Broadway Borrower prior to any late payment charges or delinquency, and upon request, the 1745 Broadway Borrower promptly provides evidence thereof to the lender; and (ii) no Cash Trap Event Period (as defined below) has occurred or is continuing.

The 1745 Broadway Whole Loan documents do not require ongoing monthly escrows for replacement reserves, rollover reserves or ground lease reserves as long as no Cash Trap Event Period has occurred or is continuing. During a Cash Trap Event Period, the 1745 Broadway Whole Loan documents require the following ongoing monthly reserves: (i) an amount equal to 1/12th of the real estate taxes estimated to be payable during the ensuing 12 months; (ii) $19,965 for replacement reserves; (iii) $34,226 for general tenant improvements and leasing commissions; and (iv) an amount equal to the product of (x) three and (y) the then monthly ground rent due under the ground lease for the payment of ground rent.

Lockbox and Cash Management. The 1745 Broadway Whole Loan is structured with a hard lockbox and springing cash management, and the 1745 Broadway Whole Loan documents require that the 1745 Broadway Borrower direct the tenants to pay rent directly into such lockbox account. The 1745 Broadway Whole Loan documents also require that all rents received by the 1745 Broadway Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox are required to be distributed to the 1745 Broadway Borrower. During a Cash Trap Event Period, all excess funds after applying funds to the required reserves deposits as described above under “Escrows and Reserves”, monthly debt service, approved operating expenses and other items as outlined in the 1745 Broadway Whole Loan documents, are required to be swept to a lender-controlled cash sweep account to be held by the lender as additional collateral for the 1745 Broadway Whole Loan and are required to be applied by the lender in accordance with the 1745 Broadway Whole Loan documents.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net operating income debt yield being less than or equal to 7.0% at the end of any calendar quarter;

(iii)	the occurrence of a PRH Trigger Period (as defined below);

(iv)	the property manager becoming insolvent or filing for bankruptcy, unless the property manager is replaced by a qualified property manager within 60 days and in accordance with the loan documents; or

(v)	the 1745 Broadway Borrower becoming insolvent or filing for bankruptcy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-122

BANK 2018-BNK14	1745 Broadway

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (x) the net operating income debt yield being greater than 7.0% for two consecutive calendar quarters or (y) the 1745 Broadway Borrower delivering to the lender a letter of credit or cash collateral for deposit in an amount (or face amount for a letter of credit) such that, if applied to reduce the principal balance of the loan on a dollar-for-dollar basis, will cause the net operating income debt yield to be equal to at least 7.0%;

●	with regard to clause (iii), a PRH Trigger Period Cure (as defined below); or

●	with regard to clause (iv), the date that (x) the property manager is replaced with a qualified property manager in accordance with the 1745 Broadway Whole Loan agreement or (y) such bankruptcy action is dismissed or discharged without any adverse consequences to the 1745 Broadway Property or the 1745 Broadway Whole Loan.

A “PRH Trigger Period” will commence upon the earlier of the following:

(i)	PRH defaulting under its lease beyond any applicable notice and cure period;

(ii)	PRH delivering notice of its intent to terminate its lease;

(iii)	PRH going dark in 50% or more of its space and Bertelsmann and/or Bertelsmann SE & Co. KGaA no longer having a rating of at least “BBB-” or its equivalent by (x) S&P and (y) either Moody’s, Fitch, DBRS, Kroll, Morningstar or any other nationally-recognized statistical rating agency which has been approved by lender (individually or collectively as the context may require, “Investment-Grade Rating”); or

(iv)	any bankruptcy or insolvency of PRH or Bertelsmann.

A “PRH Trigger Period Cure” will occur upon the following:

●	with regard to clauses (i) or (ii), (x) a Qualified Re-Leasing Event (as defined below) or (y) PRH having revoked or rescinded all termination or cancellation notices with respect to its lease and having re-affirmed its lease in writing as being in full force and effect as evidenced by an estoppel certificate reasonably acceptable to lender;

●	with regard to clause (iii), (x) a Qualified Re-Leasing Event or (y) PRH being in actual, physical possession of at least 50% of its space, actively using such premises for business purposes during customary business hours and not being dark in such space and/or Bertelsmann’s and/or Bertelsmann SE & Co. KGaA’s Investment-Grade Rating being reinstated; or

●	with regard to clause (iv), (x) a Qualified Re-Leasing Event or (y) PRH having assumed its lease in the related bankruptcy or insolvency proceedings.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants satisfactory to lender executing leases covering all of the space currently occupied by PRH in accordance with the 1745 Broadway Whole Loan documents with (i) such replacement tenants having unconditionally accepted the leased premises, taken actual, physical occupancy of such space and paying full unabated rent or any such abatement having been reserved and (ii) all TI/LCs or other similar landlord obligations having been paid or reserved.

Additional Secured Indebtedness (not including trade debts). The 1745 Broadway Property also secures the 1745 Broadway Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $269,000,000. The 1745 Broadway Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 1745 Broadway Mortgage Loan. The 1745 Broadway Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 1745 Broadway Non-Serviced Pari Passu Companion Loans. The holders of the 1745 Broadway Mortgage Loan and the 1745 Broadway Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement, which sets forth the allocation of collections on the 1745 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. The 1745 Broadway Property consists of a leasehold interest under a ground lease with AMSI Investors, Sheila Engel and 1741 Broadway Associates LP. The ground lease at the 1745 Broadway Property commenced December 14, 1999 and the initial term expires March 31, 2098. The ground lease has 10, five-year renewal options, with 36 months’ notice for the original term and 12 months’ notice for any subsequent extension, at the fair market rental rate. The 1745 Broadway Borrower is currently obligated to pay ground rent at the rate of $2,566,449 per year ($3.75 PSF), with approximately 1.8% average annual rent increases during the initial term. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The 1745 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1745 Broadway Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1745 Broadway Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1745 Broadway Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-123

BANK 2018-BNK14	Residence Inn & Courtyard Phoenix Downtown

Mortgage Loan No. 11 – Residence Inn & Courtyard Phoenix Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$50,000,000			Location:	Phoenix, AZ 85004
Cut-off Date Balance:	$50,000,000			Property Type:	Hospitality
% of Initial Pool Balance:	3.6%			Property Sub-Type:	Extended Stay
Loan Purpose:	Refinance			Title Vesting(4):	Leasehold
Sponsors:	Rajan Hansji; Rajan Shirish Hansji, Trustee of The Rajan and Kirti Family Trust, dated March 8, 2012			Year Built/Renovated:	2017/N/A
				Size:	320 Rooms
				Cut-off Date Balance per Room:	$156,250
Mortgage Rate:	4.6960%			Maturity Date Balance per Room:	$134,431
Note Date:	6/4/2018			Property Manager:	Hansji Corporation (borrower-related)
First Payment Date:	8/1/2018
Maturity Date:	7/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$6,885,899
Seasoning:	2 months			UW NOI Debt Yield:	13.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	16.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.62x (IO) 2.00x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$7,089,935 (7/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves				Most Recent Occupancy:	69.8% (7/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	N/A
RE Tax(1):	$0	Springing	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance(2):	$0	Springing	N/A	Appraised Value (as of):	$105,000,000 (5/1/2018)
FF&E(3):	$0	$33,929	N/A	Cut-off Date LTV Ratio:	47.6%
Ground Rent Reserve(4):	$0	$3,750	N/A	Maturity Date LTV Ratio:	41.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$48,709,360	97.4%
			Closing Costs:	$747,569	1.5%
			Return of Equity:	$543,071	1.1%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	In the event that the Residence Inn & Courtyard Phoenix Downtown Property (as defined below) is no longer subject to the Ground Lease (as defined below), the Residence Inn & Courtyard Phoenix Downtown Borrower (as defined below) is required to make monthly deposits equal to 1/12th of the estimated annual property taxes.

(2)	In the event that the Residence Inn & Courtyard Phoenix Downtown Property is no longer covered by an acceptable blanket policy, the Residence Inn & Courtyard Phoenix Downtown Borrower is required to make monthly deposits equal to 1/12th of the estimated annual property and liability insurance premiums.

(3)	The Residence Inn & Courtyard Phoenix Downtown Borrower is required to make monthly deposits of $33,929 into the FF&E reserve through August 2020 and $45,239 thereafter.

(4)	The sponsors entered into a Government Property Lease Exercise Tax (“GPLET”), which is an Arizona tax plan that incentivizes commercial development in Arizona in exchange for tax incentives. Hansji Corporation transferred the fee ownership of the Residence Inn & Courtyard Phoenix Downtown Property to a newly formed government entity and leases back the Residence Inn & Courtyard Phoenix Downtown Property pursuant to a 50 year ground lease expiring on September 30, 2061 (the “Ground Lease”). Pursuant to the GPLET, the Residence Inn & Courtyard Phoenix Downtown Property benefits from fully abated ad valorem and personal property taxes through May 2025 and partial abatement beginning May 2027. Upon lender consent, the Residence Inn & Courtyard Phoenix Downtown Borrower has an ongoing right to re-purchase the fee interest for $50,000 which would terminate the GPLET and its benefits. Ground Rent and real estate taxes under the GPLET plan are underwritten to the average expense over the 10 year loan term. The $3,750 Ground Rent Reserve is due on the September payment date annually.

(5)	Historical NOI and Occupancy are not available. The Residence Inn & Courtyard Phoenix Downtown Property opened in May 2017.

The Mortgage Loan. The eleventh largest mortgage loan (the “Residence Inn & Courtyard Phoenix Downtown Mortgage Loan”) is evidenced by a note in the original principal balance of $50,000,000 and is secured by a first priority leasehold mortgage encumbering a dual-branded extended stay hotel affiliated with Marriott’s Residence Inn and Courtyard brands located in Phoenix, Arizona (the “Residence Inn & Courtyard Phoenix Downtown Property”). The proceeds from the Residence Inn & Courtyard Phoenix Downtown Mortgage Loan were used to refinance the previous loan secured by the Residence Inn & Courtyard Phoenix Downtown Property, pay closing costs and return equity to the Residence Inn & Courtyard Phoenix Downtown Borrower.

The Borrower and the Sponsors. The borrower is Luhrs CM, LLC (the “Residence Inn & Courtyard Phoenix Downtown Borrower”), an Arizona limited liability company structured to be bankruptcy-remote with at least two independent directors. The sponsors and non-recourse carveout guarantors are Rajan Hansji; Rajan Shirish Hansji, Trustee of The Rajan and Kirti Family Trust, dated March 8, 2012.

Rajan Hansji is the founder, CEO and President of Hansji Corporation. Founded in 1974, the Hansji Corporation has developed more than two million SF of office, retail and hotel space and has won multiple industry awards including a Developer of the Year award in 2010 from a large hotel franchisor. Hansji Corporation’s previous projects in the Phoenix area includes the renovation of Phoenix’s historic Luhrs Block and the development of the Bitter & Twisted Cocktail Parlour, winner of a local magazine’s 2018 “Best Cocktail Bar”.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-124

BANK 2018-BNK14	Residence Inn & Courtyard Phoenix Downtown

The Property. The Residence Inn & Courtyard Phoenix Downtown Property is located on a 0.36-acre site at the northwest quadrant of the intersection formed by South Central Avenue and West Madison Street in the 1.7 square mile downtown Phoenix central business district. The Residence Inn & Courtyard Phoenix Downtown Property is comprised of a 19-story building, featuring a combined 320 guestrooms (Residence Inn – 200 guestrooms and Courtyard – 120 guestrooms). Shared facilities and amenities include a reception area, registration and concierge desk, an indoor swimming pool, a fitness center, a business center, guest laundry, a breakfast area, a sundry shop and 5,733 SF of flexible meeting space and boardrooms. The Residence Inn & Courtyard Phoenix Downtown Property features a Courtyard Bistro which serves breakfast and dinner. Additionally, the Residence Inn features a brand-standard, key accessible, complimentary hot breakfast buffet area with a seating area for 70.

The 200 guestrooms, which comprise the Residence Inn, are located on floors 10 through 19 and include 120 standard king rooms and 80 double queen rooms. The guestrooms average 343 SF and are furnished with standard cookware, full-sized refrigerators, two-burner stove tops, microwave, nightstands, dressers, sofas, lounge chairs, activity chairs, kitchen stools, office desks, 32-inch flat screen televisions, coffee makers and ironing boards.

The 120 guestrooms, which comprise the Courtyard, average 312 SF and include 82 standard king rooms and 38 double queen rooms. Each room features nightstands, a four-drawer dresser with 32-inch flat screen television, activity chair, office desk, mini-refrigerator, microwave, ironing board and an in-room coffee maker. Courtyard guestrooms offer a larger living area and feature microwaves, small refrigerators, sofas, lounge chairs and an additional television.

According to the appraisal, the 2018 market segmentation for the Residence Inn & Courtyard Phoenix Downtown Property was approximately 50% commercial, 30% leisure and 20% meeting and group. The Residence Inn & Courtyard Phoenix Downtown Property is subject to two franchise agreements with Marriott International, Inc. each of which expires on December 26, 2030 with no renewal options.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Residence Inn & Courtyard Phoenix Downtown Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Residence Inn Phoenix Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017 (3)	71.4%	$147.28	$107.32	46.2%	$122.27	$57.41	64.7%	83.0%	53.5%
7/31/2018 TTM	72.1%	$152.41	$109.94	65.7%	$151.04	$99.19	91.0%	99.1%	90.2%
7/31/2018 T-6	75.5%	$160.37	$123.62	75.6%	$159.78	$124.02	100.2%	99.6%	100.3%

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(4)			Courtyard Phoenix Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017 (3)	74.8%	$143.67	$109.43	62.4%	$124.07	$78.39	83.4%	86.4%	71.6%
7/31/2018 TTM	76.9%	$146.07	$112.27	75.3%	$157.50	$118.62	98.0%	107.8%	105.7%
7/31/2018 T-6	80.4%	$153.90	$126.69	79.3%	$169.92	$138.43	98.7%	110.4%	109.3%

Source: Third party hospitality research reports.

(1)	Historical information prior to 2017 is not available as the Residence Inn & Courtyard Phoenix Downtown Property opened in May 2017.

(2)	The Competitive Set for the Residence Inn Phoenix Downtown property included FOUND:RE Phoenix, Embassy Suites Phoenix Downtown North, Holiday Inn Express & Suites Phoenix Downtown, Springhill Suites Phoenix Downtown, Fairfield Inn & Suites Phoenix Midtown and Hilton Garden Inn Phoenix Downtown.

(3)	2017 Occupancy, ADR and RevPAR for the Residence Inn & Courtyard Phoenix Downtown Property reflect partial year performance, as the Residence Inn & Courtyard Phoenix Downtown Property opened in May 2017.

(4)	The Competitive Set for the Courtyard Phoenix Downtown property included FOUND:RE Phoenix, Hampton Inn Phoenix Midtown Downtown Area, Holiday Inn Express & Suites Phoenix Downtown Ballpark, Springhill Suites Phoenix Downtown, Fairfield Inn & Suites Phoenix Midtown and Hilton Garden Inn Phoenix Downtown.

The Market. The Residence Inn & Courtyard Phoenix Downtown Property is located along South Central Avenue in Phoenix, Arizona, less than 4 miles west of the Phoenix Sky Harbor International Airport and 34 miles northwest of the Phoenix-Mesa Gateway Airport. Primary access to the area is provided by Interstate 10 to the south and west, and Interstate 17 to the north and east. The Residence Inn & Courtyard Phoenix Downtown Property is located in close proximity to Talking Stick Resort Arena (0.2 mi.), Chase Field (0.4 mi.), Comerica Theatre (0.4 mi.), Arizona State University Downtown Phoenix (0.4 mi.), Phoenix Convention Center (0.6 mi.), The University of Arizona College of Medicine (0.8 mi.) and the Children’s Museum of Phoenix (0.8 mi.).

According to a third party research report, Phoenix has experienced 1.7% employment growth over the last six months and 0.5% growth over the past 10 years. According to a third party research report, an increasing number of companies are selecting the Phoenix area for corporate expansions and relocations. Among these are insurance firms State Farm and Farmers Insurance, both of which recently moved into newly built regional campuses with State Farm's 2.2 million SF regional headquarters in Tempe accommodating up to 8,000 employees. Wealth management firm Northern Trust chose the Discovery Business Campus in Tempe as the site for a major regional hub. Northern Trust occupied 150,000 SF in parts of 2015 and 2016, and is expected to occupy 450,000 SF in the office park by 2021 and generate up to 1,000 jobs in the area, according to a third party research report. In October 2017, Benchmark Electronics announced it will relocate its headquarters from Texas to Phoenix, a move that is expected to create 500 new jobs, according to a third party research report.

According to a third party research report, since 2013, employment in the technology industry has increased in Phoenix, ranking it among the top 15 cities in the country for growth in this sector. Several large technology companies have opened outposts in the Phoenix area during this time, including Yelp, Uber, and Weebly. Software company ADP moved into a 225,000 SF office building in Tempe in spring 2017—an expansion expected to create 1,500 jobs, according to a third party research report. Phoenix’s relatively low cost of living and proximity to California make it attractive to tech companies looking to offer their employees a high quality of life close to Silicon Valley.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-125

BANK 2018-BNK14	Residence Inn & Courtyard Phoenix Downtown

As of July 2018, the unemployment rates were 4.3% and 4.6% for the Phoenix-Mesa-Scottsdale, AZ, metropolitan statistical area and the State of Arizona, respectively. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Residence Inn & Courtyard Phoenix Downtown Property was 17,671, 92,102 and 372,610, respectively and the estimated 2017 average household income within a one-, three- and five-mile radius of the Residence Inn & Courtyard Phoenix Downtown Property was $35,786, $49,727 and $47,569, respectively.

According to the appraisal, there are two hotels in the downtown Phoenix area that are anticipated to directly compete with the Residence Inn & Courtyard Phoenix Downtown Property. A 210-room Hampton Inn & Suites Phoenix Downtown located approximately 0.5 miles north of the Residence Inn & Courtyard Phoenix Downtown Property opened on May 3, 2018 and a 200-room AC Hotel by Marriott is currently planned adjacent to the Arizona Center, less than 0.75 miles northeast of the Residence Inn & Courtyard Phoenix Downtown Property. The AC Hotel by Marriott is expected to open at the end of 2019.

Primary competitive properties to the Residence Inn & Courtyard Phoenix Downtown Property are shown in the tables below:

Competitive Property Summary - Residence Inn Phoenix Downtown(1)
Property	Year Built	Rooms	Commercial	Marketing/Group	Leisure	2017 Occupancy	2017 ADR	2017 RevPAR
Residence Inn Phoenix Downtown	2017	200	50%	20%	30%	47%(2)	$122.41(2)	$57.90 (2)
Hilton Garden Inn Phoenix Downtown	2015	170	50%	20%	30%	75% - 80%	$170 - $175	$125 - $130
SpringHill Suites Phoenix Downtown	2000	121	55%	15%	30%	75% - 80%	$165 - $170	$125 - $130
Holiday Inn Express and Suites Phoenix Downtown	1998	90	50%	15%	35%	75% - 80%	$145 - $150	$110 - $115
FOUND:RE Phoenix	1974	104	35%	25%	40%	65% - 70%	$120 - $125	$80 - $85
Fairfield Inn & Suites Phoenix Midtown	2002	107	45%	20%	35%	70% - 75%	$125 - $130	$90 - $95
Embassy Suites by Hilton Phoenix Downtown North	1990	242	45%	30%	25%	60% - 65%	$155 - $160	$95 - $100
Total/Average		1,034	47%	22%	31%	68%	$149.14	$100.76

Competitive Property Summary - Courtyard Phoenix Downtown(1)
Property	Year Built	Rooms	Commercial	Marketing/Group	Leisure	2017 Occupancy	2017 ADR	2017 RevPAR
Courtyard Phoenix Downtown	2017	120	50%	20%	30%	64%(2)	$124.87(2)	$79.23(2)
Hilton Garden Inn Phoenix Downtown	2015	170	50%	20%	30%	75% - 80%	$170 - $175	$125 - $130
SpringHill Suites Phoenix Downtown	2000	121	55%	15%	30%	75% - 80%	$165 - $170	$125 - $130
Holiday Inn Express and Suites Phoenix Downtown	1998	90	50%	15%	35%	75% - 80%	$145 - $150	$110 - $115
FOUND:RE Phoenix	1974	104	35%	25%	40%	65% - 70%	$120 - $125	$80 - $85
Fairfield Inn & Suites Phoenix Midtown	2002	107	45%	20%	35%	70% - 75%	$125 - $130	$90 - $95
Hampton Inn Phoenix Midtown	1998	99	55%	15%	30%	75% - 80%	$125 - $130	$95 - $100
Total/Average		811	49%	19%	32%	73%	$144.11	$105.86

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at the Residence Inn & Courtyard Phoenix Downtown Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	2017 Occupancy, ADR and RevPAR for the Residence Inn & Courtyard Phoenix Downtown Property reflect partial year performance, as the Residence Inn & Courtyard Phoenix Downtown Property opened in May 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-126

BANK 2018-BNK14	Residence Inn & Courtyard Phoenix Downtown

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the recent operating performance and Underwritten Net Cash Flow at the Residence Inn & Courtyard Phoenix Downtown Property:

Cash Flow Analysis(1)
	7/31/2018 TTM	UW	UW per Room(2)
Occupancy	69.8%	69.3%
ADR	$154.00	$154.00
RevPAR	$107.54	$106.71

Rooms Revenue	$12,462,420	$12,462,420	$38,945.06
Food & Beverage	$918,208	$918,208	$2,869.40
Other Income(3)	$803,223	$839,223	$2,622.57
Total Revenue	$14,183,851	$14,219,851	$44,437.03
Total Expenses	$7,093,916	$7,333,952	$22,918.60
Net Operating Income	$7,089,935	$6,885,899	$21,518.43
FF&E	$304,070	$568,794	$1,777.48
Ground Rent(4)	$35,000	$86,500	$270.31
Net Cash Flow	$6,750,865	$6,230,605	$19,470.64

NOI DSCR (IO)	2.98x	2.89x
NOI DSCR (P&I)	2.28x	2.21x
NCF DSCR (IO)	2.84x	2.62x
NCF DSCR (P&I)	2.17x	2.00x
NOI Debt Yield	14.2%	13.8%
NCF Debt Yield	13.5%	12.5%

(1)	2017 and prior historical information is not available. The Residence Inn & Courtyard Phoenix Downtown Property opened in May 2017.

(2)	UW per Room is based on a total of 320 rooms.

(3)	Other Income includes parking, gift shop, guest laundry and other miscellaneous revenue. Other Income also reflects the new retail lease for Little Rituals bar area on the 4th floor paying $3,000 a month in rent.

(4)	Ground Rent and real estate taxes under the GPLET plan are underwritten to the average expense over the 10 year loan term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-127

BANK 2018-BNK14	DoubleTree Grand Naniloa Hotel

Mortgage Loan No. 12 – DoubleTree Grand Naniloa Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$50,000,000			Location:	Hilo, HI 96720
Cut-off Date Balance:	$50,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting(5):	Leasehold
Borrower Sponsor:	Edward Bushor; Stuart L. Miller			Year Built/Renovated:	1966/2017
Mortgage Rate:	5.7200%			Size:	388 Rooms
Note Date:	8/31/2018			Cut-off Date Balance per Room:	$128,866
First Payment Date:	10/11/2018			Maturity Date Balance per Room:	$120,244
Final Maturity Date:	9/11/2023			Property Manager:	Evolution Hospitality, LLC
Original Term to Maturity:	60 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (29); O (7)			UW NOI:	$6,962,856
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	13.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	14.9%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.70x
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			Most Recent NOI:	$7,560,084 (T-7 Annualized Adjusted 7/31/2018)
Reserves				2nd Most Recent NOI:	$7,339,433 (T-7 Actual 7/31/2018 + Aug–Dec 2018 Budget)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
RE Tax:	$31,027	$31,027	N/A	Most Recent Occupancy:	86.5% (7/31/2018 T-7 Annualized)
Insurance:	$0	Springing(2)	N/A	2nd Most Recent Occupancy:	85.7% (7/31/2018 T-7 Actual)
FF&E Reserve:	$0	$87,099(3)	N/A	3rd Most Recent Occupancy(6):	N/A
PIP Reserve:	$0	Springing(2)	N/A	Appraised Value (as of):	$100,100,000 (7/17/2018)
Ground Rent Reserve:	$0	Springing(2)	N/A	Cut-off Date LTV Ratio:	50.0%
Litigation Reserve:	$3,845,515(4)	N/A	N/A	Maturity Date LTV Ratio:	46.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$18,949,894	37.9%
			Reserves:	$3,876,542	7.8%
			Return of Equity:	$25,436,319	50.9%
			Closing Costs:	$1,737,245	3.5%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	Certain direct and indirect owners of the DoubleTree Grand Naniloa Hotel Borrower (as defined below) are permitted to obtain a mezzanine loan from an institutional lender acceptable to the lender secured by 100% of the ownership interests in the DoubleTree Grand Naniloa Hotel Borrower upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined net cash flow debt service coverage ratio (“NCF DSCR”) based on a 30-year amortization period is not less than 1.71x, (iii) the combined loan-to-value ratio is not greater than 50.0%, (iv) the combined net cash flow debt yield is not less than 11.8%, (v) the mortgage and mezzanine lenders enter into an intercreditor agreement reasonably acceptable to the lender, (vi) the mezzanine loan must be coterminous with DoubleTree Grand Naniloa Hotel Mortgage Loan (as defined below) and otherwise on terms reasonably approved by lender, (vi) delivery of rating agency confirmation, and (viii) hard cash management is instituted pursuant to the DoubleTree Grand Naniloa Mortgage Loan documents.

(2)	The DoubleTree Grand Naniloa Hotel Mortgage Loan documents only require ongoing monthly escrows for insurance premiums, property improvement plan (“PIP”) reserves, and ground rent reserves as follows: (i) with respect to the ground rent reserves, if a Cash Trap Event Period has occurred and is continuing; (ii) with respect to insurance premiums, if the DoubleTree Grand Naniloa Hotel Borrower fails to provide the lender with evidence that the DoubleTree Grand Naniloa Hotel Property is insured pursuant to an acceptable blanket policy and such policy is in full force and effect; and (iii) with respect to PIP reserves, in the event that any PIP work is required, the DoubleTree Grand Naniloa Hotel Borrower is required to deposit 125% of the estimated costs with the lender.

(3)	The DoubleTree Grand Naniloa Hotel Borrower is required to make monthly deposits into the furniture, fixtures and equipment (“FF&E”) reserve of $87,099 for the first month and thereafter an amount equal to 1/12th of 4% of the operating income of the preceding calendar year.

(4)	The DoubleTree Grand Naniloa Hotel Borrower deposited at loan origination $3,845,515 for litigation reserves. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(5)	The DoubleTree Grand Naniloa Hotel Property (as defined below) consists of a leasehold interest pursuant to a ground lease with the State of Hawaii (the “Double Tree Grand Naniloa Hotel Ground Lease”). The 65-year Double Tree Grand Naniloa Hotel Ground Lease commenced February 1, 2006 and expires January 31, 2071 with no renewal options. The DoubleTree Grand Naniloa Hotel Borrower is currently obligated to pay ground rent at the rate of $580,270 per year through January 2026. Annual ground rent payments will increase to $673,428 from February 1, 2026 through January 2036. Annual ground rent payments are due for renegotiation at expiration of the 30th, 40th, and 50th ground lease term years. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

(6)	Further historical operating statements and occupancy are not available, as the DoubleTree Grand Naniloa Property was undergoing significant renovations from August 2015 through November 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-128

BANK 2018-BNK14	DoubleTree Grand Naniloa Hotel

The Mortgage Loan. The twelth largest mortgage loan (the “DoubleTree Grand Naniloa Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $50,000,000 and is secured by a first priority leasehold mortgage encumbering a full service hospitality property located in Hilo, Hawaii (the “DoubleTree Grand Naniloa Hotel Property”). The proceeds of the DoubleTree Grand Naniloa Hotel Mortgage Loan were primarily used to refinance existing debt on the DoubleTree Grand Naniloa Hotel Property, pay closing costs, fund reserves, and return equity to the DoubleTree Grand Naniloa Hotel Borrower (as defined below).

The Borrower and the Borrower Sponsors. The borrower is WHR LLC, (the “DoubleTree Grand Naniloa Hotel Borrower”), a single-purpose Hawaii limited liability company structured to be bankruptcy-remote, with one independent director. The borrower sponsors and the nonrecourse carve-out guarantors of the DoubleTree Grand Naniloa Hotel Mortgage Loan are Edward Bushor and Stuart L. Miller (collectively, the “DoubleTree Grand Naniloa Hotel Borrower Sponsors”).

Mr. Bushor and Mr. Miller have a combined 35 years of commercial real estate experience and in 2011 founded Tower Development, Inc., (“Tower Development”), a privately owned real estate investment company headquartered in Hawaii. Tower Development primarily focuses on projects in Hawaii, which have totaled more than $500 million and more than 2,000 hotel rooms since 2005. Tower Development’s current notable projects include Kauai Lagoons Masterplan Hotel & Residential (a 694-unit, 450-acre oceanfront development in Lihue, Kauai that includes a luxury hotel, condominiums, single family homes, retail, and a Jack Nicklaus Signature 18-hole golf course) and Aloha Tower Marketplace (a mixed-use complex with a 250-key hotel, approximately 200,000 SF of retail space, and a concert venue in Honolulu, Hawaii).

The DoubleTree Grand Naniloa Hotel Borrower Sponsors are named in a lawsuit with a renovation subcontractor, as well as a lawsuit with the prior management company. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The DoubleTree Grand Naniloa Hotel Property is managed by Evolution Hospitality, LLC, a wholly-owned subsidiary of Aimbridge Hospitality. Aimbridge Hospitality is the nation’s largest independent hotel investment and management firm. Evolution Hospitality operates more than 50 properties with over 11,000 guestrooms representing 21 different brands and 12 independent hotels. The 20-year management agreement expires on December 31, 2037 with one, five-year renewal option.

The Property. The DoubleTree Grand Naniloa Hotel Property consists of a 388-room, full-service resort hotel situated on 6.4 acres along the oceanfront in Hilo, Hawaii. The DoubleTree Grand Naniloa Hotel Borrower Sponsors acquired the DoubleTree Grand Naniloa Hotel Property in December 2013 and, after securing the title and necessary permits, began renovations in August 2015. The DoubleTree Grand Naniloa Hotel Borrower Sponsors spent approximately $29.7 million ($76,535 per key) renovating the DoubleTree Grand Naniloa Hotel Property. After completing renovations, the DoubleTree Grand Naniloa Hotel Property had its grand opening in November 2017.

The DoubleTree Grand Naniloa Hotel Property comprises three guestroom towers, a bar and restaurant, general store, event center, 11,820 SF of banquet and meeting space, outdoor swimming pool, fitness center, business center, and laundry facilities. The DoubleTree Grand Naniloa Hotel Property includes 176 king guestrooms, 204 queen guestrooms and 8 guestrooms that are currently being used for office space, storage and employee housing and are not currently included in the rental pool. Approximately 85.0% of guestrooms at the DoubleTree Grand Naniloa Hotel Property offer ocean views. Additionally, the DoubleTree Grand Naniloa Hotel Property contains an adjacent 9-hole golf course totaling approximately 62.6 acres (the “Golf Course Parcel”), which is complimentary for hotel guests. The DoubleTree Grand Naniloa Hotel Borrower anticipates releasing the Golf Course Parcel from the collateral of the DoubleTree Grand Naniloa Hotel Mortgage Loan (see “Release of Property” below). The DoubleTree Grand Naniloa Hotel Property includes 194 surface parking spaces (0.5 spaces per key), along with valet service. According to the appraisal, the DoubleTree Grand Naniloa Hotel Property generates approximately 85% of its room revenue from transient demand and 15% from meeting and group demand. The 15-year hotel franchise agreement with Hilton Worldwide expires on November 30, 2031, eight years beyond the maturity date of the DoubleTree Grand Naniloa Hotel Mortgage Loan.

The Market. The DoubleTree Grand Naniloa Hotel Property is located in Hilo, on the eastern coast of the Island of Hawaii (the “Big Island”). Hilo is the largest city on the Big Island. The DoubleTree Grand Naniloa Hotel Property is situated approximately 2.6 miles northwest of Hilo International Airport and approximately 77.5 miles east of Kona International Airport, which is located on the western coast of the Big Island. The DoubleTree Grand Naniloa Hotel Property is less than two miles from State Highways 11, 19, and 200, the main thoroughfares on the Big Island. As such, the DoubleTree Grand Naniloa Hotel Property is within driving distance to numerous destinations and attractions on the Big Island, including Rainbow Falls to the west (3.5 miles), Hawaii Tropical Botanical Gardens to the north (8.2 miles), and Hawaii Volcanoes National Park to the south (36.2 miles). The DoubleTree Grand Naniloa Hotel Property is also located directly on Hilo Bay, providing direct access to recreational water activities such as fishing and snorkeling, and vista points to observe sea life, such as sea turtles and humpback whales.

According to the appraisal, the Big Island contains five volcanoes, three of which are active. Kilauea, the most active of the five volcanoes, is situated within Hawaii Volcanoes National Park and has been erupting nearly continuously since 1983. Kilauea’s most recent eruption occurred on May 3, 2018, and the volcanic explosions and earthquakes have caused the long-term closure of the Kilauea section of Hawaii Volcanoes National Park. While lava flow caused damage to areas south, southeast, and southwest of Kilauea, the DoubleTree Grand Naniloa Hotel Property was unharmed due to its location approximately 26.6 miles north of Kilauea.

The following table presents certain information relating to the DoubleTree Grand Naniloa Hotel Property’s competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The DoubleTree Grand Naniloa Hotel Property(2)			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2016 TTM	73.7%	$186.32	$137.33	28.6%	$94.95	$27.15	38.8%	51.0%	19.8%
7/31/2017 TTM	77.3%	$196.67	$151.97	59.6%	$132.42	$78.92	77.1%	67.3%	51.9%
7/31/2018 TTM	76.8%	$202.98	$155.90	82.9%	$157.77	$130.74	107.9%	77.7%	83.9%
7/31/2018 T-3	75.0%	$195.49	$146.66	86.2%	$182.29	$157.12	114.9%	93.2%	107.1%

Source: Industry Report

(1)	The competitive set includes Marriott Waikoloa Beach Resort & Spa, Courtyard King Kamehameha's Kona Beach Hotel, Kanaloa @ Kona By Outrigger, Royal Kona Resort, Royal Sea Cliff Kona By Outrigger, Hilton Waikoloa Village, and The Westin Hapuna Beach Resort.

(2)	Historical Occupancy, ADR, RevPAR, and Penetration Factors were impacted by the fact that the DoubleTree Grand Naniloa Hotel Property was undergoing a comprehensive renovation from August 2015 to November 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-129

BANK 2018-BNK14	DoubleTree Grand Naniloa Hotel

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree Grand Naniloa Hotel Property:

Cash Flow Analysis(1)
	T-7 Actual 7/31/2018 + Aug-Dec 2018 Budget	T-7 Annualized Adjusted 7/31/2018(2)	UW	UW per Room
Occupancy	85.7%	86.5%	85.7%
ADR	$165.92	$170.21	$165.92
RevPAR	$142.19	$147.31	$142.19

Rooms Revenue	$19,717,658	$20,335,527	$19,717,658	$50,819
Food & Beverage	$3,972,330	$4,797,537	$4,797,537	$12,365
Parking Revenue	$936,208	$1,077,156	$1,077,156	$2,776
Other Income(3)	$943,099	$537,410	$537,410	$1,385
Total Revenue	$25,569,295	$26,747,631	$26,129,761	$67,345
Total Expenses	$18,229,862	$19,187,547	$19,166,906	$49,399
Net Operating Income	$7,339,433	$7,560,084	$6,962,856	$17,946
FF&E	$0	$0	$1,045,190	$2,694
Net Cash Flow	$7,339,433	$7,560,084	$5,917,665	$15,252

NOI DSCR	2.10x	2.17x	2.00x
NCF DSCR	2.10x	2.17x	1.70x
NOI Debt Yield	14.7%	15.1%	13.9%
NCF Debt Yield	14.7%	15.1%	11.8%

(1)	Prior operating history is not available, as the DoubleTree Grand Naniloa Property underwent significant renovations from August 2015 through November 2017.
(2)	Food & Beverage Revenue and Food & Beverage Expense in the T-7 Annualized Adjusted 7/31/2018 statement are based on the trailing 4-month period ending July 31, 2018, annualized. Parking Revenue, Other Income and Other Departmental Expenses are based on the trailing 5-month period ending July 31, 2018, annualized. All other line items of the T-7 Annualized Adjusted 7/31/2018 statement are based on the trailing 7-month period ending July 31, 2018, annualized.
(3)	Other Income consists of gift shop income, space rental and concessions, commercial leases, resort fees, and miscellaneous income.

Release of Property. The DoubleTree Grand Naniloa Hotel Borrower is permitted to obtain the release of the Golf Course Parcel (see “The Property” above) from the collateral of the DoubleTree Grand Naniloa Mortgage Loan without any release price, prepayment or defeasance, subject to certain conditions including but not limited to the following: (a) lender will have received rating agency confirmation from the applicable rating agencies, (b) satisfaction of customary REMIC requirements, (c) manager and other parties to the management agreement will provide the lender with evidence reasonably acceptable to lender that the Golf Course Parcel will no longer be subject to the management agreement, and (d) payment of yield maintenance if there is a REMIC paydown.

Earthquake Insurance. The DoubleTree Grand Naniloa Hotel Mortgage Loan documents require earthquake insurance in an amount equal to 1.5x the probable maximum loss. At the time of loan origination, earthquake insurance coverage is in-place for the DoubleTree Grand Naniloa Hotel Property. The seismic report indicated a probable maximum loss for the DoubleTree Grand Naniloa Hotel Property of 25.0%.

Windstorm and Flood Insurance. The DoubleTree Grand Naniloa Hotel Mortgage Loan documents require windstorm and flood insurance covering the full replacement cost of the DoubleTree Grand Naniloa Hotel Property during the loan term. At the time of loan origination, the DoubleTree Grand Naniloa Hotel Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-130

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-131

BANK 2018-BNK14	U-Haul SAC Portfolio 16

Mortgage Loan No. 13 – U-Haul SAC Portfolio 16

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$44,000,000			Location:	Various
Cut-off Date Balance:	$44,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Blackwater Investments, Inc.			Year Built/Renovated:	Various / N/A
Mortgage Rate(1):	4.4850%			Size:	559,566 SF
Note Date:	8/31/2018			Cut-off Date Balance per SF:	$79
First Payment Date:	10/1/2018			Maturity or ARD Date Balance per SF:	$58
Anticipated Repayment Date(1):	9/1/2028			Property Manager(5):	Various (borrower-related)
Maturity Date(1):	9/1/2043
Original Term to Maturity or ARD(1):	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,495,291
Seasoning:	0 months			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity or ARD:	13.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.51x
Additional Debt Type:	N/A			Most Recent NOI:	$4,526,409 (6/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,496,281 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NO:	$4,427,680 (12/31/2016)
Reserves				Most Recent Occupancy:	92.4% (6/30/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	90.6% (12/31/2017)
RE Tax(2):	$400,000	Springing	N/A	3rd Most Recent Occupancy(6):	92.2% (12/31/2016)
Insurance(3):	$0	Springing	N/A	Appraised Value (as of):	$72,100,000 (Various)
Deferred Maintenance:	$149,401	$0	N/A	Cut-off Date LTV Ratio:	61.0%
Recurring Replacements(4):	$34,516	Springing	$34,516	Maturity or ARD LTV Ratio:	44.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$44,000,000	100.0%	Loan Payoff:	$27,205,330	61.8%
			Return of Equity:	$15,276,691	34.7%
			Closing Costs:	$934,061	2.1%
			Reserves:	$583,917	1.3%
Total Sources:	$44,000,000	100.0%	Total Uses:	$44,000,000	100.0%

(1)	The U-Haul SAC Portfolio 16 Mortgage Loan (as defined below) has an initial term of 120 months to the anticipated maturity date (“ARD”) of September 1, 2028, with a final maturity date of September 1, 2043. From and after the ARD until the outstanding principal balance of the U-Haul SAC Portfolio 16 Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on September 1, 2043, the U-Haul SAC Portfolio 16 Mortgage Loan will accrue interest at a rate (the “Extension Rate”), equal to 3.0000% plus the greater of (a) 4.4850% (the “Initial Interest Rate”) or (b) the 10-year swap yield as of the ARD plus 1.4400%, and all excess cash flow from the U-Haul SAC Portfolio 16 Properties (as defined below) is required to be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul SAC Portfolio 16 Mortgage Loan until the entire outstanding principal balance of the U-Haul SAC Portfolio 16 Mortgage Loan is paid in full, and third, to pay accrued interest on the U-Haul SAC Portfolio 16 Mortgage Loan which has accrued at the excess of the Extension Rate over the Initial Interest Rate and has been deferred until repayment of the U-Haul SAC Portfolio 16 Mortgage Loan.

(2)	Monthly deposits for real estate taxes are suspended so long as (i) no event of default has occurred, (ii) the U-Haul SAC Portfolio 16 Borrower (as defined below) has deposited in reserve an amount sufficient to pay taxes for six months and (iii) the lender has received evidence that the taxes have been paid directly.

(3)	Monthly deposits for insurance are suspended so long as (i) no event of default has occurred, (ii) the U-Haul SAC Portfolio 16 Properties (as defined below) are covered by a blanket insurance policy and (iii) the U-Haul SAC Portfolio 16 Borrower has deposited in reserve an amount sufficient to pay insurance premiums for six months.

(4)	The U-Haul SAC Portfolio 16 Borrower is required to deposit $5,753 monthly for replacement reserves subject to a cap of $34,516.

(5)	The property managers for the U-Haul SAC Portfolio 16 Properties are U-Haul Co. of Arizona, U-Haul Co. of California, U-Haul Co. of Connecticut, U-Haul Company of Missouri, U-Haul Co. of New Jersey, Inc. U-Haul Co. of New York & Vermont, Inc. and U-Haul Co. of Texas, each an affiliate of the U-Haul SAC Portfolio 16 Borrower. The use of the U-Haul brand is provided to the U-Haul SAC Portfolio 16 Borrower under its property management agreements, which generally have terms of two years following the maturity date, repayment or prepayment of the applicable loan documents.

(6)	Historical Occupancy, except for the Most Recent Occupancy, is based on unit count as historical SF information was unavailable. As of June 30, 2018, the U-Haul SAC Portfolio 16 Properties were 90.5% occupied by unit.

The Mortgage Loan. The thirteenth largest mortgage loan (the “U-Haul SAC Portfolio 16 Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $44,000,000, secured by the fee interests in a portfolio of 10 self storage properties located across seven states and totaling 559,566 SF (the “U-Haul SAC Portfolio 16 Properties”). Proceeds from the U-Haul SAC Portfolio 16 Mortgage Loan were used to refinance the U-Haul SAC Portfolio 16 Properties, fund upfront reserves, pay closing costs and return equity to the sponsor. The U-Haul SAC Portfolio 16 properties were previously securitized in the MLMT 2007-C1 transaction.

The Borrower and the Sponsor. The borrower is Sixteen SAC Self-Storage, LLC, (the “U-Haul SAC Portfolio 16 Borrower”) a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-132

BANK 2018-BNK14	U-Haul SAC Portfolio 16

The sponsor and nonrecourse carve-out guarantor is Blackwater Investments, Inc. Blackwater Investments, Inc. controls the majority of equity interest in SAC Holding Corporation (“SAC”). SAC owns self-storage properties that are managed by various subsidiaries of U-Haul International, Inc., which such properties act as independent U-Haul rental equipment dealers. SAC was formed in 1993 to advance U-Haul International Inc.’s presence in the self-storage industry. Blackwater Investments, Inc. is controlled by Mark V. Shoen, a significant shareholder of AMERCO, the parent company of U-Haul International, Inc. and Edward J. Shoen, the Chairman and President of AMERCO.

As of March 31, 2018, U-Haul, one of North America’s largest operators of self-storage facilities, reported a network of approximately 1,790 company-operated retail moving stores and 20,000 independent U-Haul dealers throughout North America. U-Haul employs 29,000 people and operates more than 632,000 self-storage units, comprising approximately 55.2 million SF of storage space across approximately 1,519 locations in 49 U.S. states and 10 Canadian provinces.

The Properties. The U-Haul SAC Portfolio 16 Properties are comprised of 10 U-Haul branded properties containing a total of 4,896 traditional storage units, 128 RV storage units and 49 portable U-Box units. The U-Haul SAC Portfolio 16 Properties range in size from approximately 31,895 SF to 98,660 SF and are managed by affiliates of U-Haul. The U-Haul SAC Portfolio 16 Properties are located in 10 different cities across seven states. The greatest concentration of U-Haul SAC Portfolio 16 Properties is located in Texas (three properties, 35.8% of SF) and California (two properties, 19.8% of SF), with the remaining five properties (44.4% of SF) located across five different states. The U-Haul SAC Portfolio 16 Properties were built between 1984 and 1997. The weighted average occupancy for the U-Haul SAC Portfolio 16 Properties was 92.4% by SF, as of June 30, 2018. A release of any of the U-Haul SAC Portfolio 16 Properties is not permitted. The U-Haul SAC Portfolio 16 Borrower is also permitted to acquire additional properties subject to the limitations and circumstances discussed in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Addition” in the Preliminary Prospectus.

The following table presents detailed information with respect to each of the U-Haul SAC Portfolio 16 Properties.

U-Haul SAC Portfolio 16 Properties Summary
Property Name	City, State	SF	Total Units Storage / RV	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value

U-Haul Moving & Storage Eckhert	San Antonio, TX	98,660	644 / 47	$5,593,750	12.7%	$8,950,000	12.4%
U-Haul Moving & Storage White Lane	Bakersfield, CA	73,218	648 / 0	$5,355,000	12.2%	$8,500,000	11.8%
U-Haul Moving & Storage On The Hill	St. Louis, MO	61,529	482 / 12	$5,074,302	11.5%	$7,870,000	10.9%
U-Haul Storage Tempe Town Lake	Tempe, AZ	55,854	516 / 28	$4,734,000	10.8%	$7,890,000	10.9%
U-Haul Moving & Storage East Pasadena	Pasadena, CA	37,689	436 / 2	$4,693,398	10.7%	$9,100,000	12.6%
U-Haul Moving & Storage Burlington	Burlington, NJ	58,911	487 / 16	$4,454,100	10.1%	$7,070,000	9.8%
U-Haul Moving & Storage Alma-Plano	Plano, TX	38,488	490 / 0	$3,840,000	8.7%	$6,400,000	8.9%
U-Haul Moving & Storage Ridgeway Ave	Rochester, NY	40,310	382 / 23	$3,798,900	8.6%	$6,030,000	8.4%
U-Haul Moving & Storage Rufe Snow	North Richland Hills, TX	63,012	488 / 0	$3,268,750	7.4%	$5,230,000	7.3%
U-Haul Moving & Storage Middletown	Middletown, CT	31,895	323 / 0	$3,187,800	7.2%	$5,060,000	7.0%
Total		559,566	4,896 / 128	$44,000,000	100.0%	$72,100,000	100.0%

The following table presents detailed information with respect to the individual performance of the U-Haul SAC Portfolio 16 Properties.

U-Haul SAC Portfolio 16 Performance Summary
Property Name	Total Units Storage / RV	Year Built/ Renovated	Occupancy(1)	TTM NOI(1)	% TTM NOI
U-Haul Moving & Storage Eckhert	644 / 47	1984 / N/A	91.0%	$554,714	12.3%
U-Haul Moving & Storage White Lane	648 / 0	1984 / N/A	95.5%	$605,503	13.4%
U-Haul Moving & Storage On The Hill	482 / 12	1997 / N/A	78.2%	$512,799	11.3%
U-Haul Storage Tempe Town Lake	516 / 28	1985 / N/A	98.2%	$424,544	9.4%
U-Haul Moving & Storage East Pasadena	436 / 2	1990 / N/A	98.8%	$574,325	12.7%
U-Haul Moving & Storage Burlington	487 / 16	1988 / N/A	96.4%	$444,532	9.8%
U-Haul Moving & Storage Alma-Plano	490 / 0	1995 / N/A	84.0%	$398,013	8.8%
U-Haul Moving & Storage Ridgeway Ave	382 / 23	1988 / N/A	97.8%	$370,552	8.2%
U-Haul Moving & Storage Rufe Snow	488 / 0	1985 / N/A	94.5%	$340,385	7.5%
U-Haul Moving & Storage Middletown	323 / 0	1985 / N/A	91.2%	$301,040	6.7%
Total / Wtd. Avg.	4,896 / 128		92.4%	$4,526,407	100.0%

(1)	Occupancy and TTM NOI are as of June 30, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-133

BANK 2018-BNK14	U-Haul SAC Portfolio 16

The Markets.

The following table presents detailed information for the U-Haul SAC Portfolio 16 Properties by market.

U-Haul SAC Portfolio 16 Market Summary
Property State	Property Count	Total SF	% SF	Total Units Storage / RV	% Climate Control(1)	Occupancy	Wtd. Avg. Year Built	Wtd. Avg. GPR PSF	TTM GPR	% GPR
Texas	3	200,160	35.8%	1622 / 47	15.9%	90.8%	1988	$9.69	$1,940,316	31.0%
California	2	110,907	19.8%	1084 / 2	10.6%	96.6%	1987	$12.36	$1,370,767	21.9%
Missouri	1	61,529	11.0%	482 / 12	49.6%	78.2%	1997	$12.04	$740,683	11.9%
Arizona	1	55,854	10.0%	516 / 28	23.9%	98.2%	1985	$10.75	$600,356	9.6%
New Jersey	1	58,911	10.5%	487 / 16	0.0%	96.4%	1988	$10.61	$625,041	10.0%
New York	1	40,310	7.2%	382 / 23	0.0%	97.8%	1988	$13.33	$537,324	8.6%
Connecticut	1	31,895	5.7%	323 / 0	0.0%	91.2%	1985	$13.65	$435,226	7.0%
Total / Wtd. Avg.	10	559,566	100.0%	4,896 / 128	15.6%	92.4%	1988	$11.17	$6,249,714	100.0%

(1)	% Climate Control Is based on SF. On a unit basis, the U-Haul SAC 16 Portfolio Properties are 23.0% climate controlled.

U-Haul SAC Portfolio 16 Demographic Summary

Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income

U-Haul Moving & Storage Eckhert	San Antonio, TX	11,003	131,979	364,144	$75,486	$70,662	$69,463
U-Haul Moving & Storage White Lane	Bakersfield, CA	16,028	139,926	268,380	$66,192	$75,328	$73,707
U-Haul Moving & Storage On The Hill	St. Louis, MO	12,819	174,272	380,300	$64,195	$62,218	$65,129
U-Haul Storage Tempe Town Lake	Tempe, AZ	11,727	118,905	334,892	$48,109	$54,765	$61,949
U-Haul Moving & Storage East Pasadena	Pasadena, CA	14,042	155,723	457,553	$130,448	$120,624	$106,154
U-Haul Moving & Storage Burlington	Burlington, NJ	3,150	53,484	129,739	$105,514	$94,637	$90,679
U-Haul Moving & Storage Alma-Plano	Plano, TX	15,461	124,157	308,504	$97,042	$98,981	$116,393
U-Haul Moving & Storage Ridgeway Ave	Rochester, NY	3,882	156,937	404,229	$70,574	$53,504	$57,693
U-Haul Moving & Storage Rufe Snow	North Richland Hills, TX	12,242	124,463	291,591	$65,752	$73,828	$84,171
U-Haul Moving & Storage Middletown	Middletown, CT	2,859	44,206	89,862	$106,127	$91,474	$100,232
Total / Wtd. Avg.(1)		10,707	125,558	310,783	$81,964	$79,035	$81,134

Source: Appraisals.

(1)	The Wtd. Avg. figures are based on allocated loan amounts for the individual properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U-Haul SAC Portfolio 16 Properties:

Cash Flow Analysis
	2013	2014	2015	2016	2017	6/30/2018 TTM	U/W	U/W PSF(1)
Gross Potential Rent	$5,053,575	$5,510,985	$5,916,673	$6,132,054	$6,213,309	$6,249,714	$7,165,426	$12.81
Other Income(2)	$272,943	$289,383	$298,179	$317,964	$339,993	$350,506	$350,505	$0.63
Less: Vacancy and Credit Loss	($535)	($64)	($95)	$90	$200	($85)	($915,797)	($1.64)
Effective Gross Income	$5,325,983	$5,800,304	$6,214,757	$6,450,108	$6,553,502	$6,600,135	$6,600,134	$11.80
Total Operating Expenses	$1,886,751	$1,903,307	$1,961,611	$2,022,428	$2,057,221	$2,073,726	$2,104,843	$3.76
Net Operating Income	$3,439,232	$3,896,997	$4,253,146	$4,427,680	$4,496,281	$4,526,409	$4,495,291	$8.03
Capital Expenditures	$0	$0	$0	$0	$0	$0	$69,031	$0.12
Net Cash Flow	$3,439,232	$3,896,997	$4,253,146	$4,427,680	$4,496,281	$4,526,409	$4,426,260	$7.91

Occupancy %(3)	84.8%	87.7%	91.0%	92.2%	90.6%	92.4%	87.2%
NOI DSCR	1.17x	1.33x	1.45x	1.51x	1.53x	1.54x	1.53x
NCF DSCR	1.17x	1.33x	1.45x	1.51x	1.53x	1.54x	1.51x
NOI Debt Yield	7.8%	8.9%	9.7%	10.1%	10.2%	10.3%	10.2%
NCF Debt Yield	7.8%	8.9%	9.7%	10.1%	10.2%	10.3%	10.1%

(1)	U/W PSF is based on 559,566 SF.

(2)	Other Income includes net sales from packing supplies, towing accessories, etc., U-Box rental income, U-Move truck rental commissions, third party lease income and miscellaneous income (including forfeited deposits, shipping costs, package insurance and other miscellaneous income).

(3)	All historical Occupancy, except for 6/30/2018 TTM is based on unit count as historical SF information was unavailable. As of June 30, 2018, the U-Haul SAC Portfolio 16 Properties were 90.5% occupied by unit.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-134

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-135

BANK 2018-BNK14	2301 E 7th Street

Mortgage Loan No. 14 – 2301 E 7th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$40,000,000			Location:	Los Angeles, CA 90023
Cut-off Date Balance:	$40,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Daryoush Dayan; Kourosh Dayan;			Year Built/Renovated:	1924/2013
	Daryoush Dayan Declaration of Trust			Size:	257,737 SF
	Dated October 8, 1990; Restated			Cut-off Date Balance per SF:	$155
	Daryoush Dayan Declaration of Trust			Maturity Date Balance per SF:	$155
	Dated April 6, 1999			Property Manager:	Fortuna Management
Mortgage Rate:	4.4650%
Note Date:	8/30/2018			Underwriting and Financial Information
First Payment Date:	10/1/2018			UW NOI:	$4,157,663
Maturity Date:	9/1/2028			UW NOI Debt Yield:	10.4%
Original Term to Maturity:	120 months			UW NOI Debt Yield at Maturity:	10.4%
Original Amortization Term:	0 months			UW NCF DSCR:	2.16x
IO Period:	120 months			Most Recent NOI:	$4,020,166 (6/30/2018 TTM)
Seasoning:	0 months			2nd Most Recent NOI:	$3,718,106 (12/31/2017)
Prepayment Provisions:	LO (24); DEF (92); O (4)			3rd Most Recent NOI:	$2,743,547 (12/31/2016)
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent Occupancy:	87.9% (8/7/2018)
Additional Debt Type:	N/A			2nd Most Recent Occupancy:	90.0% (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent Occupancy:	94.0% (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			Appraised Value (as of):	$84,100,000 (6/21/2018)
Reserves				Cut-off Date LTV Ratio:	47.6%
Type	Initial	Monthly	Cap	Maturity Date LTV Ratio:	47.6%
RE Tax:	$106,064	$13,258	N/A
Insurance:	$8,592	$4,296	N/A
Recurring Replacements:	$0	$4,296	$154,609
TI/LC:	$400,000	$17,182	$450,000
Other:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,000,000	100.0%	Loan Payoff:	$20,958,294	52.4%
			Return of Equity:	$18,090,542	45.2%
			Reserves:	$514,656	1.3%
			Closing Costs:	$436,507	1.1%
Total Sources:	$40,000,000	100.0%	Total Uses:	$40,000,000	100.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “2301 E 7th Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $40,000,000 and secured by a first priority fee mortgage encumbering an office property located in Los Angeles, California (the “2301 E 7th Street Property”). The proceeds of the 2301 E 7th Street Mortgage Loan were used to refinance the 2301 E 7th Street Property, return equity, fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is 2301 East 7th Street, LLC (the “2301 E 7th Street Borrower”), a single-purpose California limited liability company, with two independent directors. The 2301 E 7th Street Borrower is 40.0% owned by Daryoush Dayan Trust, 40.0% owned by Kourosh Dayan Trust, 10.0% owned by Next Gen Dayan Ventures, LLC and 10.0% owned by 2301 East 7th Street Managing Member, LLC. 2301 East 7th Street Managing Member, LLC is 100.0% owned by Daryoush Dayan Trust. The 2301 E 7th Borrower has the right to change the ownership of the Mortgaged Property to a tenant-in-common structure comprised of its members as of the origination date, provided that certain conditions are satisfied. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common” in the Preliminary Prospectus.

The sponsors and nonrecourse carve-out guarantors are Daryoush Dayan, Kourosh Dayan and Daryoush Dayan Declaration of Trust Dated October 8, 1990; Restated Daryoush Dayan Declaration of Trust Dated April 6, 1999. Daryoush Dayan and Kourosh Dayan own Dayan Investments, Inc., a real estate investment company.

The Property. The 2301 E 7th Street Property is a six-building Class A suburban office campus with a 455-space parking garage (providing a parking ratio of 1.8 spaces per 1,000 SF). The 2301 E 7th Street Property is comprised of approximately 257,737 SF situated on 3.96 acres of land. Amenities at the 2301 E 7th Street Property include landscaped common areas, an on-site coffee shop and an on-site brewery.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-136

BANK 2018-BNK14	2301 E 7th Street

The 2301 E 7th Street Property was built in 1924 for industrial use and converted to creative office space from 2008 through 2013. The 2301 E 7th Street Property is comprised of both office and light industrial space. The 2301 E 7th Street Property is 87.9% leased as of August 7, 2018 by a diverse roster of 51 tenants, including companies in the fashion, design, entertainment and technology industries. There have been 23 renewals and new leases, comprising approximately 76,801 SF or 29.8% of NRA, since 2017 at an average in-place rent of $25.42 PSF, which is 5.9% below the appraiser’s concluded market rent of $27.00 PSF. Tenant allowances and free rent were not provided on any of the leases. Since the 2301 E 7th Street Borrower acquired the 2301 E 7th Street Property, capital expenditures totaled approximately $10.7 million and included electrical work, demolition, and interior and exterior renovation.

Major Tenants.

Farfetch (16,177 SF, 6.3% of NRA, 8.6% of underwritten rent). Farfetch is an e-commerce fashion company that express ships from over 700 partners in 40 countries to 190 countries worldwide with same day delivery in 10 cities. Farfetch originally took occupancy at the 2301 E 7th Street Property in 2012. Farfetch has a lease expiration of July 2, 2023 and has one, five-year renewal option.

LA Collective/Lagence (13,294 SF, 5.2% of NRA, 5.6% of underwritten rent). LA Collective/Lagence, a California based fashion label that opened in 2008, has been a tenant at the 2301 E 7th Street Property since 2014. LA Collective/Lagence produces approximately 11 collections a year and is available in approximately 300 locations in the United States with major retailers such as Intermix, Bergdorf Goodman, Barneys New York, Saks Fifth Avenue and Nordstrom. LA Collective/Lagence has a lease expiration of October 2, 2020, with one, five-year renewal option.

Fabritex (11,559 SF, 4.5% of NRA, 4.1% of underwritten rent). Fabritex is a family owned business established in 1992 with a long history in manufacturing emphasized on tube fabrication and sheet and plate fabrication. Fabritex originally took occupancy of 2,706 SF at the 2301 E 7th Street Property in 2011 and leased an additional 8,853 SF in June 2018. Fabritex has a lease expiration of June 11, 2023 and has no renewal options.

Garrett Leight (10,447 SF, 4.1% of NRA, 5.9% of underwritten rent). Garrett Leight, opened in 2011, is a California retailer focused on sunglasses, eyeglasses and sun clips. Garrett Leight originally took occupancy of 7,337 SF at the 2301 E 7th Street Property in 2013 and leased an additional 3,110 SF in February 2018. Garrett Leight has a lease expiration of September 20, 2021 and has no renewal options.

Just Kidding Films (10,012 SF, 3.9% of NRA, 4.6% of underwritten rent). Just Kidding Films originally took occupancy of 6,891 SF at the 2301 E 7th Street Property in 2015 and leased an additional 3,121 SF in 2016. Just Kidding Films has a lease expiration of November 14, 2020 and has one, five-year renewal option.

The following table presents certain information relating to the major tenants at the 2301 E 7th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Tenant
Farfetch	NR/NR/NR	16,177	6.3%	$429,888	8.6%	$26.57	7/2/2023
LA Collective/Lagence	NR/NR/NR	13,294	5.2%	$282,965	5.6%	$21.29	10/2/2020
Fabritex	NR/NR/NR	11,559	4.5%	$204,268	4.1%	$17.67	6/11/2023
Garrett Leight	NR/NR/NR	10,447	4.1%	$294,788	5.9%	$28.22	9/20/2021
Just Kidding Films	NR/NR/NR	10,012	3.9%	$229,437	4.6%	$22.92	11/14/2020
Subtotal/Wtd. Avg.		61,489	23.9%	$1,441,346	28.7%	$23.44

Other Tenants		165,140	64.1%	$3,577,131	71.3%	$21.66
Vacant Space(3)		31,108	12.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		257,737	100.0%	$5,018,477	100.0%	$22.14

(1)	Information is based on the underwritten rent roll as of August 7, 2018.
(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(3)	Vacant Space includes one tenant, Gerber Technology (4.8% of NRA) that is paying rent but currently dark. Rent from such tenant was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-137

BANK 2018-BNK14	2301 E 7th Street

The following table presents certain information relating to the lease rollover schedule at the 2301 E 7th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	4	3,253	1.3%	1.3%	$0	$0.00	0.0%	0.0%
2018	3	7,827	3.0%	4.3%	$182,609	$23.33	3.6%	3.6%
2019	8	22,329	8.7%	13.0%	$448,934	$20.11	8.9%	12.6%
2020	16	72,912	28.3%	41.3%	$1,563,998	$21.45	31.2%	43.7%
2021	9	49,235	19.1%	60.4%	$1,103,206	$22.41	22.0%	65.7%
2022	4	18,609	7.2%	67.6%	$434,860	$23.37	8.7%	74.4%
2023	5	38,938	15.1%	82.7%	$955,187	$24.53	19.0%	93.4%
2024	1	9,033	3.5%	86.2%	$208,373	$23.07	4.2%	97.6%
2025	0	0	0.0%	86.2%	$0	$0.00	0.0%	97.6%
2026	0	0	0.0%	86.2%	$0	$0.00	0.0%	97.6%
2027	0	0	0.0%	86.2%	$0	$0.00	0.0%	97.6%
2028 & Beyond	1	4,493	1.7%	87.9%	$121,311	$27.00	2.4%	100.0%
Vacant Space(5)	0	31,108	12.1%	100.0%	0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	51	257,737	100.0%		$5,018,477	$22.14	100.0%

(1)	Information is based on the underwritten rent roll as of August 7, 2018.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	MTM space includes two management offices and two tenants, 153 Resources (1,453 SF) and The Pluto Studios (1,051 SF).
(5)	Vacant Space includes one tenant, Gerber Technology (4.8% of NRA) that is paying rent but currently dark. Rent from such tenant was not underwritten.

The Market. The 2301 E 7th Street Property is located in the Downtown Los Angeles submarket of the Los Angeles County office market. According to the appraisal, as of the first quarter of 2018, the vacancy rate in the Los Angeles County office market was approximately 14.4%, with average asking rents of $31.92 PSF. As of the first quarter of 2018, the vacancy rate in the Downtown Los Angeles submarket was approximately 17.8%, with average asking rents of $42.60 PSF. According to the appraisal, there have been 21 recently completed or repositioned creative office projects totaling approximately 2.9 million SF with approximately 24.0% vacancy and there are an additional 24 creative office projects under development totaling approximately 6.6 million SF. The 2301 E 7th Street Property is peripherally located to the Los Angeles Arts District. According to the appraisal, rents have increased over the past 18 months due to the continued improvement in the Arts District and the significant spreads between the 2301 E 7th Street Property’s historical rental rates and more recently executed leases at other buildings in the Arts District.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the 2301 E 7th Street Property was 29,752, 334,663 and 1,144,121, respectively. The 2018 estimated median household income within the same one-, three- and five-mile radius was $35,911, $35,122 and $36,568, respectively.

The following table reflects comparable office leases with respect to the 2301 E 7th Street Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Row DTLA Los Angeles, CA	1912	1,500,000	UB Tech Midfirst Bank Adidas Mobile Majority	7,168 10,958 31,903 15,220	4/2018 3/2018 10/2017 9/2017	5.4 5.0 10.8 5.0	$39.00 $36.00 $33.00 $38.52	NNN NNN NNN NNN
AT MATEO Los Angeles, CA	2018	162,593	Listing Soylent	3,481 26,637	5/2018 3/2017	5.0 10.6	$49.80 $46.20	NNN NNN
Hyperloop Expansion Los Angeles, CA	1913	26,936	Hyperloop One	26,936	8/2017	3.0	$37.20	NNN
HD Buttercup Office Campus Los Angeles, CA	1925	63,198	Live-Work Space Live-Work Space HD Restaurant Live-Work Space	3,373 2,271 7,221 6,551	5/2017 5/2016 3/2016 1/2016	0.0 1.7 10.0 2.0	$17.79 $39.69 $33.24 $22.64	Gross Gross NNN Gross
Creative Conversion Los Angeles, CA	1927	11,400	Smashbox	11,400	5/2017	7.0	$33.00	NNN
Creative Office Los Angeles, CA	1939	6,864	Mix Mag	2,250	1/2018	3.0	$27.00	Mod. Gross
Birdge & Corner Los Angeles, CA	1924	44,550	FF Creative Common Wave Baldwin	15,252 2,545 4,716	7/2018 6/2018 3/2018	3.4 5.0 4.0	$32.16 $27.00 $36.90	NNN NNN NNN

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-138

BANK 2018-BNK14	2301 E 7th Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 2301 E 7th Street Property:

Cash Flow Analysis(1)
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent	$2,860,608	$3,265,519	$4,199,853	$4,615,041	$5,963,131	$23.14
Total Recoveries	$153,154	$144,193	$204,626	$200,004	$225,471	$0.87
Other Income	$20,057	$202,298	$205,694	$242,271	$242,271	$0.94
Less Vacancy & Credit Loss	$0	$0	$0	$0	($928,290)	($3.60)
Effective Gross Income	$3,033,819	$3,612,010	$4,610,173	$5,057,316	$5,502,583	$21.35
Total Expenses	$800,515	$868,463	$892,067	$1,037,150	$1,344,920	$5.22
Net Operating Income(3)	$2,233,304	$2,743,547	$3,718,106	$4,020,166	$4,157,663	$16.13
Capital Expenditures	$0	$0	$0	$0	$51,547	$0.20
TI/LC	$0	$0	$0	$0	$202,273	$0.78
Net Cash Flow	$2,233,304	$2,743,547	$3,718,106	$4,020,166	$3,903,842	$15.15

Occupancy %	84.0%	94.0%	90.0%	87.9%(2)	85.0%
NOI DSCR	1.23x	1.52x	2.05x	2.22x	2.30x
NCF DSCR	1.23x	1.52x	2.05x	2.22x	2.16x
NOI Debt Yield	5.6%	6.9%	9.3%	10.1%	10.4%
NCF Debt Yield	5.6%	6.9%	9.3%	10.1%	9.8%

(1)	UW Base Rent is based on the underwritten rent roll dated August 7, 2018 and includes rent steps through October 1, 2019 totaling $172,022.
(2)	6/30/2018 TTM Occupancy % is as of August 7, 2018 and includes one tenant, Gerber Technology (4.8% of NRA) that is paying rent but currently dark. Rent from such tenant was not underwritten.
(3)	The increase from 6/30/2018 TTM NOI to UW NOI is primarily from recent leasing activity and the inclusion of rent steps through October 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-139

BANK 2018-BNK14	Great Southern Shopping Center

Mortgage Loan No. 15 – Great Southern Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$36,000,000			Location:	Bridgeville, PA 15017
Cut-off Date Balance:	$36,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Pearson Partners, Inc.			Year Built/Renovated:	1954/2008
Mortgage Rate:	5.1900%			Size:	338,672 SF
Note Date:	7/9/2018			Cut-off Date Balance per SF:	$106
First Payment Date:	9/1/2018			Maturity Date Balance per SF:	$97
Maturity Date:	8/1/2028			Property Managers:	Pearson Realty Services, Inc.; (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months				Zamias Services, Inc.
IO Period:	48 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,479,315
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:	Hard / In Place			UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.64x (IO) 1.31x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$3,161,168 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,239,029 (12/31/2017)
Reserves				3rd Most Recent NOI:	$3,457,970 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2):	95.4% (1/31/2018)
RE Tax:	$108,201	$54,101	N/A	2nd Most Recent Occupancy:	95.4% (12/31/2017)
Insurance(1):	$0	Springing	N/A	3rd Most Recent Occupancy:	88.7% (12/31/2016)
Recurring Replacements:	$0	$6,431	N/A	Appraised Value (as of):	$53,500,000 (1/26/2018)
TI/LC:	$200,000	$35,278	$1,270,000	Cut-off Date LTV Ratio:	67.3%
Fresh Thyme TI Funds:	$572,400	$0	N/A	Maturity Date LTV Ratio:	61.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,000,000	100.0%	Loan Payoff:	$33,916,473	94.2%
			Closing Costs:	$1,087,036	3.0%
			Reserves:	$880,601	2.4%
			Return of Equity:	$115,890	0.3%
Total Sources:	$36,000,000	100.0%	Total Uses:	$36,000,000	100.0%

(1)	Monthly deposits for insurance are springing upon the Great Southern Shopping Center Borrowers (as defined below) failing to maintain an approved blanket policy or an event of default under the Great Southern Shopping Center Mortgage Loan documents.

(2)	Most Recent Occupancy includes OfficeMax, representing 7.4% of NRA, which is in occupancy and paying rent, but is underwritten as vacant.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Great Southern Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $36,000,000 and secured by a first priority fee mortgage encumbering an anchored retail property in Collier Township, Pennsylvania (the “Great Southern Shopping Center Property”). Proceeds of the Great Southern Shopping Center Mortgage Loan were primarily used to refinance the previous loan secured by the Great Southern Shopping Center Property, fund upfront reserves, pay closing costs and return equity to the Great Southern Shopping Center Borrowers (as defined below).

The Borrowers and the Sponsor. The borrowers are PZ Southern Limited Partnership and PZ Plaza Limited Partnership (the “Great Southern Shopping Center Borrowers”), two single-purpose Delaware limited partnerships, with two independent directors in their organizational structure, each of which owns a different portion of the Great Southern Shopping Center Property. Each of the Great Southern Shopping Center Borrowers is both 13.0% owned by Oakmont Malls LLC and 86.9% owned by FAC GSouthern, LLC. Pearson Partners, Inc. is the borrower sponsor and Paul A. Pearson and David A. Pearson are the non-recourse carveout guarantors.

FAC Southern Holdings, LLC, an indirect 42.5% equity holder in the Great Southern Shopping Center Borrowers, is owned by foreign Irish investors. In order to avoid double taxation in Ireland, the Irish investors indirectly invested in the Great Southern Shopping Center Borrowers in an amount of $8,000,000 in the form of debt. This debt is subordinate to the Great Southern Shopping Center Mortgage Loan both in priority and as to payment. In addition, the Irish investors have agreed to a standstill on any enforcement rights they have. The holders of such investments have the right to take control of the Great Southern Shopping Center Borrowers if the borrower sponsors commit certain negative acts, such as fraud, gross negligence, theft or default under the terms of the operating agreements to which they are parties, provided that certain conditions in the loan documents are satisfied.

Paul A. Pearson and David A. Pearson are managing principals of Pearson Partners, Inc. and Fifth Avenue Capital, LLC (“FAC”) and each has over 35 years of experience within the real estate industry. FAC is a real estate investment firm, investing in a range of property types throughout the United States. FAC and its affiliates have acquired a series of commercial real estate investments totaling over $900 million. FAC has invested in approximately 1,000 apartments, in excess of five million SF of commercial space, hotels and over 1,000 acres of land for development.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-140

BANK 2018-BNK14	Great Southern Shopping Center

The Property. The Great Southern Shopping Center Property is a 338,672 SF anchored retail shopping center located in Bridgeville, Pennsylvania approximately seven miles southwest of the Pittsburgh Pennsylvania central business district. The Great Southern Shopping Center Property is situated on an approximately 42.8-acre site and features 1,589 parking spaces (4.7 spaces per 1,000 SF).

The Great Southern Shopping Center Property consists of seven one-story buildings built in 1954 and is anchored by LA Fitness, TJ Maxx, Big Lots, Fresh Thyme Farmers Market and Jo-Ann Fabrics & Crafts. As of January 31, 2018, the Great Southern Shopping Center Property was 95.4% leased. The anchor tenants comprise 49.6% of the NRA and account for 52.8% of underwritten rent. Other than the anchor tenants, no single tenant represents more than 4.2% of NRA or accounts for more than 5.2% of underwritten rent.

Major Tenants.

LA Fitness (45,000 SF, 13.3% of NRA, 19.3% of underwritten rent). LA Fitness, an anchor tenant at the Great Southern Shopping Center Property since 2007, is a privately owned American health club with headquarters in Irvine, California with over 600 clubs across the United States and Canada. LA Fitness has a lease expiration of February 29, 2024 and has three, five-year renewal options.

TJ Maxx (37,797 SF, 11.2% of NRA, 8.4% of underwritten rent). TJ Maxx, an anchor tenant at the Great Southern Shopping Center Property since 1968, is an off-price apparel and home fashions retailer, operating a total of 4,052 stores worldwide. TJ Maxx has extended its lease four times, has a lease expiration of January 31, 2020 and has one, five-year renewal option.

Big Lots (34,000 SF, 10.0% of NRA, 8.0% of underwritten rent). Big Lots, an anchor tenant at the Great Southern Shopping Center Property since 2005, was founded in 1967, with over 1,400 stores in 47 states selling a wide variety of merchandise, including packaged food and beverages, toys, furniture, clothing, housewares and small electronics. Big Lots has extended its lease one time, has a lease expiration of June 30, 2022 and has no renewal options.

Fresh Thyme Farmers Market (28,620 SF, 8.5% of NRA, 11.6% of underwritten rent). Fresh Thyme Farmers Market, an anchor tenant at the Great Southern Shopping Center Property since 2016, is a new grocery store which represents the first Pennsylvania location for Chicago-based Fresh Thyme Farmers Market, which has stores across 10 Midwestern states including Iowa, Illinois, Indiana, Nebraska, Kentucky, Michigan, Minnesota, Missouri, Ohio and Wisconsin. Fresh Thyme Farmers Market opened its space at the Great Southern Shopping Center Property in June 2018 and rent payments commenced on August 1, 2018. Fresh Thyme Farmers Market has a lease expiration of July 31, 2028 and has four, five-year renewal options.

Jo-Ann Fabrics & Crafts (22,461 SF, 6.6% of NRA, 5.5% of underwritten rent). Jo-Ann Fabrics & Crafts, an anchor tenant at the Great Southern Shopping Center Property since 1989, is a privately held fabric and craft specialty retailer headquartered in Hudson, Ohio and founded in 1943. Jo-Ann Fabrics & Crafts has extended its lease two times, and has a lease expiration of December 31, 2022 with no remaining renewal options. Jo-Ann Fabrics & Crafts operates approximately 850 locations in 49 states in the United States.

The following table presents a summary regarding the largest tenants at the Great Southern Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Annual UW Rent	Most Recent Sales		Occ. Cost %(4)	Lease Expiration
							$	PSF
Major Tenants
LA Fitness	NR/NR/NR	45,000	13.3%	$742,500	$16.50	19.3%	NAV	NAV	NAV	2/29/2024
TJ Maxx	NR/A2/A+	37,797	11.2%	$321,275	$8.50	8.4%	$9,683,356	$256	3.3%	1/31/2020
Big Lots	NR/NR/BBB	34,000	10.0%	$306,000	$9.00	8.0%	$4,791,936	$141	6.4%	6/30/2022
Fresh Thyme Farmers Market(5)	NR/NR/NR	28,620	8.5%	$443,610	$15.50	11.6%	NAV	NAV	NAV	7/31/2028
Jo-Ann Fabrics & Crafts	NR/NR/B	22,461	6.6%	$212,256	$9.45	5.5%	$2,000,316	$89	10.6%	12/31/2022
Subtotal/Wtd. Avg.		167,878	49.6%	$2,025,641	$12.07	52.8%	$16,475,608	$175	6.2%

Other Tenants		130,198	38.4%	$1,814,377	$13.94	47.2%
Vacant Space(6)		40,596	12.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		338,672	100.0%	$3,840,018	$12.88	100.0%

(1)	Information is based on the underwritten rent roll as of January 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Occ. Cost % is based on the underwritten rent as of the January 31, 2018 rent roll divided by the most recently reported sales.

(5)	Fresh Thyme Farmers Market opened in June 2018. Rent commenced in August 2018.

(6)	Vacant Space includes OfficeMax, representing 7.4% of NRA (25,096 SF), which is in occupancy and paying rent with an ongoing termination option through lease expiration on January 31, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-141

BANK 2018-BNK14	Great Southern Shopping Center

The following table presents certain information relating to the lease rollover at the Great Southern Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	3	15,693	4.6%	4.6%	$128,005	$8.16	3.3%	3.3%
2019	3	15,585	4.6%	9.2%	$187,365	$12.02	4.9%	8.2%
2020	9	58,172	17.2%	26.4%	$575,038	$9.89	15.0%	23.2%
2021	5	11,400	3.4%	29.8%	$193,241	$16.95	5.0%	28.2%
2022	5	69,111	20.4%	50.2%	$699,931	$10.13	18.2%	46.4%
2023	6	25,521	7.5%	57.7%	$389,315	$15.25	10.1%	56.6%
2024	3	69,718	20.6%	78.3%	$1,073,513	$15.40	28.0%	84.5%
2025	2	4,256	1.3%	79.6%	$150,000	$35.24	3.9%	88.4%
2026	0	0	0.0%	79.6%	$0	$0.00	0.0%	88.4%
2027	0	0	0.0%	79.6%	$0	$0.00	0.0%	88.4%
2028	1	28,620	8.5%	88.0%	$443,610	$15.50	11.6%	100.0%
2029 & Beyond	0	0	0.0%	88.0%	$0	$0.00	0.0%	100.0%
Vacant(4)	0	40,596	12.0%	100.0%	0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	37	338,672	100.0%		$3,840,018	$12.88	100.0%

(1)	Information is based on the underwritten rent roll as of January 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Vacant includes OfficeMax, representing 7.4% of NRA (25,096 SF), which is in occupancy and paying rent with an ongoing termination option through lease expiration on January 31, 2019.

The Market. The Great Southern Shopping Center Property is located in the South Pittsburgh retail submarket of the Greater Pittsburgh retail market. According to the appraisal, as of the fourth quarter of 2017, the occupancy rate in the Greater Pittsburgh retail market was approximately 96.9%, up from 96.5% in the first quarter of 2016, and the average asking rent was $14.29 PSF, up from $12.36 PSF in the first quarter of 2016. As of the fourth quarter of 2017, the occupancy rate in the South Pittsburgh retail submarket was approximately 97.6%, up from 95.6% in the first quarter of 2016, and the average asking rent was $14.56 PSF, up from $14.08 PSF in the first quarter of 2016.

The Great Southern Shopping Center Property is located on Washington Pike (Route 50) in Collier Township, Pennsylvania, approximately 7.0 miles southwest of the Pittsburgh, Pennsylvania central business district. According to the appraisal, in 2015, the vehicle per day traffic count along Washington Pike was 17,743. Interstate-79 runs adjacent to the Great Southern Shopping Center Property, with an interchange ramp directly to the north, providing access to Pittsburgh’s central business district to the east and Pittsburgh’s international airport to the west. Newbury Market, a new mixed use development approximately two miles southwest from the Great Southern Shopping Center Property, is expected to be anchored by a grocery store.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Great Southern Shopping Center Property is 5,746, 61,426 and 174,933, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius of the Great Southern Shopping Center Property is $71,427, $108,164 and $96,191, respectively.

The following table presents recent leasing data at comparable retail properties with respect to the Great Southern Shopping Center Property:

Comparable Lease Summary
Property Name City, State	Distance from Subject	Year Built	Occupancy	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)
Collier Towne Center Bridgeville, PA	1.0 mile	2003	100%	BottleShop Europe Nails Penn Station Subs	4,430 930 1,600	Apr-16 Apr-16 Apr-16	$24.00 $29.00 $23.00	0.0 5.0 7.0
South Fayette Commons Bridgeville, PA	1.3 miles	2017	20%	Dunkin Donuts Washington Financial	1,893 2,508	May-17 May-17	$33.45 $40.00	10.0 20.0
Crossings at South Fayette Bridgeville, PA	1.2 miles	2015	68%	Jimmy John’s Starbucks Brentwood Bank Aldi’s Ground Lease	1,872 2,000 2,800 15,946	May-16 Nov-15 Nov-15 Nov-15	$30.00 $34.50 $29.00 $9.41	10.0 10.0 10.0 20.0
Southland Shopping Center Pleasant Hills, PA	8.0 miles	1955	94%	Fresh Thyme	28,709	Jul-17	$15.00	15.0
The Gateway Shops at Newbury Bridgeville, PA	1.3 miles	2016	92%	Five Guys	2,500	Oct-15	$32.00	10.0

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-142

BANK 2018-BNK14	Great Southern Shopping Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Great Southern Shopping Center Property:

Cash Flow Analysis
	2014	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,293,942	$3,635,993	$3,665,628	$3,585,005	$3,625,028	$4,390,642	$12.96
Total Recoveries	$1,079,937	$1,227,775	$1,015,375	$999,255	$987,772	$1,035,819	$3.06
Other Income	$15,643	$24,833	$23,064	$21,404	$21,623	$21,623	$0.06
Less Vacancy	$0	$0	$0	$0	$0	($526,877)	($1.56)
Effective Gross Income	$4,389,522	$4,888,601	$4,704,067	$4,605,664	$4,634,423	$4,921,207	$14.53
Total Expenses	$1,449,244	$1,536,548	$1,246,097	$1,366,635	$1,473,255	$1,441,891	$4.26
Net Operating Income(2)	$2,940,278	$3,352,053	$3,457,970	$3,239,029	$3,161,168	$3,479,315	$10.27
Capital Expenditures	$0	$0	$0	$0	$0	$77,895	($0.23)
TI/LC	$0	$0	$0	$0	$0	$288,192	($0.85)
Net Cash Flow	$2,940,278	$3,352,053	$3,457,970	$3,239,029	$3,161,168	$3,113,229	$9.19

Occupancy %(3)	94.9%	95.1%	88.7%	95.4%	95.4%	88.0%
NOI DSCR (IO)	1.55x	1.77x	1.83x	1.71x	1.67x	1.84x
NOI DSCR	1.24x	1.41x	1.46x	1.37x	1.33x	1.47x
NCF DSCR (IO)	1.55x	1.77x	1.83x	1.71x	1.67x	1.64x
NCF DSCR	1.24x	1.41x	1.46x	1.37x	1.33x	1.31x
NOI Debt Yield	8.2%	9.3%	9.6%	9.0%	8.8%	9.7%
NCF Debt Yield	8.2%	9.3%	9.6%	9.0%	8.8%	8.6%

(1)	UW Gross Potential Rent is based on the rent roll dated January 31, 2018 and includes rent steps through February 18, 2019.

(2)	The increase from 5/31/2018 TTM NOI to UW NOI is primarily from the inclusion of rent steps through February 18, 2019 and the Fresh Thyme Farmers Market lease that commenced paying rent August 1, 2018.

(3)	UW Occupancy % represents economic occupancy. Physical occupancy as of January 31, 2018 was 95.4% and includes OfficeMax, representing 7.4% of NRA, which is in occupancy and paying rent, but is underwritten as vacant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-143

BANK 2018-BNK14

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel” and collectively with Morgan Stanley, Wells Fargo, BofA Merrill Lynch and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet. T-144